As filed with the Securities and Exchange Commission on December 5, 2007

Registration No. 333-143929

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ICAHN ENTERPRISES L.P. f/k/a
AMERICAN REAL ESTATE PARTNERS, L.P.

(Exact Name of Co-registrant as Specified in its Charter)

Delaware	6512	13-3398766
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES FINANCE CORP. f/k/a
AMERICAN REAL ESTATE FINANCE CORP.

(Exact Name of Co-registrant as Specified in its Charter)

Delaware	6512	20-1059842
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES HOLDINGS L.P. f/k/a
AMERICAN REAL ESTATE HOLDINGS
LIMITED PARTNERSHIP

(Exact Name of Registrant of Guarantee as Specified in its Charter)

Delaware	6512	13-3398767
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

767 Fifth Avenue, Suite 4700
New York, New York 10153
(212) 702-4300

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)

Keith A. Meister
Principal Executive Officer and Vice Chairman of the Board
767 Fifth Avenue, Suite 4700
New York, New York 10153

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Julie M. Allen, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Telephone: (212) 969-3000
Facsimile: (212) 969-2900

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), determines.

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2007

PROSPECTUS

$500,000,000

ICAHN ENTERPRISES L.P. f/k/a
AMERICAN REAL ESTATE PARTNERS, L.P.

ICAHN ENTERPRISES FINANCE CORP. f/k/a
AMERICAN REAL ESTATE FINANCE CORP.

OFFER TO EXCHANGE OUR 7 1/8% SENIOR NOTES DUE 2013, WHICH HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL
OF OUR OUTSTANDING 7 1/8% SENIOR NOTES DUE 2013

MATERIAL TERMS OF THE EXCHANGE OFFER

We are jointly and severally offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the exchange offer), $500,000,000 in aggregate principal amount of our 7 1/8% senior exchange notes due 2013, or the new notes, for $500,000,000 in aggregate principal amount of our issued and outstanding 7 1/8% senior notes due 2013, or the private notes, and, collectively with the new notes, the notes.

•	The terms of the new notes are substantially identical to the private notes, except that the transfer restrictions and registration rights relating to the private notes will not apply to the new notes and the new notes will not provide for the payment of liquidated damages under circumstances related to the timing and completion of the exchange offer.
•	Expires 5:00 p.m., New York City time, on , 200_, unless extended.
•	Subject to the satisfaction or waiver of specified conditions, we will exchange your validly tendered unregistered private notes that have not been withdrawn prior to the expiration of the exchange offer for an equal principal amount of new notes which have been registered under the Securities Act of 1933, as amended, or the Securities Act.
•	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, or the SEC, and other customary conditions.
•	You may withdraw your tender of notes at any time before the exchange offer expires.
•	The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.
•	We will not receive any proceeds from the exchange offer.
•	The new notes will not be traded on any national securities exchange and, therefore, we do not anticipate that an active public market in the new notes will develop.

Please refer to “Risk Factors” beginning on page 8 of this document for certain important information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus           , 2007

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus incorporates certain important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of this information. Requests for copies should be directed to Investor Relations Department, Icahn Enterprises L.P., 767 Fifth Avenue, Suite 4700, New York, New York 10153; (212) 702-4300. Our web site address is http://www.icahnenterprises.com. You should request this information at least five business days in advance of the date on which you expect to make your decision with respect to the exchange offer.

In any event, in order to obtain timely delivery, you must request this information prior to       , 200_, which is five business days before the expiration date of the exchange offer.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act; and pursuant to the Private Securities Litigation Reform Act. These forward-looking statements are not historical facts, but rather our beliefs and expectations based on our current expectations, estimates, projections, beliefs and assumptions about our company and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements. There statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks include those set forth in the section of this prospectus called “Risk Factors.”

Those risks are representative of factors that could affect the outcome of the forward-looking statements. These and the other factors discussed elsewhere in this prospectus and the documents incorporated by reference herein are not necessarily all of the important factors that may cause our results to differ materially from those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which reflect our view only as of the respective dates of this prospectus and the documents incorporated herein by reference or other dates that are specified in those documents.

iii

SUMMARY

This summary highlights information contained in this prospectus and in the documents incorporated herein by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus; the financial statements and related notes contained in our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2006, filed with the SEC on March 6, 2007 and March 16, 2007, respectively; our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 filed with the SEC on May 10, 2007, August 9, 2007 and November 9, 2007, respectively; and our Current Reports on Form 8-K filed with the SEC on October 24, 2007 and December 5, 2007, and any other documents incorporated herein by reference. As used in this prospectus, “we,” “our,” “ours,” “us,” “company” and “Icahn Enterprises” mean Icahn Enterprises L.P. and, unless the context otherwise indicates, include our consolidated subsidiaries.

Our Company

Icahn Enterprises L.P., or Icahn Enterprises, which was formerly known as American Real Estate Partners, L.P., is a master limited partnership formed in Delaware on February 17, 1987. We are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment Management, Metals, Real Estate and Home Fashion. On April 22, 2007, American Entertainment Properties Corp., or AEP, a wholly owned indirect subsidiary of Icahn Enterprises, entered into a Membership Interest Purchase Agreement with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds affiliated with Goldman, Sachs & Co., or Whitehall Street Real Estate Funds, to sell all of the issued and outstanding membership interests of American Casino & Entertainment Properties, LLC, or ACEP, which comprises our remaining gaming operations. The parties expect to close the transaction by the end of the first quarter of 2008. As a result, our gaming properties are now classified as discontinued operations and thus are not considered a reportable segment of our continuing operations. For the quarter ended September 30, 2007, the three related operating lines of our Real Estate segment were aggregated into one segment, since they were individually immaterial. On August 8, 2007, we acquired general partnership interests in the general partners of certain private investment funds managed and controlled by Carl C. Icahn and the general partnership interests in a newly formed management company. In addition, on November 5, 2007, we acquired 100% of the issued and outstanding capital stock of PSC Metals, Inc., or PSC Metals, a subsidiary of Philip Services Corporation, or Philip. PSC Metals is engaged in transporting, recycling and processing metals. See “Business” for a further description of these and other transactions.

Our primary business strategy is to continually evaluate our existing operating businesses with a view to maximizing value to our unitholders. We may also seek to acquire additional businesses that are distressed or in out-of-favor industries and will consider the divestiture of businesses. In addition, we invest our available liquidity in debt and equity securities with a view to enhancing returns as we continue to assess further acquisitions of operating businesses.

Our general partner is Icahn Enterprises G.P. Inc., or IEGP, which was formerly known as American Property Investors, Inc., a Delaware corporation, which is indirectly wholly owned by Carl C. Icahn. We own our businesses and conduct our investment activities through a subsidiary limited partnership, Icahn Enterprises Holdings L.P., or IEH, which was formerly known as American Real Estate Holdings Limited Partnership, in which we own a 99% limited partnership interest, and its subsidiaries. IEGP also acts as the general partner for IEH. IEGP has a 1% general partnership interest in each of us and IEH. As of September 30, 2007, affiliates of Mr. Icahn beneficially owned 64,288,061 units representing Icahn Enterprises limited partner interests, or the depositary units, representing approximately 91.2% of the outstanding depositary units, and 10,304,013 cumulative pay-in-kind redeemable preferred units, representing Icahn Enterprises limited partner interests, or the preferred units, representing approximately 86.5% of the outstanding preferred units.

Our depositary units trade on the New York Stock Exchange under its new symbol “IEP.”

Our principal executive offices are located at 767 Fifth Avenue, Suite 4700, New York, New York 10153. Our phone number is (212) 702-4300. Our web site address is http://www.icahnenterprises.com. Information on our website is not part of this prospectus.

Icahn Enterprises Finance Corp., or IEF, which was formerly known as American Real Estate Finance Corp., a Delaware corporation, is our wholly owned subsidiary. IEF was incorporated on April 19, 2004 and was formed solely for the purpose of serving as co-issuer of debt securities of Icahn Enterprises. IEF does not and will not have any operations or assets and does not and will not have any revenues. IEF’s principal business address is 767 Fifth Avenue, Suite 4700, New York, New York 10153 and its telephone number is (212) 702-4300.

Summary of the Exchange Offer

The Offering of the Private Notes
On January 17, 2007, we issued $500 million in aggregate principal amount of our private notes in an offering not registered under the Securities Act. At the time we issued the private notes on January 17, 2007, we entered into a registration rights agreement in which we agreed to offer to exchange the private notes for new notes which have been registered under the Securities Act. This exchange offer is intended to satisfy that obligation. The private notes issued January 17, 2007 were additional notes issued under an indenture dated February 7, 2005 as described elsewhere in this prospectus. On February 1, 2005, we issued and sold $480.0 million of 7 1/8% senior notes due 2013, or the existing notes.
The Exchange Offer
We are offering to exchange the new notes which have been registered under the Securities Act for the private notes. As of this date, there is $500 million aggregate principal amount of private notes outstanding.
Required Representations
In order to participate in this exchange offer, you will be required to make certain representations to us in a letter of transmittal, including that:
• any new notes will be acquired by you in the ordinary course of your business;
• you have not engaged in, do not intend to engage in, and do not have an arrangement or understanding with any person to participate in a distribution of the new notes; and
• you are not an affiliate of our company.
Resale of New Notes
We believe that, subject to limited exceptions, the new notes may be freely traded by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
• you are acquiring new notes in the ordinary course of your business;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes; and
• you are not an affiliate of our company.
If our belief is inaccurate and you transfer any new note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.
Each broker-dealer that is issued new notes for its own account in exchange for private notes which were acquired by such broker-dealer as a result of market-making or other trading activities also must acknowledge that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the new notes and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes issued in the exchange offer.
We have agreed in the registration rights agreement that a broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the new notes issued to it in the exchange offer.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on , 200_, unless extended, in which case the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.
Conditions to the Exchange Offer
The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered.
Procedures for Tendering Private Notes
If you wish to tender your private notes for exchange, you must transmit to Wilmington Trust Company, as exchange agent, at the address set forth in this prospectus under the heading “The Exchange Offer — Exchange Agent,” and on the front cover of the letter of transmittal, on or before the expiration date, a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal and either:
• the private notes and any other required documentation, to the exchange agent; or

•

a computer generated message transmitted by means of DTC’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

If either of these procedures cannot be satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described below. By executing the letter of transmittal, each holder of private notes will make certain representations to us described under “The Exchange Offer — Procedures for Tendering.”
Special Procedures for Beneficial Owners
If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your private notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your private notes, either make appropriate arrangements to register ownership of the private notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures
If you wish to tender private notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your private notes according to the guaranteed delivery procedures described under “The Exchange Offer — Guaranteed Delivery Procedures.”
Acceptance of Private Notes and Delivery of New Notes
Subject to the conditions described under “The Exchange Offer — Conditions,” we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date.
Withdrawal Rights
You may withdraw your tender of private notes at any time prior to 5:00 p.m., New York City time, on the expiration date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading “The Exchange Offer — Withdrawal of Tenders.”
Federal Income Tax Consequences
For a discussion of the material federal income tax considerations relating to the exchange of private notes for the new notes as well as the ownership of the new notes, see “Certain U.S. Federal Income Tax Consequences.”
Exchange Agent
The Wilmington Trust Company is serving as the exchange agent. The address, telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading “The Exchange Offer — Exchange Agent.”
Consequences of Failure to Exchange Private Notes
If you do not exchange private notes for new notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the unregistered private notes may not be offered or sold, unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

The New Notes

The terms of the new notes we are issuing in this exchange offer and the private notes that are outstanding are identical in all material respects except:

•	the new notes will be registered under the Securities Act;
•	the new notes will not contain transfer restrictions and registration rights that relate to the private notes.

The new notes will evidence the same debt as the private notes and will be governed by the same indenture. References to the notes include both private notes and new notes.

Issuer
Icahn Enterprises is a holding company. Its operations are conducted through its subsidiaries and substantially all of its assets consist of a 99% limited partnership interest in its subsidiary, IEH, which is a holding company for its operating subsidiaries and investments. The new notes will be guaranteed by IEH.
Co-Issuer
IEF is a wholly owned subsidiary of Icahn Enterprises. It was formed solely for the purpose of serving as a co-issuer of debt securities of Icahn Enterprises in order to facilitate offerings of the debt securities. Other than as a co-issuer of the notes, IEF does not and will not have any operations or assets and will not have any revenues. As a result, holders of the new notes should not expect IEF to participate in servicing any obligations on the new notes.
Notes Offered
$500 million in aggregate principal amount of 7 1/8% senior notes due 2013.
Maturity
February 15, 2013.
Interest Payment Dates
February 15 and August 15 of each year, commencing February 15, 2007.
Guarantee
If we cannot make payments on the new notes when they are due, IEH must make them instead. Other than IEH, none of our subsidiaries will guarantee payments on the new notes.
Ranking
The new notes and the guarantee will rank equally with all of our and the guarantor’s existing and future senior unsecured indebtedness, including our existing notes, and will rank senior to all of our and the guarantor’s existing and future subordinated indebtedness. The new notes and the guarantee will be effectively subordinated to all of our and the guarantor’s existing and future secured indebtedness, to the extent of the collateral securing such indebtedness. The new notes and the guarantee also will be effectively subordinated to all indebtedness and other liabilities, including trade payables, of all our subsidiaries other than IEH. As of September 30, 2007, the new notes and the guarantee would have been effectively subordinated to an aggregate of $371.0 million of IEH’s secured debt and our subsidiaries’ debt, excluding trade payables.
Optional Redemption
We may, at our option, redeem some or all of the new notes at any time on or after February 15, 2009, at the redemption prices listed under “Description of Notes — Optional Redemption.”
In addition, prior to February 15, 2008, we may, at our option, redeem up to 35% of the new notes with the proceeds of certain sales of our equity at the redemption price listed under “Description of Notes — Optional Redemption.” We may make the redemption only if, after the redemption, at least 65% of the aggregate principal amount of the notes issued remains outstanding.
Redemption Based on Gaming Laws
The new notes are subject to mandatory disposition and redemption requirements following certain determinations by applicable gaming authorities. On April 22, 2007, AEP entered into a Membership Interest Purchase Agreement with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, to sell all of the issued and outstanding membership interests of ACEP which comprises our remaining gaming operations. If the sale is consummated, the new notes will no longer be subject to redemption based on gaming laws.
Certain Covenants
We will issue the new notes under the indenture with IEH and Wilmington Trust Company, as trustee acting on your behalf, dated February 7, 2005, which was established in connection with our existing notes. The indenture, among other things, restricts our and IEH’s ability to:
• incur additional debt;
• pay dividends and make distributions;
• repurchase equity securities;
• create liens;
• enter into transactions with affiliates; and
• merge or consolidate.
Our subsidiaries other than IEH will not be restricted in their ability to incur debt, create liens or merge or consolidate.
Absence of Established Market for Notes
The new notes will be new securities for which there is currently no market. We cannot assure you that a liquid market for the new notes will develop or be maintained.
Liquidated Damages
Pursuant to the registration rights agreement entered into in connection with the issuance of the private notes, we agreed to register the new notes under the Securities Act. A preliminary registration statement on Form S-4 with respect thereto was filed on June 21, 2007. Pursuant to the registration rights agreement, the registration statement must be declared effective by the SEC on or before November 13, 2007. Since the registration statement was not declared effective in a timely manner, we are required to pay to the holders of the private notes liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of the private notes for each week or portion thereof that the registration statement has not been declared effective for the first 90-day period following November 13, 2007, with such liquidated damages increasing by an additional $0.05 per week per $1,000 in principal amount of the private notes with respect to each subsequent 90-day period until the registration statement has been declared effective, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of the private notes. All such accrued liquidated damages shall be paid by us on each February 15th and August 15th until the registration statement has been declared effective.

RISK FACTORS

You should consider carefully each of the following risks and all other information contained in this prospectus before deciding to invest in the notes.

Risks Relating to the Exchange Offer

Holders who fail to exchange their private notes will continue to be subject to restrictions on transfer.

If you do not exchange your private notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your private notes described in the legend on your private notes. The restrictions on transfer of your private notes arise because we issued the private notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the private notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the private notes under the Securities Act.

Broker-dealers or holders of notes may become subject to the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that:

•	exchanges its private notes in the exchange offer for the purpose of participating in a distribution of the new notes or
•	resells new notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act. In addition to broker-dealers, any holder of notes that exchanges its private notes in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that holder.

We cannot guarantee that there will be a trading market for the new notes.

The new notes are a new issue of securities and currently there is no market for them. We do not intend to apply to have the new notes listed or quoted on any exchange or quotation system. Accordingly, we cannot assure you that a liquid market will develop for the new notes.

The liquidity of any market for the new notes will depend on a variety of factors, including:

•	the number of holders of the new notes;
•	our performance; and
•	the market for similar securities and the interest of securities dealers in making a market in the new notes.

A liquid trading market may not develop for the new notes.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may experience similar disruptions that may adversely affect the prices at which you may sell your new notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the new notes may be adversely affected.

To the extent private notes are tendered and accepted in the exchange offer, the trading market, if any, for the private notes that are not so tendered would be adversely affected.

Risks Relating to Our Structure and Indebtedness

Our general partner and its control person could exercise their influence over us to your detriment.

Mr. Icahn, through affiliates, currently owns 100% of IEGP, our general partner, and approximately 86.5% of our outstanding preferred units and approximately 91.2% of our depositary units and, as a result, has the ability to influence many aspects of our operations and affairs. IEGP also is the general partner of IEH.

The interests of Mr. Icahn, including his interests in entities in which he and we have invested or may invest in the future, may differ from your interests as a noteholder and, as such, he may take actions that may not be in your interest. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, Mr. Icahn’s interests might conflict with your interests as a noteholder.

In addition, if Mr. Icahn were to sell, or otherwise transfer, some or all of his interests in us to an unrelated party or group, a change of control could be deemed to have occurred under the terms of the indenture governing the notes which would require us to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes.

We have engaged, and in the future may engage, in transactions with our affiliates.

We have invested and may in the future invest in entities in which Mr. Icahn also invests. We also have purchased and may in the future purchase entities or investments from him or his affiliates. Although IEGP has never received fees in connection with our investments, our partnership agreement allows for the payment of these fees. Mr. Icahn may pursue other business opportunities in industries in which we compete and there is no requirement that any additional business opportunities be presented to us. We continuously identify, evaluate and engage in discussions concerning potential investments and acquisitions, including potential investments in and acquisitions of affiliates of Mr. Icahn. There cannot be any assurance that any potential transactions that we consider will be completed.

We and IEH are holding companies and will depend on the businesses of our subsidiaries to satisfy our obligations under the notes.

We and IEH are holding companies. In addition to cash and cash equivalents, U.S. government and agency obligations, marketable equity and debt securities and other short-term investments, our assets consist primarily of investments in our subsidiaries. Moreover, if we make significant investments in operating businesses, it is likely that we will reduce the liquid assets at Icahn Enterprises and IEH in order to fund those investments and the ongoing operations of our subsidiaries. Consequently, our cash flow and our ability to meet our debt service obligations may depend on the cash flow of our subsidiaries and the payment of funds to us by our subsidiaries in the form of dividends, distributions, loans or otherwise.

The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment on the notes or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries may be subject or enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us. For example, we have credit facilities for WestPoint International, Inc., or WPI, our majority owned subsidiary, and our real estate development properties that also restrict dividends, distributions and other transactions with us. To the degree any distributions and transfers are impaired or prohibited, our ability to make payments on the notes and other debt will be limited.

We, IEH or our subsidiaries may be able to incur substantially more debt.

We, IEH or our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes described herein, as well as the indentures governing our 8.125% senior notes due 2012 and our variable rate senior convertible notes due 2013, do not prohibit us or our subsidiaries from doing so. We and IEH may incur additional indebtedness if we comply with certain financial tests contained in the indentures that govern these notes, including the indenture governing the notes described herein. As of September 30, 2007, based upon these tests, we and IEH could have incurred up to approximately $1.2 billion of additional indebtedness. However, our subsidiaries, other than IEH are not subject to any of the covenants contained in the indentures (including the indenture governing the notes described herein), including the covenant restricting debt incurrence. If new debt is added to our, IEH’s and our subsidiaries’ current debt levels, the related risks that we, IEH and they now face could intensify.

The notes will be effectively subordinated to any secured indebtedness, and all the indebtedness and liabilities of our subsidiaries other than IEH.

The notes will be effectively subordinated to our and IEH’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness. We and IEH may be able to incur substantial additional secured indebtedness in the future. The terms of the indenture permit us and IEH to do so. The notes will also be effectively subordinated to all the indebtedness and liabilities, including trade payables, of all of our subsidiaries, other than IEH. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, other than IEH, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

Our subsidiaries, other than IEH, will not be subject to any of the covenants in the indenture for the notes and only IEH will guarantee the notes. We may not be able to rely on the cash flow or assets of our subsidiaries to pay our indebtedness.

Our subsidiaries, other than IEH, will not be subject to the covenants under the indenture for the notes. We may form additional subsidiaries in the future which will not be subject to the covenants under the indenture for the notes. Of our existing and future subsidiaries, only IEH is required to guarantee the notes. Our existing and future non-guarantor subsidiaries may enter into financing arrangements that limit their ability to make dividends, distributions, loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of our subsidiaries to pay the notes.

Risks Relating to the Notes

Our failure to comply with the covenants contained in any of our debt instruments, including the indenture governing the notes (including our failure as a result of events beyond our control), could result in an event of default which would materially and adversely affect our financial condition.

If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. In addition, any event of default or declaration of acceleration under one debt instrument could result in an event of default under one or more of our other debt instruments, including the notes. It is possible that, if the defaulted debt is accelerated, our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments and we cannot assure you that we would be able to refinance or restructure the payments on those debt securities.

To service our indebtedness, we will require a significant amount of cash. Our ability to maintain our current cash position or generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund operations will depend on existing cash balances and our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

Our current businesses and businesses that we acquire may not generate sufficient cash to service our debt, including the notes. In addition, we may not generate sufficient cash flow from operations or investments and future borrowings may not be available to us in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all.

The indenture does not restrict our ability to change our lines of business or invest the proceeds of asset sales and allows for the sale of all or substantially all of our and IEH’s assets without the notes being assumed by the acquirers.

The indenture does not restrict in any way the businesses in which we may engage and if we were to change our current lines of business, in whole or in part, you would not be entitled to accelerated repayment of the notes. We also are not required to offer to purchase notes with the proceeds from asset sales, including in the event of the sale of all or substantially all of our assets or IEH’s assets, and we may reinvest the proceeds without the approval of noteholders. In addition, we and IEH may sell all or substantially all of our and its assets without the notes being assumed by the acquirers.

We may not have sufficient funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. Mr. Icahn, through affiliates, currently owns 100% of IEGP and approximately 91.2% of our outstanding depositary units and 86.5% of our outstanding preferred units. If Mr. Icahn were to sell or otherwise transfer some or all of his interests in us to unrelated parties, a change of control could be deemed to have occurred under the terms of the indenture governing the notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantor.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and
•	was insolvent or rendered insolvent by reason of such incurrence; or
•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or
•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that IEH, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the businesses in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

As a noteholder you may be required to comply with licensing, qualification or other requirements under gaming laws and could be required to dispose of the notes.

Currently, ACEP’s casino assets are comprised of the Stratosphere Casino Hotel & Tower, the Arizona Charlie’s Decatur, the Arizona Charlie’s Boulder and the Aquarius Casino Resort. We may be required to disclose the identities of the holders of the notes to the Nevada gaming authorities upon request. The Nevada Gaming Commission may, in its discretion, require a holder of the notes to file an application, be investigated and be found suitable to hold the notes. In addition, the Nevada Gaming Commission may, in its discretion, require the holder of any debt security of a company registered by the Nevada Gaming Commission as a publicly traded corporation to file an application, be investigated and be found suitable to own such debt security.

If a record or beneficial holder of a note is required by the Nevada Gaming Commission to be found suitable, such owner will be required to apply for a finding of suitability within 30 days after request of such gaming authority or within such earlier time prescribed by such gaming authority. The applicant for a finding of suitability must pay all costs of the application and investigation for such finding of suitability. If the Nevada Gaming Commission determines that a person is unsuitable to own such security, then, pursuant to the Nevada Gaming Control Act, we can be sanctioned, including the loss of our approvals, if, without the prior approval of the Nevada Gaming Commission, we:

•	pay to the unsuitable person any dividend, interest, or any distribution whatsoever;
•	recognize any voting right of the unsuitable person with respect to such securities;
•	pay the unsuitable person remuneration in any form; or
•	make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

Each holder of the notes will be deemed to have agreed, to the extent permitted by law, that if the Nevada gaming authorities determine that a holder or beneficial owner of the notes must be found suitable, and if that holder or beneficial owner either refuses to file an application or is found unsuitable, that holder shall, upon our request, dispose of its notes within 30 days after receipt of our request, or earlier as may be ordered by the Nevada gaming authorities. We will also have the right to call for the redemption of notes of any holder at any time to prevent the loss or material impairment of a gaming license or an application for a gaming license at a redemption price equal to:

•	the lesser of the cost paid by the holder or the fair market value of the notes, in each case, plus accrued and unpaid interest and liquidated damages, if any, to the earlier of the date of redemption, or earlier as may be required by the Nevada gaming authorities or the finding of unsuitability by the Nevada gaming authorities; or
•	such other lesser amount as may be ordered by the Nevada gaming authorities.

We will notify the trustee under the indenture in writing of any redemption as soon as practicable. We will not be responsible for any costs or expenses you may incur in connection with your application for a license, qualification or a finding of suitability, or your compliance with any other requirement of a gaming authority. The indenture also provides that as soon as a gaming authority requires you to sell your notes, you will, to the extent required by applicable gaming laws, have no further right:

•	to exercise, directly or indirectly, any right conferred by the notes or the indenture; or
•	to receive from us any interest, dividends or any other distributions or payments, or any remuneration in any form, relating to the notes, except the redemption price we refer to above.

On April 22, 2007, AEP entered into a Membership Interest Purchase Agreement with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, to sell all of the issued and outstanding membership interests of ACEP, which comprise our remaining gaming operations. If the transaction is consummated, the above-referenced gaming requirements will be inapplicable.

Since we are a limited partnership, you may not be able to pursue legal claims against us in U.S. federal courts.

We are a limited partnership organized under the laws of the state of Delaware. Under the rules of federal civil procedure, you may not be able to sue us in federal court on claims other than those based solely on federal law, because of lack of complete diversity. Case law applying diversity jurisdiction deems us to have the citizenship of each of our limited partners. Because we are a publicly traded limited partnership, it may not be possible for you to sue us in a federal court because we have citizenship in all 50 U.S. states and operations in many states. Accordingly, you will be limited to bringing any claims in state court. Furthermore, IEF, our corporate co-issuer for the notes, has only nominal assets and no operations. While you may be able to sue the corporate co-issuer in federal court, you are not likely to be able to realize on any judgment rendered against it.

We may be subject to the pension liabilities of our affiliates.

Mr. Icahn, through certain affiliates, currently owns 100% of IEGP and approximately 91.2% of our outstanding depositary units and 86.5% of our outstanding preferred units. Applicable pension and tax laws make each member of a “controlled group” of entities, generally defined as entities in which there are at least an 80% common ownership interest, jointly and severally liable for certain pension plan obligations of any member of the controlled group. These pension obligations include ongoing contributions to fund the plan, as well as liability for any unfunded liabilities that may exist at the time the plan is terminated. In addition, the failure to pay these pension obligations when due may result in the creation of liens in favor of the pension plan or the Pension Benefit Guaranty Corporation, or the PBGC, against the assets of each member of the controlled group.

As a result of the more than 80% ownership interest in us by Mr. Icahn’s affiliates, we and our subsidiaries are subject to the pension liabilities of all entities in which Mr. Icahn has a direct or indirect ownership interest of at least 80%. One such entity, ACF Industries LLC, or ACF, is the sponsor of several pension plans which, as of December 31, 2006, were not underfunded on an ongoing actuarial basis but would be underfunded by approximately $87.2 million if those plans were terminated, as most recently reported by the plans’ actuaries. These liabilities could increase or decrease, depending on a number of factors, including future changes in promised benefits, investment returns, and the assumptions used to calculate the liability. As members of the controlled group, we would be liable for any failure of ACF to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of the ACF pension plans. In addition, other entities now or in the future within the controlled group that includes us may have pension plan obligations that are, or may become, underfunded and we would be liable for any failure of such entities to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of such plans.

The current underfunded status of the ACF pension plans requires ACF to notify the PBGC of certain “reportable events,” such as if we cease to be a member of the ACF controlled group, or if we make certain extraordinary dividends or stock redemptions. The obligation to report could cause us to seek to delay or reconsider the occurrence of such reportable events.

Starfire Holding Corporation, or Starfire, which is 100% owned by Mr. Icahn, has undertaken to indemnify us and our subsidiaries from losses resulting from any imposition of certain pension funding or termination liabilities that may be imposed on us and our subsidiaries or our assets as a result of being a member of the Icahn controlled group. The Starfire indemnity (which does not extend to pension liabilities of our subsidiaries that would be imposed on us as a result of our interest in these subsidiaries and not as a result of Mr. Icahn’s and his affiliates’ more than 80% ownership interest in us) provides, among other things, that so long as such contingent liabilities exist and could be imposed on us, Starfire will not make any distributions to its stockholders that would reduce its net worth to below $250.0 million. Nonetheless, Starfire may not be able to fund its indemnification obligations to us.

We are subject to the risk of possibly becoming an investment company.

Because we are a holding company and a significant portion of our assets may, from time to time, consist of investments in companies in which we own less than a 50% interest, we run the risk of inadvertently becoming an investment company that is required to register under the Investment Company Act of 1940, as amended, or the Investment Company Act. Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which we operate our business, nor are registered investment companies permitted to have many of the relationships that we have with our affiliated companies.

In order not to become an investment company required to register under the Investment Company Act, we monitor the value of our investments and structure transactions with an eye toward the Investment Company Act. As a result, we may structure transactions in a less advantageous manner than if we did not have Investment Company Act concerns, or we may avoid otherwise economically desirable transactions due to those concerns. In addition, events beyond our control, including significant appreciation or depreciation in the market value of certain of our publicly traded holdings, or adverse developments with respect to our ownership of certain of our subsidiaries, such as our potential loss of control of WPI, could result in our inadvertently becoming an investment company.

If it were established that we were an investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company.

We may become taxable as a corporation.

We believe that we have been and are properly treated as a partnership for federal income tax purposes. This allows us to pass through our income and deductions to our partners. However, the Internal Revenue Service, or IRS, could challenge our partnership status and we could fail to qualify as a partnership for past years as well as future years. Qualification as a partnership involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, or the Code. For example, a publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is “qualifying” income, which includes interest, dividends, oil and gas revenues, real property rents, gains from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends, and certain other items. We believe that in all prior years of our existence at least 90% of our gross income was qualifying income and we intend to structure our business in a manner such that at least 90% of our gross income will constitute qualifying income this year and in the future. However, there can be no assurance that such structuring will be effective in all events to avoid the receipt of more than 10% of non-qualifying income. If less than 90% of our gross income constitutes qualifying income, we may be subject to corporate tax on our net income at a federal rate of up to 35% plus possible state taxes. Further, if less than 90% of our gross income constituted qualifying income for past years, we may be subject to corporate-level tax plus interest and possibly penalties. In addition, if we register under the Investment Company Act, it is likely that we would be treated as a corporation for U.S. federal income tax purposes. The cost of paying federal and possibly state income tax, either for past years or going forward, could be a significant liability and would reduce our funds available to make interest and principal payments on our debt securities, including the notes. To meet the qualifying income test, we may structure transactions in a manner that is less advantageous than if this were not a consideration, or we may avoid otherwise economically desirable transactions.

Legislation has been introduced into Congress which, if enacted, could have a material and adverse effect on us. These proposals include legislation which would tax publicly traded partnerships engaged in the asset management business, such as us, as corporations. Other proposals would treat the income from carried interests, when recognized for tax purposes, as ordinary income and as not qualifying as investment income for purposes of the 90% investment income test that publicly traded partnerships must meet to be classified as partnerships. It is unclear whether such legislation will be enacted. Moreover, it is unclear what specific provisions may be enacted, including what the effective date will be, and accordingly what any such legislation’s impact will be on us. It is possible that if such legislation were enacted we would be treated as an association, taxable as a corporation, which would materially increase our taxes. As an alternative, we might be required to restructure our operations, and possibly dispose of certain businesses, in order to avoid or mitigate the impact of any such legislation.

Certain members of our management team may be involved in other business activities that may involve conflicts of interest.

Certain individual members of our management team may, from time to time, be involved in the management of other businesses, including those owned or controlled by Mr. Icahn and his affiliates. Accordingly, these individuals may focus a portion of their time and attention on managing these other businesses. Conflicts may arise in the future between our interests and the interests of the other entities and business activities in which such individuals are involved.

Risks Relating to Our Business

General

In addition to the following risk factors specific to each of our businesses, all of our businesses are subject to the effects of the following:

•	the continued threat of terrorism;
•	economic downturn;
•	loss of any of our or our subsidiaries’ key personnel;
•	the unavailability, as needed, of additional financing; and
•	the unavailability of insurance at acceptable rates.

Gaming

Our sale of ACEP may not be successfully completed.

On April 22, 2007, AEP entered into a Membership Interest Purchase Agreement with Whitehall Street Real Estate Funds to sell all of the issued and outstanding membership interests of ACEP, which comprises our remaining gaming operations. The transaction is subject to the approval of the Nevada Gaming Commission and the Nevada State Gaming Control Board, as well as customary conditions. The parties expect to close the transaction by the end of the first quarter in 2008; however, we cannot assure you that we will be able to consummate the transaction.

The following risks relate to our current gaming operations.

The gaming industry is highly regulated. The gaming authorities and state and municipal licensing authorities have significant control over our operations.

Our properties currently conduct licensed gaming operations in Nevada. Various regulatory authorities, including the Nevada State Gaming Control Board and the Nevada Gaming Commission, require our properties to hold various licenses and registrations, findings of suitability, permits and approvals to engage in gaming operations and to meet requirements of suitability. These gaming authorities also control approval of ownership interests in gaming operations. These gaming authorities may deny, limit, condition, suspend or revoke our gaming licenses, registrations, findings of suitability or the approval of any of our ownership interests in any of our licensed gaming operations, any of which could have a significant adverse effect on our business, financial condition and results of operations, for any cause they may deem reasonable. If we violate gaming laws or regulations that are applicable to us, we may have to pay substantial fines or forfeit assets. If, in the future, we operate or have an ownership interest in casino gaming facilities located outside of Nevada, we would also be subject to the gaming laws and regulations of those other jurisdictions.

The sale of alcoholic beverages at our gaming properties is subject to licensing and regulation by local authorities. Any limitation, condition, suspension or revocation of, or disciplinary action with respect to, any such license would reduce the number of visitors to our casinos to the extent the availability of alcoholic beverages is important to them. Any reduction in our number of visitors will reduce our revenue and cash flow.

Rising operating costs for our gaming properties could have a negative impact on our profitability.

The operating expenses associated with our gaming properties could increase due to some of the following factors:

•	our properties use significant amounts of electricity, natural gas and other forms of energy, and energy price increases may reduce our profitability;
•	our properties use significant amounts of water and a water shortage may adversely affect our operations;
•	some of our employees are covered by collective bargaining agreements and we may incur higher costs or work slow-downs or stoppages due to union activities; and
•	our reliance on slot machine revenues and the concentration of manufacturing of slot machines in certain companies could impose additional costs on us.

We face substantial competition in the gaming industry.

The gaming industry in general, and the markets in which we compete in particular, are highly competitive:

•	we compete with many world-class destination resorts with greater name recognition and different attractions, amenities and entertainment options;
•	we compete with the continued growth of gaming on Native American tribal lands;
•	the existence of legalized gambling in other jurisdictions may reduce the number of visitors to our properties;
•	certain states have legalized, and others may legalize, casino gaming in specific venues, including race tracks and/or in specific areas, including metropolitan areas from which we traditionally attract customers; and
•	our properties also compete, and will in the future compete, with all forms of legalized gambling.

Many of our competitors have greater financial, selling and marketing, technical and other resources than we do. We may not be able to compete effectively with our competitors and we may lose market share, which could reduce our revenue and cash flow.

We cannot guarantee that we will be able to recover our investment made in connection with the acquisition of the Aquarius.

On May 19, 2006, our wholly owned subsidiary, AREP Laughlin Corporation, acquired the Aquarius Casino Resort, or the Aquarius, from affiliates of Harrah’s Operating Company, Inc., or Harrah’s, for approximately $113.6 million, including working capital. Acquisitions generally involve significant risks, including difficulties in the assimilation of the operations, services and corporate culture of the acquired company.

Pursuant to Membership Interest Purchase Agreement that AEP has entered into with Whitehall Street Real Estate Funds to sell the issued and outstanding membership interests of ACEP, we have agreed to make capital expenditures, including $10.5 million through 2007 to refurbish rooms, upgrade amenities and acquire new gaming equipment for the Aquarius.

There can be no assurance that this acquisition will be profitable or that we will be able to recover our investments either upon the sale of ACEP or, if the sale is not consummated, in our future gaming operations.

Real Estate Operations

Our investment in property development may be more costly than anticipated.

We have invested and expect to continue to invest in unentitled land, undeveloped land and distressed development properties. These properties involve more risk than properties on which development has been completed. Unentitled land may not be approved for development. These investments do not generate any operating revenue, while costs are incurred to obtain government approvals and develop the properties. Construction may not be completed within budget or as scheduled and projected rental levels or sales prices may not be achieved and other unpredictable contingencies beyond our control could occur. We will not be able to recoup any of such costs until such time as these properties, or parcels thereof, are either disposed of or developed into income-producing assets.

We may be subject to environmental liability as an owner or operator of development and rental real estate.

Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances, pollutants and contaminants released on, under, in or from its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. To the extent any such substances are found in or on any property invested in by us, we could be exposed to liability and be required to incur substantial remediation costs. The presence of such substances or the failure to undertake proper remediation may adversely affect the ability to finance, refinance or dispose of such property. We generally conduct a Phase I environmental site assessment on properties in which we are considering investing. A Phase I environmental site assessment involves record review, visual site assessment and personnel interviews, but does not typically include invasive testing procedures such as air, soil or groundwater sampling or other tests performed as part of a Phase II environmental site assessment. Accordingly, there can be no assurance that these assessments will disclose all potential liabilities or that future property uses or conditions or changes in applicable environmental laws and regulations or activities at nearby properties will not result in the creation of environmental liabilities with respect to a property.

Home Fashion Operations

Pending legal proceedings may result in our ownership of WPI’s common stock being reduced to less than 50%. A legal action in Delaware challenges the issuance to us of the preferred stock of WPI. Uncertainties arising from these proceedings may adversely affect WPI’s operations and prospects and the value of our investment in it.

As of September 30, 2007, we owned approximately 67.7% of the outstanding shares of common stock and 100% of the preferred stock of WPI. As a result of a decision of the U.S. District Court for the Southern District of New York reversing certain provisions of the Bankruptcy Court order pursuant to which we acquired our ownership of a majority of the common stock of WPI, the proceedings in the Bankruptcy Court on remand and the proceedings filed in the Court of Chancery in the State of Delaware, our percentage of the outstanding shares of common stock of WPI could be reduced to less than 50% and perhaps substantially less and our ownership of the preferred stock of WPI could also be affected.

If we were to lose control of WPI, it could adversely affect the business and prospects of WPI and the value of our investment in it. In addition, we consolidated the balance sheet of WPI as of September 30, 2007 and WPI’s results of operations for the period from the date of acquisition (August 8, 2005) through September 30, 2007. If we were to own less than 50% of the outstanding common stock or the challenge to our preferred stock ownership is successful, we would have to evaluate whether we should consolidate WPI and if so our financial statements could be materially different than as presented as of September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and December 31, 2005 and for the periods then ended.

WPI acquired its business from its former owners through bankruptcy proceedings. We cannot assure you that it will be able to operate profitably.

WPI acquired the assets of WestPoint Stevens Inc., or WestPoint Stevens, as part of its bankruptcy proceedings. Certain of the issues that contributed to WestPoint Stevens’ filing for bankruptcy, such as intense industry competition, the inability to produce goods at a cost competitive with overseas suppliers, the increasing prevalence of direct sourcing by principal customers and continued incurrence of overhead costs associated with an enterprise larger than the current business can profitably support, continue to exist and may continue to affect WPI’s business operations and financial condition adversely. In addition, during the protracted bankruptcy proceedings of WestPoint Stevens, several of its customers reduced the volume of business done with WestPoint Stevens. We have installed new management to address these issues, but we cannot assure you that new management will be effective.

WPI operated at a loss during year 2006 as well as for the nine months ended September 30, 2007, and we expect that WPI will continue to operate at a loss during the remainder of 2007. We cannot assure you that it will be able to operate profitably in the future.

The loss of any of WPI’s large customers could have an adverse effect on WPI’s business.

During 2006 and the nine-month period ended September 30, 2007, WPI’s six largest customers accounted for approximately 50% and 53%, respectively, of its net sales. Other retailers have indicated that they intend to significantly increase their direct sourcing of home fashion products from foreign sources. The loss of any of WPI’s largest accounts, or a material portion of sales to those accounts, would have an adverse effect upon its business, which could be material.

A portion of WPI’s sales are derived from licensed designer brands. The loss of a significant license could have an adverse effect on WPI’s business.

A portion of WPI’s sales is derived from licensed designer brands. The license agreements for WPI’s designer brands generally are for a term of two or three years. Some of the licenses are automatically renewable for additional periods, provided that sales thresholds set forth in the license agreements are met. The loss of a significant license could have an adverse effect upon WPI’s business, which effect could be material. Under certain circumstances, these licenses can be terminated without WPI’s consent due to circumstances beyond WPI’s control.

A shortage of the principal raw materials WPI uses to manufacture its products could force WPI to pay more for those materials and, possibly, cause WPI to increase its prices, which could have an adverse effect on WPI’s operations.

Any shortage in the raw materials WPI uses to manufacture its products could adversely affect its operations. The principal raw materials that WPI uses in the manufacture of its products are cotton of various grades and staple lengths and polyester and nylon in staple and filament form. Since cotton is an agricultural product, its supply and quality are subject to weather patterns, disease and other factors. The price of cotton is also influenced by supply and demand considerations, both domestically and worldwide, and by the cost of polyester. Although WPI has been able to acquire sufficient quantities of cotton for its operations in the past, any shortage in the cotton supply by reason of weather patterns, disease or other factors, or a significant increase in the price of cotton, could adversely affect its operations. The price of man-made fibers, such as polyester and nylon, is influenced by demand, manufacturing capacity and costs, petroleum prices, cotton prices and the cost of polymers used in producing these fibers. In particular, the effect of increased energy prices may have a direct impact upon the cost of dye and chemicals, polyester and other synthetic fibers. Any significant prolonged petrochemical shortages could significantly affect the availability of man-made fibers and could cause a substantial increase in demand for cotton. This could result in decreased availability of cotton and possibly increased prices and could adversely affect WPI’s operations.

The home fashion industry is highly competitive and WPI’s success depends on WPI’s ability to compete effectively in the market.

The home fashion industry is highly competitive. WPI’s future success will, to a large extent, depend on its ability to remain a low-cost producer and to remain competitive. WPI competes with both foreign and domestic companies on, among other factors, the basis of price, quality and customer service. In the home fashion market, WPI competes with many companies. WPI’s future success depends on its ability to remain competitive in the areas of marketing, product development, price, quality, brand names, manufacturing capabilities, distribution and order processing. We cannot assure you of WPI’s ability to compete effectively in any of these areas. Any failure to compete effectively could adversely affect WPI’s sales and, accordingly, its operations. Additionally, the easing of trade restrictions over time has led to growing competition from low priced products imported from Asia and Latin America. The lifting of import quotas in 2005 has accelerated the loss of WPI’s market share. There can be no assurance that the foreign competition will not grow to a level that could have an adverse effect upon WPI’s ability to compete effectively.

WPI intends to increase the percentage of its products that are made overseas. There is no assurance that WPI will be successful in obtaining goods of sufficient quality on a timely basis and on advantageous terms. WPI will be subject to additional risks relating to doing business overseas.

WPI intends to increase the percentage of its products that are made overseas and may face additional risks associated with these efforts. Adverse factors that WPI may encounter include:

•	logistical challenges caused by distance;
•	language and cultural differences;
•	legal and regulatory restrictions;
•	the difficulty of enforcing agreements with overseas suppliers;
•	currency exchange rate fluctuations;
•	political and economic instability; and
•	potential adverse tax consequences.

We intend to close substantially all of our retail stores in our continuing restructuring efforts.

We intend to close substantially all of our retail stores based on a comprehensive evaluation of the stores’ long-term growth prospects and their on-going value to the business. On October 18, 2007, we entered into an agreement to sell the inventory at substantially all of WPI’s retail stores. To improve WPI’s competitive position, WPI intends to continue to restructure its operations to significantly reduce its cost of sales by closing certain plants located in the United States, sourcing goods from lower-cost overseas facilities and, potentially, acquiring manufacturing facilities outside of the United States. There is no assurance that WPI will be successful in its continuing restructuring efforts, the failure of which could adversely impact WPI’s profitability and ability to compete effectively.

There has been consolidation of retailers of WPI’s products that may reduce its profitability.

Retailers of consumer goods have consolidated and become more powerful over time. As buying power has become more concentrated, pricing pressure on vendors has grown. With the ability to buy imported products directly from foreign sources, retailers’ pricing leverage has increased and also allowed for growth in private label brands that displace and compete with WPI proprietary brands. Retailers’ pricing leverage has resulted in a decline in WPI’s unit pricing and margins and resulted in a shift in product mix to more private label programs. If WPI is unable to diminish the decline in its pricing and margins, it may not be able to achieve or maintain profitability.

WPI is subject to various federal, state and local environmental and health and safety laws and regulations. If it does not comply with these regulations, it may incur significant costs in the future to become compliant.

WPI is subject to various federal, state and local laws and regulations governing, among other things, the discharge, storage, handling, usage and disposal of a variety of hazardous and non-hazardous substances and wastes used in, or resulting from, its operations, including potential remediation obligations under those laws and regulations. WPI’s operations are also governed by federal, state and local laws and regulations relating to employee safety and health which, among other things, establish exposure limitations for cotton dust, formaldehyde, asbestos and noise, and which regulate chemical, physical and ergonomic hazards in the workplace. Consumer product safety laws, regulations and standards at the federal and state level govern the manufacture and sale of products by WPI. Although WPI does not expect that compliance with any of these laws and regulations will adversely affect its operations, we cannot assure you that regulatory requirements will not become more stringent in the future or that WPI will not incur significant costs to comply with those requirements.

Investment Management

The historical and unaudited pro forma financial information for our investment management operations is not necessarily indicative of the future performance of our investment management operations.

The financial results of our investment management operations are primarily driven by the assets under management, or AUM, and the performance of the Private Funds (as defined herein). The historical consolidated financial information contained in our Current Report on Form 8-K filed with the SEC on October 24, 2007 (which we refer to as our October Form 8-K) for our investment management operations is not indicative of the future financial results of our investment management operations. In particular, with respect to the historical returns of our investment management operations:

•	in the past few years, the rates of returns of certain of the Private Funds have benefited from favorable market conditions and profitable investment opportunities that may not repeat themselves;
•	the rates of return reflect the historical cost configuration of our investment management operations, which may change in the future due to factors beyond our control, including changes in laws; and
•	future returns may be affected by the risks described elsewhere in this report, including risks of the industries and businesses in which a particular fund invests.

In addition, the unaudited pro forma financial information contained in our October Form 8-K with respect to our investment management operations gives effect to our acquisition of the general partnership interests in the General Partners of the Private Funds and New Icahn Management (as each term is defined herein) on August 8, 2007 as if it had occurred on November 1, 2004 for statements of operations purposes and June 30, 2007 for balance sheet purposes. The unaudited pro forma condensed consolidated results do not purport to be indicative of the financial position and results of operations that we will achieve in the future, or that we would have obtained if the acquisition of the interests in the Private Funds and New Icahn Management were effective as of the date indicated above.

Poor performance of the Private Funds could cause a decline in our investment management operations revenue, may reduce or eliminate our incentive allocations for one or more periods, and may adversely affect AUM for the Private Funds.

Our revenue from our investment management operations is derived principally from three sources: (1) management fees; (2) incentive allocations, earned based upon the Private Funds’ performance; and (3) gains or losses in our investments in the Private Funds. In the event that one or more of the Private Funds were to perform poorly, our investment management operations revenue could decline. Moreover, in the event that the performance of one or more Private Funds is negative, our investment management operations revenue could decline and we may not receive any incentive allocation. Furthermore, if a Private Fund has net losses (from net realized and unrealized losses), such losses will be carried forward and incentive allocations will not be earned until such losses are recovered. Moreover, we could experience losses on our investments of our own principal as a result of any such poor performance of the Private Funds. Poor performance could make it more difficult for the Private Funds to raise new capital. Poor performance may cause existing investors in the Private Funds to redeem their investments in the Private Funds. Investors and potential investors in the Private Funds continually assess the Private Funds’ performance. The ability of the Private Funds to raise capital, and the avoidance of excessive redemption levels, will depend on the Private Funds’ continued performance at a level that is satisfactory to investors and potential investors in the Private Funds.

Successful execution of the Private Funds’ investment strategy involves many risks, certain of which are outside of our control.

The success of the Private Funds' investment strategy may require, among other things: (i) that the Investment Management and GP Entities (as defined herein) properly identify companies whose securities prices can be improved through corporate and/or strategic action; (ii) that the Private Funds acquire sufficient securities of such companies at a sufficiently attractive price; (iii) that the Private Funds avoid triggering anti-takeover and regulatory obstacles while aggregating their positions; (iv) that management of portfolio companies and other security holders respond positively to our proposals and (v) that the market price of a portfolio company's securities increases in response to any actions taken by the portfolio company. We can not assure you that any of the foregoing will succeed.

Our investment management operations are materially affected by conditions in the global markets and economic conditions throughout the world. The global market and economic climate may deteriorate because of many factors beyond the control of the Investment Management and GP Entities, including rising interest rates or inflation, terrorism or political uncertainty. In the event of a market downturn, the Private Funds could be affected in different ways. Furthermore, while difficult market conditions may increase opportunities to make certain distressed asset investments, such conditions may also increase the risk of default with respect to investments held by the Private Funds that have significant debt investments.

The Private Funds may fail to realize any profits from their investment activities for a considerable period of time and we may lose some or all of the principal amount we invest in the Private Funds. This risk may be magnified due to concentration of investments and investments in undervalued securities.

Our investment management operations revenue depends on the investments made by the Private Funds. Certain investment positions in which each Private Fund may have an interest will be illiquid. The Private Funds may own restricted or non-publicly traded securities and securities traded on foreign exchanges. These investments could prevent a Private Fund from liquidating unfavorable positions promptly and subject the Private Fund to substantial losses.

At any given time, a Private Fund’s assets may become highly concentrated within a particular company, industry, asset category, trading style or financial or economic market. In that event, the Private Fund’s portfolio will be more susceptible to fluctuations in value resulting from adverse economic conditions affecting the performance of that particular company, industry, asset category, trading style or economic market than a less concentrated portfolio would be. As a result, the Private Fund’s investment portfolio could become concentrated and its aggregate return may be volatile and may be affected substantially by the performance of only one or a few holdings.

The Private Funds seek to invest in securities that are undervalued. The identification of investment opportunities in undervalued securities is a difficult task, and there are no assurances that such opportunities will be successfully recognized or acquired. While investments in undervalued securities offer the opportunity for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial losses. Returns generated from the Private Funds’ investments may not adequately compensate for the business and financial risks assumed.

From time to time, each Private Fund may invest in bonds or other fixed income securities, such as commercial paper and “higher yielding” (and, therefore, higher risk) debt securities. It is likely that a major economic recession could disrupt severely the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

For reasons not necessarily attributable to any of the risks set forth in this prospectus (for example, supply/demand imbalances or other market forces), the prices of the securities in which the Private Funds invest may decline substantially. In particular, purchasing assets at what may appear to be “undervalued” levels is no guarantee that these assets will not be trading at even more “undervalued” levels at a time of valuation or at the time of sale.

The use of leverage in investments by the Private Funds poses a significant degree of risk and enhances the possibility of significant loss in the value of the investments in the Private Funds.

Each Private Fund may leverage its capital if its general partner believes that the use of leverage may enable the Private Fund to achieve a higher rate of return. Accordingly, a Private Fund may pledge its securities in order to borrow additional funds for investment purposes. Each Private Fund may also leverage its investment return with options, short sales, swaps, forwards and other derivative instruments. The amount of borrowings that each Private Fund may have outstanding at any time may be substantial in relation to its capital.

While leverage may present opportunities for increasing a Private Fund’s total return, leverage may increase losses as well. Accordingly, any event that adversely affects the value of an investment by a Private Fund would be magnified to the extent such fund is leveraged. The cumulative effect of the use of leverage by each Private Fund in a market that moves adversely to the Private Fund’s investments could result in a substantial loss to the Private Fund that would be greater than if the Private Fund was not leveraged.

In general, the use of short-term margin borrowings results in certain additional risks to the Private Funds. For example, should the securities pledged to brokers to secure any Private Fund’s margin accounts decline in value, the Private Fund could be subject to a “margin call,” pursuant to which it must either deposit additional funds or securities with the broker, or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden drop in the value of any of the Private Fund’s assets, the Private Fund might not be able to liquidate assets quickly enough to satisfy its margin requirements.

Any of the Private Funds may enter into repurchase and reverse repurchase agreements. When a Private Fund enters into a repurchase agreement, it “sells” securities issued by the U.S. or a non-U.S. government, or agencies thereof, to a broker-dealer or financial institution, and agrees to repurchase such securities for the price paid by the broker-dealer or financial institution, plus interest at a negotiated rate. In a reverse repurchase transaction, the Private Fund “buys” securities issued by the U.S. or a non-U.S. government, or agencies thereof, from a broker-dealer or financial institution, subject to the obligation of the broker-dealer or financial institution to repurchase such securities at the price paid by the Private Fund, plus interest at a negotiated rate. The use of repurchase and reverse repurchase agreements by any of the Private Funds involves certain risks. For example, if the seller of securities to a Private Fund under a reverse repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, the Private Fund will seek to dispose of such securities, which action could involve costs or delays. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the Private Fund’s ability to dispose of the underlying securities may be restricted. Finally, if a seller defaults on its obligation to repurchase securities under a reverse repurchase agreement, the Private Fund may suffer a loss to the extent it is forced to liquidate its position in the market, and proceeds from the sale of the underlying securities are less than the repurchase price agreed to by the defaulting seller.

The financing used by each Private Fund to leverage its portfolio will be extended by securities brokers and dealers in the marketplace in which the Private Fund invests. While the Private Fund will attempt to negotiate the terms of these financing arrangements with such brokers and dealers, its ability to do so will be limited. The Private Fund is therefore subject to changes in the value that the broker-dealer ascribes to a given security or position, the amount of margin required to support such security or position, the borrowing rate to finance such security or position and/or such broker-dealer’s willingness to continue to provide any such credit to the Private Fund. Because each Private Fund currently has no alternative credit facility which could be used to finance its portfolio in the absence of financing from broker-dealers, it could be forced to liquidate its portfolio on short notice to meet its financing obligations. The forced liquidation of all or a portion of the Private Fund’s portfolios at distressed prices could result in significant losses to the Private Fund.

The possibility of increased regulatory focus could result in additional burdens on our investment management operations. Changes in tax law could adversely affect us.

As a result of recent highly publicized financial scandals, investors have exhibited concerns over the integrity of the U.S. financial markets, and the regulatory environment in which our investment management business operates is subject to further regulation in addition to the rules already promulgated. In particular, in recent years, there has been ongoing debate by U.S. and foreign governments regarding new rules and regulations for investment funds. Our investment management operations may be adversely affected by the enactment of new or revised regulations, or changes in the interpretation or enforcement of rules and regulations imposed by the SEC, other U.S. or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. For example, the SEC may require all hedge fund managers to register under the Investment Advisors Act of 1940, as amended. Such changes could place limitations on the type of investor that can invest in the Private Funds. Further, such changes may limit the scope of investment activities that may be undertaken by the Private Funds’ managers. Any such changes could increase the cost of our investment management operations doing business and/or materially adversely impact its profitability. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Private Funds could be substantial and adverse.

In addition, changes in tax law could adversely affect us. Legislation has been introduced in Congress which, if enacted, could have a material and adverse effect on us. Proposals include legislation which would tax publicly traded partnerships engaged in the investment management business, such as us, as corporations. Other proposals would treat the income from carried interests, when recognized for tax purposes, as ordinary income and as not qualifying as investment income for purposes of the 90% investment income test that publicly traded partnerships must meet to be classified as partnerships. It is unclear whether such legislation will be enacted. Moreover, it is unclear what specific provisions may be enacted, including what the effective date will be, and accordingly what any such legislation’s impact will be on us. It is possible that if such legislation were enacted we would be treated as an association, taxable as a corporation, which would materially increase our taxes. As an alternative, we might be required to restructure our operations, and possibly dispose of certain businesses, in order to avoid or mitigate the impact of any such legislation.

The investment management business is intensely competitive.

The investment management business is intensely competitive, with competition based on a variety of factors, including investment performance, the quality and experience of investment professionals and business reputation. The Private Funds compete for fund investors, investment opportunities and talent with an increasing number of hedge funds, private equity funds, specialized funds, traditional asset managers, commercial banks and other financial institutions.

Several of our competitors have recently raised, or are expected to raise, significant amounts of capital and many of them have similar investment objectives to the Private Funds, which may create additional competition for investment opportunities for the Private Funds and may reduce the size and duration of pricing inefficiencies that many alternative investment strategies seek to exploit. Our competitors may benefit from a lower cost of capital or have higher risk tolerance or different risk assessments, which may allow them to bid more aggressively than us.

The Private Funds may lose investment opportunities in the future if they do not match investment prices, structures and terms offered by competitors. Alternatively, the Private Funds may experience decreased rates of return and increased risks of loss if they match investment price structures and terms offered by competitors. In addition, changes in the global capital markets could diminish the attractiveness of the Private Funds relative to investments in other investment products. This competitive pressure could materially adversely affect the ability of the Investment Management and GP Entities to make successful investments for the Private Funds and reduce the AUM of the Private Funds; either of which would materially adversely impact our investment management operations revenue and earnings.

These and other factors could reduce our investment management operations revenue and earnings and materially adversely affect our investment management operations.

The failure of Mr. Icahn to participate in the management of the Private Funds could have a material adverse effect on the Private Funds and on us.

The success of the Private Funds depends upon the ability of the Investment Management and GP Entities to develop and implement investment strategies that achieve the Private Funds’ investment objectives. Subjective decisions made by employees of the Investment Management and GP Entities may cause the Private Funds to incur losses or to miss profit opportunities on which the Private Funds would otherwise have capitalized. In the event that Mr. Icahn ceases to participate in the management of the Private Funds, the consequences to the Private Funds and our investment in them could be material and adverse and could lead to the premature termination of the Private Funds.

In the event that Mr. Icahn dies, or is unable, by reason of illness or injury, to perform his duties as chief executive officer of the General Partners for 90 consecutive days, or for any reason other than death, illness or injury ceases to perform those duties, the investors in each of the Private Funds will have certain redemption rights. The occurrence of such an event could have a material adverse effect on the revenues and earnings of our investment management business, and the ability of the Private Funds to maintain or grow their AUM. Such redemptions could lead possibly to a liquidation of one or more of the Private Funds and a corresponding elimination of our management fees and potential to earn incentive allocations. The loss of Mr. Icahn could, therefore, ultimately result in a loss of substantially all of the earnings of our investment management business.

The Private Funds make investments in companies we do not control.

Investments by the Private Funds include investments in debt or equity securities of publicly traded companies that we do not control. Such investments may be acquired by a Private Fund through open market trading activities or through purchases of securities from the issuer. These investments will be subject to the risk that the company in which the investment is made may make business, financial or management decisions with which the Investment Management and GP Entities disagree or that the majority of stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve the best interests of the Private Fund. In addition, a Private Fund may make investments in which it shares control over the investment with co-investors, which may make it more difficult for it to implement its investment approach or exit the investment when it otherwise would. If any of the foregoing were to occur, the values of the investments by the Private Funds could decrease and our investment management operations revenues could suffer as a result.

The ability to hedge investments successfully is subject to numerous risks.

Although the Investment Management and GP Entities have not generally hedged investments against market risk, the Private Funds may utilize financial instruments, both for investment purposes and for risk management purposes in order to (i) protect against possible changes in the market value of a Private Fund’s investment portfolios resulting from fluctuations in the securities markets and changes in interest rates; (ii) protect a Private Fund’s unrealized gains in the value of the their investment portfolios; (iii) facilitate the sale of any such investments; (iv) enhance or preserve returns, spreads or gains on any investment in the Private Fund’s portfolio; (v) hedge the interest rate or currency exchange rate on any of the Private Fund's liabilities or assets; (vi) protect against any increase in the price of any securities the Investment Management and GP Entities anticipate purchasing at a later date or (vii) for any other reason that the Investment Management and GP Entities deem appropriate.

The success of any hedging activities will depend, in part, upon the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the portfolio investments being hedged. Since the characteristics of many securities change as markets change or time passes, the success of the our investment management operations’ hedging strategy will also be subject to the ability of the Investment Management and GP Entities to continually recalculate, readjust and execute hedges in an efficient and timely manner. While a Private Fund may enter into hedging transactions to seek to reduce risk, such transactions may result in a poorer overall performance for the Private Fund than if it had not engaged in such hedging transactions. For a variety of reasons, a Private Fund may not seek to establish a perfect correlation between the hedging instruments utilized and the portfolio holdings being hedged. Such an imperfect correlation may prevent the Private Fund from achieving the intended hedge or expose the Private Fund to risk of loss. A Private Fund may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because the Investment Management and GP Entities do not foresee the occurrence of the risk.

We are subject to third-party litigation risks attributable to our investment management operations that could result in significant liabilities, which could adversely affect our results of operations, financial condition and liquidity.

Some of the tactics that the Private Funds may use involve litigation. The Private Funds could be a party to lawsuits they initiate or are initiated by a company in which the Private Funds invest, other shareholders, or state and federal governmental bodies. There can be no assurance that litigation, once begun, would be resolved in favor of the Private Funds.

In addition, we will be exposed to risk of litigation by a Private Fund’s investors if the Investment Management and GP Entities’ management of the Private Fund is alleged to constitute gross negligence, willful misconduct or dishonesty or breach of contract or organizational documents. Further, the Private Fund may be subject to third-party litigation arising from investors’ dissatisfaction with the performance of the Private Fund or based on claims that it improperly exercised control or influence over portfolio investments. The Private Funds and the Investment Management and GP Entities may also be exposed to the risk of litigation or investigation by investors or regulators relating to transactions which presented conflicts of interest that were not properly addressed. In such actions, we would be obligated to bear legal, settlement and other costs (which may exceed our available insurance coverage). In addition, our rights to indemnification from the applicable Private Funds may be challenged.

Certain of the Private Funds are incorporated or formed under the laws of the Cayman Islands. Cayman Islands laws, particularly with respect to shareholder rights, partner rights and bankruptcy, may differ from the laws of the United States and could change possibly to the detriment of the applicable Private Fund.

The Private Funds may invest in companies that are based outside of the United States, which may expose the Private Funds to additional risks not typically associated with investing in companies that are based in the United States.

Investments in securities of non-U.S. issuers (including non-U.S. governments) and securities denominated or whose prices are quoted in non-U.S. currencies pose, to the extent not hedged, currency exchange risks (including blockage, devaluation and non-exchangeability), as well as a range of other potential risks, which could include expropriation, confiscatory taxation, imposition of withholding or other taxes on dividends, interest, capital gains or other income, political or social instability, illiquidity, price volatility and market manipulation. In addition, less information may be available regarding securities of non-U.S. issuers, and non-U.S. issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to, or as uniform as, those of U.S. issuers. Transaction costs of investing in non-U.S. securities markets are generally higher than in the United States. There is generally less government supervision and regulation of exchanges, brokers and issuers than there is in the United States. The Private Funds may have greater difficulty taking appropriate legal action in non-U.S. courts. Non-U.S. markets also have different clearance and settlement procedures which in some markets have at times failed to keep pace with the volume of transactions, thereby creating substantial delays and settlement failures that could adversely affect the Private Funds’ performance. Investments in Non-U.S. market may result in imposition of non-U.S. taxes or withholding on income and gains recognized with respect to such securities. There can be no assurance that adverse developments with respect to such risks will not materially adversely affect the Private Funds’ investments that are held in certain countries or the returns from these investments.

The Private Funds’ investments are subject to numerous additional risks.

•	Generally, there are few limitations on the execution of the Private Funds’ investment strategies, which are subject to the sole discretion of the Investment Management and GP Entities.
•	The Private Funds may engage in short-selling, which is subject to the theoretically unlimited risk of loss because there is no limit on how much the price of a security may appreciate before the short position is closed out. The Private Funds may be subject to losses if a security lender demands return of the lent securities and an alternative lending source cannot be found or if the Private Funds are otherwise unable to borrow securities that are necessary to hedge its positions.
•	The Private Funds may effect transactions through “over-the-counter” or “interdealer” markets. The participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets. This exposes the Private Funds to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Private Fund to suffer a loss. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where a Private Fund has concentrated its transactions with a single or small group of its counterparties. The Private Funds are not restricted from dealing with any particular counterparty or from concentrating any or all of the Private Funds transactions with one counterparty. Moreover, Private Funds have no internal credit function which evaluates the creditworthiness of their counterparties. The ability of the Private Funds to transact business with any one or number of counterparties, the lack of any meaningful and independent evaluation of such counterparties' financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Private Funds.
•	Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by other institutions. This systemic risk may materially adversely affect the financial intermediaries (such as prime brokers, clearing agencies, clearing houses, banks, securities firms and exchanges) with which the Private Funds interact on a daily basis.
•	The efficacy of investment and trading strategies depends largely on the ability to establish and maintain an overall market position in a combination of financial instruments. The Private Funds’ trading orders may not be executed in a timely and efficient manner due to various circumstances, including systems failures or human error. In such event, the Private Funds might only be able to acquire some but not all of the components of the position, or if the overall positions were to need adjustment, the Private Funds might not be able to make such adjustment. As a result, the Private Funds would not be able to achieve the market position selected by the Investment Management and GP Entities and might incur a loss in liquidating their position.

Metals Operations

The principal markets served by our scrap metals operations are highly competitive. We may have difficulty competing with companies that have a lower cost structure than ours.

Our scrap metals business operates in a highly competitive environment. We primarily provide services to industrial companies. Many other companies offer the same or similar services and compete with our metals business on a number of bases including, but not limited to: (i) price; (ii) quality of service; (iii) proximity to the consumer; (iv) proximity to sources of supply; (v) local or regional presence; (vi) technology; (vii) safety performance and (viii) financial strength. Many of these competitors have greater financial resources than we do either nationally or in the particular locale in which they operate. In addition, some of these competitors are larger and have more diverse businesses than we do. Some of our foreign competitors may be able to pursue business opportunities without regard for the laws and regulations with which we must comply, such as environmental regulations. These companies may have a lower cost structure, more operating flexibility and consequently they may be able to offer better prices and more services than we can. We cannot assure you that we will be able to compete successfully with these companies. In addition to larger companies, we compete with many smaller competitors operating locally in this highly fragmented market. Some of the companies may have lower operating costs and may be able to compete more effectively on price.

Prices of commodities are volatile and markets are competitive.

We are exposed to commodity price risk during the period that we have title to products that are held in inventory for processing and/or resale. Prices of commodities, including scrap metals, can be volatile due to numerous factors beyond our control, including:

•	general economic conditions;
•	labor costs;
•	competition;
•	financial condition of our major customers;

•	access and costs associated with transportation systems;
•	the availability of imports;
•	the availability and relative pricing of scrap metal substitutes; and
•	import duties, ocean freight costs, tariffs and currency exchange rates.

In an increasing price environment for raw materials, competitive conditions may limit our ability to pass on price increases to our consumers. In a decreasing price environment for processed scrap, we may not have the ability to fully recoup the cost of raw scrap metal we process and sell to our customers. New entrants into our markets could result in higher purchase prices for raw materials and lower margins from our scrap metals. Prices in the scrap metal industry are established and adjusted monthly by the major steel producers. The price of ferrous scrap is a significant factor influencing the profitability of the scrap metals industry.

Increases in steel imports could adversely affect the demand for scrap metals domestically.

Our scrap metals operations may be adversely affected by increases in steel imports into the United States, which will have an adverse impact on domestic steel production and a corresponding adverse impact on the demand for scrap metals domestically. Additionally, our scrap metals business could be negatively affected by strengthening in the U.S. dollar or increased freight costs which could negatively impact export sales and a stronger U.S. dollar could also attract imports of scrap or scrap substitutes, reducing demand for our scrap metals.

A significant increase in the use of scrap metals alternatives by consumers of processed scrap metals could reduce demand for our products.

During periods of high demand for scrap metals, tightness can develop in the supply and demand for ferrous scrap. The relative scarcity of ferrous scrap, particularly prime or industrial grades, and its high price during such periods have created opportunities for producers of alternatives to scrap metals, such as pig iron and direct reduced iron pellets and others. Although these alternatives have not been a major factor in the industry to date, we cannot assure you that the use of alternatives to scrap metals may not proliferate in the future if the prices for scrap metals rise, if the supplies of available unprepared ferrous scrap tighten, or if costs to import scrap decline precipitously.

The profitability of our scrap recycling operations depends, in part, on the availability of an adequate source of supply.

As part of our scrap metals operations, we procure scrap inventory from numerous sources. These suppliers generally are not bound by long-term contracts and have no obligation to sell scrap metals to us. In periods of low industry prices, suppliers may elect to hold scrap to wait for higher prices or intentionally slow their scrap collection activities. If a substantial number of scrap suppliers cease selling scrap metals to us, our scrap metals operations could be materially and adversely affected. In addition, a slowdown of industrial production in the United States would reduce the supply of industrial grades of scrap metal to the scrap metals recycling industry, resulting in our metals operations having less scrap to process and market.

Our scrap metals operations present significant risk of injury or death.

Because of the heavy industrial activities conducted at our facilities, there exists a risk of serious injury or death to our employees or other visitors of our scrap metals operations, notwithstanding the safety precautions we take. Our scrap metals operations are subject to regulation by federal, state and local agencies responsible for employee health and safety, including the Occupational Safety and Health Administration. While we have in place policies to minimize such risks, we may nevertheless be unable to avoid material liabilities for any death or injury that may occur in the future and these types of incidents may have a material adverse effect on our scrap metals operations.

Our scrap metals operations are subject to stringent regulations, particularly under applicable environmental laws.

We are subject to comprehensive local, state, federal statutory and regulatory environmental requirements relating to, among others:

•	the acceptance, storage, handling and disposal of solid, hazardous and Toxic Substances Control Act waste;
•	the discharge of materials into air;
•	the management and treatment of wastewater and storm water;
•	the remediation of soil and groundwater contamination;
•	the restoration of natural resource damages; and
•	the protection of our employees’ health and safety.

We believe that we are currently in material compliance with applicable statutes and regulations governing the protection of human health and the environment, including employee health and safety. We can give you no assurance, however, that we will continue to be in material compliance or avoid material fines, penalties and expenses associated with compliance issues in the future.

Such laws and regulations also require manifests to be completed and delivered in connection with any shipment of prescribed materials so that the movement and disposal of such materials can be traced and the persons responsible for any mishandling of such materials identified. Regulatory requirements may also be imposed as conditions of operating permits or licenses both initially and upon renewal or modification. As part of our scrap metals business, we must properly remove, handle, recycle or dispose of waste materials or incur liability. Transportation, transfer, storage and disposal of waste is difficult and accidents may occur. These laws and regulations are stringent and are likely to become more stringent. Existing and new laws and regulations may require our scrap metals operations to modify, supplement, replace or curtail its operating methods or to modify or replace facilities or equipment at costs which may be substantial without any corresponding increase in revenues.

Hazardous substances are present in some of the processing, transfer and storage facilities owned by our scrap metal business and landfill facilities used by our scrap metals business. Remediation may be required at these sites at substantial cost. We cannot assure you that the ultimate cost and expense of corrective action will not substantially exceed any reserves and have a material adverse impact on our scrap metals operations. In addition, governments have from time to time required companies to remediate sites where materials were properly disposed because those governments have instituted higher standards.

We are required to obtain, and must comply with, various permits and licenses to conduct our scrap metals operations. Failure to obtain or violations of any permit or license, if not remedied, could result in our incurring substantial fines, suspension of our scrap metals operations or closure of a site. Further, our scrap metals operations are conducted primarily outdoors and as such, depending on the nature of the ground cover, involve the risk of releases of wastes and other regulated materials to the soil and, possibly, to groundwater. From time to time, as part of our continuous improvement programs, we incur costs to improve environmental control systems.

Our scrap metals operations may be subject to public opposition and adverse publicity that could delay or limit our scrap metals development and expansion.

A high level of public concern exists over industrial by-products recovery operations including the location and operation of transfer, processing, storage and disposal facilities and the collection, processing or handling of industrial by-products and waste materials, particularly hazardous materials. Zoning, permit and licensing applications and proceedings and regulatory enforcement proceedings are all matters open to public scrutiny and comment. As a result, from time to time, our scrap metals operations may be subject to citizen opposition and adverse publicity that may have a negative effect on operations and delay or limit the expansion and developing of operating properties, and could have a material adverse effect on our scrap metals operations.

We may be unable to obtain adequate environmental impairment insurance.

Our scrap metals business is subject to potential liability for personal injuries caused by releases of hazardous substances and for remediation of risks posed by hazardous substances. Consistent with industry trends, we may be unable to obtain an adequate amount of environmental impairment insurance for our scrap metals business at a reasonable premium to cover liability to third persons for environmental damage. Accordingly, if our scrap metals operations were to incur liability for environmental damage either not provided for under such coverage or in excess of such coverage, our scrap metals operations could be materially or adversely affected.

Investments

We may not be able to identify suitable investments, and our investments may not result in favorable returns or may result in losses.

Our partnership agreement allows us to take advantage of investment opportunities we believe exist outside of our operating businesses. The equity securities in which we may invest may include common stock, preferred stock and securities convertible into common stock, as well as warrants to purchase these securities. The debt securities in which we may invest may include bonds, debentures, notes, or non-rated mortgage-related securities, municipal obligations, bank debt and mezzanine loans. Certain of these securities may include lower rated or non-rated securities which may provide the potential for higher yields and therefore may entail higher risk and may include the securities of bankrupt or distressed companies. In addition, we may engage in various investment techniques, including derivatives, options and futures transactions, foreign currency transactions, “short” sales and leveraging for either hedging or other purposes. We may concentrate our activities by owning significant or controlling interest in certain investments. We may not be successful in finding suitable opportunities to invest our cash and our strategy of investing in undervalued assets may expose us to numerous risks.

We have entered into a covered affiliate agreement, pursuant to which we (and certain of our subsidiaries) have agreed, in general, to be bound by certain restrictions on our investments in any assets that the General Partners deem suitable for the Private Funds, other than government and agency bonds, cash equivalents and investments in non-public companies. We and our subsidiaries will not be restricted from making investments in the securities of certain companies in which Mr. Icahn or companies he controlled had an interest in as of the date of the initial launch of the Private Funds, and companies in which we had an interest as of the date of acquisition on August 8, 2007. We and our subsidiaries, either alone or acting together with a group, will not be restricted from (i) acquiring all or any portion of the assets of any public company in connection with a negotiated transaction or series of related negotiated transactions or (ii) engaging in a negotiated merger transaction with a public company and, pursuant thereto, conducting and completing a tender offer for securities of the company.

Our investments may be subject to significant uncertainties.

Our investments may not be successful for many reasons including, but not limited to:

•	fluctuation of interest rates;
•	lack of control in minority investments;
•	worsening of general economic and market conditions;
•	lack of diversification;
•	fluctuation of U.S. dollar exchange rates; and
•	adverse legal and regulatory developments that may affect particular businesses.

USE OF PROCEEDS

We will not receive any proceeds from the exchange of the new notes for the private notes pursuant to the exchange offer. On January 17, 2007, we issued and sold the private notes in a private offering, receiving net proceeds of approximately $492.1 million, after deducting selling and offering expenses.

We intend to use the net proceeds of the private offering for general business purposes, including to pursue our primary business strategy of acquiring undervalued assets in either our existing lines of business or other businesses and to provide additional capital to grow our existing business.

We will use the net proceeds of the private offering and conduct our activities in a manner so as not to be deemed an investment company under the Investment Company Act. Generally, this means that we do not intend to enter the business of investing in securities and that no more than 40% of our total assets will be invested in securities. The portion of our assets invested in each type of security or any single issuer or industry will not be limited.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the private notes, we and the initial purchaser entered into a registration rights agreement in which we and IEH agreed to:

•	file a registration statement with the SEC with respect to the exchange of the private notes for new notes, or the exchange offer registration statement, no later than July 16, 2007;
•	use all commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to November 13, 2007; and
•	commence the offer to exchange new notes for the private notes and use all commercially reasonable efforts to issue on or prior to 30 business days, or longer if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, new notes in exchange for all private notes tendered prior to that date in the exchange offer.

We are making the exchange offer to satisfy certain of our obligations under the registration rights agreement. We filed a copy of the registration rights agreement as an exhibit to the exchange offer registration statement that includes this prospectus.

Pursuant to the registration rights agreement, we agreed to register the new notes under the Securities Act. A preliminary registration statement on Form S-4 with respect thereto was filed on June 21, 2007. Pursuant to the registration rights agreement, the registration statement must be declared effective by the SEC on or before November 13, 2007. Since the registration statement was not declared effective in a timely manner, we are required to pay to the holders of the private notes liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of the private notes for each week or portion thereof that the registration statement has not been declared effective for the first 90-day period following November 13, 2007, with such liquidated damages increasing by an additional $0.05 per week per $1,000 in principal amount of the private notes with respect to each subsequent 90-day period until the registration statement has been declared effective, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of the private notes. All such accrued liquidated damages shall be paid by us on each February 15th and August 15th until the registration statement has been declared effective.

Resale of Exchange Notes

Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, we believe that the new notes will generally be freely transferable by holders who have validly participated in the exchange offer without further registration under the Securities Act (assuming the truth of certain representations required to be made by each holder of notes, as set forth below). For additional information on the staff’s position, we refer you to the following no-action letters: Exxon Capital Holdings Corporation, available April 13, 1988; Morgan Stanley & Co. Incorporated, available June 5, 1991; and Shearman & Sterling, available July 2, 1993. However, any purchaser of private notes who is one of our “affiliates” or who intends to participate in the exchange offer for the purpose of distributing the new notes or who is a broker-dealer who purchased private notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to tender its private notes in the exchange offer;
•	will not be able to rely on the interpretations of the staff of the SEC; and
•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the private notes unless such sale or transfer is made pursuant to an exemption from these requirements.

If you wish to exchange private notes for new notes in the exchange offer, you will be required to make representations in a letter of transmittal which accompanies this prospectus, including that:

•	you are not our “affiliate” (as defined in Rule 405 promulgated under the Securities Act);
•	any new notes to be received by you will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the new notes in violation of the provisions of the Securities Act;
•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and
•	if you are a broker-dealer, you acquired the private notes for your own account as a result of market-making or other trading activities (and as such, you are a “participating broker-dealer”), you have not entered into any arrangement or understanding with Icahn Enterprises or an affiliate of Icahn Enterprises to distribute the new notes and you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes.

Rule 405 promulgated under the Securities Act provides that an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

The SEC has taken the position that participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and accordingly may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we have agreed to use commercially reasonable efforts to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use the prospectus contained in the exchange offer registration statement in connection with the resale of the new notes for a period of 270 days from the issuance of the new notes.

Terms of the Exchange Offer

This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all private notes which are properly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the expiration date. After authentication of the new notes by the trustee or an authentication agent, we will issue and deliver $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding private notes accepted in the exchange offer. Holders may tender some or all of their private notes in the exchange offer in denominations of $1,000 and integral multiples thereof.

The form and terms of the new notes are identical in all material respects to the form and terms of the private notes, except that:

1.	the offering of the new notes has been registered under the Securities Act;
2.	the new notes generally will not be subject to transfer restrictions or have registration rights; and
3.	certain provisions relating to liquidated damages on the private notes provided for under certain circumstances will be eliminated.

The new notes will evidence the same debt as the private notes. The new notes will be issued under and entitled to the benefits of the indenture.

As of the date of this prospectus, $500 million in aggregate principal amount of the additional private notes issued on January 17, 2007 is outstanding. In connection with the issuance of the private notes, we made arrangements for the private notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The new notes will also be issuable and transferable in book-entry form through the DTC.

The exchange offer is not conditioned upon any minimum aggregate principal amount of private notes being tendered. However, our obligation to accept private notes for exchange pursuant to the exchange offer is subject to certain customary conditions that we describe under “ — Conditions” below.

Holders who tender private notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “ — Solicitation of Tenders; Fees and Expenses” for more detailed information regarding the expenses of the exchange offer.

By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under “— Procedures for Tendering” below.

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on     , 200_, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which we extend the exchange offer.

To extend the exchange offer, we will:

•	notify the exchange agent of any extension orally or in writing; and
•	notify the registered holders of the private notes by means of a press release or other public announcement, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our reasonable discretion:

•	to delay accepting any private notes;
•	to extend the exchange offer; or
•	if any conditions listed below under “ — Conditions” are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent.

We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the registered holders. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders.

Interest on the New Notes

Interest on the new notes will accrue from the last interest payment date on which interest was paid on the private notes surrendered in exchange for new notes or, if no interest has been paid on the private notes, from the issue date of the private notes, January 17, 2007. Interest on the new notes will be payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 2007.

Procedures for Tendering

You may tender your private notes in the exchange offer only if you are a registered holder of private notes. To tender in the exchange offer, you must:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;
•	have the signatures thereof guaranteed if required by the letter of transmittal; and
•	mail or otherwise deliver the letter of transmittal or such facsimile to the exchange agent, at the address listed below under “ — Exchange Agent” for receipt prior to the expiration date.

In addition, either:

•	the exchange agent must receive certificates for the private notes along with the letter of transmittal into its account at DTC pursuant to the procedure described under “ — Book-Entry Transfer” before the expiration date;
•	the exchange agent must receive a timely confirmation of a book-entry transfer, if the procedure is available, into its account at DTC pursuant to the procedure described under “ — Book-Entry Transfer” before the expiration date; or
•	you must comply with the procedures described under “Guaranteed Delivery Procedures.”

Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of private notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that, instead of delivery by mail, you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to the exchange agent prior to the expiration date. You should not send letters of transmittal or private notes to us. You may request that your respective brokers, dealers, commercial banks, trust companies or nominees effect the transactions described above for you.

If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your private notes, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, prior to completing and executing the letter of transmittal and delivering your private notes, you must either:

•	make appropriate arrangements to register ownership of your private notes in your name; or
•	obtain a properly completed bond power from the registered holder.

The transfer of record ownership may take considerable time unless private notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instruction” on the letter of transmittal; or
•	for the account of an “Eligible Institution” which is either:
•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;
•	a commercial bank or trust company located or having an office or correspondent in the United States; or
•	otherwise an “eligible guarantor institution” within meaning of Rule 17Ad-15 under the Exchange Act.

An Eligible Institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under “ — Withdrawal of Tenders.”

If the letter of transmittal is signed by a person other than the registered holder, such private notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the private notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the private notes.

If the letter of transmittal or any private notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, they must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

The letter of transmittal will include representations to us as set forth under “Resale of Exchange Notes.”

You should note that:

•	all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered private notes will be determined by us in our sole discretion, which determination will be final and binding;
•	we reserve the absolute right to reject any and all private notes not properly tendered or any private notes the acceptance of which would, in our judgment or the judgment of our counsel, be unlawful;

•	we also reserve the absolute right to waive any irregularities or conditions of tender as to particular private notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of private notes must be cured within such time as we shall determine;
•	although we intend to notify holders of defects or irregularities with respect to any tender of private notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to tenders of private notes, nor shall any of them incur any liability for failure to give such notification; and
•	tenders of private notes will not be deemed to have been made until such irregularities have been cured or waived. Any private notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Book-Entry Transfer

The exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the private notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of private notes by causing DTC to transfer such private notes into the exchange agent’s account with respect to the private notes in accordance with DTC’s Automated Tender Offer Program procedures for such transfer. However, the exchange for the private notes so tendered will only be made after timely confirmation of such book-entry transfer of private notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming a part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant that is tendering private notes that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant.

Although delivery of private notes may be effected through book-entry transfer into the exchange agent’s account at DTC, you must transmit and the exchange agent must receive, the letter of transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantee and all other required documents prior to the expiration date, or you must comply with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If you wish to tender your private notes but your private notes are not immediately available, or time will not permit your private notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may affect a tender if:

1.	the tender is made through an Eligible Institution;
2.	prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery:
•	stating the name and address of the holder, the certificate number or numbers of such holder’s private notes and the principal amount of such private notes tendered;
•	stating that the tender is being made thereby; and
•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile thereof, together with the certificate(s) representing the private notes to be tendered in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent’s account at DTC of private notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and
3.	such properly completed and executed letter of transmittal, or a facsimile thereof, together with the certificate(s) representing all tendered private notes in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent’s account at DTC of private notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your private notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time prior to the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth this prospectus prior to the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the private notes to be withdrawn;
•	identify the private notes to be withdrawn, including the certificate number or number and principal amount of such private notes or, in the case of private notes transferred by book-entry transfer, the name and number of the account at DTC to be credited; and
•	be signed in the same manner as the original signature on the letter of transmittal by which such private notes were tendered, including any required signature guarantee.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices, and our determination shall be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue new notes with respect those private notes unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes following one of the procedures described above under “ — Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the new notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the private notes, if:

•	the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;
•	an action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer;
•	there has been proposed, adopted or enacted any law, rule or regulation that, in our reasonable judgment would impair materially our ability to consummate the exchange offer; or
•	all governmental approvals which we deem necessary for the completion of the exchange offer have not been obtained.

If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any private notes and return all tendered private notes to you;
•	extend the exchange offer and retain all private notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the private notes; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes that have not been withdrawn.

If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the private notes.

Exchange Agent

We have appointed Wilmington Trust Company, the trustee under the indenture, as exchange agent for the exchange offer. You should send all executed letters of transmittal to the exchange agent at one of the addresses set forth below. In such capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of directions of our company. You should direct questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:

By Certified or Registered Mail:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attention: Alisha Clendaniel

By Overnight Courier or Hand Delivery:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attention: Alisha Clendaniel

By Facsimile:
(302) 636-4139
Attention: Exchanges

Confirm By Telephone:
(302) 636-6470
For Information Call
(302) 636-6470

Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

The trustee does not assume any responsibility for and makes no representation as to the validity or adequacy of this prospectus or the notes.

Solicitation of Tenders; Fees and Expenses

We will pay all expenses of soliciting tenders pursuant to the exchange offer. We are making the principal solicitation by mail. Our officers and regular employees may make additional solicitations in person or by telephone or telecopier.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith.

We also may pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the private notes and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

We will pay all transfer taxes, if any, applicable to the exchange of private notes for new notes pursuant to the exchange offer. If, however, certificates representing new notes or private notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the private notes tendered, or if tendered private notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of private notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by us directly to such tendering holder.

Consequences of Failure to Exchange

Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:

•	to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A promulgated under the Securities Act;
•	in a transaction meeting the requirements of Rule 144 promulgated under the Securities Act;
•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S promulgated under the Securities Act;
•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;
•	to us; or
•	pursuant to an effective registration statement.

In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended September 30, 2007	Year Ended December 31,
		2006	2005	2004	2003	2002
Ratio of earnings to fixed charges(1)	6.9	11.5	4.8	6.7	—	1.1

(1)	Represents our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes, equity in earnings (loss) of investees and minority interest plus fixed charges. Fixed charges include (a) interest on indebtedness (whether expensed or capitalized), (b) amortization premiums, discounts and capitalized expenses related to indebtedness and (c) the portion of rent expense we believe to be representative of interest. For fiscal year 2003, fixed charges exceeded earnings by $23.9 million.

BUSINESS

We are a master limited partnership formed in Delaware on February 17, 1987. On September 17, 2007, we changed our name from American Real Estate Partners, L.P. to Icahn Enterprises L.P. We own a 99% limited partnership interest in Icahn Enterprises Holdings L.P., or IEH, formerly known as American Real Estate Holdings Limited Partnership. Substantially all of our assets and liabilities are owned through IEH and substantially all of our operations are conducted through IEH and its subsidiaries. Icahn Enterprises G.P. Inc., or IEGP, which was formerly known as American Property Investors, Inc., owns a 1% general partnership interest in both us and IEH, representing an aggregate 1.99% general partnership interest in us and IEH. IEGP is owned and controlled by Mr. Carl C. Icahn. As of September 30, 2007, affiliates of Mr. Icahn owned 64,288,061 of our depositary units and 10,304,013 of our preferred units, which represented approximately 91.2% and 86.5% of our outstanding depositary units and preferred units, respectively. We are a diversified holding company owning subsidiaries engaged in the following continuing operating businesses: Investment Management, Metals, Real Estate and Home Fashion. We also operate discontinued operations as discussed below.

In November 2006, we divested our Oil and Gas business and our Atlantic City gaming properties. On April 22, 2007, we entered into an agreement to sell all of the issued and outstanding membership interests of ACEP, our indirect wholly owned subsidiary, which comprises all of our remaining gaming properties. Accordingly, in the second and third quarters of the fiscal year ending December 31, 2007, the financial position and the results of ACEP’s operations were presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations for all periods. For the nine months ended September 30, 2007, five properties of our Real Estate segment were reclassified to held for sale as they were subject to a contract or letter of intent. The operations of these properties were classified as discontinued operations. In addition, on October 18, 2007, WPI, our indirect majority owned subsidiary, entered into an agreement to sell the inventory at substantially all of its 30 retail outlet stores. Therefore, the portion of the business related to the stores’ retail operations has been classified as discontinued operations. For further discussion, see our Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2007, filed with the SEC on August 9, 2007 and November 9, 2007, respectively, and our Current Reports on Form 8-K filed with the SEC on October 24, 2007 and December 5, 2007, which Reports are incorporated herein by reference.

Investment Management

Acquisition

On August 8, 2007, we acquired the general partnership interests in the General Partners (as defined herein) and Icahn Capital Management L.P., or New Icahn Management. The Investment Management and GP Entities provide investment advisory and certain management services to the Private Funds (as such terms as defined herein) but do not provide such services to any other entities, individuals or accounts. We entered into a Contribution and Exchange Agreement, or the Contribution Agreement, with CCI Offshore Corp., or CCI Offshore, CCI Onshore Corp., or CCI Onshore, Icahn Management LP, or Icahn Management, and Carl C. Icahn. CCI Onshore, CCI Offshore and Icahn Management are collectively referred to herein as the Contributors. Pursuant to the Contribution Agreement, we acquired general partnership interests in the General Partners, acting as general partners of Icahn Partners L.P., or the Onshore Fund, and the Offshore Master Funds (as defined herein) managed and controlled by Mr. Icahn. As referred to herein, the General Partners consist of Icahn Onshore LP, or the Onshore GP, and Icahn Offshore LP, or the Offshore GP. As referred to herein, the Offshore Master Funds consist of (i) Icahn Partners Master Fund LP, or Offshore Master Fund I, (ii) Icahn Partners Master Fund II L.P., or Offshore Master Fund II, and (iii) Icahn Partners Master Fund III, L.P., or Offshore Master Fund III. The Onshore Fund and the Offshore Master Funds are collectively referred to herein as the Investment Funds.

The General Partners also act as general partners of certain funds formed as Cayman Islands exempted limited partnerships that invest in the Offshore Master Funds. These funds, together with other funds that also invest in the Offshore Master Funds, are collectively referred to herein as the Feeder Funds. The Feeder Funds and the Investment Funds are collectively referred to herein as the Private Funds. As referred to and discussed below, the Feeder Funds include, but are not limited to, Icahn Fund Ltd., Icahn Fund II Ltd. and Icahn Fund III Ltd.

We also acquired the general partnership interest in New Icahn Management, a newly formed management company. As referred to herein, the term Investment Management and GP Entities includes Icahn Management (for the period prior to the acquisition on August 8, 2007) or New Icahn Management (for the period subsequent to the acquisition on August 8, 2007) and, in either case, the General Partners. The Investment Management and GP Entities provide investment advisory and certain management services to the Private Funds. The Investment Management and GP Entities do not provide investment advisory or other management services to any other entities individuals or accounts. Interests in the Private Funds are offered only to certain sophisticated and accredited investors on the basis of exemptions from the registration requirements of the federal securities laws and are not publicly available.

The total initial consideration paid for the acquisition was $810 million of our depositary units based on the volume-weighted average price of our depositary units on the New York Stock Exchange for the 20-trading-day period ending on August 7, 2007 (the day before the closing). In addition, we have agreed to make certain earn-out payments to the Contributors over a five-year period payable in additional depositary units based on our after-tax earnings from the General Partners and New Icahn Management subsequent to the acquisition, which includes both management fees and performance-based or incentive allocations paid by the Private Funds to New Icahn Management and the General Partners. There is a potential maximum aggregate earn-out (including any catch-up) of $1.121 billion which is subject to achieving total after-tax earnings during the five-year period of at least $3.906 billion.

Overview

In 2004, the Onshore Fund, Offshore Master Fund I (a Cayman Island exempted limited partnership) and Icahn Fund Ltd (a Cayman Islands exempted limited liability company) were launched. In 2006, Icahn Sterling Fund Ltd. was established and on October 1, 2006 its assets were subsequently contributed to Icahn Fund Ltd. Offshore Master Fund II, a Cayman Islands exempted limited partnership, was formed on January 18, 2007 and commenced operations on February 1, 2007. Icahn Fund II Ltd., a Cayman Islands exempted limited liability company, was formed in 2007 and invests substantially all of its assets in Offshore Master Fund II. In addition, Offshore Master Fund III, a Cayman Islands exempted limited partnership, was formed on March 7, 2007 and commenced operations on April 1, 2007. Icahn Fund III Ltd., a Cayman Island exempted limited liability company, was formed in 2007 and invests substantially all of its assets in Offshore Master Fund III.

As noted above, on August 8, 2007 we aquired the general partnership interests in the General Partners and New Icahn Management. In connection with the acquisition, we have entered into an employment agreement with Mr. Icahn pursuant to which, over a five-year term, Mr. Icahn will serve as Chairman and Chief Executive Officer of New Icahn Management, in addition to his current role as Chairman of Icahn Enterprises. Mr. Icahn also serves as the Chief Executive Officer of the General Partners.

Strategy

The Private Funds pursue a value-oriented activist investment philosophy that seeks to acquire securities in companies that trade at a discount to inherent value as determined by various metrics (cash flow and earnings power, break-up value, replacement cost and liquidation value), and then be a catalyst for change. The Investment Management and GP Entities’ view is that management of companies are frequently not properly incentivised to increase shareholder value and encourage management to take appropriate actions that they believe will increase value.

The Investment Management and GP Entities utilize a process-oriented, research-intensive value-based investment approach. This approach generally involves three critical steps: (i) fundamental credit, valuation and capital structure analysis; (ii) intense legal and tax analysis of fulcrum issues such as litigation and regulation which often affect valuation and (iii) combination of the business valuation analysis and legal and tax review to establish a strategy for gaining an attractive risk-adjusted investment position within a specific credit, industry or litigation segment. This strategy focuses on exploiting market dislocations or misjudgments that may result from market euphoria, litigation, complex contingent liabilities, corporate malfeasance and weak corporate governance, general economic conditions or market cycles and complex and inappropriate capital structures.

The Private Funds may employ a number of strategies and are permitted to invest across a variety of industries and types of securities, including long and short equities, long and short bonds, bank debt and other corporate obligations, risk arbitrage and capital structure arbitrage and other special situations. The Private Funds invest a material portionof their capital in publicly traded equity and debt securities of companies that the Investment Management and GP Entities believe to be undervalued by the marketplace. The Private Funds may take a significant position in the companies in which they invest.

Fees

Results of our Investment Management segment are primarily driven by the amount and performance of the Private Funds. The Investment Management and GP Entities generally receive management fees and incentive allocations from the Private Funds. As described below, management fees are generally 2.5% of the net asset value of certain Private Funds. Incentive allocations are generally 25% of the net profits generated by the Private Funds that we manage. Therefore, Investment Management revenues are affected by the combination of fee-paying AUM and the investment performance of the Private Funds.

The Investment Management and GP Entities generate income from amounts earned pursuant to contractual arrangements with the Private Funds. Such amounts typically include an annual management fee of 2.5% of the net asset value before a performance-based or incentive allocation of 25% of capital appreciation (both realized and unrealized) earned by the Investment Funds subject to a “high water mark” (whereby the General Partners do not earn incentive allocations during a particular year even though the fund had a positive return in such year until losses in prior periods are recovered). Such amounts have been (and may in the future be) modified or waived in certain circumstances. The Investment Management and GP Entities and their affiliates may also earn income through their principal investments in the Private Funds.

Management fees are generally paid to the Investment Management and GP Entities on a quarterly basis, in advance, based on the applicable fund’s net asset value at the beginning of the quarter. Incentive allocations are calculated and distributed to the Investment Management and GP Entities annually based on the Private Fund’s performance during the period, other than incentive allocations earned as a result of investor redemption events during interim periods. The Investment Management and GP Entities will waive the management fees and incentive allocations for Mr. Icahn’s direct and indirect holdings and may, in their sole discretion, elect to reduce or waive such fees with respect to any shareholder that is an affiliate, employee or relative of Mr. Icahn or his affiliates, or for any other investor.

Lock-up

Investors in the Private Funds are typically initially subject to a one-year absolute lock-up and may redeem in the second and third years with an exit fee of 8% and 4%, respectively. After the lock-up, investors may redeem on June 30th and December 31st with 90 days’ written notice. Certain investors with reduced fees are subject to a three-year absolute lock-up.

Mr. Icahn and Affiliate Investments

The acquisition of the general partnership interests in the General Partners and New Icahn Management is accounted for as a combination of entities under common control and recorded at the historical basis of the entities as of the date acquired by us.

Employees

Our Investment Management business currently employs an experienced team of 28 professionals, including an investment, legal and operations group, which consists of the same individuals supporting the Private Funds operations prior to the acquisition. In many cases, team members have worked together successfully and have provided business, investing and legal acumen for a number of years with respect to the Private Funds operations.

Metals Services

Acquisition of PSC Metals, Inc.

On November 5, 2007, we acquired, through a subsidiary, all of the issued and outstanding capital stock of PSC Metals from Philip. PSC Metals is engaged in transporting, recycling and processing metals. The consideration for the transaction was $335 million in cash. For the 12 months ended September 30, 2007, PSC Metals achieved revenue of approximately $776 million and net income of approximately $45 million.

As part of the transaction, our wholly owned subsidiary purchased 100% of the issued and outstanding capital stock of PSC Metals, whereby PSC Metals became our indirect wholly owned subsidiary. Prior to the acquisition, PSC Metals was a co-borrower with Philip and other Philip subsidiaries under a credit agreement, or the Credit Agreement, with UBS Securities LLC, as lead arranger, and had granted a security interest in substantially all of its assets to secure its obligations thereunder. Approximately $34.6 million of the proceeds from the transaction was paid to release PSC Metals from all claims, guarantees and future obligations under the Credit Agreement. In addition, Philip used a portion of the proceeds to collateralize PSC Metals’ letters of credit of approximately $6.3 million. PSC Metals is currently under negotiations to enter into a $100 million asset-based borrowing agreement. Subsequent to the closing of the borrowing agreement, PSC Metals will fund its letters of credit from its borrowing base and funds used to collateralize the letters of credit by Philip will be released.

Mr. Icahn indirectly owns a 95.6% interest and we indirectly own the remaining 4.4% interest in Philip Services Corporation. The transaction was approved by a special committee of independent members of our board of directors. The special committee was advised by its own legal counsel and independent financial adviser with respect to the transaction. The special committee received an opinion from its financial adviser as to the fairness to us, from a financial point of view, of the consideration paid by us.

Overview

PSC Metals collects industrial and obsolete scrap metal, processes it into reusable forms, and supplies the recycled metals to its customers including electric-arc furnace mills, integrated steel mills, foundries, secondary smelters and metals brokers. These services are provided through PSC Metals’ recycling facilities located in eight states. PSC’s Metals’ ferrous products include shredded, sheared and bundled scrap metal and other purchased scrap metal such as turnings (steel machining fragments), cast furnace iron and broken furnace iron. PSC Metals also processes non-ferrous metals including aluminum, copper, brass, stainless steel and nickel-bearing metals. Non-ferrous products are a significant raw material in the production of aluminum and copper alloys used in manufacturing. PSC Metals also operates a secondary products business that includes the supply of secondary plate and structural grade pipe that is sold into niche markets for counterweights, piling and foundations, construction materials and infrastructure end-markets.

Strategy

PSC Metals’ business strategy consists of growing its core scrap yard business through expansion; ensuring a consistent supply to its customers through vertical integration by working closely with supply sources and owning distribution and transportation systems; and investing in PSC Metals’ infrastructure and operating equipment.

Home Fashion

We conduct our Home Fashion operations through our majority ownership in WPI, a manufacturer and distributor of home fashion consumer products based in New York, New York. On October 18, 2007, WPI entered into an agreement to sell the inventory at substantially all of its 30 retail outlet stores. For a further discussion of our Home Fashion business operations, see Item 1 of Part I, “Business — Home Fashion” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, or the 2006 Annual Report on Form 10-K, which is incorporated herein by reference.

Real Estate

Our rental real estate operations consist primarily of retail, office and industrial properties leased to single corporate tenants. Historically, our reportable segments with respect to our real estate operations included Rental Real Estate, Property Development and Associated Resort Activities. As of the quarter ended September 30, 2007, the three related operating lines of our Real Estate segment are all individually immaterial and have been aggregated. For a further discussion of our Real Estate business operations, see Item 1 of Part I, “Business — Real Estate” contained in our 2006 Annual Report on Form 10-K, which is incorporated herein by reference.

Other Transactions

Atlantic Coast Entertainment Holdings, Inc. Merger

On November 15, 2007, ACE HI Merger Corp., or Merger Corp, our wholly owned subsidiary and the owner of approximately 94.2% of the outstanding shares of common stock of Atlantic Coast Entertainment Holdings, Inc., or Atlantic Coast, completed a short-form merger transaction, or the Merger, under Section 253 of the Delaware General Corporation Law, or Delaware Law, pursuant to which Merger Corp merged with and into Atlantic Coast and Atlantic Coast became our wholly owned subsidiary. Prior to the Merger, Atlantic Coast was our indirect majority owned subsidiary. Pursuant to the Merger, the holders of Atlantic Coast common stock (other than Merger Corp) are entitled to receive $21.19 per share in cash in exchange for their shares. Alternatively, by following the procedures set forth under Delaware Law, any of these stockholders who do not wish to accept the $21.19 per share cash consideration are entitled to receive payment in cash of the “fair value” of these shares as determined by an appraisal proceeding by the Delaware Court of Chancery.

Merger Corp will mail Notices of Merger and Appraisal Rights, Letters of Transmittal and other documents necessary for the exchange of stock certificates to stockholders within the time provided by Delaware Law. The Notice of Merger and Appraisal Rights will also provide information for stockholders who choose to exercise their appraisal rights under Delaware Law.

On November 16, 2007, Atlantic Coast filed a Form 15 with the SEC, thereby terminating its reporting obligations under the Securities Exchange Act of 1934, as amended, or the ’34 Act, and its status as a public company.

Liquidation of National Energy Group, Inc.

On November 12, 2007, the board of directors of National Energy Group, Inc., or NEGI, our indirect majority owned subsidiary, determined that it is in the best interests of NEGI’s shareholders to liquidate all of NEGI’s assets and approved the dissolution of NEGI and a plan of dissolution and liquidation, or the Plan, subject to required shareholder approval. NEGI will announce the timing of the shareholder meeting at which approval will be requested and set a record date for the shares entitled to vote at such meeting after the SEC has completed its review of the related proxy materials that NEGI intends to file.

Following shareholder approval of NEGI’s dissolution pursuant to the Plan, NEGI expects to carry out an orderly disposition of NEGI’s assets and liabilities and then declare a cash distribution to its shareholders. NEGI will then file a Form 15 with the SEC, terminating its reporting obligations under the ’34 Act and its status as a public company.

DESCRIPTION OF NOTES

General

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the term “Icahn Enterprises” refers only to Icahn Enterprises L.P., the term “IEF” refers only to Icahn Enterprises Finance Corp., the term “IEH” refers only to Icahn Enterprises Holdings L.P. and the term “IEGP” refers only to Icahn Enterprises G.P. Inc., and, in each case, not to any of their respective Subsidiaries. In addition, the word “notes” refers to the notes issued on January 17, 2007 together with the Existing Notes. For the avoidance of doubt, IEH will be deemed to be a Subsidiary of Icahn Enterprises for so long as IEH remains a Guarantor. The term “Issuers” refers to Icahn Enterprises and IEF, collectively.

The Issuers issued the private notes, and will issue the new notes, under the indenture dated February 7, 2005 among the Issuers, IEH, as guarantor, and Wilmington Trust Company, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The notes issued on January 17, 2007 were additional notes issued under the indenture described above. On February 1, 2005, the Issuers issued and sold $480.0 million of the Existing Notes. The notes issued on January 17, 2007 are pari passu with, of the same series as, and vote on any matter submitted to the noteholders with, the Existing Notes. Subsequent to the consummation of the exchange offer, the publicly registered exchange notes will be identical to, and will trade as a single class with, the Existing Notes.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in entirety. We urge you to read the indenture because it and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under “ — Additional Information.” Certain defined terms used in this description but not defined below under “ — Certain Definitions” have the meanings assigned to them in the indenture and the registration rights agreement.

For the avoidance of doubt, the inclusion of exceptions to the provisions (including covenants and definitions) set forth herein will not be interpreted to imply that the matters permitted by the exception would be limited by the terms of such provisions but for such exceptions.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantee

The Notes

The notes are:

•	the general unsecured obligation of each of the Issuers;
•	pari passu in right of payment to all existing and future senior Indebtedness of each of the Issuers;
•	senior in right of payment to any future subordinated Indebtedness of each of the Issuers; and
•	effectively subordinated to the secured Indebtedness of the Issuers to the extent of the value of the collateral securing such Indebtedness. As of September 30, 2007, the Issuers did not have any secured Indebtedness.

The Note Guarantee

The Guarantee of the notes is:

•	the general unsecured obligation of IEH;
•	pari passu in right of payment to all existing and future senior Indebtedness of IEH;
•	senior in right of payment to any future subordinated Indebtedness of IEH; and
•	effectively subordinated to the secured Indebtedness of IEH to the extent of the value of the collateral securing such Indebtedness. As of September 30, 2007, IEH had $105.4 million of secured Indebtedness.

The operations of Icahn Enterprises are conducted through its Subsidiaries (including IEH) and, therefore, Icahn Enterprises depends on the cash flow of Icahn Enterprises’ Subsidiaries and IEH to meet its obligations, including its obligations under the notes. The notes will not be guaranteed by any of Icahn Enterprises’ Subsidiaries other than IEH. The notes and the guarantee will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Icahn Enterprises’ Subsidiaries (other than IEH). Any right of the Issuers or IEH to receive assets of any of their Subsidiaries (other than IEH) upon that Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that any of the Issuers or IEH is itself recognized as a creditor of that Subsidiary, in which case the claims of the Issuers and IEH would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by the Issuers or IEH. The covenants of the notes do not restrict the ability of Icahn Enterprises’ Subsidiaries, other than IEH, from incurring additional Indebtedness or creating liens, nor do the covenants of the notes restrict the ability of IEH, Icahn Enterprises or its Subsidiaries from making investments or entering into sale and leaseback transactions. See “Risk Factors — The notes will be effectively subordinated to any secured indebtedness, and the indebtedness and liabilities of our subsidiaries other than IEH” and “Risk Factors — Our subsidiaries, other than IEH, will not be subject to any of the covenants in the indenture for the notes and only IEH will guarantee the notes. We may not be able to rely on the cash flow or assets of our subsidiaries to pay our indebtedness.”

Principal, Maturity and Interest

The Issuers issued $500.0 million in aggregate principal amount of private notes and will issue $500.0 million in aggregate principal amount of new notes. The Issuers may issue additional notes (“Additional Notes”) from time to time. Any offering of Additional Notes is subject to the covenant “ — Certain Covenants  —  Incurrence of Indebtedness and Issuance of Preferred Stock.” In the case of each series, the notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. The Issuers will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on February 15, 2013.

Interest on the notes will accrue at the rate of 7 1/8% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2007. Interest on overdue principal and interest and Liquidated Damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuers will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a noteholder holds at least $2.0 million aggregate principal amount of notes, such holder may give wire transfer instructions to Icahn Enterprises and the Issuers will instruct the trustee to pay all principal, interest and premium and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders. In addition, all payments will be subject to the applicable rules and procedures of the settlement systems (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuers or any of their Subsidiaries (including IEH) may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantee

The notes will be guaranteed by IEH. Icahn Enterprises may, at its option, add subsidiary Guarantors to the notes. Each Guarantor’s obligations under its Note Guarantee will be limited as necessary to prevent the Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantor.”

Any Guarantor’s Note Guarantee will be released:

(1)	upon the substitution of a successor to IEH or other release as described under the heading “Certain Covenants — Merger, Consolidation or Sale of Assets”; and
(2)	upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “ — Covenant Defeasance” and “ — Satisfaction and Discharge.”

Optional Redemption

At any time prior to February 15, 2008, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of notes (including Additional Notes) issued under the indenture at a redemption price of 107 1/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however, that:

(1)	at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Icahn Enterprises and its Subsidiaries (including any Guarantor)); and
(2)	the redemption occurs within 60 days of the date of the closing of such Equity Offering.

Except pursuant to the preceding paragraph, the notes will not be redeemable at the Issuers’ option prior to February 15, 2009.

On or after February 15, 2009, the Issuers may redeem all or a part of the notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on one of the years indicated below:

Year	Percentage
2009	103.563%
2010	101.781%
2011 and thereafter	100.000%

Mandatory Disposition Pursuant to Gaming Laws

If any Gaming Authority requires that a holder or Beneficial Owner of notes be licensed, qualified or found suitable under any applicable Gaming Law and such holder or Beneficial Owner:

(1)	fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or
(2)	is denied such license or qualification or not found suitable; Icahn Enterprises shall then have the right, at its option:
(a)	to require each such holder or Beneficial Owner to dispose of its notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or
(b)	to redeem the notes of each such holder or Beneficial Owner, in accordance with Rule 14e-1 of the Exchange Act, if applicable, at a redemption price equal to the lowest of:
(i)	the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption, the date 30 days after such holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such holder or Beneficial Owner fails to do so (“Application Date”) or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;
(ii)	the price at which such holder or Beneficial Owner acquired the notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption, the Application Date or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and
(iii)	such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a holder or Beneficial Owner of the notes will not be licensed, qualified or found suitable and must dispose of the notes, the holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

(1)	to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the notes, the Note Guarantee or the indenture; or
(2)	to receive any interest, Liquidated Damages, dividend, economic interests or any other distributions or payments with respect to the notes and the Note Guarantee or any remuneration in any form with respect to the notes and the Note Guarantee from the Issuers, any Note Guarantor or the trustee, except the redemption price referred to above.

Icahn Enterprises shall notify the trustee in writing of any such redemption as soon as practicable. Any holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the Issuers and any Note Guarantor will not reimburse any holder or Beneficial Owner for such expense.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control offer on the terms set forth in the indenture. In the Change of Control offer, the Issuers will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

On the Change of Control payment date, the Issuers will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control offer;
(2)	deposit with the paying agent an amount equal to the Change of Control payment in respect of all notes or portions of notes properly tendered; and
(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control payment date.

The provisions described above that require the Issuers to make a Change of Control offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition by Icahn Enterprises or IEH of “all or substantially all” of its properties or assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Icahn Enterprises or IEH to another Person or group may be uncertain. In addition, under certain circumstances the definition of Change of Control excludes certain sales, leases transfers, conveyances or other dispositions even if they constitute “all or substantially all” of the properties or assets of Icahn Enterprises or IEH.

Certain Covenants

Restricted Payments

Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to:

(1)	declare or pay any dividend or make any other distribution on account of Icahn Enterprises’ or any of its Subsidiaries’ (including any Guarantor’s) Equity Interests or to the holders of Icahn Enterprises’ or any of its Subsidiaries’ (including IEH’s) Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Icahn Enterprises or to Icahn Enterprises or a Subsidiary of Icahn Enterprises (including IEH));
(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Icahn Enterprises) any Equity Interests of Icahn Enterprises; or
(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including any Guarantor)), except a payment of interest, Other Liquidated Damages or principal at the Stated Maturity on such subordinated Indebtedness (all such payments and other actions set forth in these clauses (1) through (3) (except as excluded therein) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(2)	Icahn Enterprises or any Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “ — Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Icahn Enterprises and its Subsidiaries (including any Guarantor) after May 12, 2004 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6) and (8) of the next succeeding paragraph) is less than the sum, without duplication, of:
(a)	50% of the Consolidated Net Income of Icahn Enterprises for the period (taken as one accounting period) from July 1, 2006 to the end of Icahn Enterprises’ most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); provided, however, that to the extent any payments of Tax Amounts were not deducted in the calculation of Consolidated Net Income during the applicable period, for purposes of this clause (a), such payments of Tax Amounts will be deducted from Consolidated Net Income, plus
(b)	100% of the aggregate net cash proceeds received by Icahn Enterprises since May 12, 2004 as a contribution to its equity capital or from the issue or sale of Equity Interests of Icahn Enterprises (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Icahn Enterprises that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Icahn Enterprises (including IEH)).

So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clauses (6) and (8), which payments will be permitted notwithstanding an Event of Default), the preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption or payment within 60 days after the date of declaration of the dividend or giving of the redemption notice or becoming irrevocably obligated to make such payment, as the case may be, if at the date of declaration or notice or becoming irrevocably obligated to make such payment, the dividend or payment would have complied with the provisions of the indenture;
(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Icahn Enterprises (including any Guarantor)) of, Equity Interests (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to Icahn Enterprises; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;
(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(4)	the declaration or payment of any dividend or distribution by a Subsidiary of Icahn Enterprises (including any Guarantor) to the holders of its Equity Interests; provided, that if any such dividend or distribution is paid to an Affiliate of the Principal (other than Icahn Enterprises or any of its Subsidiaries (including any Guarantor)), that any such dividend or distribution is paid on a pro rata basis to all holders (including Icahn Enterprises or any of its Subsidiaries (including any Guarantor)) that hold securities whose terms (either contractually or by law) entitle them to the same distribution upon which such dividend or distribution is paid;
(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Icahn Enterprises or any Subsidiary of Icahn Enterprises (including any Guarantor) held by any member of Icahn Enterprises’ (or any of its Subsidiaries’ (including any Guarantors)) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million;
(6)	for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes for any period, Icahn Enterprises may make cash distributions to its equity holders or partners in an amount not to exceed the Tax Amount for such period; provided that a distribution of the Tax Amount shall be made no earlier than 20 days prior to the due date for such tax (or the date that quarterly estimated taxes are required to be paid) that would be payable by Icahn Enterprises if it were a Delaware corporation;
(7)	the purchase, redemption or retirement for value of Capital Stock of Icahn Enterprises not owned by the Principal or any Affiliate of the Principal, provided that (a) Icahn Enterprises would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “ — Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) after giving effect to such purchase, redemption or retirement, the Partners’ Equity is at least $1.0 billion;
(8)	the payment of dividends on the Preferred Units in the form of additional Preferred Units or other Capital Stock of Icahn Enterprises (that is not Disqualified Stock) or the payment of cash dividends on the Preferred Units in lieu of fractional Preferred Units; provided that the aggregate amount of cash under this clause (8) does not exceed $100,000 in any calendar year;
(9)	the purchase, redemption or retirement for value of the Preferred Units on or before March 31, 2010, provided that (a) Icahn Enterprises would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “ — Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) after giving effect to such purchase, redemption or retirement, the Partners’ Equity is at least $1.0 billion; and
(10)	other Restricted Payments in an aggregate amount not to exceed $50.0 million since the date of the indenture.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (10) above, or is permitted to be made pursuant to the first paragraph of this covenant, Icahn Enterprises shall, in its sole discretion, classify (or later reclassify, in whole or in part, in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by Icahn Enterprises or such Subsidiary (including IEH), as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

Neither Icahn Enterprises nor any Guarantor will create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and neither Icahn Enterprises nor any Guarantor will issue any Disqualified Stock; provided, however, that Icahn Enterprises or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if immediately after giving effect to the incurrence of additional Indebtedness (including Acquired Debt) or issuance of Disqualified Stock (including a pro forma application of the net proceeds therefrom), the ratio of the aggregate principal amount of all outstanding Indebtedness (excluding Indebtedness incurred pursuant to clauses (4), (7) and (8) of the following paragraph and any Hedging Obligations of Icahn Enterprises’ Subsidiaries that are not Guarantors) of Icahn Enterprises and its Subsidiaries (including any Guarantor) on a consolidated basis determined in accordance with GAAP (including an amount of Indebtedness equal to the principal amount of any Guarantees by Icahn Enterprises or its Subsidiaries (including any Guarantor) of any Indebtedness of a Person (that is not Icahn Enterprises or a Subsidiary) to the extent such Guarantees were not included in computing Icahn Enterprises’ or its Subsidiaries’ (including any Guarantor’s) outstanding Indebtedness) to the Tangible Net Worth of Icahn Enterprises and its Subsidiaries (including any Guarantor) on a consolidated basis, would have been less than 1.75 to 1.

The preceding paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by Icahn Enterprises or any Guarantor of Indebtedness represented by the notes to be issued on the date of the indenture and the exchange notes to be issued pursuant to the registration rights agreement;
(2)	the incurrence by Icahn Enterprises or any Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness

(other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (1), (2) or (9) of this paragraph or any Existing Indebtedness;

(3)	the incurrence by Icahn Enterprises or any Guarantor of intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including IEH) or the issuance of Disqualified Stock by any Guarantor to Icahn Enterprises;
(4)	the incurrence by Icahn Enterprises or any Guarantor of Hedging Obligations that are incurred in the normal course of business;
(5)	the incurrence by Icahn Enterprises or any Guarantor of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;
(6)	the incurrence by Icahn Enterprises or any Guarantor of the Existing Indebtedness;
(7)	Indebtedness arising from any agreement entered into by Icahn Enterprises or IEH providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an asset sale;
(8)	Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees; and
(9)	the incurrence by Icahn Enterprises or any Guarantor of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $10.0 million at any one time outstanding.

Neither Icahn Enterprises nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the Note Guarantee, as applicable, on substantially identical terms; provided, however, that no Indebtedness of Icahn Enterprises or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor for purposes of this paragraph solely by virtue of being unsecured or secured to a lesser extent or on a junior Lien basis.

To the extent Icahn Enterprises or any Guarantor incurs any intercompany Indebtedness, (a) if Icahn Enterprises or any Guarantor is the obligor on such Indebtedness, such Indebtedness (other than intercompany Indebtedness of any Guarantor to or from Icahn Enterprises or another Guarantor) must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Icahn Enterprises or a Subsidiary of Icahn Enterprises (including any Guarantor) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Icahn Enterprises or a Subsidiary of Icahn Enterprises (including any Guarantor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Icahn Enterprises or any Guarantor, that is not intercompany Indebtedness; provided that in the case of clause (a), that no restriction on the payment of principal, interest or other obligations in connection with such intercompany Indebtedness shall be required by such subordinated terms except during the occurrence and continuation of a Default or Event of Default.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, Icahn Enterprises shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by Icahn Enterprises.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest or Other Liquidated Damages on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Icahn Enterprises or any Guarantor may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(a)	the Fair Market Value of such assets at the date of determination; and
(b)	the amount of the Indebtedness of the other Person.

Limitation on Liens

Neither Icahn Enterprises nor any Guarantor will, (a) issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a Lien upon, or (b) secure any then outstanding Indebtedness by granting a Lien upon, any Principal Property of Icahn Enterprises or any Guarantor, now owned or hereafter acquired by IE or any Guarantor, without effectively providing that the notes and the Note Guarantee shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:

(1)	Liens on any Principal Property acquired after the Issuance Date to secure or provide for the payment of the purchase price or acquisition cost thereof;
(2)	Liens on Principal Property acquired after the Issuance Date existing at the time such Principal Property is acquired;
(3)	Liens on any Principal Property acquired from a corporation merged with or into Icahn Enterprises or any Guarantor;
(4)	Liens in favor of Icahn Enterprises or any Guarantor;
(5)	Liens in existence on any Principal Property on the Issuance Date;
(6)	Liens on any Principal Property constituting unimproved real property constructed or improved after the Issuance Date to secure or provide for the payment or cost of such construction or improvement;
(7)	Liens in favor of, or required by, governmental authorities;
(8)	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insure carriers under insurance arrangements;
(9)	Liens for taxes, assessments or governmental charges or statutory liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business or in the improvement or repair of any Principal Property not yet due or which are being contested in good faith by appropriate proceedings;
(10)	any judgment attachment or judgment Lien not constituting an Event of Default;
(11)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and in the improvement or repair of any Principal Property and which obligations are not expressly prohibited by the indenture;

(12)	Liens to secure Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees;
(13)	Liens in favor of the trustee and required by the covenant “Maintenance of Interest Coverage”;
(14)	Liens to secure margin Indebtedness; provided that such Liens are secured solely by the applicable margin securities; or
(15)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) through (xiv), inclusive;

provided that in the case of clauses (1), (2) and (3) such Liens shall only extend to the Principal Property so acquired (including through any merger or consolidation) and not to any other Principal Property of Icahn Enterprises or any Guarantor.

Maintenance of Interest Coverage

On each Quarterly Determination Date, the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date; provided that, in the event that the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is less than 1.5 to 1.0 for such four consecutive fiscal quarters, the Issuers shall be deemed to have satisfied this maintenance test if there is deposited, within 2 Business Days of such Quarterly Determination Date, an amount in cash such that the deposited funds, together with any funds previously deposited pursuant to this covenant (and that have not been paid out or otherwise released) are in an amount equal to the Issuers’ obligations to pay interest on the notes for one year; provided further, that the Issuers shall grant to the trustee, on behalf of the holders of the notes, a first priority security interest in such deposited funds. At any subsequent Quarterly Determination Date, if the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date, such deposited funds will be released from the security interest granted to the trustee and paid to or at the direction of Icahn Enterprises.

Maintenance of Total Unencumbered Assets

On each Quarterly Determination Date, the ratio of Total Unencumbered Assets to the then outstanding principal amount of the Unsecured Indebtedness will be greater than 1.5 to 1.0 as of the last day of the fiscal quarter most recently completed.

Compliance with Law

Icahn Enterprises will, and will cause its Subsidiaries (including any Guarantor) to, comply in all material respects with all applicable laws, rules and regulations.

No Investment Company

Neither Icahn Enterprises nor any Guarantor will register as an “investment company” as such term is defined in the Investment Company Act.

Merger, Consolidation or Sale of Assets

Icahn Enterprises will not: (1) consolidate or merge with or into another Person (whether or not Icahn Enterprises, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Icahn Enterprises in one or more related transactions, to another Person; unless:

(1)	either: (a) Icahn Enterprises is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)	the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises)

or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Icahn Enterprises under the notes, the indenture and the registration rights agreement and upon such assumption such Person will become the successor to, and be substituted for, Icahn Enterprises thereunder and all references to Icahn Enterprises in each thereof shall then become references to such Person and such Person shall thereafter be able to exercise every right and power of Icahn Enterprises thereunder;

(3)	immediately after such transaction no Default or Event of Default exists;
(4)	Icahn Enterprises or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “ — Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(5)	Icahn Enterprises has delivered to the trustee an Officers’ Certificate and opinion of counsel, which may be an opinion of in-house counsel of Icahn Enterprises or an Affiliate, each stating that such transaction complies with the terms of the indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets to:

(1)	an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change Icahn Enterprises into a corporation or other form of business entity or to change the jurisdiction of formation of Icahn Enterprises and such transaction does not cause the realization of any material federal or state tax liability that will be paid by Icahn Enterprises or any of its Subsidiaries (including IEH). For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Tangible Net Worth of Icahn Enterprises and its Subsidiaries (including IEH) on a consolidated basis; or
(2)	any Person; provided that Icahn Enterprises receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets. In any transaction referred to in this clause (2), and subject to the terms and conditions thereof, the trustee shall, without the need of any action by the noteholders, (x) confirm that such Person shall not be liable for and release such Person from, any obligation of Icahn Enterprises’ under the indenture and the notes and (y) release any Guarantor from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

Icahn Enterprises or the Person formed by or surviving any merger or consolidation will not have to comply with clause (4) above in connection with any merger or consolidation if the effect of the merger or consolidation is to cause the Capital Stock of Icahn Enterprises not owned by the Principal or any Affiliate of the Principal to be retired or extinguished for consideration that was provided by the Principal or an Affiliate of the Principal (other than Icahn Enterprises or its Subsidiaries (including IEH) or the Person formed by or surviving any merger or consolidation) and the Partners’ Equity immediately after giving effect to the merger or consolidation is not less than the Partners’ Equity immediately prior to such merger or consolidation.

In addition, Icahn Enterprises may not lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. In the case of a lease of all or substantially all of the assets of Icahn Enterprises, Icahn Enterprises will not be released from its obligations under the notes or the indenture, as applicable.

IEH will not: (1) consolidate or merge with or into another Person (whether or not IEH is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of IEH in one or more related transactions, to another Person; unless:

(1)	either: (a) IEH is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than IEH) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)	the Person formed by or surviving any such consolidation or merger (if other than IEH) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of IEH under the Note Guarantee (and becomes a Guarantor), the notes, the indenture and the registration rights agreement, and upon such assumption such Person will become the successor to, and be substituted for, IEH thereunder, and all references to IEH in each thereof shall than become references to such Person and such Person shall thereafter be able to exercise every right and power of IEH thereunder;
(3)	immediately after such transaction no Default or Event of Default exists;
(4)	IEH or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “ — Incurrence of Indebtedness and Issuance of Preferred Stock; and
(5)	IEH has delivered to the trustee an Officers’ Certificate and opinion of counsel which may be an opinion of in-house counsel of Icahn Enterprises or an Affiliate, each stating that such transaction complies with the terms of the indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of IEH’s properties or assets to:

(1)	an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change IEH into a corporation or other form of business entity or to change the jurisdiction of formation of IEH and such transaction does not cause the realization of any material federal or state tax liability that will be paid by IEH or any of its Subsidiaries. For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Tangible Net Worth of Icahn Enterprises and its Subsidiaries (including IEH) on a consolidated basis;
(2)	any Person; provided that Icahn Enterprises receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of IEH’s properties or assets; or
(3)	any Person; provided that IEH receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of IEH’s properties or assets and IEH remains a Subsidiary of Icahn Enterprises.

In any transaction referred to in clause (2) or (3) above, and subject to the terms and conditions thereof, the trustee shall, without the need of any action by the noteholders, (x) confirm that such other Person shall not be liable for and shall be released from any obligation of Icahn Enterprises’ or IEH’s under the indenture, the notes and the Note Guarantees, and (y) release any Guarantor from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Icahn Enterprises, IEH or any one or more Guarantors; or
(2)	any sale, assignment, transfer, conveyance or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents, or any purchase of property and assets, including, without limitation, securities, debt obligations or Capital Stock, with Cash Equivalents.

Transactions with Affiliates

Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of Icahn Enterprises (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are not materially less favorable to Icahn Enterprises or the relevant Subsidiary (including any Guarantor) than those that would have been obtained in a comparable transaction by Icahn Enterprises or such Subsidiary (including any Guarantor) with an unrelated Person as determined in good faith by the Board of Directors of Icahn Enterprises; and
(2)	Icahn Enterprises delivers to the trustee:
(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of Icahn Enterprises set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Icahn Enterprises; and
(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Icahn Enterprises or such Subsidiary (including any Guarantor) of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Icahn Enterprises or any of its Subsidiaries (including any Guarantor) in the ordinary course of business and payments pursuant thereto including payments or reimbursement of payments by IEGP with respect to any such agreement, plan or arrangement entered into by IEGP with respect to or for the benefit of officers or directors of IEGP (other than any such agreements, plans or arrangements entered into by Icahn Enterprises or any of its Subsidiaries (including IEH) with Carl Icahn (other than employee benefit plans and officer or director indemnification agreements generally applicable to officers and directors of IEGP, Icahn Enterprises or its Subsidiaries (including IEH));
(2)	transactions between or among Icahn Enterprises, any Guarantor and/or their respective Subsidiaries (except any Subsidiaries of which Carl Icahn or Affiliates of Carl Icahn (other then Icahn Enterprises, IEH or their Subsidiaries) own more than 10% of the Voting Stock);
(3)	payment (or reimbursement of payments by IEGP) of directors’ fees to Persons who are not otherwise Affiliates of Icahn Enterprises;

(4)	any issuance of Equity Interests (other than Disqualified Stock) and Preferred Unit Distributions of Icahn Enterprises to Affiliates of Icahn Enterprises;
(5)	Restricted Payments that do not violate the provisions of the indenture described above under the caption “ — Restricted Payments”;
(6)	transactions between Icahn Enterprises and/or any of its Subsidiaries (including any Guarantor), on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business by such other Affiliates; provided that such other Affiliate is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to Icahn Enterprises and/or its Subsidiaries (including IEH) than the terms and pricing upon which such goods and services are provided to unaffiliated third parties;
(7)	the provision or receipt of accounting, financial, management, information technology and other ancillary services to or from Affiliates, provided that Icahn Enterprises or its Subsidiaries (including any Guarantor) in the case of the provision of such services, are paid a fee not less than its out of pocket costs and allocated overhead (including a portion of salaries and benefits) and in the case of the receipt of such services, paid a fee not more than such Person’s out-of-pocket costs and allocated overhead (including a portion of salaries and benefits), in each case, as determined by Icahn Enterprises in its reasonable judgment;
(8)	the license of a portion of office space pursuant to a license agreement, dated as of February 1, 1997, between Icahn Enterprises and an Affiliate of IEGP and any renewal thereof;
(9)	the payment to IEGP and reimbursements of payments made by IEGP of expenses relating to Icahn Enterprises’, IEH’s or any Guarantors’ status as a public company;
(10)	services provided and payments received by NEG from NEG Operating LLC, TransTexas Gas Corporation and Panaco, Inc. pursuant to the NEG Management Agreements;
(11)	the pledge by NEG of its interest in the Capital Stock of NEG Holding LLC pursuant to the NEG Credit Agreement;
(12)	the exchange by IEH of its GB Securities for other securities of GB Holdings, Inc.; provided that such exchange is on terms no less favorable to IEH as the exchange of GB Securities offered to other non-Affiliated Persons;
(13)	payments by IEH, Icahn Enterprises or any Subsidiary to IEGP in connection with services provided to IEH, Icahn Enterprises or any Subsidiary in accordance with the Icahn Enterprises Partnership Agreement; and
(14)	the Acquisitions.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuers will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such reports; and
(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and, if the SEC will not accept such a filing, will post the reports on its website within those time periods.

If, at any time, the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuers will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuers’ filings for any reason, the Issuers will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuers were required to file those reports with the SEC.

In addition, the Issuers agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

The following constitutes an Event of Default:

(1)	default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the notes;
(2)	default for 30 days or more in the payment when due of interest or Liquidated Damages on the notes;
(3)	failure by the Issuers to call or cause to be called for redemption or to purchase or cause to be called any notes, in each case when required under the indenture;
(4)	failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “ — Restricted Payments” or “ — Incurrence of Indebtedness and Issuance of Preferred Stock”;
(5)	failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “ — Maintenance of Interest Coverage” or “ — Maintenance of Total Unencumbered Assets”;
(6)	failure by the Issuers or any Guarantor for 60 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of their other agreements in the indenture or the notes or the Note Guarantee;
(7)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor or default on any Guarantee by the Issuers or IEH of Indebtedness, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default (a) is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness as to which Icahn Enterprises or any Guarantor is obligated to pay, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity as to which Icahn Enterprises or any Guarantor is obligated to pay, aggregates $10.0 million or more;
(8)	failure by the Issuers or any Guarantor to pay final judgments aggregating in excess of $10.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after such judgment becomes a final judgment;

(9)	except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or IEH or any other Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
(10)	certain events of bankruptcy or insolvency with respect to Icahn Enterprises or any Guarantor that is a Significant Subsidiary.

If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the holders of more than 25% in principal amount of the then outstanding notes may declare the principal, premium, if any, interest, Liquidated Damages, if any, and any other monetary obligations on all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers or any Guarantor that is a Significant Subsidiary all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or the indenture that the trustee determines may be unduly prejudicial to the rights of other holders of notes or that may involve the trustee in personal liability. The trustee may withhold from holders of notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the interests of the holders of the notes. In addition, the trustee shall have no obligation to accelerate the notes if in the best judgment of the trustee acceleration is not in the best interest of the holders of the notes.

At any time after a declaration of acceleration with respect to the notes and subject to certain conditions, the holders of a majority in aggregate principal amount of notes outstanding may rescind and cancel such acceleration and its consequences.

The holders of at least a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any note held by a non-consenting holder.

The Issuers will be required to deliver to the trustee annually a statement regarding compliance with the indenture, and the Issuers will be required, within ten Business Days, upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

No director, officer, employee, incorporator, manager (or managing member) direct or indirect member, partner or stockholder of the Issuers, IEH, IEGP or any additional Guarantor shall have any liability for any obligations of the Issuers, IEH, IEGP or any additional Guarantor under the notes, the indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of such obligations or its creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Covenant Defeasance

The Issuers may, at their option and at any time, elect to have their obligations and the obligations of any of their Subsidiaries or IEH released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and, thereafter, any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes or any Note Guarantee. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise Covenant Defeasance:

(1)	the Issuers must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, interest and Liquidated Damages, if any, due on the outstanding notes on the stated maturity date or on the applicable redemption date, as the case may be, in accordance with the terms of the indenture;

(2)	no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;
(3)	such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;
(4)	the Issuers shall have delivered to the trustee an opinion of counsel, which may be an opinion of in-house counsel to Icahn Enterprises or an Affiliate, containing customary assumptions and exceptions, to the effect that upon and immediately following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable law;
(5)	the Issuers shall have delivered to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of Icahn Enterprises or others; and
(6)	the Issuers shall have delivered to the trustee an Officers’ Certificate and an opinion of counsel in the United States, which may be an opinion of in-house counsel to Icahn Enterprises or an Affiliate (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:
(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Icahn Enterprises, have been delivered to the trustee for cancellation; or
(b)	all notes that have not been delivered to the trustee for cancellation (1) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (2) will become due and payable within one year or (3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense of the Issuers, and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal and premium, if any, and accrued but unpaid interest to the date of maturity or redemption;
(2)	no Default of Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers are bound;
(3)	the Issuers have paid or caused to be paid all sums payable by it under the indenture; and

(4)	the Issuers or any Guarantor have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantee may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for notes), and any existing default or compliance with any provision of the indenture, the notes or the Note Guarantee may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a nonconsenting holder of notes):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes;
(3)	reduce the rate of or change the time for payment of interest on any note;
(4)	waive a Default or Event of Default in the payment of principal of, premium or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);
(5)	make any note payable in money other than that stated in the notes;
(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;
(7)	release IEH or any other Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or
(8)	make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee together may amend or supplement the indenture, any Note Guarantee or the notes to cure any ambiguity, defect or inconsistency, to comply with the covenant relating to mergers, consolidations and sales of assets, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Issuers’ or any Guarantor’s obligations to holders of the notes and any Note Guarantee in the case of a merger, consolidation or asset sale, to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any such holder.

Concerning the Trustee

The indenture will contain certain limitations on the rights of the trustee, should it become a creditor of the Issuers or IEH, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture and the notes will be, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof.

The issuance of the notes and the Note Guarantee will also be subject to a certain extent to the laws of the jurisdiction of formation of Icahn Enterprises.

Additional Information

Any holder of the notes may obtain a copy of the indenture without charge by writing to Icahn Enterprises L.P., Attn: Chief Financial Officer at 765 Fifth Avenue, New York, NY 10153.

Book-Entry, Delivery and Form

The new notes will be issued in one or more notes in global form or Global Notes. Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The Global Notes will be deposited upon issuance with the trustee as custodian for DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC, as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “ —  Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to such extent.

So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole holder under the indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners of holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the issuers nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any record of DTC relating to the notes.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers or the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;
(2)	the Issuers, at their option, notify the trustee in writing that it elects to cause the issuance of the Certificated Notes; or
(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Bad Boy Guarantees” means the Indebtedness of any specified Person attributable to “bad boy” indemnification or Guarantees, which Indebtedness would be non-recourse to IE and IEH other than recourse relating to the specific events specified therein, which such events shall be usual and customary exceptions typically found in non-recourse financings at such time as determined by management in its reasonable judgment.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the managing member; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such jurisdictions are authorized or required by law or other governmental action to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;
(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3)	certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)	commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition; and
(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Flow of Icahn Enterprises and the Guarantors” means, with respect to any period, the Net Income of Icahn Enterprises and the Guarantors for such period plus, without duplication:

(1)	provision for taxes based on income or profits of Icahn Enterprises and the Guarantors or any payments of Tax Amounts by Icahn Enterprises for such period, to the extent that such provision for taxes or such payments of Tax Amounts were deducted in computing such Net Income of Icahn Enterprises or any Guarantor; plus
(2)	the Fixed Charges of Icahn Enterprises or any Guarantor for such period, to the extent that such Fixed Charges of Icahn Enterprises and such Guarantor were deducted in computing such Net Income of Icahn Enterprises and such Guarantor; plus
(3)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of Icahn Enterprises and any Guarantor for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Income of Icahn Enterprises and any Guarantor; minus
(4)	non-cash items increasing such Net Income of Icahn Enterprises and any Guarantor for such period, other than the accrual of revenue in the ordinary course of business,

in each case, consolidating such amounts for Icahn Enterprises and any Guarantor but excluding any net income, provision for taxes, fixed charges, depreciation, amortization or other amounts of any of the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise determined in accordance with GAAP; provided, further, that the Net Income of Icahn Enterprises and any Guarantor shall include income from investments or Subsidiaries of Icahn Enterprises (other than any Guarantor) but only to the extent such income is realized in Cash Equivalents by Icahn Enterprises or any Guarantor.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition by Icahn Enterprises or IEH (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Icahn Enterprises or IEH to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Principal or a Related Party; provided, however, that (x) if Icahn Enterprises or IEH receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of each relevant agreement of at least $1.0 billion for such sale, lease, transfer, conveyance or other disposition of properties or assets, then such transaction shall not be deemed a Change of Control and (y) any sale, assignment, transfer or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents or purchase of property, assets or Capital Stock with Cash Equivalents, will not constitute a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets for purposes of this clause (1);
(2)	the adoption of a plan relating to the liquidation or dissolution of Icahn Enterprises;
(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principal or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of a Controlling Entity of Icahn Enterprises, measured by voting power rather than number of shares;
(4)	the first day on which a majority of the members of the Board of Directors of the Controlling Entity are not Continuing Directors; or
(5)	for so long as Icahn Enterprises is a partnership, upon any general partner of Icahn Enterprises ceasing to be an Affiliate of the Principal or a Related Party.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of net income (loss) of such Person, on a consolidated basis with its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided that:

(1)	the Net Income of any Person that is accounted for by the equity method of accounting or that is a Subsidiary will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;
(2)	the Net Income of any of its Subsidiaries will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and
(3)	the cumulative effect of a change in accounting principles will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Icahn Enterprises who:

(1)	was a member of such Board of Directors on the date of the indenture; or
(2)	was nominated for election or elected to such Board of Directors with the approval of the Principal or any of the Related Parties or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise.

“Controlling Entity” means (1) for so long as Icahn Enterprises is a partnership, any general partner of Icahn Enterprises, (2) if Icahn Enterprises is a limited liability company, any managing member of Icahn Enterprises or (3) if Icahn Enterprises is a corporation, Icahn Enterprises.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to repurchase such Capital Stock upon the occurrence of a change of control, event of loss, an asset sale or other special redemption event will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “ —  Certain Covenants —  Restricted Payments” or where the funds to pay for such repurchase was from the net cash proceeds of such Capital Stock and such net cash proceeds was set aside in a separate account to fund such repurchase. Furthermore, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to redeem such Capital Stock, including, without limitation, upon maturity will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may redeem such Capital Stock for other Capital Stock that is not Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Icahn Enterprises and its Subsidiaries (including any Guarantor) may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. For the avoidance of doubt, and by way of example, the Preferred Units, as in effect on the date of the indenture, do not constitute Disqualified Stock.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of Icahn Enterprises (other than an offer and sale relating to equity securities issuable under any employee benefit plan of Icahn Enterprises) or a capital contribution in respect of Capital Stock (other than Disqualified Stock) of Icahn Enterprises.

“Existing Indebtedness” means up to $394.4 million in aggregate principal amount of Indebtedness of IE and any Guarantor, in existence on the Issuance Date, until such amounts are repaid.

“Existing Notes” means the 7 1/8% Senior Notes due 2013 issued and sold by the Issuers on February 1, 2005.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Icahn Enterprises (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors” means the ratio of the Cash Flow of Icahn Enterprises and the Guarantors for such period to the Fixed Charges of Icahn Enterprises and the Guarantors for such period. In the event that Icahn Enterprises, the Guarantors or any Guarantor incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is being calculated and on or prior to the Quarterly Determination Date for which the calculation of the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is being made (the “Calculation Date”), then the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person, including through mergers or consolidations, or any Person acquired by the specified Person, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;
(2)	the Cash Flow of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)	the Fixed Charges of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that such Fixed Charges of Icahn Enterprises and the Guarantors are equal to or less than the Cash Flow of Icahn Enterprises and the Guarantors from the related discontinued operation excluded under clause (3) for such period; and
(4)	if any Indebtedness bears floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges of Icahn Enterprises and the Guarantors” means, with respect to any period, the sum, without duplication, of:

(1)	the interest expense of Icahn Enterprises, and any Guarantor for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2)	the interest expense of Icahn Enterprises and any Guarantor that was capitalized during such period; plus
(3)	any interest on Indebtedness of another Person that is guaranteed by Icahn Enterprises or any Guarantor (other than Bad Boy Guarantees unless such Bad Boy Guarantee is called upon) or secured by a Lien on assets of Icahn Enterprises or any additional Guarantor, whether or not such Guarantee or Lien is called upon; provided that for purposes of calculating interest with respect to Indebtedness that is Guaranteed or secured by a Lien, the principal amount of Indebtedness will be calculated in accordance with the last two paragraphs of the definition of Indebtedness; plus
(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of Icahn Enterprises, other than dividends on preferred stock to the extent payable in Equity Interests of Icahn Enterprises (other than Disqualified Stock) or dividends on preferred equity payable to Icahn Enterprises, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of Icahn Enterprises (however, for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes, the combined federal, state and local income tax rate shall be the rate that was utilized to calculate the Tax Amount of Icahn Enterprises to the extent that the Tax Amount was actually distributed with respect to such period (and if less than the Tax Amount is distributed, such rate shall be proportionately reduced) and if no Tax Amount was actually distributed with respect to such period, such combined federal, state and local income tax rate shall be zero), expressed as a decimal; provided that this clause (4) will not include any Preferred Unit Distribution paid in additional Preferred Units, in each case, determined on a consolidated basis between Icahn Enterprises and any Guarantor but on a non-consolidated basis with the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of the indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or other national government, any state, province or any city or other political subdivision, including, without limitation, the State of Nevada or the State of New Jersey, whether now or hereafter existing, or any officer or official thereof and any other agency with authority thereof to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Principal, its Related Parties, the Issuers or any of their respective Subsidiaries or Affiliates.

“Gaming Law” means any gaming law or regulation of any jurisdiction or jurisdictions to which the Issuers or any of their Subsidiaries (including IEH) is, or may at any time after the issue date be, subject.

“Government Instrumentality” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, court, tribunal, commission, bureau or entity or any arbitrator with authority to bind a party at law.

“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means any Subsidiary of Icahn Enterprises (initially only IEH) that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Icahn Enterprises” means Icahn Enterprises L.P.

“Icahn Enterprises Partnership Agreement” means Icahn Enterprises’ Amended and Restated Agreement of Limited Partnership, dated May 12, 1987 as thereafter amended.

“IEF” means Icahn Enterprises Finance Corp.

“IEGP” means Icahn Enterprises G.P. Inc.

“IEH” means Icahn Enterprises Holdings L.P.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;
(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date attributable to a Guarantee shall be the maximum principal amount guaranteed by such specified Person as of such date.

The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness and (c) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) the amount of the Indebtedness of the other Person to the extent so secured. Notwithstanding anything in the indenture to the contrary, Indebtedness of Icahn Enterprises, IEH or any Note Guarantor shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

“Issuance Date” means the closing date for the sale and original issuance of the Existing Notes.

“Issuers” means Icahn Enterprises and IEF, collectively.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.

“Net Income” means, with respect to any specified Person for any four consecutive fiscal quarter period, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Note Guarantee” means the Guarantee by any Subsidiary of Icahn Enterprises of the Issuers’ obligations under the indenture and the notes, executed pursuant to the provisions of the indenture which initially will only be by IEH.

“Notes” means Icahn Enterprises’ 7 1/8% senior notes issued under the indenture, including any Additional Notes issued.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of IEGP or IEF by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of IEGP or IEF, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of IEGP or IEF that meets the requirements set forth in the indenture.

“Other Liquidated Damages” means liquidated damages arising from a registration default under a registration rights agreement with respect to the registration of subordinated Indebtedness permitted to be incurred under the indenture.

“Partners’ Equity” with respect to any Person means as of any date, the partners’ equity as of such date shown on the consolidated balance sheet of such Person and its Subsidiaries or if such Person is not a partnership, the comparable line-item on a balance sheet, each prepared in accordance with GAAP.

“Permitted Refinancing Indebtedness” means any Indebtedness of Icahn Enterprises or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Icahn Enterprises or any Guarantor (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, and Other Liquidated Damages, incurred in connection therewith);
(2)	in the case of any Indebtedness other than notes redeemed in accordance with “ — Mandatory Disposition Pursuant to Gaming Laws,” such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Preferred Units” means Icahn Enterprises’ 5% Cumulative Pay-in-Kind Redeemable Preferred Units payable on or before March 31, 2010.

“Preferred Unit Distribution” means the scheduled annual Preferred Unit distribution, payable on March 31 of each year in additional Preferred Units at the rate of 5% of the liquidation preference of $10.00 per Preferred Unit.

“Principal” means Carl Icahn.

“Principal Property” of a specified Person means any property, assets or revenue of such Person now owned or hereafter acquired.

“Quarterly Determination Date” means, in connection with Icahn Enterprises’ first, second and third fiscal quarters, the earlier of (i) the date Icahn Enterprises would have been required to file a quarterly report with the SEC on Form 10-Q if Icahn Enterprises were required to file such reports and (ii) the date Icahn Enterprises files its quarterly report with the SEC on Form 10-Q. In connection with Icahn Enterprises’ fourth fiscal quarter, the earlier of (i) the date Icahn Enterprises would have been required to file an annual report with the SEC on Form 10-K if Icahn Enterprises were required to file such a report and (ii) the date Icahn Enterprises files its annual report with the SEC on Form 10-K.

“Related Parties” means (1) Carl Icahn, any spouse and any child, stepchild, sibling or descendant of Carl Icahn, (2) any estate of Carl Icahn or any person under clause (1), (3) any person who receives a beneficial interest in any estate under clause (2) to the extent of such interest, (4) any executor, personal administrator or trustee who holds such beneficial interest in Icahn Enterprises for the benefit of, or as fiduciary for, any person under clauses (1), (2) or (3) to the extent of such interest and (5) any corporation, partnership, limited liability company, trust, or similar entity, directly or indirectly owned or Controlled by Carl Icahn or any other person or persons identified in clauses (1), (2) or (3).

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” of any specified Person means any Indebtedness secured by a Lien upon the property of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issuance Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.

“Subordinated Indebtedness” means any Indebtedness that by its terms is expressly subordinated in right of payment in any respect (either in the payment of principal or interest) to the payment of principal, Liquidated Damages or interest on the notes.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

For the avoidance of doubt, IEH will be deemed to be a Subsidiary of Icahn Enterprises so long as IEH remains a Guarantor.

“Tangible Net Worth” of any specified Person as of any date means, the total shareholders’ equity (or if such Person were not a corporation, the equivalent account) of such Person and its Subsidiaries on a consolidated basis determined in conformity with GAAP less any and all goodwill and other intangible assets reflected on the consolidated balance sheet of such Person as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end.

“Tax Amount” means, for any period, the combined federal, state and local income taxes, including estimated taxes, that would be payable by Icahn Enterprises if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period and owned 100% of IEH; provided, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if Icahn Enterprises were a Delaware corporation shall be taken into account; provided, further that (i) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero and (ii) any Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm (but, including in any event, Icahn Enterprises’ auditors). Notwithstanding anything to the contrary, the Tax Amount shall not include taxes resulting from Icahn Enterprises’ change in the status to a corporation for tax purposes.

“Taxable Income” means, for any period, the taxable income or loss of Icahn Enterprises for such period for federal income tax purposes.

“Total Unencumbered Assets” means, as of any Quarterly Determination Date, the book value of all of the assets of Icahn Enterprises and any Guarantor (including, without limitation, the Capital Stock of their Subsidiaries, but excluding goodwill and intangibles) that do not secure, by a Lien, any portion of any Indebtedness (other than assets secured by a Lien in favor of the notes and such assets are not secured by a Lien in favor of any other Indebtedness) as of such date (determined on a consolidated basis between Icahn Enterprises and any Guarantor but not on a consolidated basis with their Subsidiaries and otherwise in accordance with GAAP).

“Unsecured Indebtedness” of Icahn Enterprises, IEH and any additional Guarantor means any Indebtedness of such Person that is not Secured Indebtedness.

“Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following general discussion summarizes certain material U.S. federal income tax consequences that apply to beneficial owners of the private notes who:

(1)	acquired the private notes at their original issue price for cash,
(2)	exchange the private notes for new notes in this exchange offer, and
(3)	held the private notes and hold the new notes as “capital assets” (generally, for investment) as defined in the Code.

This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the U.S. tax treatment of your investment in the notes. For example, special rules not discussed here may apply to you if you are:

•	A broker-dealer, a dealer in securities or a financial institution;
•	An S corporation;
•	A bank;
•	A thrift;
•	An insurance company;
•	A tax-exempt organization;
•	A partnership or other pass-through entity;
•	Subject to the alternative minimum tax provisions of the Code;
•	Holding the private notes or the new notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;
•	A person with a “functional currency” other than the U.S. dollar; or
•	A U.S. expatriate.

If you are a partner in a partnership which holds the new notes, you should consult your own tax advisor regarding special rules that may apply.

This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Each holder is urged to consult his tax advisor regarding the specific federal, state, local, and foreign income and other tax considerations of participating in this exchange offer and holding the new notes.

Exchange of Private Notes for New Notes

The exchange of the private notes for the new notes pursuant to this exchange offer should not be a taxable event for U.S. federal income tax purposes. Accordingly, holders participating in this exchange offer should not recognize any income, gain or loss in connection with the exchange. In addition, immediately after the exchange, any such holder should have the same adjusted tax basis and holding period in the new notes as it had in the private notes, immediately before the exchange.

Consequences of Holding the New Notes

U.S. Holders

If you are a “U.S. Holder,” as defined below, this section applies to you. Otherwise, the section “Non-U.S. Holders” applies to you.

Definition of U.S. Holder

You are a “U.S. Holder” if you are the beneficial owner of a new note and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation or an entity, treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income tax regardless of its sources; or
•	a trust (i) if a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust, or (ii) if the trust was in existence on August 20, 1996, and treated as a domestic trust on August 19, 1996, and it has elected to continue to be treated as a U.S. person.

Taxation of Stated Interest

Generally, you must include the interest on the new notes in your gross income as ordinary income:

•	when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or
•	when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the New Notes

You will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a new note. The amount of your gain or loss will equal the difference between the amount you receive for the new note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the note, and your adjusted tax basis in the new note. Your tax basis in the new note generally will equal the price you paid for the private note that was exchanged for the new note. Your gain or loss will generally be long-term capital gain or loss if your holding period for the new note is more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Otherwise, it will be short-term capital gain or loss. For this purpose, your holding period for the new note should include your holding period for the private note that was exchanged for the new note. Long-term capital gains recognized in years beginning before December 31, 2008 by certain non-corporate holders are generally taxed at a maximum rate of 15%. The ability to deduct capital losses is subject to limitations. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

Information Reporting and Backup Withholding

We will report to certain holders of the new notes and to the IRS the amount of any interest paid on the new notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. You may be subject to a backup withholding tax when you receive interest payments on a new note or proceeds upon the sale or other disposition of the new note. Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. In addition, the backup withholding tax will not apply to you if you provide to us or our paying agent your correct social security or other taxpayer identification number, or TIN, in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the TIN you provided is incorrect;
•	you underreport interest and dividend payments that you receive on your tax return and the IRS notifies us or our paying agent that withholding is required; or
•	you fail, under certain circumstances, to certify under penalties of perjury that you are not subject to backup withholding.

The backup withholding tax rate is currently 28%. Any amounts withheld from a payment to you under the backup withholding rules may be credited against your U.S. federal income tax liability, and may entitle you to a refund, provided the required information is properly furnished to the IRS on a timely basis.

You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

The following general discussion is limited to the U.S. federal income tax consequences relevant to a “Non-U.S. Holder.” A “Non-U.S. Holder” is any beneficial owner of a new note if such owner is, for U.S. federal income tax purposes, a nonresident alien, or a corporation, estate, or trust that is not a U.S. Holder.

Interest

Portfolio Interest Exemption.  You will generally not be subject to U.S. federal income tax or withholding tax on interest paid or accrued on the new notes if:

•	you do not own, actually or constructively, 10% or more of our capital or profits interests;
•	you are not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;
•	you are not a bank receiving interest described in Section 881(c)(3)(A) of the Code;
•	such interest is not effectively connected with the conduct by you of a trade or business in the United States; and
•	either (i) you represent that you are not a United States person for U.S. federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury, or (ii) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the new note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy of the Form W-8BEN (or a suitable substitute form) to us or our paying agent.

U.S. Federal Income or Withholding Tax If Interest Is Not Portfolio Interest.  If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption described above, you may be subject to a 30% withholding tax on the gross amount of interest payments, unless reduced or eliminated by an applicable income tax treaty.

However, income from payments or accruals of interest that is effectively connected with the conduct by you of a trade or business in the United States will be subject to U.S. federal income tax on a net basis at a rate applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as you provide us or our paying agent with a properly executed IRS Form W-8ECI.

Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax, or other rules different from those described above. Generally, in order to claim any treaty benefits you must submit a properly executed IRS Form W-8BEN.

Reporting.  We may report annually to the IRS and to you the amount of interest paid to you, and the tax withheld, if any, with respect to you.

Sale or Other Disposition of New Notes

You will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a new note unless such gain is effectively connected with the conduct by you of a trade or business within the United States. Any gain that is effectively connected with the conduct by you of a trade or business within the United States will be subject to U.S. federal income tax on a net basis at the rates generally applicable to U.S. persons as described above.

Backup Withholding and Information Reporting

Payments From U.S. Office.  If you receive payment of interest or principal directly from us or through the U.S. office of a custodian, nominee, agent or broker, you may be subject to both backup withholding and information reporting.

With respect to interest payments made on the new notes, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8BEN (or Form W-8ECI) or suitable substitute form, that you are not a U.S. person in the manner described above under the heading “Non-U.S. Holders —  Interest,” or you otherwise establish an exemption.

Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a new note, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8BEN (or Form W-8ECI) or a suitable substitute form, a statement that you are an “exempt foreign person” for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a new note, as described above under the heading “Non-U.S. Holders-Interest — Sale or Other Disposition of New Notes,” you will generally qualify as an “exempt foreign person” for purposes of the broker reporting rules.

Payments From Foreign Office.  If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of a new note through a foreign office of a “broker,” as defined in the pertinent U.S. Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that you are a U.S. person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that has certain relationships to the United States unless the broker has in its records documentary evidence that you are a Non-U.S. Holder and certain other conditions are met.

Refunds.  Any amounts withheld from a payment to you under the backup withholding rules may be credited against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is properly furnished to the IRS on a timely basis.

The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or other agreement.

The preceding summary is for general information only and is not tax advice. Please consult your own tax advisor to determine the tax consequences of purchasing, holding and disposing of the notes under your particular circumstances.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for private notes where such private notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 270 days after the expiration date (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until       , 200 all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of its private notes directly from us:

•	may not rely on the applicable interpretation of the staff of the Commission’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and
•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

For a period of 270 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the private notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the private notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the notes offered by this prospectus and certain legal matters in connection with the exchange offer will be passed upon for us by Proskauer Rose LLP, New York, New York.

EXPERTS

The consolidated financial statements of Icahn Enterprises L.P. and Subsidiaries (“Icahn Enterprises”) as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2006 which were filed on Form 10-K on March 6, 2007 and incorporated by reference in this prospectus, have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The audit report covering the December 31, 2006 consolidated financial statements refers to the change in accounting for Icahn Enterprises’ investment in ImClone Systems Incorporated and Subsidiary from an available for sale security to the equity method.

The consolidated financial statements of Icahn Enterprises Holdings L.P. and Subsidiaries (“IEH”) as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 included in this prospectus, have been audited by Grant Thornton LLP, independent registered public accountants, as stated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. The audit reports covering the December 31, 2006 consolidated financial statements refer to the change in accounting for IEH’s investment in ImClone Systems Incorporated and Subsidiary from an available for sale security to the equity method, the adjustment to reflect the acquisition of entities under common control accounted for in a manner similar to a pooling-of-interests, the change in method of allocating IEH’s gains and losses upon disposition to third parties of entities under common control and the reclassifications of assets held for sale or sold through the nine months ended September 30, 2007 to discontinued operations.

The consolidated financial statements and the supplemental consolidated financial statements of Icahn Enterprises L.P. and Subsidiaries (“Icahn Enterprises”) as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 which were filed on Forms 8-K on December 5, 2007, and incorporated by reference in this prospectus, have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The audit reports covering the December 31, 2006 consolidated and supplemental consolidated financial statements refer to the change in accounting for Icahn Enterprises’ investment in ImClone Systems Incorporated and Subsidiary from an available for sale security to the equity method, the adjustment to reflect the acquisition of entities under common control accounted for in a manner similar to a pooling-of-interests, the change in method of allocating Icahn Enterprises’ gains and losses upon disposition to third parties of entities under common control and the reclassifications of assets held for sale or sold through the nine months ended September 30, 2007 to discontinued operations.

The balance sheet of Icahn Enterprises G.P. Inc., as of December 31, 2006, included in this prospectus has been audited by Grant Thornton LLP, independent registered public accountants, as stated in its report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

The combined financial statements of the Icahn Investment Management Entities as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, which were filed on Form 8-K on October 24, 2007 and incorporated by reference in this prospectus have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

The consolidated financial statements of PSC Metals, Inc. and Subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 which were filed on Form 8-K on December 5, and incorporated by reference in this prospectus have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

The consolidated financial statements of ImClone Systems Incorporated and subsidiary as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein and in the registration statement and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2006 consolidated financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment.”

The consolidated financial statements of GB Holdings, Inc. and subsidiaries for the year ended December 31, 2004 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein and in the registration statement and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the SEC at 100 F Street, N. E. Room 1580, Washington, D.C. 20549. You may obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding us. You may access the SEC’s web site at http://www.sec.gov.

We are subject to the informational requirements of the Exchange Act. As a result, we are required to file reports, proxy statements and other information with the SEC. These materials can be copied and inspected at the locations described above. Copies of these materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Room 1580, Washington, D.C. 20549, at prescribed rates. Our depositary units are listed on the New York Stock Exchange under the new symbol “IEP.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings made pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and any other future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing disclosure furnished under Items 2.02, 7.01 or 8.01 of Form 8-K, unless otherwise indicated therein):

•	Our Annual Report on Form 10-K and Form 10-K/A, Amendment No. 1 for the fiscal year ended December 31, 2006, filed with the SEC on March 6, 2007 and March 16, 2007, respectively (SEC File No. 001-09516);
•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 filed with the SEC on May 10, 2007, August 9, 2007 and November 9, 2007, respectively (SEC File No. 001-09516); and
•	Our Current Reports on Form 8-K, filed with the SEC on January 11, 2007, January 19, 2007, February 9, 2007, April 3, 2007, April 4, 2007, April 5, 2007, April 17, 2007, April 24, 2007, April 27, 2007, May 10, 2007, July 9, 2007, July 18, 2007, August 9, 2007, September 20, 2007, October 9, 2007, October 15, 2007, October 24, 2007 and December 5, 2007 (SEC File No. 001-09516).

You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

Icahn Enterprises L.P.
767 Fifth Avenue, Suite 4700
New York, New York 10153
Attn: Chief Financial Officer
Telephone requests may be directed to (212) 702-4300

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Partners of
Icahn Enterprises Holdings L.P.

We have audited the accompanying consolidated balance sheets of Icahn Enterprises Holdings L.P. and Subsidiaries (the “Partnership”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in partners’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2006. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of GB Holdings, Inc. and Subsidiaries for the year ended December 31, 2004, which statements reflect losses of $12,822,000 included in the discontinued operations. Those statements were audited by other auditors, whose report thereon has been furnished to us, and our opinion, insofar as it relates to the amounts included for GB Holdings, Inc. and Subsidiaries, is based solely on the report of the other auditors. Those auditors expressed an unqualified opinion with emphasis on a going concern matter on those financial statements in their report dated March 11, 2005. Also, we did not audit the financial statements of ImClone Systems Incorporated and Subsidiary, the investment in which, as discussed in Notes 2 and 7 to the financial statements, is accounted for by the equity method of accounting. The investment in ImClone Systems Incorporated and Subsidiary was $164,307,000 and $97,255,000 as of December 31, 2006 and 2005, respectively, and the equity in its net income was $12,620,000 and $1,375,000, respectively, for the years then ended. The financial statements of ImClone Systems Incorporated and Subsidiary were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for ImClone Systems Incorporated and Subsidiary, is based on the reports of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Icahn Enterprises Holdings L.P. and Subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 2 and 7, in 2006, the Partnership changed the accounting for its investment in ImClone Systems Incorporated and Subsidiary from an available-for-sale security to the equity method. Also, as discussed in Note 2, the Partnership changed its method of allocating gains and losses upon disposition to third parties of entities under common control.

As further described in Note 1, these consolidated financial statements have been adjusted to reflect the acquisition of entities under common control, which have been accounted for in a manner similar to a pooling-of-interests, as well as the reclassification of assets held for sale or sold to discontinued operations through the nine months ended September 30, 2007.

/s/ GRANT THORNTON LLP

New York, New York
November 28, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of GB Holdings, Inc.

We have audited the consolidated statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2004 of GB Holdings, Inc. and subsidiaries. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of GB Holdings, Inc. and subsidiaries for the year ended December 31, 2004, in conformity with US generally accepted accounting principles.

The consolidated financial statements have been prepared assuming that GB Holdings, Inc. will continue as a going concern. As discussed in Notes 1 and 2 to the consolidated financial statements, the Company has suffered recurring net losses, has a net working capital deficiency and has significant debt obligations which are due within one year that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Short Hills, New Jersey
March 11, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Board of Directors and Stockholders
ImClone Systems Incorporated:

We have audited the consolidated balance sheets of ImClone Systems Incorporated and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income, and cash flows for the years then ended, not presented separately herein. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ImClone Systems Incorporated and subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in notes 2(i) and 11(d) to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” effective January 1, 2006.

/s/ KPMG LLP

Princeton, New Jersey
March 1, 2007

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005

	December 31,
	2006	2005
	(In 000s, Except Unit Amounts)
ASSETS
Investment Management:
Cash and cash equivalents	$4,822	$2,341
Cash held at consolidated affiliated partnerships and restricted cash	1,106,809	139,856
Securities owned, at fair value	2,757,229	2,581,634
Unrealized gains on derivative contracts, at fair value	80,216	29
Due from brokers	838,620	343,807
Other assets	27,460	23,570
	4,815,156	3,091,237
Holding Company and other operations:
Cash and cash equivalents	1,857,222	350,999
Restricted cash	87,159	160,706
Investments	692,802	814,618
Unrealized gains on derivative contract, at fair value	20,538	1,121
Inventories, net	224,483	223,625
Trade, notes and other receivables, net	169,744	191,154
Assets of discontinued operations held for sale	620,974	1,667,224
Property, plant and equipment, net	484,356	454,280
Intangible assets	23,402	23,402
Other assets	70,960	81,090
	4,251,640	3,968,219
Total Assets	$9,066,796	$7,059,456
LIABILITIES AND PARTNERS' EQUITY
Investment Management:
Accounts payable, accrued expenses and other liabilities	$59,286	$5,303
Subscriptions received in advance	66,030	40,560
Payable for purchases of securities	11,687	23,138
Securities sold, not yet purchased, at fair value	691,286	367,024
Unrealized losses on derivative contracts, at fair value	1,770	9,353
	830,059	445,378
Holding Company and other operations:
Accounts payable	61,326	54,055
Accrued expenses and other liabilities	168,270	123,822
Securities sold, not yet purchased, at fair value	25,398	75,883
Margin liability on marketable securities	—	131,061
Liabilities of discontinued operations held for sale	318,085	751,757
Long-term debt	941,415	903,322
	1,514,494	2,039,900
Total Liabilities	2,344,553	2,485,278
Commitments and contingencies (Note 17)
Non-controlling interests in consolidated entities:
Investment Management	3,628,470	2,548,900
Holding Company and other operations	292,221	304,599
Partners' equity:
Limited partners:
Depositary units; 67,850,000 authorized; 62,994,030 issued and 61,856,831 outstanding as of December 31, 2006 and 2005	2,121,819	1,591,236
General partner	679,733	129,443
Partners' equity	2,801,552	1,720,679
Total Liabilities and Partners' Equity	$9,066,796	$7,059,456

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2006, 2005 and 2004

	Year Ended December 31,
	2006	2005	2004
	(In 000s Except Per Unit Data)
Revenues:
Investment Management:
Interest, dividends and other income	$73,563	$47,436	$2,846
Net gain from investment activities	1,030,740	305,440	59,254
	1,104,303	352,876	62,100
Holding Company and other operations:
Real Estate	132,610	98,392	60,123
Home Fashion	890,840	441,771	—
Interest and other income	50,417	41,174	41,096
Net gain (loss) from investment activities	91,308	(21,260)	16,540
Other income, net	20,828	9,749	7,913
	1,186,003	569,826	125,672
Total revenues	2,290,306	922,702	187,772
Expenses:
Investment Management	79,735	26,050	1,976
Holding Company and other operations:
Real Estate	105,825	81,596	49,166
Home Fashion	1,034,216	462,115	—
Holding Company expenses	25,822	17,142	4,741
Interest expense	79,200	66,572	23,270
	1,245,063	627,425	77,177
Total expenses	1,324,798	653,475	79,153
Income from continuing operations before income taxes and non-controlling interests in income of consolidated entities	965,508	269,227	108,619
Income tax expense	(2,156)	(2,271)	(81)
Non-controlling interests in (income) loss of consolidated entities:
Investment Management	(763,137)	(241,361)	(48,649)
Holding Company and other operations	65,827	9,466	—
	(697,310)	(231,895)	(48,649)
Income from continuing operations	266,042	35,061	59,889
Discontinued Operations:
Income from discontinued operations	175,262	3,396	33,099
Non-controlling interests in (income) loss of consolidated entities	(53,165)	4,356	2,074
Gain on disposition of property	676,444	21,849	75,197
Income from discontinued operations	798,541	29,601	110,370
Net Earnings	$1,064,583	$64,662	$170,259
Net earnings (loss) attributable to:
Limited partners	$514,456	$(14,594)	$135,910
General partner	550,127	79,256	34,349
	$1,064,583	$64,662	$170,259

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES
IN PARTNERS' EQUITY AND COMPREHENSIVE INCOME
Years Ended December 31, 2006, 2005, and 2004
(In 000’s Except Unit Data)

	General Partner's Equity (Deficit)	Limited Partners' Equity Depositary Units	Total Partners' Equity
Balance, December 31, 2003	$16,447	$1,628,268	$1,644,715
Comprehensive income:
Net earnings	34,349	135,910	170,259
Reclassification of unrealized gains on marketable securities sold	(96)	(9,472)	(9,568)
Net unrealized losses on securities available for sale	—	32	32
Comprehensive income	34,253	126,470	160,723
Capital distribution from American Casino	(179)	(17,737)	(17,916)
Capital contribution to American Casino	228	22,572	22,800
Capital contribution to Investment Management	990	—	990
Arizona Charlies acquisition	(1,259)	(124,641)	(125,900)
Change in deferred tax asset related to acquisition of Arizona Charlies	25	2,465	2,490
Net adjustment for Panaco acquisition	916	90,646	91,562
Distribution to general partner	(19)	(1,900)	(1,919)
Other	(10)	(966)	(976)
Balance, December 31, 2004	51,392	1,725,177	1,776,569
Comprehensive income:
Net earnings (loss)	79,256	(14,594)	64,662
Net unrealized losses on securities available for sale	(42)	(4,155)	(4,197)
Other comprehensive income	(1)	(76)	(77)
Comprehensive income	79,213	(18,825)	60,388
General partner contribution	93	9,186	9,279
AREP Oil & Gas acquisition	(1,717)	(170,025)	(171,742)
GBH/Atlantic Coast acquisition	582	57,667	58,249
Change in reporting entity and other	25	2,427	2,452
CEO LP Unit Options	5	487	492
Return of capital to GB Holdings, Inc.	(26)	(2,572)	(2,598)
Partnership distributions	(126)	(12,496)	(12,622)
Equity in ImClone capital transaction	2	210	212
Balance, December 31, 2005	129,443	1,591,236	1,720,679
Comprehensive income:
Net earnings	550,128	514,455	1,064,583
Net unrealized losses on securities available for sale	297	29,387	29,684
Other comprehensive income	1	149	150
Comprehensive income	550,426	543,991	1,094,417
CEO LP Unit Options	62	6,186	6,248
Atlantic Coast bond conversion	22	2,189	2,211
Partnership distributions	(252)	(24,993)	(25,245)
Equity in ImClone capital transactions	32	3,210	3,242
Balance, December 31, 2006	$679,733	$2,121,819	$2,801,552

Accumulated Other Comprehensive Income (Loss) at December 31, 2006, 2005, and 2004 was $25.4 million, $(4.5) million, and $(0.1) million, respectively.

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006, 2005 and 2004

	Years Ended December 31,
	2006	2005	2004
	(In $000s)
Cash flows from operating activities:
Net Earnings:
Investment Management	$259,668	$84,575	$11,394
Holding Company and other operations	6,374	(49,514)	48,495
Income from discontinued operations	798,541	29,601	110,370
Net earnings	$1,064,583	$64,662	$170,259
Income from continuing operations:
Investment Management	$259,668	$84,575	$11,394
Adjustments to reconcile net earnings to net cash used in operating activities:
Income attributable to non-controlling interests in consolidated affiliated partnerships	763,137	241,361	48,649
Deferred taxes	1,670	808	27
Investment gains	(963,328)	(292,487)	(59,254)
Purchases of securities	(4,267,933)	(3,186,738)	(487,049)
Proceeds from sales of securities	5,154,820	1,252,706	178,502
Purchases to cover securities sold, not yet purchased	(764,723)	(127,324)	—
Proceeds from securities sold, not yet purchased	989,829	455,319	51,715
Changes in operating assets and liabilities:
Cash held at consolidated affiliated partnerships and restricted cash	(966,953)	420,643	(560,499)
Due from brokers	(494,813)	244,209	(588,016)
Receivable for securities sold	(10,099)	(9,141)	(1,817)
Unrealized (gains) losses on derivative contracts	(87,768)	8,528	796
Accounts payable, accrued expenses and other liabilities	17,032	25,825	1,781
Other	6,210	(10,492)	(2,121)
Net cash used in continuing operations	(363,251)	(892,208)	(1,405,892)
Holding Company and other operations	6,374	(49,514)	48,495
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	38,958	25,086	5,367
Investment (gains) losses	(91,308)	21,260	(16,540)
Preferred LP unit interest expense	—	—	—
Non-controlling interests in income of consolidated entities	(65,827)	(9,466)	—
Equity in earnings of affiliate	(12,620)	(1,375)	—
Stock-based compensation expense	6,248	492	—
Deferred income tax (expense) benefit	(315)	(1,281)	76
Impairment loss on fixed assets	33,701	—	—
Net cash provided by activities on trading securities	70,636	28,560	—
Other, net	(6,150)	(2,546)	(9,786)
Changes in operating assets and liabilities:
Trade, notes and other receivables	50,396	10,896	(8,030)
Other assets	36,218	(9,541)	(123,894)
Inventory, net	9,227	38,494	—
Accounts payable, accrued expenses and other liabilities	(19,022)	(49,103)	86,754
Other, net	—	—	—
Net cash provided by (used in) continuing operations	56,516	1,962	(17,558)

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
Years Ended December 31, 2006, 2005 and 2004

	Years Ended December 31,
	2006	2005	2004
	(In $000s)
Net cash used in continuing operations	(306,735)	(890,246)	(1,423,450)
Income from discontinued operations	798,541	29,601	110,370
Depreciation, depletion and amortization	138,922	131,598	101,066
Net gain from sales of businesses and properties	(676,444)	(21,849)	(75,197)
Other, net	(27,348)	76,847	44,689
Net cash provided by discontinued operations	233,671	216,197	180,928
Net cash used in operating activities	(73,064)	(674,049)	(1,242,522)
Cash flows from investing activities:
Holding Company and other operations:
Capital expenditures	(14,487)	(8,161)	(95,523)
Purchases of marketable equity and debt securities	(243,162)	(764,271)	(283,615)
Proceeds from sales of marketable equity and debt securities	566,575	190,287	89,356
Net proceeds from the sales and disposition of real estate	—	8,414	43,590
Net proceeds from the sales and disposition of fixed assets	21,399	(43)	(420)
Purchase of debt security of affiliates	—	—	(101,500)
Acquisitions of businesses, net of cash acquired	(99,206)	(293,649)	—
Other	130	9,868	50,576
Net cash provided by (used in) investing activities from continuing operations	231,249	(857,555)	(297,536)
Discontinued operations
Capital expenditures	(353,547)	(354,528)	(146,229)
Net proceeds from the sales and disposition of assets	1,309,181	54,795	206,964
Other	(127,996)	4,422	(104,538)
Net cash provided by (used in) investing activities from discontinued operations	827,638	(295,311)	(43,803)
Net cash provided by (used in) investing activities	1,058,887	(1,152,866)	(341,339)
Cash flows from financing activities:
Investment Management:
Capital contributions by and receipt of subscriptions receivable from partners	—	20	970
Capital contributions by non-controlling interests in consolidated affiliated partnerships	299,815	857,937	1,105,700
Subscriptions received in advance	66,030	40,560	300,445
Capital distributions to non-controlling interests in consolidated affiliated partnerships	(113)	(5,191)	—
Cash flows provided by financing activities from continuing operations	365,732	893,326	1,407,115

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
Years Ended December 31, 2006, 2005 and 2004

	Years Ended December 31,
	2006	2005	2004
	(In $000s)
Holding Company and other operations:
Partners’ equity:
Partnership distributions	(25,245)	(12,622)	—
General partners’ contribution	—	9,279	—
Proceeds from senior notes payable	—	474,000	342,594
Proceeds from other borrowings	34,250	4,425	10,000
Repayments of other borrowings	(7,034)	(7,268)	(31,805)
Net change in due from affiliates	675	21,635	(16,468)
Debt issuance costs	(7,809)	(8,952)	(16,586)
Other	—	4,490	(3)
Cash flows (used in) provided by financing activities from continuing operations	(5,163)	484,987	287,732
Cash flows provided by financing activities — continuing operations	360,569	1,378,313	1,694,847
Cash flows provided by financing activities — discontinued operations	14,803	218,886	143,319
Net cash provided by financing activities	375,372	1,597,199	1,838,166
Net increase (decrease) in cash and cash equivalents*	1,361,195	(229,716)	254,305
Net change in cash of assets held for sale	147,508	(105,587)	24,222
Cash and cash equivalents, beginning of period	353,340	688,643	410,116
Cash and cash equivalents, end of period	$1,862,044	$353,340	$688,643
Cash balances per balance sheet:
Investment Management	$4,822	$2,341	$1,223
Holding Company and other operations	$1,857,222	$350,999	$687,420
	$1,862,044	$353,340	$688,643
* Net increase (decrease) in cash and cash equivalents consists of the following:
Investment Management	$2,481	$1,118	$1,223
Holding Company and other operations	282,602	(370,606)	(27,362)
Discontinued operations	1,076,112	139,772	280,444
	$1,361,195	$(229,716)	$254,305
Supplemental information
Cash payments for interest, net of amounts capitalized	$111,369	$77,795	$60,544
Cash payments for income taxes, net of refunds	$15,439	$10,510	$2,912
Conversion of bonds in connection with acquisition of WPI	$—	$208,850	$—
Net realized gains (losses) on securities available for sale	$29,684	$(4,197)	$33
LP unit issuance	$—	$456,998	$—
Change in tax asset related to acquisitions	$—	$7,329	$2,490
Debt conversion relating to Atlantic Coast	$2,211	$29,500	$—
Equity received in consideration for sale of oil and gas operations	$231,156	$—	$—
Redemption payable to non-controlling interests in consolidated affiliated partnerships	$23,830	$—	$—

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

1. Description of Business and Basis of Presentation

General

Icahn Enterprises Holdings L.P., or IEH, is a limited partnership formed in Delaware on February 17, 1987. We changed our name effective September 17, 2007. We are a diversified holding company engaged in a variety of businesses including Investment Management, Real Estate, and Home Fashion. Our primary business strategy is to continue to grow and enhance the value of our businesses. We may also seek to acquire additional businesses that are distressed or in out-of-favor industries and will consider divestiture of business from which we do not foresee adequate future cash flow or appreciation potential. In addition, we invest our available liquidity in debt and equity secutities with a view towards enhancing returns as we continue to assess further acquisitions of operating businesses.

Our sole limited partner is Icahn Enterprises L.P., or Icahn Enterprises, a Delaware master limited partnership which owns a 99% limited partnership interest in us. Our general partner is Icahn Enterprises G.P. Inc., or IEGP, which was formerly known as American Property Investors, Inc., a Delaware corporation, which is also the general partner of Icahn Enterprises. IEGP is a wholly owned subsidiary of Beckton Corp., a Delaware corporation. All of the outstanding capital stock of Beckton Corp., is owned by Carl C. Icahn. References to IEH, “we” or “us” herein include IEH and its subsidiaries, unless the context otherwise requires.

IEH has guaranteed the 7.125% senior notes due 2013 issued by Icahn Enterprises. At December 31, 2005, there were fewer than 300 holders of the notes and guarantees. On January 24, 2006, we filed a Form 15 to notify the Securities and Exchange Commission (the “SEC”) that our reporting obligations automatically were suspended pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended (the “’34 Act”).

Change in Reporting Entity

As discussed in further detail below, on August 8, 2007, we acquired the general partnership interests in the General Partners (as defined below) and Icahn Capital Management L.P. (“New Icahn Management”). Our historical financial statements contained herein have been adjusted to reflect this acquisition. In accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), assets transferred between entities under common control are accounted for at historical cost similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are adjusted on a consolidated basis. As a result of the restatements arising from the acquisition that occurred on August 8, 2007, our financial statements now include additional entities as described below. The accounting policies, which include our Investment Management segment, are set out in Note 2, “Summary of Significant Accounting Policies.”

Basis of Presentation

The consolidated financial statements include the accounts of IEH, and its wholly and majority owned subsidiaries in which control can be exercised, in addition to those entities in which IEH, has a substantive controlling, general partner interest or in which it is the primary beneficiary of a variable interest entity in accordance with FIN 46R, as described below. IEH, is considered to have control if it has a direct or indirect ability to make decisions about an entity’s activities through voting or similar rights. All material intercompany accounts and transactions have been eliminated in consolidation.

As further described in Note 2, the Investment Funds and the Offshore Fund (as each term is defined herein) are consolidated into our financial statements even though we only have a minority interest in the equity and income of these funds. The majority ownership interests in these funds, which represent the portion of the consolidated net assets and net income attributable to the limited partners and shareholders in the consolidated Private Funds (as defined below) for the periods presented, are reflected as non-controlling interests in income of consolidated entities — Investment Management in the accompanying financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

1. Description of Business and Basis of Presentation  – (continued)

Change in Presentation

As a result of the acquisition of the Partnership Interests (as defined below) on August 8, 2007 and the consolidation of the affiliated partnership entities, as described in Note 2, “Summary of Significant Accounting Policies,” we have changed the presentation of our consolidated balance sheets to an unclassified format in the accompanying financial statements as of December 31, 2006 and 2005. Accordingly, certain amounts reflected in our classified balance sheets in our Annual Report on Form 10-K for the year ended December 31, 2006 (“2006 Annual Report on Form 10-K”) filed with the SEC on March 6, 2007 have been reclassified to conform to the unclassified balance sheet presentation.

We have also changed the presentation of our consolidated statements of operations. The reclassifications to the consolidated statements of operations included in our 2006 Annual Report on Form 10-K filed with the SEC on March 6, 2007 are as follows:

1.	The grouping of revenues and expenses to arrive at “operating income” and certain categories of “other income and expense” has been discontinued.
2.	Interest and other income, net gain from investment activities and other income, net are now classified as revenues.
3.	Interest expense is included in total expenses.

Acquisitions

Acquisition of Partnership Interests

On August 8, 2007, we acquired the general partnership interests in the General Partners and New Icahn Management for an initial consideration of $810 million of the depositary units of Icahn Enterprises. There is a potential maximum aggregate earn-out (including any catch-up) of $1.121 billion of the depositary units of Icahn Enterprises, which is subject to achieving total after-tax earnings from the General Partners and New Icahn Management subsequent to the acquisition, which includes both management fees and performance- based or incentive allocations paid by the Private Funds to New Icahn Management and the General Partners during the five-year period of at least $3.906 billion. These entities provide investment advisory and certain management services to the Private Funds but do not provide such services to any other entities, individuals or accounts. Interests in the Private Funds are offered only to certain sophisticated and accredited investors on the basis of exemptions from the registration requirements of the federal securities laws and are not publicly available.

We entered into a Contribution and Exchange Agreement (the “Contribution Agreement”), dated as of August 8, 2007, with CCI Offshore Corp. (“CCI Offshore”), CCI Onshore Corp. (“CCI Onshore”), Icahn Management LP, a Delaware limited partnership (“Icahn Management” and, together with CCI Offshore and CCI Onshore, collectively referred to herein as the “Contributors”), and Carl C. Icahn. Pursuant to the Contribution Agreement, we acquired general partnership interests in Icahn Onshore LP (the “Onshore GP”) and Icahn Offshore LP (the “Offshore GP” and, together with the Onshore GP, the “General Partners”), acting as general partners of Icahn Partners LP (the “Onshore Fund”) and the Offshore Master Funds (as defined below) managed and controlled by Mr. Icahn. As referred to herein, the “Offshore Master Funds” consist of (i) Icahn Partners Master Fund LP (“Offshore Master Fund I”); (ii) Icahn Partners Master Fund II L.P. (“Offshore Master Fund II”) and (iii) Icahn Partners Master Fund III L.P. (“Offshore Master Fund III”). The Onshore Fund and the Offshore Master Funds are collectively referred to herein as the “Investment Funds.”

The Offshore GP also acts as general partner of certain funds formed as Cayman Islands exempted limited partnerships that invest in the Offshore Master Funds. These funds, together with other funds that also invest in the Offshore Master Funds, constitute the “Feeder Funds” and, together with the Investment Funds, are referred to herein as the “Private Funds.” We also acquired the general partnership interests in New Icahn

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

1. Description of Business and Basis of Presentation  – (continued)

Management, a Delaware limited partnership, which is a newly formed management company that provides certain management and administrative services to the Private Funds.

Other Acquisitions

On May 19, 2006, our wholly owned subsidiaries, AREP Laughlin Corporation (“AREP Laughlin”) and AREP Boardwalk Properties LLC, completed the purchases, respectively, of the Flamingo Laughlin Hotel and Casino, now known as the Aquarius Casino Resort (the “Aquarius”), in Laughlin, Nevada, and 7.7 acres of land that was adjacent to the former Sands Hotel and Casino (“The Sands”), in Atlantic City, New Jersey, known as the Traymore site, from affiliates of Harrah’s Operating Company, Inc. (“Harrah’s”). Operating results for the Aquarius are included with Icahn Enterprises Holdings’ results beginning as of May 19, 2006. On November 17, 2006, we sold the Atlantic City gaming operations, including the Traymore site. As discussed below, on April 22, 2007, we entered into an agreement to sell our Nevada gaming operations.

On August 8, 2005, WestPoint International Inc. (“WPI”), our indirect majority owned subsidiary, completed the acquisition of substantially all of the assets of WestPoint Stevens Inc. (“WPS”). Operating results for WPI are included with Icahn Enterprises Holdings’ results beginning as of August 8, 2005. In December 2006, WPI acquired a manufacturing facility in Bahrain for an aggregate cash consideration of $98.6 million and a seller note of $10.6 million. The purchase price is subject to working capital adjustments. As discussed below, on October 18, 2007, WPI entered into an agreement to sell the inventory at substantially all of its 30 retail outlet stores.

Discontinued Operations

As discussed further below, on October 18, 2007, within our Home Fashion segment, WPI, our indirect majority owned subsidiary, entered into an agreement to sell the inventory at substantially all of its 30 retail outlet stores. These operations met the criteria for discontinued operations during the Company’s third quarter of 2007. Therefore, the portion of the business related to the stores’ retail operations has been classified for all years presented as discontinued operations.

On April 22, 2007, within our former Gaming segment, American Entertainment Properties Corp (“AEP”), our wholly owned indirect subsidiary, entered into an agreement to sell all of the issued and outstanding membership interests of American Casino and Entertainment Properties LLC (“ACEP”), which comprises our remaining gaming operations.

On November 21, 2006, within our former Oil and Gas segment, our indirect wholly owned subsidiary, AREP O & G Holdings LLC, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas LLC (“NEG Oil & Gas”) to SandRidge Energy, Inc. (“SandRidge”), formerly Riata Energy, Inc.

On November 17, 2006, within our former Gaming segment, our indirect majority owned subsidiary, Atlantic Coast Entertainment Holdings, Inc. (“Atlantic Coast”), completed the sale to Pinnacle Entertainment, Inc. (“Pinnacle”) of the outstanding membership interests in ACE Gaming LLC (“ACE”), the owner of The Sands, and 100% of the equity interests in certain subsidiaries of IEH which own parcels of real estate adjacent to The Sands, including the Traymore site.

Certain of our real estate properties are classified as discontinued operations. The properties classified as discontinued operations have changed during the fiscal year ended December 31, 2006, or fiscal 2006, and, accordingly, certain amounts in the accompanying financial statements for the fiscal year ended December 31, 2005, or fiscal 2005, and the fiscal year ended December 31, 2004, or fiscal 2004, have been reclassified to conform to the current classification of properties. In addition, during the nine months ended September 30, 2007, within our Real Estate segment, five properties of our Real Estate segment were reclassified to held for sale as they were subject to a contract or letter of intent. The operations of these properties were classified as discontinued operations for all years presented.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

1. Description of Business and Basis of Presentation  – (continued)

The financial position and results of these operations are presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations.

Filing Status of Subsidiaries

National Energy Group, Inc. (“NEGI”), and Atlantic Coast are reporting companies under the ’34 Act. In addition, ACEP voluntarily files annual, quarterly and current reports under the ’34 Act. See Note 18, “Subsequent Events,” for additional information.

2. Summary of Significant Accounting Policies

As discussed in Note 1, we operate in several diversified segments. The accounting policies related to the specific segments or industries are differentiated, as required, in the list of significant accounting policies set out below.

Principles of Consolidation

a. General

The consolidated financial statements include the accounts of Icahn Enterprises Holdings and its wholly and majority owned subsidiaries in which control can be exercised, in addition to those entities in which Icahn Enterprises Holdings has a substantive controlling, general partner interest or in which it is the primary beneficiary of a variable interest entity. We are considered to have control if we have a direct or indirect ability to make decisions about an entity’s activities through voting or similar rights. We use the guidance set forth in AICPA Statement of Position No.78-9, Accounting for Investments in Real Estate Ventures (“SOP 78-9”), Emerging Issues Task Force (“EITF”) Issue No. 04-05, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF No. 04-05”), FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (“FIN 46R”), and in SFAS No. 94, Consolidation of All Majority-Owned Subsidiaries —  An Amendment of ARB No. 51, with Related Amendments of APB Opinion No. 18, and ARB No. 43 Chapter 12 (“SFAS No. 94”), with respect to our investments in partnerships and limited liability companies. All intercompany balances and transactions are eliminated.

In accordance with U.S. GAAP, assets and liabilities transferred between entities under common control are accounted for at historical cost in a manner similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to their acquisition are retrospectively adjusted on a combined basis.

b. Investment Management

The accompanying financial statements include the consolidated financial statements of the Investment Management and GP Entities and certain consolidated Private Funds during the periods presented. As referred to herein, the term “Investment Management and GP Entities” includes either Icahn Management (for the period prior to the acquisition on August 8, 2007) or New Icahn Management (for the period subsequent to the acquisition on August 8, 2007) and, in either case, the General Partners. The Investment Management and GP Entities consolidate those entities in which (i) they have an investment of more than 50% and have control over significant operating, financial and investing decisions of the entity pursuant to SFAS No. 94, (ii) they have a substantive controlling, general partner interest pursuant to EITF No. 04-05 or (iii) they are the primary beneficiary of a variable interest entity (a “VIE”) pursuant to FIN 46R. With respect to the consolidated Private Funds, the limited partners and shareholders have no substantive rights to impact ongoing governance and operating activities.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

Icahn Management (and, subsequent to the acquisition of the Partnership Interests on August 8, 2007, New Icahn Management), the Onshore GP and the Offshore GP are consolidated into Icahn Enterprises Holdings pursuant to SFAS No. 94 as Icahn Enterprises Holdings owns greater than 50% of the partnership interests in these entities. Icahn Enterprises Holdings has a substantive controlling, general partnership interest in these entities.

The Onshore Fund is consolidated into the Onshore GP pursuant to EITF 04-05, which defines the criteria for determining whether a general partner controls a limited partnership when the limited partners have certain rights, such as “kick-out” rights. According to EITF 04-05, consolidation of a limited partnership by the general partner is required when these rights do not exist.

Icahn Fund Ltd. (the “Offshore Fund”) and, from May 1, 2006 through October 1, 2006, Icahn Sterling Fund Ltd. (the “Sterling Fund”) are consolidated into the Offshore GP, pursuant to FIN 46R. On October 1, 2006, the Sterling Fund’s assets were contributed to the Offshore Fund. VIEs are defined as entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents, will absorb a majority of the VIE's expected losses or receive a majority of the expected residual returns as a result of holding variable interests.

Although the Private Funds are not investment companies within the meaning of the 1940 Act, each of the consolidated Private Funds is, for U.S. GAAP purposes, an investment company under the AICPA Audit and Accounting Guide — Investment Companies (the “AICPA Guide”). The Investment Management and GP Entities have retained the specialized accounting of these funds in accordance with EITF Issue No. 85-12, Retention of Specialized Accounting for Investments in Consolidation. Offshore Master Fund I, managed by the Offshore GP, is structured as a master-feeder arrangement, whereby the Offshore Fund makes its investment in Offshore Master Fund I. In instances where the Investment Management and GP Entities, through their direct equity interest and consolidated Feeder Funds, own all of the outstanding equity shares of an affiliated master fund, the Investment Management and GP Entities consolidate such master fund. Pursuant to the AICPA Guide, the consolidated Private Funds' investments are reflected in the consolidated financial statements at their estimated fair values with changes in unrealized gains and losses included as a component of net earnings. Furthermore, pursuant to their specialized accounting, the Private Funds are not subject to the consolidation provisions of FIN 46R with respect to their investments.

The management fees earned by Icahn Management (and by New Icahn Management subsequent to the acquisition on August 8, 2007) from consolidated entities and the incentive allocations earned by the Onshore GP and the Offshore GP from the Onshore Fund and Offshore Master Fund I, respectively, are eliminated in consolidation; however, the Investment Management and GP Entities’ allocated share of the net income from the Private Funds includes the amount of these eliminated fees. Accordingly, the consolidation of the Private Funds has no material net effect on the Investment Management and GP Entities' earnings from the Private Funds.

Retrospective Application of Change in Accounting for Investment in ImClone Systems Incorporated

In the fourth quarter of fiscal 2006 we changed our method of accounting for our investment in ImClone Systems Incorporated (“ImClone”), to the equity method of accounting. Previously, we accounted for our investment in ImClone as an available-for-sale security. In accordance with SFAS No. 115 (as defined below) available for sale securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity as “Other Comprehensive Income.” We record our proportionate equity in ImClone’s earnings and capital transactions on a one calendar quarter time lag.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

From the first quarter of fiscal 2005 through the third quarter of fiscal 2006, Icahn Enterprises Holdings and certain other affiliates of Mr. Icahn purchased shares of common stock of ImClone. As of September 30, 2006, the total shares of ImClone held by Icahn Enterprises Holdings as a percentage of ImClone’s total outstanding shares were 5.4%. Also, in October 2006, Mr. Icahn was appointed Chairman of the board of directors of ImClone and certain other changes to ImClone’s board of directors took place, which resulted in Mr. Icahn having the ability to exercise significant influence over the operating and financial policies of ImClone.

In assessing the applicability of Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock (“APB 18”), we have determined that, because of the ability of Mr. Icahn to exercise significant influence over ImClone’s operating and financial policies, we were required to adopt the equity method of accounting for our investment in ImClone, and accordingly, the fiscal 2005 financial statements have been adjusted to apply the new method retrospectively. See Note 7, “Investment and Related Matters,” for information regarding the effect of this change on net earnings and total partners’ equity.

As further described below, we adopted SFAS No. 159 as of January 1, 2007 and elected to apply the fair value option to our investment in ImClone.

Use of Estimates in Preparation of Financial Statements

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. The more significant estimates include (1) the valuation allowances of accounts receivable and inventory, (2) the valuation of long-lived assets, mortgages and notes receivable, (3) costs to complete for land, house and condominium developments, (4) gaming-related liability and promotional programs, (5) deferred tax assets, (6) oil and gas reserve estimates, (7) asset retirement obligations and (8) fair value of derivatives. Actual results may differ from the estimates and assumptions used in preparing the consolidated financial statements.

Cash and Cash Equivalents

We consider short-term investments, which are highly liquid with original maturities of three months or less at date of purchase, to be cash equivalents.

Cash Held at Consolidated Affiliated Partnerships and Restricted Cash

Cash held at consolidated affiliated partnerships and restricted cash consists of (i) cash and cash equivalents held by the Onshore Fund and Offshore Master Fund I that, although not legally restricted, is not available to fund the general liquidity needs of the Investment Management and GP Entities or Icahn Enterprises Holdings and (ii) restricted cash relating to derivatives held on deposit.

Investments and Related Transactions — Investment Management

Investment Transactions and Related Investment Income. Investment transactions of the Private Funds are recorded on a trade date basis. Realized gains or losses on sales of investments are based on the first-in, first-out or the specific identification methods. Realized and unrealized gains or losses on investments are recorded in the consolidated statements of operations. Interest income and expenses are recorded on an accrual basis and dividends are recorded on the ex-dividend date. Premiums and discounts on fixed income securities are amortized using the effective yield method.

Valuation of Investments. Securities of the Private Funds that are listed on a securities exchange are valued at their last sales price on the primary securities exchange on which such securities are traded on such date. Securities that are not listed on any exchange but are traded over-the-counter are valued at the mean

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

between the last “bid” and “ask” price for such security on such date. Securities and other instruments for which market quotes are not readily available are valued at fair value as determined in good faith by the applicable general partner.

Foreign Currency Transactions. The books and records of the Private Funds are maintained in U.S. dollars. Assets and liabilities denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Transactions during the period denominated in currencies other than U.S. dollars are translated at the rate of exchange applicable on the date of the transaction. Foreign currency translation gains and losses are recorded in the consolidated statements of operations. The Private Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in the market prices of securities. Such fluctuations are included in the net realized gains (losses) from securities transactions and the net unrealized gains (losses) on securities positions.

Fair Values of Financial Instruments. The fair values of the Private Funds’ assets and liabilities that qualify as financial instruments under SFAS No. 107, Disclosures About Fair Value of Financial Instruments, approximate the carrying amounts presented in the consolidated balance sheets.

Securities Sold, Not Yet Purchased. The Private Funds may sell an investment they do not own in anticipation of a decline in the fair value of that investment. When the Private Funds sell an investment short, they must borrow the investment sold short and deliver it to the broker-dealer through which they made the short sale. A gain, limited to the price at which the Private Funds sold the investment short, or a loss, unlimited in amount, will be recognized upon the cover of the short sale.

Due From Brokers. Due from brokers represents cash balances with the Private Funds’ clearing brokers. A portion of the cash at brokers is related to securities sold, not yet purchased; its use is therefore restricted until the securities are purchased. Securities sold, not yet purchased are collateralized by certain of the Private Funds’ investments in securities. Margin debit balances, which may exist from time to time, are collateralized by certain of the Private Funds’ investments in securities.

Investments — Holding Company and other operations

Investments in equity and debt securities are classified as either trading or available-for-sale based upon whether we intend to hold the investment for the foreseeable future. Trading securities are valued at quoted market value at each balance sheet date with the unrealized gains or losses reflected in the consolidated statements of operations. Available-for-sale securities are carried at fair value on our balance sheet. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of partners’ equity and when sold are reclassified out of partners’ equity to the consolidated statements of operations. For purposes of determining gains and losses, the cost of securities is based on specific identification.

A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in an impairment that is charged to earnings and the establishment of a new cost basis for the investment. Dividend income is recorded when declared and interest income is recognized when earned.

Derivatives

From time to time, our subsidiaries enter into derivative contracts, including (a) commodity price collar agreements entered into by our former Oil and Gas segment to reduce our exposure to price risk in the spot market for natural gas and oil (prior to the sale of our Oil and Gas segment to SandRidge in November 2006), (b) commodity futures contracts, forward purchase commodity contracts and option contracts entered into by our Home Fashion segment primarily to manage our exposure to cotton commodity price risk and (c) purchased and written option contracts, swap contracts, futures contracts and forward contracts entered into by

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

the Private Funds. We follow SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which was amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. These pronouncements established accounting and reporting standards for derivative instruments and for hedging activities, which generally require recognition of all derivatives as either assets or liabilities in the balance sheet at their fair value. The accounting for changes in fair value depends on the intended use of the derivative and its resulting designation. Through December 31, 2006, we did not use hedge accounting and accordingly, all unrealized gains and losses are reflected in our consolidated statements of operations.

Trade, Notes and Other Receivables

An allowance for doubtful accounts is determined through analysis of the aging of accounts receivable at the date of the consolidated financial statements, assessments of collectibility based on an evaluation of historic and anticipated trends, the financial condition of our customers, and an evaluation of the impact of economic conditions. Our allowance for doubtful accounts is an estimate based on specifically identified accounts as well as general reserves based on historical experience.

Inventories, Net

Inventories are stated at the lower of cost (first-in, first-out method) or market. The cost of manufactured goods, which are held only by WPI, includes material, labor and factory overhead. We maintain reserves for estimated excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value.

Inventories consisted of the following (in $000s):

	December 31,
	2006	2005
Raw materials and supplies	$32,059	$33,083
Goods in process	83,592	100,337
Finished goods	108,832	90,205
	$224,483	$223,625

Property, Plant and Equipment

Land and construction-in-progress costs are stated at the lower of cost or net realizable value. Interest is capitalized on expenditures for long-term projects until a salable condition is reached. The interest capitalization rate is based on the interest rate on specific borrowings to fund the projects.

Buildings, furniture and equipment are stated at cost less accumulated depreciation unless declines in the values of the fixed assets are considered other than temporary, at which time the property is written down to net realizable value. Depreciation is principally computed using the straight-line method over the estimated useful lives of the particular property or equipment, as follows: buildings and improvements, four to 40 years; furniture, fixtures and equipment, one to 18 years. Leasehold improvements are amortized over the life of the lease or the life of the improvement, whichever is shorter.

Maintenance and repairs are charged to expense as incurred. The cost of additions and improvements is capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from our consolidated balance sheet, and any gain or loss is recognized in the year of disposal.

Real estate properties held for use or investment, other than those accounted for under the financing method, are carried at cost less accumulated depreciation. Where declines in the values of the properties are determined to be other than temporary, the cost basis of the property is written down to net realizable value. A property is classified as held for sale at the time management determines that the criteria in SFAS No. 144,

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

Accounting for the Impairment or Disposal of Long-Lived Assets, have been met. Properties held for sale are carried at the lower of cost or net realizable value. Such properties are no longer depreciated and their results of operations are included in discontinued operations. As a result of the reclassification of certain real estate to properties held for sale during fiscal 2006, income and expenses of such properties are reclassified to discontinued operations for all prior periods. If management determines that a property classified as held for sale no longer meets the criteria in SFAS No. 144, the property is reclassified as held for use.

Intangible Assets

Intangible assets consist of trademarks of WPI (Note 4, “Operating Units — Home Fashion”). In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), goodwill and intangible assets with indefinite lives are no longer amortized, but instead tested for impairment.

Accounting for the Impairment of Long-Lived Assets

We evaluate our long-lived assets in accordance with the application of SFAS No. 144. Accordingly, we evaluate the realizability of our long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Inherent in the reviews of the carrying amounts of the above assets are various estimates, including the expected usage of the asset. Assets must be tested at the lowest level for which identifiable cash flows exist. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If our ongoing estimates of future cash flows are not met, we may have to record impairment charges in future accounting periods. Our estimates of cash flows are based on the current regulatory, social and economic climates, recent operating information and budgets of the operating properties.

Accounting for Asset Retirement Obligations

Effective January 1, 2003, we adopted the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations (“SFAS No. 143”). SFAS No. 143 provides accounting requirements for costs associated with legal obligations to retire tangible, long-lived assets. Under SFAS No. 143, an asset retirement obligation is recorded at fair value in the period in which it is incurred by increasing the carrying amount for the related long-lived asset which is depreciated over its useful life. In each subsequent period, the liability is adjusted to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. Our asset retirement obligations related to our oil and gas operating unit, which was sold to SandRidge in November 2006.

Allocation of Net Profits and Losses in Consolidated Affiliated Partnerships

Net investment income and net realized and unrealized gains and losses on investments of the Private Funds are allocated to both the respective general partner and the limited partners or shareholders of the Private Funds based on the ratio of their respective capital balances at the beginning of each allocation period to the total capital of all partners or shareholders of the Private Funds. Such allocations made to the limited partners or shareholders of the Private Funds are represented as non-controlling interests in our consolidated statements of operations. The beginning of an allocation period is defined as the beginning of each fiscal year, the date of admission of any new partner or shareholder of the Private Funds or the date of any additional subscription or redemption by a partner or shareholder of the Private Funds. Upon the allocation to partners based on their respective capital balances, generally 25% of the capital appreciation (both realized and unrealized) allocated to the Investment Funds’ limited partners or lesser amounts for certain limited partners are then reallocated to the Investment Funds' General Partners. Such reallocation is referred to as the General Partners' incentive allocation. The total profits and losses allocated to the respective General Partners of the Investment Funds are included in the net income of the consolidated Investment Management and GP Entities (as either the Onshore GP or Offshore GP act as general partner to the Investment Funds) and are allocated in a manner consistent with the manner in which capital is allocated to the partners of the Investment Management and GP Entities as further discussed below.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

Partners' Capital of the Investment Management and GP Entities

The Investment Management and GP Entities are each organized as a limited partnership formed pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act. Limited partnership interests have been granted in the Investment Management and GP Entities to allow certain employees and individuals to participate in a share of the management fees and incentive allocations earned by the Investment Management and GP Entities. Prior to the completion of our acquisition of the Partnership Interests on August 8, 2007, all limited partnership admissions to the Investment Management and GP Entities were determined by the respective general partner entity of the Investment Management and GP Entities, each of which was principally owned by Mr. Icahn.

The Investment Management and GP Entities, individually, intend to be treated as partnerships for federal income tax purposes, and as such shall maintain a capital account for each of their partners. Each partner will be allocated an amount of the management fees and incentive allocations subject to, and as determined by, the provisions of each limited partner's respective agreements with each of the Investment Management and GP Entities. All other partnership profits and losses of each of the Investment Management and GP Entities will be allocated among the respective partners in each of the Investment Management and GP Entities pro rata in accordance with their respective capital accounts.

Income allocations to all partners in each of the Investment Management and GP Entities, except the general partner entity and any limited partnership interests held directly by Mr. Icahn are accounted for as compensation expense as more fully described in Note 13, “Compensation Arrangements.” All amounts allocated to these partners' capital accounts and their respective capital contributions are included in accounts payable and accrued expenses and other liabilities on the consolidated balance sheets until those amounts are paid out in accordance with the terms of each respective partner's agreement. Payments made to the respective general partner and any limited partnership interests held by Mr. Icahn are treated as equity distributions.

Income Taxes

Except as described below, no provision has been made for federal, state or local income taxes on the results of operations generated by partnership activities, as such taxes are the responsibility of the partners. Provision has been made for federal, state or local income taxes on the results of operations generated by our corporate subsidiaries and these are reflected within continuing and discontinued operations. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred tax assets are limited to amounts considered to be realizable in future periods. A valuation allowance is recorded against deferred tax assets if management does not believe that we have met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Icahn Management (and New Icahn Management subsequent to the acquisition on August 8, 2007) is subject to a New York City Unincorporated Business tax (“UBT”), at a statutory rate of 4% on a portion of its income. UBT is accounted for under SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”). Icahn Management accounts for these taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

Compensation Arrangements

In December 2004, SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123R”) was issued. This accounting standard eliminated the ability to account for share-based compensation transactions using the intrinsic value method in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No. 123R requires public entities to record non-cash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period. We have adopted SFAS No. 123R as of June 30, 2005.

The Investment Management and GP Entities have entered into agreements with certain of their employees whereby these employees have been granted rights to participate in a portion of the management fees and incentive allocations earned by the Investment Management and GP Entities, net of certain expenses, and subject to various vesting provisions. These rights are accounted for as liabilities in accordance with SFAS No. 123R and remeasured at fair value each reporting period until settlement. See Note 13, “Compensation Arrangements,” for a further description of these arrangements.

Oil and Natural Gas Properties

In November 2006, we sold our oil and gas operating units to SandRidge. Therefore, as of December 31, 2006, we have no capitalized costs relating to these operations. Prior to such sale, we utilized the full cost method of accounting for our crude oil and natural gas properties. Under the full cost method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of crude oil and natural gas reserves were capitalized and amortized on the units-of-production method based upon total proved reserves. The costs of unproven properties were excluded from the amortization calculation until the individual properties were evaluated and a determination made as to whether reserves existed. Conveyances of properties, including gains or losses on abandonment of properties, were treated as adjustments to the cost of crude oil and natural gas properties, with no gain or loss recognized. Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% per year (the ceiling limitation). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, abandonment costs and certain production related and ad-valorem taxes were deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation were held constant indefinitely, except for changes that were fixed and determinable by existing contracts. The net book value of oil and gas properties was compared to the ceiling limitation on a quarterly basis. We did not incur a ceiling write-down in fiscal 2006, fiscal 2005 or fiscal 2004.

We had capitalized internal general and administrative costs of $1.5 million, $1.1 million and $1.0 million for the period from January 1, 2006 to November 21, 2006, fiscal 2005 and fiscal 2004, respectively, with respect to our oil and gas activities. We have not capitalized interest expense.

Prior to the sale of our oil and natural gas properties, such properties were subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require us to remove or mitigate the environment effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

Revenue and Expense Recognition

Investment Management — The Investment Management and GP Entities generate income from amounts earned pursuant to contractual arrangements with the Private Funds. Such amounts typically include an annual management fee of 2.5% of the net asset value of certain Private Funds before a performance-based, or incentive allocation of 25% of capital appreciation (both realized and unrealized) earned by the Investment Funds subject to a “high water mark” (whereby the General Partners do not earn incentive allocations during a particular year even though the fund had a positive return in such year until losses in prior periods are recovered). Such amounts have been (and may in the future be) modified or waived in certain circumstances. The Investment Management and GP Entities and their affiliates may also earn income through their principal investments in the Private Funds.

At the end of each fiscal year of the Onshore Fund (or sooner upon the occurrence of withdrawals), 25% of the capital appreciation (based on realized and unrealized gains and losses), if any, that is allocated to each capital account of a fee-paying limited partner of the Onshore Fund (20% of the capital appreciation, if any, for certain limited partners) for such fiscal year is reallocated to the capital account of the Onshore GP subject to a loss carryforward provision as described in the Third Amended and Restated Limited Partnership Agreement of the Onshore Fund, dated as of January 1, 2006, as amended from time to time, and, since February 1, 2007, the Fourth Amended and Restated Limited Partnership Agreement.

At the end of each fiscal year of Offshore Master Fund I and, at certain other times, 25% of the capital appreciation (based on realized and unrealized gains and losses), if any, that is allocated to each capital account of a fee-paying limited partner of Offshore Master Fund I (20% in some cases) for such fiscal year is reallocated to the capital account of the Offshore GP subject to a loss carryforward provision as described in the limited partnership agreement of Offshore Master Fund I in effect at such time.

Prior to the acquisition on August 8, 2007, Icahn Management recognized management fee income in the period in which the related services were performed and in accordance with certain management agreements with each of (i) the Onshore Fund; (ii) the Offshore Fund and (iii) from May 1, 2006 through October 1, 2006, the Sterling Fund (collectively, the “Management Agreements”).

The general partner incentive allocations earned from the Onshore Fund and Offshore Master Fund I are accrued on a quarterly basis in accordance with Method 2 of EITF Topic D-96, Accounting for Management Fees Based on a Formula (“EITF Topic D-96”) and are allocated to the Onshore GP and the Offshore GP, respectively, at the end of the Onshore Fund’s and Offshore Master Fund I’s fiscal year (or sooner on redemptions). Such accruals may be reversed as a result of subsequent investment performance prior to the conclusion of the Onshore Fund’s and Offshore Master Fund I’s fiscal year at December 31.

The incentive allocations earned by the Onshore GP and the Offshore GP from the Onshore Fund and Offshore Master Fund I, respectively, and the management fees earned by Icahn Management from consolidated Private Funds, are eliminated in consolidation; however, the Investment Management and GP Entities’ allocated share of the net income from the Private Funds includes the amount of these eliminated fees.

Home Fashion — WPI records revenue when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the price to the customer is fixed and determinable and collectibility is reasonably assured. Unless otherwise agreed in writing, title and risk of loss pass from WPI to the customer when WPI delivers the merchandise to the designated point of delivery, to the designated point of destination or to the designated carrier, free on board. Provisions for certain rebates, sales incentives, product returns and discounts to customers are recorded in the same period the related revenue is recorded.

Customer incentives are provided to WPI customers primarily for new sales programs. These incentives begin to accrue when a commitment has been made to the customer and are recorded as a reduction to sales.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

Gaming — As previously discussed, in November 2006, we divested our Atlantic City gaming properties. In addition, on April 22, 2007, we entered into an agreement to sell all of the issued and outstanding membership interests of ACEP, which comprise all of our remaining gaming properties. As discussed above, the financial position and results of operations of our gaming operations are presented as discontinued operations in our consolidated financial statements.

Our former Gaming segment revenue consists of casino, hotel and restaurant revenues. We recognize revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Gross revenues include the estimated retail value of hotel rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances. The costs of such complimentary revenues are included in gaming expenses. Hotel and restaurant revenue is recognized when services are performed.

We also reward our customers, through the use of loyalty programs with points based on amounts wagered, that can be redeemed for a specified period of time for cash. We deduct the cash incentive amounts from casino revenue.

Oil and Gas — As previously discussed, in November 2006, we divested our Oil and Gas business. Prior to that time, revenues from the natural gas and oil produced were recognized upon the passage of title, net of royalties. We accounted for natural gas production imbalances using the sales method, whereby we recognized revenue on all natural gas sold to our customers notwithstanding the fact its ownership may have been less than 100% of the natural gas sold. Liabilities were recorded by us for imbalances greater than our proportionate share of remaining natural gas reserves. We had $1.1 million in gas balancing liabilities as of December 31, 2005 and no gas balancing liabilities as of December 31, 2006.

Revenues from the sale of oil and natural gas are shown net of the impact of realized and unrealized derivative losses. The financial position and results of operations of our Oil and Gas business are presented as discontinued operations in our consolidated financial statements.

Real Estate — Revenue from real estate sales and related costs are recognized at the time of closing primarily by specific identification. We follow the guidelines for profit recognition set forth by SFAS No. 66, Accounting for Sales of Real Estate.

Substantially all of the property comprising our net lease portfolio is leased to others under long-term net leases and we account for these leases in accordance with the provisions of SFAS No. 13, Accounting for Leases, as amended. This statement sets forth specific criteria for determining whether a lease is to be accounted for as a financing lease or an operating lease. Under the financing method, minimum lease payments to be received plus the estimated value of the property at the end of the lease are considered the gross investment in the lease. Unearned income, representing the difference between gross investment and actual cost of the leased property, is amortized to income over the lease term so as to produce a constant periodic rate of return on the net investment in the lease. Under the operating method, revenue is recognized as rentals become due, and expenses (including depreciation) are charged to operations as incurred.

General Partnership Interest of Icahn Enterprises Holdings

The general partner’s capital account generally consists of its cumulative share of our net income less cash distributions plus capital contributions. Additionally, in acquisitions of common control companies accounted for at historical cost similar to a pooling of interests, the general partner’s capital account would be charged or credited in a manner similar to a distribution for the excess (or deficit) of the fair value of consideration paid over historical basis in the business acquired.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

Capital Accounts, as defined under our Amended and Restated Agreement of Limited Partnership dated as of May 12, 1987, as amended from time to time (together with the partnership agreement of IEH, the “Partnership Agreement”), are maintained for our general partner and our limited partners. The capital account provisions of our Partnership Agreement incorporate principles established for U.S. federal income tax purposes and are not comparable to the equity accounts reflected under U.S. GAAP, in our consolidated financial statements. Under our Partnership Agreement, the general partner is required to make additional capital contributions to us upon the issuance of any additional depositary units in order to maintain a capital account balance equal to 1.0% of the total capital accounts of all partners.

Generally, net earnings for U.S. federal income tax purposes are allocated 1.0% and 99.0% between the general partner and the limited partners, respectively, in the same proportion as aggregate cash distributions made to the general partner and the limited partners during the period. This is generally consistent with the manner of allocating net income under our Partnership Agreement; however, it is not comparable to the allocation of net income reflected in our consolidated financial statements. Additionally, as discussed below, we elected to change the allocation of gains or losses on disposition of common control acquisitions accounted for as a pooling of interests.

Pursuant to the Partnership Agreement, in the event of our dissolution, after satisfying our liabilities, our remaining assets would be divided among our limited partners and the general partner in accordance with their respective percentage interests under the Partnership Agreement (i.e., 99.0% to the limited partners and 1.0% to the general partner). If a deficit balance still remains in the general partner's capital account after all allocations are made between the partners, the general partner would not be required to make whole any such deficit.

Change in Accounting Principle — Method of Allocating Gains and Losses Related to Dispositions of Common Control Acquisitions

In the third quarter of fiscal 2007, we elected to change our method of allocating gains and losses for financial reporting purposes related to dispositions of common control entities accounted for on an as-if pooling basis when acquired. Both the historical method and the new method are acceptable alternative principles under U.S. GAAP. The new method of allocating gains and losses from dispositions to third parties of common control acquisitions for financial reporting purposes would not affect the amounts distributable to the partners in accordance with their respective percentage interests under the Partnership Agreement (i.e., 99.0% to the limited partners and 1.0% to the general partner). This change in accounting principle was applied retrospectively in accordance with the provisions of SFAS No. 154, Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS No. 154”).

When we acquire an entity under common control, we will continue to reflect the acquired entity in a manner similar to a pooling of interests, as we have in the past. We will also continue to charge or credit the general partner's capital account with the difference between the consideration we pay for the entity and the predecessor basis prior to our acquisition.

Historically, upon later sale of the entity to a third party, the entire gain or loss was allocated between the general partner and the limited partners in accordance with their respective percentage interests under the Partnership Agreement (i.e., 99.0% to the limited partners and 1.0% to the general partner).

The newly adopted accounting principle only affects transactions involving the sale of a previously acquired common control entity. The newly adopted accounting principle allocates gain or loss for financial reporting purposes by first restoring the general partner's capital account for the cumulative charges or credit relating to prior periods recorded at the time of our acquisition and then allocating the remaining gain or loss among the general and limited partners in accordance with their respective percentage interests under the Partnership Agreement (i.e., 99.0% to the limited partners and 1.0% to the general partner).

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

The impact of this change in accounting principle only affects the financial statements for fiscal 2006, related to the gains on sale of our former Oil and Gas segment as well as the Atlantic City operations from our former Gaming segment which occurred in the quarter ended December 31, 2006, or the fourth quarter of fiscal 2006. The following information details the financial statement line items for fiscal 2006 that were affected by the change in accounting principle, which includes amounts from the common control acquisition of the Partnership Interests made on August 8, 2007 as more fully described in Note 1, “Description of Business and Basis of Presentation,” and Note 3, “Acquisitions.” Net earnings attributable to limited partners decreased from $789.0 million to $514.5 million while net earnings attributable to the general partner increased from $275.6 million to $550.1 million. Total net earnings did not change. In addition, partners' equity attributed to the limited partners decreased from $2.4 billion to $2.1 billion and partners' equity attributed to the general partner increased from $405.2 million to $679.7 million. Total partners' equity, which is 99.0% attributable to the limited partners pursuant to the Partnership Agreement, did not change.

Recently Issued Accounting Pronouncements

SFAS No. 155.  On February 16, 2006, the FASB issued Statement No. 155, Accounting for Certain Hybrid Instruments — an Amendment of FASB Statements No. 133 and 140 (“SFAS No. 155”). The statement amends Statement No. 133 to permit fair value measurement for certain hybrid financial instruments that contain an embedded derivative, provides additional guidance on the applicability of SFAS No.133 and 140 to certain financial instruments and subordinated concentrations of credit risk. The new standard is effective for the first fiscal year beginning after September 15, 2006. The adoption of SFAS No. 155 as of January 1, 2007 did not have any impact on our consolidated financial statements.

EITF 06-3.  In June 2006, the EITF issued EITF Issue 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation) (“EITF 06-3”) to clarify diversity in practice on the presentation of different types of taxes in the financial statements. EITF 06-3 concluded that, for taxes within the scope of the issue, a company may adopt a policy of presenting taxes either gross within revenue or net. That is, it may include charges to customers for taxes within revenues and the charge for the taxes from the taxing authority within cost of sales, or, alternatively, it may net the charge to the customer and the charge from the taxing authority. If taxes are reported on a gross basis, and are significant, an entity should disclose the amounts of those taxes subject to EITF 06-3. The guidance is effective for periods beginning after December 15, 2006. We present sales tax on a net basis in our consolidated financial statements, and the adoption of EITF 06-3 did not have any impact on our consolidated financial position, results of operations or cash flows.

FIN 48.  In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” to be sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the “more-likely-than-not” threshold, the largest amount of tax benefit that is greater than 50 percent likely to be recognized upon ultimate settlement with the taxing authority is recorded. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening partners’ equity. We adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have a material impact on our consolidated financial statements. See Note 16, “Income Taxes,” for additional information.

SAB 108.  In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements,

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

(“SAB 108”). SAB 108 provides guidance on how to evaluate prior period financial statement misstatements for purposes of assessing their materiality in the current period. If the prior period effect is material to the current period, then the prior period is required to be corrected. Correcting prior year financial statements would not require an amendment of prior year financial statements, but such corrections would be made the next time the company files the prior year financial statements. Upon adoption, SAB 108 allows a one-time transitional cumulative effect adjustment to retained earnings for corrections of prior period misstatements required under this statement. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material affect on our consolidated financial statements.

SFAS No. 157.  In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, SFAS No. 157 does not require any new fair value measurements. We adopted SFAS No.157 as of January 1, 2007, in conjunction with the adoption of SFAS No. 159, as required. The adoption of SFAS No. 157 did not have any material impact on our consolidated financial statements.

SFAS No. 159.  In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”) which gives entities the option to measure eligible financial assets, financial liabilities and firm commitments at fair value (i.e., the fair value option), on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value under other accounting standards. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability or upon entering into a firm commitment. Subsequent changes in fair value must be recorded in earnings. Additionally, SFAS No. 159 allows for a one-time election for existing positions upon adoption, with the transition adjustment recorded to beginning partners’ equity.

We adopted SFAS No. 159 as of January 1, 2007 and elected to apply the fair value option to our investment in ImClone Systems Incorporated (“ImClone”). It is our policy to apply the fair value option to all of our investments that would be subject to the equity method of accounting pursuant to APB 18. In the fourth quarter of fiscal 2006, we first applied the equity method of accounting to our investment in ImClone due to changes in ImClone’s board, resulting in our having the ability to exercise significant influence over ImClone. We believe that the quality of the earnings and the value of the investment that we report over time relating to our investment in ImClone are more accurately reflected by the market value methodology of SFAS No. 159 rather than the equity method of accounting. The equity method of accounting would require an appraisal of the fair values of ImClone’s assets and liabilities at the dates that we acquired shares of common stock of ImClone as well as future appraisals should there be any material indications of impairment. We believe that such an appraisal would be subjective given the nature of ImClone’s pharmaceutical operations.

As of the date of adoption, the carrying value of our investment in ImClone was approximately $164.3 million and the fair value of our investment was approximately $122.2 million. In accordance with the transition requirements of SFAS No. 159, we recorded a cumulative effect adjustment to beginning partners’ equity for the difference between the fair value and carrying value on the date of adoption, which reduced partners’ equity by approximately $42.2 million.

As a result of the adoption of SFAS No. 159, we are required to record unrealized gains or losses for the change in fair value of our investment in ImClone. During the three and nine months ended September 30, 2007, we recorded approximately $27.2 million and $66.5 million of unrealized gains, respectively, resulting from the change in the market value of ImClone’s stock which is recorded as a component of other income, net in the consolidated statements of operations.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

As described below in our discussion of the impact of our early adoption of SOP 07-1, we also elected the fair value option for the investments in debt and equity securities held by our consolidated Private Funds.

SOP 07-1.  In June 2007, Statement of Position No. 07-1, Clarification of the Scope of the Audit and Accounting Guide — Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”), was issued. SOP 07-1 addresses whether the accounting principles of the AICPA Guide may be applied to an entity by clarifying the definition of an investment company and whether those accounting principles may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. SOP 07-1 applies to reporting periods beginning on or after December 15, 2007, although early application is permitted. The Investment Management and GP Entities adopted SOP 07-1 as of January 1, 2007.

Upon the adoption of SOP 07-1, the Offshore GP lost its ability to retain specialized accounting pursuant to the AICPA Guide for either its equity method investment in the Offshore Master Funds or for its consolidation of the Offshore Fund, and the Onshore GP lost its ability to retain specialized accounting for its consolidation of the Onshore Fund. Both the Offshore GP and the Onshore GP do not meet the requirements for retention of specialized accounting under SOP 07-1, since the General Partners and their affiliates acquire interests for strategic operating purposes in the same companies in which their subsidiary investment companies invest.

However, upon losing their ability to retain specialized accounting, the Investment Management and GP Entities applied SFAS No. 115, Accounting for Investments in Debt and Equity Securities (“SFAS No. 115”), to their investments held by the consolidated Private Funds in debt securities and in those equity securities with readily determinable fair values, as defined by that Statement, and classified such investments as available-for-sale securities and elected the fair value option pursuant to SFAS No. 159. For those equity securities that fall outside the scope of SFAS No. 115 because they do not have readily determinable fair values as defined by that Statement, the Investment Management and GP entities elected the fair value option pursuant to SFAS No. 159 and measured the fair value of such securities in accordance with the requirements of SFAS No. 157. For those investments in which the Investment Management and GP Entities would otherwise account for such investments under the equity method, the Investment Management and GP Entities, in accordance with their acccounting policy, elected the fair value option pursuant to SFAS No. 159 for all such investments.

The election of the fair value option pursuant to SFAS No. 159 was deemed to most accurately reflect the nature of our business relating to investments. Derivative contracts entered into by the consolidated Private Funds continue to be accounted for pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), which was amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities (“SFAS No. 138”). These pronouncements require recognition of all derivatives as either assets or liabilities in the balance sheet at their fair value. All changes in the fair values of derivatives held by the consolidated Private Funds are reported in earnings.

FSP FIN 39-1.  On April 30, 2007, the FASB issued FASB Staff Position No. FIN 39-1 (“FSP FIN 39-1”), which amends FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts (FIN 39). FSP FIN 39-1 impacts entities that enter into master netting arrangements as part of their derivative transactions by allowing net derivative positions to be offset in the financial statements against the fair value of amounts (or amounts that approximate fair value) recognized for the right to reclaim cash collateral or the obligation to return cash collateral under those arrangements. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007, although early application is permitted. We are currently evaluating the effect, if any, of the adoption of FSP FIN 39-1 on our consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

2. Summary of Significant Accounting Policies  – (continued)

FSP FIN 46(R)-7.  In May 2007, the staff of the FASB issued FASB Staff Position on FIN 46(R)-7, Application of FASB Interpretation No. 46(R) to Investment Companies (“FSP FIN 46(R)-7”). The staff position amends FIN 46R to indicate that investments accounted for at fair value in accordance with SOP 07-1 are not subject to consolidation under FIN 46R. The adoption of FSP FIN 46(R)-7 will require the Investment Management and GP Entities to apply consolidation provisions of FIN 46R to their consolidated entities that previously fell within the scope of the AICPA Guide. The adoption of FSP FIN 46(R)-7 will not have any material impact on our consolidated financial statements.

3. Acquisitions

a. Acquisition of Partnership Interests

On August 8, 2007, we acquired the general partnership interests in the General Partners and New Icahn Management. These entities provide investment advisory and certain management services to the Private Funds but do not provide such services to any other entities, individuals or accounts. Interests in the Private Funds are offered only to certain sophisticated and accredited investors on the basis of exemptions from the registration requirements of the federal securities laws and are not publicly available.

We entered into the Contribution Agreement with the Contributors and Carl C. Icahn. Pursuant to the Contribution Agreement, we acquired general partnership interests in the General Partners, acting as general partners of the Onshore Fund and the Offshore Master Funds managed and controlled by Mr. Icahn.

The Offshore GP also acts as general partner of certain funds formed as Cayman Islands exempted limited partnerships that invest in the Offshore Master Funds. These funds, together with other funds that also invest in the Offshore Master Funds, constitute the Feeder Funds and, together with the Investment Funds, are referred to herein as the Private Funds. We also acquired the general partnership interests in New Icahn Management, a Delaware limited partnership, which is a newly formed management company that provides certain management and administrative services to the Private Funds.

The total initial consideration paid for the acquisition was $810 million of depositary units of Icahn Enterprises based on the volume-weighted average price of the depositary units of Icahn Enterprises on the NYSE for the 20-trading-day period ending on August 7, 2007 (the day before the closing). In addition, we have agreed to make certain earn-out payments to the Contributors over a five-year period payable in additional depositary units based on our after-tax earnings from the General Partners and New Icahn Management subsequent to the acquisition, which includes both management fees and performance-based or incentive allocations paid by the Private Funds to New Icahn Management and the General Partners. There is a potential maximum aggregate earn-out (including any catch-up) of $1.121 billion of the depositary units of Icahn Enterprises, which is subject to achieving total after-tax earnings during the five-year period of at least $3.906 billion.

Prior to the acquisition of the Partnership Interests on August 8, 2007, CCI Offshore was the general partner of the Offshore GP, which, in turn, is the general partner of the Offshore Master Funds, each of which is a Cayman Islands exempted limited partnership. Offshore Master Fund I commenced investment operations on November 1, 2004 and each of Offshore Master Fund II and Offshore Master Fund III commenced operations in fiscal 2007. In addition, CCI Onshore was the general partner of the Onshore GP, which, in turn, is the general partner of the Onshore Fund, which is a Delaware limited partnership that commenced investment operations on November 1, 2004.

CCI Offshore contributed to us 100% of CCI Offshore’s general partnership interests in the Offshore GP (the “Offshore Partnership Interests”) and CCI Onshore contributed to us 100% of CCI Onshore’s general partnership interests in the Onshore GP (the “Onshore Partnership Interests”). The General Partners’ capital account with respect to the Offshore Partnership Interests and the Onshore Partnership Interests at the time of our acquisition aggregated $10 million.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

3. Acquisitions – (continued)

Immediately prior to the execution and delivery of the Contribution Agreement, Icahn Management and New Icahn Management entered into an agreement pursuant to which Icahn Management contributed substantially all of its assets and liabilities, other than certain rights in respect of deferred management fees, to New Icahn Management in exchange for 100% of the general partnership interests in New Icahn Management. Such contribution included the assignment of certain management agreements with the Private Funds. Pursuant to the Contribution Agreement, Icahn Management contributed to us 100% of Icahn Management’s general partnership interests in New Icahn Management (the “New Icahn Management Partnership Interests” and, together with the Onshore Partnership Interests and the Offshore Partnership Interests, referred to herein as the “Partnership Interests”).

Prior to the formation of New Icahn Management, Icahn Management provided management and administrative services to the Private Funds. New Icahn Management currently provides management and administrative services to the Private Funds.

The consolidated Private Funds and the Investment Management and GP Entities are considered entities under common control with us. Accordingly, the accompanying consolidated financial statements and footnotes include the net assets and results of operations of the consolidated Private Funds and the Investment Management and GP Entities during the period of common control, commencing November 1, 2004. See Note 2, “Summary of Significant Accounting Policies,” for a discussion on principles of consolidation.

b. Acquisition of WPI

On August 8, 2005, we acquired 13.2 million, or 67.7%, of the 19.5 million outstanding common shares of WPI. In consideration for the shares, we paid $219.9 million in cash and received the balance in respect of a portion of the debt of WPS owned by us. Pursuant to the asset purchase agreement between WPI and WPS, rights to subscribe for an additional 10.5 million shares of common stock at a price of $8.772 per share, or the rights offering, were allocated among former creditors of WPS. Under the asset purchase agreement and the bankruptcy court order approving the sale, we would have received rights to subscribe for 2.5 million of such shares and we agreed to purchase up to an additional 8.0 million shares of common stock to the extent that any rights were not exercised by the holders of such rights. Accordingly, upon completion of the rights offering and depending upon the extent to which the other holders exercise certain subscription rights, we would beneficially own between 15.7 million and 23.7 million shares of WPI common stock representing between 52.3% and 79.0% of the 30.0 million shares that would then be outstanding.

The foregoing description assumes that the subscription rights are allocated and exercised in the manner set forth in the asset purchase agreement and the sale order. However, certain of the first lien creditors of WPS appealed portions of the bankruptcy court’s ruling. In connection with that appeal, the subscription rights distributed to the second lien lenders at closing were placed in escrow. Additionally, the first lien creditors and Beal Bank, S.S.B have filed a complaint in Delaware seeking among other relief, an order to “unwind” the issuance of the preferred stock or, alternatively, directing that such stock be held in escrow. We are vigorously contesting the Delaware action and any changes to the sale order. As a result of the bankruptcy proceedings and the Delaware proceedings, we may own less than a majority of WPI’s shares of common stock and our ownership of the preferred stock may also be affected. If we were to lose control of WPI, it could adversely affect WPI’s business and the value of our investment.

On December 20, 2006, we acquired (1) 1,000,000 shares of Series A-1 Preferred Stock for a purchase price of $100 per share, for an aggregate purchase price of $100.0 million, and (2) 1,000,000 shares of Series A-2 Preferred Stock for a purchase price of $100.0 per share, for an aggregate purchase price of $100.0 million. Each of the Series A-1 Preferred Stock and Series A-2 Preferred Stock have a 4.50% annual dividend rate which is paid quarterly. For the first two years after issuance, the dividends are paid in the form of additional preferred stock. Thereafter, the dividends are to be paid in either cash or in additional preferred stock at the option of WPI. Each of Series A-1 Preferred Stock and Series A-2 Preferred Stock is convertible into

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

3. Acquisitions – (continued)

common shares of WPI at a rate of $10.50 per share, subject to certain anti-dilution provisions. Assuming full conversion of both series of preferred stock into common shares, prior to completion of the rights offering, we would have owned, as of December 31, 2006, 32.2 million shares, representing 83.7% of the 38.5 million shares that would then have been outstanding. Assuming the rights offering were to have been completed as of December 31, 2006, we would have owned between 32.7 million shares, or 69.5% and 34.0 million shares, or 84.4% of the 47.0 million shares or 40.3 million shares of WPI common stock, respectively, that would be outstanding depending upon the extent to which the other shareholders exercised their subscription rights.

We consolidated the operating results and balance sheets of WPI as of December 31, 2006 and 2005 and for the period commencing August 8, 2005 (acquisition) through December 31, 2006. If we were to own less than 50% of the outstanding common stock and lose control of WPI, we no longer would consolidate it and our financial statements could be materially different than those presented as of December 31, 2006 and 2005 and for the periods then ended.

The aggregate consideration paid for the acquisition was as follows (in $000s):

Book value of first and second lien debt	$205,850
Cash purchase of additional equity	187,000
Exercise of rights	32,881
Transaction costs	2,070
$427,801

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed on August 8, 2005. The purchase price allocations are based on estimated fair values as determined by independent appraisers (in $000s):

	August 8, 2005 Fair Value	Excess Fair Value Over Cost	Basis August 8, 2005
Property and equipment	$294,360	$(98,399)	$195,961
Intangible assets	35,700	(12,298)	23,402
Other assets	588,000	—	588,000
Assets acquired	918,060	(110,697)	807,363
Liabilities assumed	122,407	—	122,407
Net assets acquired	$795,653	$(110,697)	684,956
Minority interest at acquisition			(257,155)
			$427,801

The amount allocated to intangible assets was attributed to trademarks, which have been determined to have an indefinite life.

Our basis in WPI is less than our share of the equity in WPI by $110.7 million as of August 8, 2005. The excess of fair value over cost of net assets acquired has been reflected as a reduction of long-lived assets in our consolidated balance sheet. Fixed assets were reduced by $98.4 million and intangible assets were reduced by $12.3 million. As a result, the financial statements of WPI presented herein could be materially different from the results reflected in the books and records of WPI.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

3. Acquisitions – (continued)

The following table summarizes unaudited pro forma financial information assuming the acquisition of WPI had occurred on January 1, 2004. This unaudited pro forma financial information does not necessarily represent what would have occurred if the transaction had taken place on the dates presented and should not be taken as representative of our future consolidated results of operations or financial position.

	Twelve Months Ended December 31, 2005
	Icahn Enterprises	WPI	Pro Forma Adjustments	Total
	(January 1, 2005 to August 7, 2005)
	(In $000s)
Revenues	$922,702	$683,545	$—	$1,606,247
Income (loss) from continuing operations	$29,305	$(153,999)	$98,487	$(26,207)

	Twelve Months Ended December 31, 2004
	Icahn Enterprises	WPI	Pro Forma Adjustments	Total
	(In $000s)
Revenues	$187,772	$1,530,719	$—	$1,718,491
Income (loss) from continuing operations	$54,778	$(180,896)	$178,954	$52,836

The pro forma adjustments relate, principally, to the elimination of interest expense, bankruptcy expense and other expenses at WPI, a reduction in interest income of Icahn Enterprises and adjustments to reflect Icahn Enterprises’ depreciation expense based on values assigned in applying purchase accounting. WPI balances included in the pro forma table for the twelve months ended December 31, 2004 are derived from the audited financial statements of WPI for that period. Unaudited WPI balances included in the pro forma table for the twelve months ended December 31, 2005 are for the period from January 1, 2005 to August 7, 2005. Data for the period from August 8, 2005, the acquisition date, to December 31, 2005 are included in Icahn Enterprises’ results.

As discussed in Note 17, “Commitments and Contingencies,” legal proceedings with respect to the acquisition are ongoing.

4. Operating Units

Through the second quarter of 2006, we conducted our continuing operating businesses in four principal areas: Oil and Gas, Gaming, Real Estate and Home Fashion. As described herein, in November 2006, we sold our Oil and Gas operations. In addition, on April 22, 2007, we entered into an agreement to sell our remaining Gaming operations. As a result, our Oil and Gas and Gaming businesses are now classified as discontinued operations and thus are not considered part of our continuing operations. As discussed herein, on August 8, 2007, we acquired the Partnership Interests. We now conduct our operating businesses in three principal areas: Investment Management, Real Estate and Home Fashion.

a. Investment Management

The Investment Management and GP Entities provide investment advisory and certain management services to the Private Funds, but do not provide such services to any other entities, individuals or accounts. Interests in the Private Funds are offered only to certain sophisticated and accredited investors on the basis of exemptions from the registration requirements of the federal securities laws and are not publicly available. The Investment Management and GP Entities generally receive management fees and incentive allocations from the Private Funds. Management fees are generally 2.5% of the net asset value of certain Private Funds. Incentive allocations, which are primarily earned on an annual basis, are generally 25% of the net profits

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

4. Operating Units  – (continued)

generated by the Private Funds that we manage. Therefore, investment management revenues will be affected by the combination of fee-paying assets under management (“AUM”) and the investment performance of the Private Funds.

Summary financial information for our investment management operations as of December 31, 2006 and 2005, included in the consolidated balance sheets are as follows (in $000s):

	December 31,
	2006	2005
Cash and cash equivalents	$4,822	$2,341
Cash held at consolidated affiliated partnerships and restricted cash	1,106,809	139,856
Securities owned, at fair value	2,757,229	2,581,634
Unrealized gains on derivative contracts, at fair value	80,216	29
Due from brokers	838,620	343,807
Other assets	27,460	23,570
Total assets	$4,815,156	$3,091,237
Accounts payable, accrued expenses and other liabilities	$59,286	$5,303
Subscriptions received in advance	66,030	40,560
Payable for purchases of securities	11,687	23,138
Securities sold not yet purchased, at fair value	691,286	367,024
Unrealized losses on derivative contracts, at fair value	1,770	9,353
Total liabilities	$830,059	$445,378

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

4. Operating Units  – (continued)

Summarized consolidated income statement information for our Investment Management operations for the years ended December 31, 2006, 2005 and the period from November 1, 2004 (commencement of operations) to December 31, 2004 included in the consolidated statements of operations is as follows (in $000s):

	Years Ended December 31,		November 1 – December 31,
	2006	2005	2004
Revenues:
Consolidated affiliated partnerships:
Realized gains — securities	$805,122	$110,481	$23,934
Unrealized gains — securities	158,206	182,006	35,320
Realized gains (losses) — derivative contracts	(20,357)	21,481	—
Unrealized gains (losses) — derivative contracts	87,769	(8,528)	—
Interest, dividends and other income	73,218	47,268	2,846
Other income	345	168	—
	1,104,303	352,876	62,100
Expenses:
Compensation	29,732	12,929	1,086
Shareholder actions	4,952	3,185	—
General and administrative	2,945	1,979	355
Consolidated affiliated partnerships’ expenses:
Interest expense	9,901	43	72
Dividend expense	6,256	2,149	116
Financing expense	13,853	—	—
Other investment expenses	8,260	1,701	—
Other expenses	3,836	4,064	347
	79,735	26,050	1,976
Income before taxes and non-controlling interests in income of consolidated affiliated partnerships	1,024,568	326,826	60,124
Non-controlling interests in income of consolidated affiliated partnerships	(763,137)	(241,361)	(48,649)
Income tax expense	(1,763)	(890)	(81)
Net Earnings	$259,668	$84,575	$11,394

The General Partners’ incentive allocations earned from the Onshore Fund and Offshore Master Fund I are accrued on a quarterly basis in accordance with Method 2 of EITF Topic D-96 and are allocated to the Onshore GP and Offshore GP, respectively, at the end of the Onshore Fund’s and Offshore Master Fund I’s fiscal year (or sooner on redemptions). Such accruals may be reversed as a result of subsequent investment performance prior to the conclusion of the Onshore Fund’s and Offshore Master Fund I’s fiscal year. The management fees earned by Icahn Management (and by New Icahn Management subsequent to the acquisition on August 8, 2007) are calculated based on the net asset values of certain Private Funds and are accrued quarterly.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

4. Operating Units  – (continued)

For fiscal 2006, fiscal 2005 and the period from November 1, 2004 (commencement of operations) to December 31, 2004 the amount of gross management fees and incentive allocations earned before related eliminations for the periods stated is as follows (in $000s):

	Year Ended December 31,		November 1 – December 31,
	2006	2005	2004
Management Fees:
Onshore Fund	$21,018	$15,029	$1,394
Offshore Fund	61,397	29,172	1,804
Total	$82,415	$44,201	$3,198
Incentive Allocations:
Onshore Fund	$68,867	$21,836	$4,361
Offshore Master Fund I	121,611	35,466	5,300
Total	$190,478	$57,302	$9,661

b. Real Estate

For fiscal 2006, fiscal 2005 and fiscal 2004, our Real Estate operations consisted of rental real estate, property development and associated resort activities. As of December 31, 2006, our three related operating lines of our Real Estate segment are all individually immaterial and have been aggregated. The accounting policies of each segment are the same as those described in Note 2, “Summary of Significant Accounting Policies.” See Note 15, “Segment Reporting.”

Summarized income statement information attributable to our continuing Real Estate operations for the periods indicated included in the consolidated statements of operations is as follows (in $000s):

	Year Ended December 31,
	2006	2005	2004
Revenues:
Rental real estate	$13,528	$13,000	$15,597
Property development	90,955	58,270	27,073
Resort operations	28,127	27,122	17,453
Total revenues	132,610	98,392	60,123
Expenses:
Rental real estate	4,622	4,065	8,023
Property development	73,041	48,679	22,949
Resort operations	28,162	28,852	18,194
Total expenses	105,825	81,596	49,166
Income from continuing operations before interest, income taxes and non-controlling interests in income of consolidated entities	$26,785	$16,796	$10,957

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

4. Operating Units  – (continued)

Rental Real Estate

As of December 31, 2006, we owned 37 rental real estate properties. These primarily consist of fee and leasehold interests in real estate in 19 states. Most of these properties are net-leased to single corporate tenants. Approximately 89% of these properties are currently net-leased, 3% are operating properties and 8% are vacant.

Property Development and Associated Resort Activities

Our property development operations are run primarily through Bayswater, a real estate investment, management and development subsidiary that focuses primarily on the construction and sale of single-family houses, multi-family homes, lots in subdivisions and planned communities and raw land for residential development. Our New Seabury development property in Cape Cod, Massachusetts and our Grand Harbor and Oak Harbor development property in Vero Beach, Florida each include land for future residential development of more than 400 and 1,000 units of residential housing, respectively. Both developments operate golf and resort activities as well. We are also developing residential communities in Naples, Florida and Westchester County, New York.

The following is a consolidated summary of our Real Estate operating unit property and equipment as of December 31, 2006 and 2005, included in the consolidated balance sheets (in $000s):

	December 31,
	2006	2005
Rental properties	$112,505	$125,864
Property development	126,537	116,007
Resort properties	44,932	46,383
Total real estate	$283,974	$288,254

The following is a summary of the anticipated future receipts of the minimum lease payments receivable under the financing and operating method at December 31, 2006 (in $000s):

Year	Amount
2007	$21,533
2008	19,851
2009	18,599
2010	14,599
2011	13,441
Thereafter	58,184
$146,207

At December 31, 2006 and 2005, $83.3 million and $86.4 million, respectively, of the net investment in financing leases and net real estate leased to others was pledged to collateralize the payment of nonrecourse mortgages payable.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

4. Operating Units  – (continued)

c. Home Fashion

Operations

We conduct our Home Fashion operations through our majority ownership in WPI, a manufacturer and distributor of home fashion consumer products. WPI is engaged in the business of manufacturing, sourcing, marketing and distributing bed and bath home fashion products including, among others, sheets, pillowcases, comforters, blankets, bedspreads, pillows, mattress pads, towels and related products. WPI recognizes revenue primarily through the sale of home fashion products to a variety of retail and institutional customers. In addition, WPI receives a small portion of its revenues through the licensing of its trademarks. On October 18, 2007, WPI entered into an agreement to sell the inventory at substantially all of its 30 retail outlet stores. Therefore, the portion of the business related to the stores’ retail operations has been classified for all years presented as discontinued operations.

The following are summary balance sheets for our Home Fashion operating segment as of December 31, 2006 and 2005 as included in the consolidated balance sheets (in $000s):

	December 31, 2006	December 31, 2005
Cash and cash equivalents	$178,464	$90,604
Restricted cash	3,312	32,191
Trade receivables, net of allowance for doubtful accounts of $8,303 and $8,313	128,033	164,737
Inventories, net	224,483	223,625
Assets held for sale	44,857	43,257
Property, plants and equipment, net	200,383	166,026
Other assets	50,306	52,484
Total assets	$829,838	$772,924
Accounts payable, accrued expenses and other liabilities	$99,989	$109,145
Long-term debt	10,600	—
Total liabilities	$110,589	$109,145
Non-controlling interests in consolidated entities	$178,843	$247,015

Summarized statements of operations for the year ended December 31, 2006 and the period from August 8, 2005 (acquisition date) to December 31, 2005 is as follows (in $000s):

	Year Ended December 31, 2006	August 8, 2005 to December 31, 2005
Net sales	$890,840	$441,771
Expenses:
Cost of sales	857,947	401,576
Selling, general and administrative	130,622	58,881
Restructuring and impairment charges	45,647	1,658
Loss from continuing operations before interest, income taxes and non-controlling interests in income of consolidated entities	$(143,376)	$(20,344)

A relatively small number of customers have historically accounted for a significant portion of WPI’s net revenue. For fiscal 2006 and for the period commencing August 8, 2005 (acquisition) to December 31, 2005, sales to six customers amounted to approximately 49.9% of net revenues. One customer accounted for 15% or more of WPI’s net revenue in both periods.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

4. Operating Units  – (continued)

The following is a breakdown of depreciation expense for the periods indicated in ($000s):

	Year Ended December 31, 2006	August 8, 2005 to December 31, 2005
Depreciation expense included in cost of sales	$25,484	$16,041
Depreciation expense included in selling, general and administrative expenses	5,240	2,940
Total depreciation expense	$30,724	$18,981

Total expenses for fiscal 2006 included $33.3 million of impairment charges related to the fixed assets of plants that have been or will be closed and $12.3 million of restructuring charges (of which approximately $3.4 million relates to severance and $8.9 million relates to continuing costs of closed plants).

Impairment and restructuring charges for fiscal 2006 are included in Home Fashion operating expenses in the accompanying consolidated statements of operations.

To improve WPI’s competitive position, we intend to continue to restructure its operations to significantly reduce its cost of goods sold by closing certain plants located in the United States, sourcing goods from lower cost overseas facilities, and acquiring overseas manufacturing facilities. We have incurred impairment charges to write-down the value of WPI plants taken out of service to their estimated liquidation value. As of December 31, 2006, approximately $139.5 million of WPI’s assets are located outside of the United States, primarily in Bahrain.

Included in restructuring expenses are cash charges associated with the ongoing costs of closed plants, employee severance, benefits and related costs. The amount of accrued restructuring costs at December 31, 2005 was $0.1 million. During fiscal 2006, we incurred additional restructuring costs of $12.3 million, of which $11.2 million was paid during the period. As of December 31, 2006, the accrued liability balance was $1.2 million which is included in accounts payable and accrued expenses in our consolidated balance sheet.

Total cumulative impairment and restructuring charges for the period from August 8, 2005 (acquisition), through December 31, 2006 were $47.3 million.

We expect that restructuring charges will continue to be incurred throughout fiscal 2007. As of December 31, 2006, WPI expects to incur additional restructuring costs and impairment charges for fiscal 2007 relating to the current restructuring plan of between $25.0 million and $30.0 million. Restructuring costs could be affected by, among other things, our decision to accelerate or delay restructuring efforts. As a result, actual costs incurred could vary materially from these amounts.

5. Discontinued Operations and Assets Held for Sale

Results of Discontinued Operations and Assets and Liabilities Held for Sale

The financial position and results of our operations described below are presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations, respectively, for all periods presented in accordance with SFAS No. 144.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

5. Discontinued Operations and Assets Held for Sale – (continued)

A summary of the results of operations for our discontinued operations for years ended December 31, 2006, 2005 and 2004 is as follows (in $000s):

	December 31,
	2006	2005	2004
Revenues:
Oil and Gas	$353,539	$198,854	$137,988
Gaming	524,077	490,321	470,836
Real Estate	7,108	8,847	22,191
Home Fashion — retail stores	66,816	30,910	—
Total revenues	$951,540	$728,932	$631,015
Income (loss) from discontinued operations:
Oil and Gas	$183,281	$37,521	$33,053
Gaming	45,624	60,179	51,331
Real Estate	5,300	5,170	12,213
Home Fashion — retail stores	(7,261)	(2,085)	—
Total income from discontinued operations before income taxes, interest and other income	226,944	100,785	96,597
Interest expense	(47,567)	(32,851)	(37,242)
Interest and other income	13,004	7,539	7,656
Impairment loss on GBH bankruptcy	—	(52,366)	(15,600)
Income from discontinued operations before income taxes and non-controlling interests in income of consolidated entities	192,381	23,107	51,411
Income tax expense	(17,119)	(19,711)	(18,312)
Income from discontinued operations	175,262	3,396	33,099
Non-controlling interests in (income) loss of consolidated entities	(53,165)	4,356	2,074
Gain on sales of discontinued operations, net of income tax expense of $22,637 in 2006	676,444	21,849	75,197
	$798,541	$29,601	$110,370

Assets and Liabilites of Discontinued Operations

A summary of assets of discontinued operations held for sale and liabilities of discontinued operations held for sale as of December 31, 2006 and 2005 is as follows (in $000s):

	December 31,
	2006	2005
Cash and cash equivalents	$54,912	$224,348
Trade, notes and other receivables	6,752	61,300
Property, plant and equipment	422,715	1,183,518
Other assets	136,595	198,058
Assets of discontinued operations held for sale	$620,974	$1,667,224
Accounts payable and accrued expenses	$54,267	$156,444
Long-term debt	257,825	521,052
Other liabilities	5,993	74,261
Liabilities of discontinued operations held for sale	$318,085	$751,757

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

5. Discontinued Operations and Assets Held for Sale – (continued)

Gaming Operations

On May 19, 2006, our wholly owned subsidiaries, AREP Laughlin and AREP Boardwalk Properties, completed the purchases of the Aquarius and the Traymore site, respectively, from affiliates of Harrah’s. The transactions were completed pursuant to an asset purchase agreement, dated as of November 28, 2005, between AREP Laughlin, AREP Boardwalk LLC, Harrah’s and certain affiliates of Harrah’s. Under the agreement, AREP Laughlin acquired the Aquarius, and AREP Boardwalk Properties, an assignee of AREP Boardwalk LLC, acquired the Traymore site for an aggregate purchase price of approximately $170 million (excluding transaction costs and working capital of approximately $5.7 million).

The following table summarizes the estimated fair values of the net assets acquired on May 19, 2006 (in $000s):

	May 19, 2006 Fair Value
	Aquarius	Traymore Site	Total
Land	$13,000	$61,651	$74,651
Building and equipment	95,336	—	95,336
Intangible assets	2,939	—	2,939
Other assets	7,172	—	7,172
Assets acquired	118,447	61,651	180,098
Liabilities assumed	(4,874)	—	(4,874)
Net assets acquired	$113,573	$61,651	$175,224

The purchase price allocations for the Aquarius are based on estimated fair values as determined by independent appraisers. If the acquisitions of the Aquarius and the Traymore site had occurred at the beginning of fiscal 2006, our consolidated unaudited pro forma net revenue, net income and diluted earnings per share for fiscal 2006 would not have been materially different than the amounts we reported and, therefore, pro forma results are not presented.

The results of operations of the Aquarius from May 19, 2006 to December 31, 2006 are included in our consolidated results of discontinued operations for fiscal 2006.

On November 17, 2006, Atlantic Coast, ACE, IEH and certain other entities owned by or affiliated with IEH completed the sale to Pinnacle of the outstanding membership interests in ACE and 100% of the equity interests in certain subsidiaries of IEH which own parcels of real estate adjacent to The Sands, including 7.7 acres of land known as the Traymore site. We own, through subsidiaries, approximately 67.6% of Atlantic Coast, which owned 100% of ACE. The aggregate price was approximately $274.8 million, of which approximately $200.6 million was paid to Atlantic Coast and approximately $74.2 million was paid to affiliates of IEH for subsidiaries which own the Traymore site and the adjacent properties. $51.8 million of the purchase price paid to Atlantic Coast was deposited into escrow to fund indemnification obligations, of which $50.0 million related to claims of creditors and stockholders of GB Holdings Inc. (“GBH”), a holder of stock in Atlantic Coast. On February 22, 2007, we resolved all outstanding litigation involving GBH, resulting in a release of all claims against us. As a result of the settlement, our ownership of Atlantic Coast increased from 67.6% to 96.9% and $50.0 million of the amount placed into escrow was released to us. See Note 18, “Subsequent Events” for further information.

On April 22, 2007, AEP, a wholly owned indirect subsidiary of Icahn Enterprises Holdings, entered into a Membership Interest Purchase Agreement with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds affiliated with Goldman, Sachs & Co., to sell all of the issued and outstanding membership interests of ACEP, which comprise our gaming operations, for $1.3 billion, plus or minus certain adjustments such as working capital, more fully described in the agreement.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

5. Discontinued Operations and Assets Held for Sale – (continued)

Pursuant to the terms of the agreement, AEP is required to cause ACEP to repay from funds provided by AEP, the principal, interest, prepayment penalty or premium due on ACEP’s 7.85% senior secured notes due 2012 and ACEP’s senior secured credit facility. With this transaction, we anticipate realizing a gain of approximately $554.0 million on our investments in ACEP, after income taxes. ACEP’s casino assets are comprised of the Stratosphere Casino Hotel & Tower, the Arizona Charlie’s Decatur, the Arizona Charlie’s Boulder and the Aquarius Casino Resort. The transaction is subject to the approval of the Nevada Gaming Commission and the Nevada State Gaming Control Board, as well as customary conditions. The parties expect to close the transaction by the end of the first quarter of fiscal 2008; however, we cannot assure you that we will be able to consummate the transaction.

GBH Impairment

On September 29, 2005, GBH filed a voluntary petition for bankruptcy relief under Chapter 11 of the U.S. Bankruptcy Code. As a result of this filing, we determined that we no longer control GBH and have deconsolidated our investment effective the date of the bankruptcy filing. As a result of GBH’s bankruptcy, we recorded impairment charges of $52.4 million related to the write-off of the remaining carrying amount of our investment ($6.7 million) and also to reflect a dilution in our effective ownership percentage of Atlantic Coast, 41.7% of which is owned directly by GBH ($45.7 million).

For fiscal 2004, we recorded an impairment loss of $15.6 million on our equity investment in GBH. The purchase price pursuant to an agreement to purchase additional shares of GBH in fiscal 2005 indicated that the fair value of our investment was less than our carrying value. An impairment charge was recorded to reduce the carrying value to the value implicit in the purchase agreement.

We recorded $34.5 million of income tax benefits in the third quarter of 2006 as a result of the reversal of deferred tax valuation allowances for our Oil and Gas and Atlantic City gaming operations. See Note 16, “Income Taxes,” for further information.

Oil and Gas Operations

On November 21, 2006, our indirect wholly owned subsidiary, AREP O & G Holdings, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas to SandRidge, for consideration consisting of $1.025 billion in cash, 12,842,000 shares of SandRidge’s common stock, valued, at the date of closing, at $18 per share, and the repayment by SandRidge of $300.0 million of debt of NEG Oil & Gas. On April 4, 2007, we sold our entire position in SandRidge for cash consideration of approximately $243.2 million.

SandRidge is a working interest owner and the operator of a majority of the Longfellow Ranch area oil and gas properties. The interest in Longfellow Ranch was the single largest oil and gas property owned by NEG Oil & Gas.

On November 21, 2006, pursuant to an agreement dated October 25, 2006 among IEH, NEG Oil & Gas and NEGI, NEGI sold its membership interest in NEG Holding to NEG Oil & Gas for consideration of approximately $261.1 million. Of that amount, $149.6 million was used to repay the principal of and accrued interest with respect to the NEGI 10.75% senior notes due 2007, all of which was held by us.

Real Estate

Certain of our real estate properties are classified as discontinued operations. The properties classified as discontinued operations have changed during fiscal 2006 and, accordingly, certain amounts in the accompanying fiscal 2006, fiscal 2005 and fiscal 2004 financial statements have been reclassified to conform to the current classification of properties. In addition, during the nine months ended September 30, 2007, five properties of our real estate segment were reclassified to discontinued operations.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

5. Discontinued Operations and Assets Held for Sale – (continued)

Home Fashion

We intend to close substantially all of WPI’s retail stores based on a comprehensive evaluation of the stores’ long-term growth prospects and their on-going value to the business. On October 18, 2007, we entered into an agreement to sell the inventory at substantially all of WPI’s retail stores. In accordance with SFAS No. 144, we have reported the retail outlet stores business as discontinued operations for all periods presented.

GBH Impairment

On September 29, 2005, GBH filed a voluntary petition for bankruptcy relief under Chapter 11 of the U.S. Bankruptcy Code. As a result of this filing, we determined that we no longer control GBH and have deconsolidated our investment effective the date of the bankruptcy filing. As a result of GBH’s bankruptcy, we recorded impairment charges of $52.4 million related to the write-off of the remaining carrying amount of our investment ($6.7 million) and also to reflect a dilution in our effective ownership percentage of Atlantic Coast, 41.7% of which is owned directly by GBH ($45.7 million).

For fiscal 2004, we recorded an impairment loss of $15.6 million on our equity investment in GBH. The purchase price pursuant to an agreement to purchase additional shares of GBH in fiscal 2005 indicated that the fair value of our investment was less than our carrying value. An impairment charge was recorded to reduce the carrying value to the value implicit in the purchase agreement.

We recorded $34.5 million of income tax benefits in the third quarter of 2006 as a result of the reversal of deferred tax valuation allowances for our oil and gas and Atlantic City gaming operations. See Note 16, “Income Taxes,” for further information.

Oil and Gas Disclosures

Capitalized Costs

Capitalized costs as of December 31, 2005 relating to our oil- and gas-producing activities are as follows (in $000s):

December 31, 2005
Proved properties	$1,229,923
Other property and equipment	6,029
Total	1,235,952
Less: Accumulated depreciation, depletion and amortization	493,493
$742,459

Costs incurred in connection with property acquisition, exploration and development activities for the period from January 1, 2006 to November 21, 2006 and the years ended December 31, 2005 and 2004 were as follows (in $000s, except depletion rate):

	January 1 – November 21, 2006	Years Ended December 31,
		2005	2004
Acquisitions	$14,113	$114,244	$128,673
Exploration costs	83,463	75,357	62,209
Development costs	133,459	124,305	52,765
Total	$231,035	$313,906	$243,647
Depletion rate per Mcfe	$2.10	$2.33	$2.11

As of December 31, 2005, all capitalized costs relating to oil and gas activities have been included in the full cost pool.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

5. Discontinued Operations and Assets Held for Sale – (continued)

Reserve Information (Unaudited)

The accompanying tables present information concerning our oil and natural gas-producing activities during the period from January 1, 2006 to November 21, 2006 and the years ended December 31, 2005 and 2004 and are prepared in accordance with SFAS No. 69, Disclosures about Oil and Gas Producing Activities.

Estimates of our proved reserves and proved developed reserves were prepared by independent firms of petroleum engineers, based on data supplied to them by NEG Oil & Gas. Estimates relating to oil and gas reserves are inherently imprecise and may be subject to substantial revisions due to changing prices and new information, such as reservoir performance, production data, additional drilling and other factors, becomes available.

Proved reserves are estimated quantities of oil, natural gas, condensate and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Natural gas liquids and condensate are included in oil reserves. Proved developed reserves are those proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves include those reserves expected to be recovered from new wells on undrilled acreage or existing wells on which a relatively major expenditure is required for recompletion. Natural gas quantities represent gas volumes which include amounts that will be extracted as natural gas liquids. Our estimated net proved reserves and proved developed reserves of oil and condensate and natural gas for the period from January 1, 2006 to November 21, 2006 and the years ended December 31, 2005 and 2004 were as follows:

	Crude Oil	Natural Gas
	(Barrels)	(Thousand Cubic Feet)
December 31, 2003	8,165,562	206,259,821
Reserves of National Offshore purchased from affiliate of general partner	5,203,599	25,981,749
Sales of reserves in place	(15,643)	(344,271)
Extensions and discoveries	524,089	50,226,279
Revisions of previous estimates	204,272	9,810,665
Production	(1,484,005)	(18,895,077)
December 31, 2004	12,597,874	273,039,166
Purchase of reserves in place	483,108	94,937,034
Sales of reserves in place	(624,507)	(7,426,216)
Extensions and discoveries	743,019	79,591,588
Revisions of previous estimates	494,606	17,015,533
Production	(1,789,961)	(28,106,819)
December 31, 2005	11,904,139	429,050,286
Purchase of reserves in place	282,267	9,597,085
Extensions and discoveries	2,169,222	73,753,558
Revisions of previous estimates	(201,907)	(58,470,950)
Production	(1,655,516)	(31,094,079)
Sale of properties to SandRidge	(12,498,205)	(422,835,900)
November 21, 2006	—	—
Proved developed reserves:
December 31, 2004	8,955,300	151,765,372
December 31, 2005	8,340,077	200,519,972

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

5. Discontinued Operations and Assets Held for Sale – (continued)

Asset Retirement Obligations — Oil and Gas

Our asset retirement obligations represent expected future costs to plug and abandon our wells, dismantle facilities and reclamate sites at the end of the related assets’ useful lives.

As of December 31, 2005, we had $24.3 million held in various escrow accounts relating to the asset retirement obligations for certain offshore properties. The escrow accounts and the asset retirement obligations were transferred to the purchaser in connection with the sale of our Oil and Gas business. The following table summarizes changes in our asset retirement obligations during the period from January 1, 2006 to November 21, 2006 and the year ended December 31, 2005 (in $000s):

	January 1 – November 21, 2006	Fiscal Year Ended December 31, 2005
Beginning of year	$41,228	$56,524
Add: Accretion	2,537	3,019
Drilling additions/purchases	4,269	2,067
Less: revisions	—	(2,813)
Settlements	—	(431)
Dispositions	(48,034)	(17,138)
End of period	$—	$41,228

Derivative Contracts

We recorded derivative contracts within our former Oil and Gas segment as assets or liabilities in the balance sheet at fair value. As of December 31, 2005, these derivatives were recorded as a liability of discontinued operations held for sale of $85.0 million. We have elected not to designate any of these instruments as hedges for accounting purposes and, accordingly, both realized and unrealized gains and losses are included in the oil and gas revenues for discontinued operations. Our realized and unrealized losses on our derivative contracts for the periods indicated were as follows (in $000s):

	Years Ended December 31,
	2006	2005	2004
Realized loss (net cash payments)	$(25,948)	$(51,263)	$(16,625)
Unrealized gain (loss)	99,707	(69,254)	(9,179)
	$73,759	$(120,517)	$(25,804)

6. Related Party Transactions

We have entered into several transactions with entities affiliated with Carl C. Icahn. The transactions include purchases by us of businesses and business interests, including debt, of the affiliated entities. Additionally, other transactions have occurred as described below.

All related party transactions are reviewed and approved by our Audit Committee. Where appropriate, our Audit Committee will obtain independent financial advice and legal counsel on the transactions.

In accordance with U.S. GAAP, assets transferred between entities under common control are accounted for at historical cost similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a consolidated basis. Additionally, prior to the acquisition, the earnings, losses, capital contributions and distributions of the acquired entities are allocated to the general partner as an adjustment to equity, and the consideration is shown as a reduction to the general partner’s capital account.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

6. Related Party Transactions  – (continued)

a. Investment Management

On August 8, 2007, in a related party transaction, we acquired the general partnership interests in the General Partners, acting as general partners of the Onshore Fund and the Offshore Master Funds managed and controlled by Carl C. Icahn, and the general partnership interests in New Icahn Management, the newly formed management company that provides certain management and administrative services to the Private Funds. The Offshore GP also acts as general partner of certain funds formed as Cayman Islands exempted limited partnerships that invest in the Offshore Master Funds and that, together with other funds that also invest in the Offshore Master Funds, constitute the Feeder Funds. See Note 3, “Acquisitions — Acquisition of Partnership Interests” for further discussion of the acquisition.

In accordance with U.S. GAAP, assets transferred between entities under common control are accounted for at historical cost similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a consolidated basis. Additionally, prior to acquisition, the earnings, losses, capital contributions and distributions of the acquired entities are allocated to the general partner as an adjustment to equity, and the consideration paid is shown as a reduction to the general partner’s capital account.

We, along with the Private Funds, entered into an agreement (the “Covered Affiliate Agreement”), simultaneously with the closing of the transactions contemplated by the Contribution Agreement, pursuant to which we (and certain of our subsidiaries) agreed, in general, to be bound by certain restrictions on our investments in any assets that the General Partners deem suitable for the Private Funds, other than government and agency bonds, cash equivalents and investments in non-public companies. We and our subsidiaries will not be restricted from making investments in the securities of certain companies in which Mr. Icahn or companies he controlled had an interest in as of the date of the initial launch of the Private Funds, and companies in which we had an interest as of the date of acquisition on August 8, 2007. We and our subsidiaries, either alone or acting together with a group, will not be restricted from (i) acquiring all or any portion of the assets of any public company in connection with a negotiated transaction or series of related negotiated transactions or (ii) engaging in a negotiated merger transaction with a public company and, pursuant thereto, conducting and completing a tender offer for securities of the company. The terms of the Covered Affiliate Agreement may be amended, modified or waived with the consent of us and each of the Private Funds, provided, however, that a majority of the members of an investor committee maintained for certain of the Private Funds may (with our consent) amend, modify or waive any provision of the Covered Affiliate Agreement with respect to any particular transaction or series of related transactions.

We have also entered into an employment agreement (the “Icahn Employment Agreement”) with Mr. Icahn pursuant to which, over a five-year term, Mr. Icahn will serve as Chairman and Chief Executive Officer of New Icahn Management, in addition to his current role as Chairman of Icahn Enterprises. Mr. Icahn also serves as the Chief Executive Officer of the General Partners. During the employment term, we will pay Mr. Icahn an annual base salary of $900,000 and an annual incentive bonus based on a bonus formula with two components. The first component is based on the annual return on AUM by the Investment Management and GP Entities. The second component of the annual bonus payable by us is tied to the growth in our annual net income (other than income or losses resulting from the operations of the Investment Management and GP Entities).

Fifty percent of all bonus amounts payable by us and New Icahn Management shall be subject to mandatory deferral and treated as though invested in the Private Funds and as though subject to a 2% annual management fee (but no incentive allocation). Such deferred amounts shall be subject to vesting in equal annual installments over a three-year period commencing from the last day of the year giving rise to the bonus. Amounts deferred generally are not subject to acceleration and unvested deferred amounts shall be forfeited if Mr. Icahn ceases to be employed under his employment agreement, provided that all deferred

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

6. Related Party Transactions  – (continued)

amounts shall vest in full and be payable in a lump sum payment thereafter if the employment of Mr. Icahn is terminated by us without Cause or Mr. Icahn terminates his employment for Good Reason, as such terms are defined in the Icahn Employment Agreement, or upon Mr. Icahn’s death or disability during the employment term. In addition, upon Mr. Icahn’s completion of service through the end of the employment term, Mr. Icahn will also vest in full in any mandatory deferrals. Vested deferred amounts (and all deferred returns, earnings and profits thereon) shall be paid to Mr. Icahn within 60 days following the vesting date. Returns on amounts subject to deferral shall also be subject to management fees charged by New Icahn Management.

The Investment Management and GP Entities provide investment advisory and certain management services to the Private Funds. The Investment Management and GP Entities do not provide investment advisory or other management services to any other entities, individuals or accounts. Interests in the Private Funds are offered only to certain sophisticated and accredited investors on the basis of exemptions from the registration requirements of the federal securities laws and are not publicly available. See Note 2, “Summary of Significant Accounting Policies — Revenue Recognition,” for a further description of the management fees and incentive allocations earned by the Investment Management and GP Entities with respect to these services.

Each of the General Partners may, in its sole discretion, elect to reduce or waive the incentive allocation with respect to the capital account of any limited partner of the Onshore Fund or Offshore Master Fund I, respectively. For fiscal 2006, fiscal 2005 and fiscal 2004, the Onshore GP received an incentive allocation of $68.9 million, $21.8 million and $4.4 million, respectively, and the Offshore GP received an incentive allocation of $121.6 million, $35.5 million and $5.3 million, respectively. Such amounts are eliminated in the consolidated financial statements.

As described in further detail in Note 2, “Summary of Significant Accounting Policies — Revenue Recognition,” pursuant to the Management Agreements, Icahn Management (and subsequent to the acquisition of the Partnership Interests on August 8, 2007, New Icahn Management) typically is entitled to receive certain quarterly management fees. From August 8, 2007 through September 30, 2007, New Icahn Management earned $21.4 million in such management fees. Such amounts received from the Onshore Fund and the consolidated Offshore Fund are eliminated in our consolidated financial statements. The management fees earned for fiscal 2006, fiscal 2005 and fiscal 2004 were $82.4 million, $44.2 million and $3.2 million, respectively. Such amounts are eliminated in our consolidated financial statements.

In addition, pursuant to the provisions of a deferred fee arrangement, Icahn Management was eligible to defer receipt of all or a portion of the management fee earned from the Offshore Fund during a particular fiscal quarter in a fiscal year, and to have a portion or all of the deferred fee invested in the same manner as the Offshore Fund’s other assets, or in another manner approved by both the Offshore Fund and Icahn Management. The value of such deferred amounts constitutes a liability of the Offshore Fund to Icahn Management. Any amounts invested under the provisions of the deferred fee arrangement continue for all purposes to be part of the general assets of the Offshore Fund and generally earn the same return as other investors (except where fees are waived), and Icahn Management has no proprietary interest in any such assets.

Icahn Management elected to defer an aggregate of 95% of the management fees from the Offshore Fund and such amounts remain invested in the Offshore Fund for fiscal 2006 (97% and 100% for fiscal 2005 and fiscal 2004, respectively). For fiscal 2006, 2005 and 2004 the amounts of management fees elected to be deferred were $39.1 million, $26.0 million and $1.8 milllion, respectively, and the appreciation earned upon them, was $19.7 million in fiscal 2006 and $2.4 million in fiscal 2005.

Under separate deferred compensation employment agreements, certain employees are entitled to receive a percentage of the management fees. As of December 31, 2005, deferred compensation related to management fees of Icahn Management amounted to $2.3 million, which included appreciation since inception on

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

6. Related Party Transactions  – (continued)

such deferred amounts of $0.2 million. As of December 31, 2006, deferred compensation related to management fees of Icahn Management amounted to $6.7 million, which included appreciation since inception on such deferred amounts of $1.7 million. Appreciation in fiscal 2006 on such deferred amounts was $1.5 million. Refer to Note 13, “Compensation Arrangements,” for additional information regarding these agreements.

Icahn & Co. LLC and certain other entities beneficially owned by Carl C. Icahn affiliates of Icahn Management (collectively “Icahn Affiliates”) have paid for the salaries and benefits of employees who perform various functions including accounting, administrative, investment, legal and tax services. Under a separate expense-sharing agreement, Icahn Affiliates have charged Icahn Management for a portion of these expenses. For fiscal 2006, fiscal 2005 and fiscal 2004, the amounts charged to Icahn Management were $12.4 million, $9.6 million and $0.8 million, respectively. Management believes that all allocated amounts are reasonable based upon the nature of the services provided (e.g. occupancy, salaries and benefits, etc.).

Icahn Affiliates have paid rent for the occupancy of space shared by Icahn Management. Under a separate expense-sharing agreement, Icahn Affiliates have charged Icahn Management for a portion of these expenses. For fiscal 2006, fiscal 2005 and fiscal 2004, the amounts charged to Icahn Management were $1.4 million, $1.5 million and $0.2 million, respectively.

In addition, certain expenses borne by Icahn Management have been reimbursed by Icahn Affiliates, as appropriate and when such expenses were incurred. The expenses included investment-specific expenses for investments acquired by both the Private Funds (prior to our acquisition of the Partnership Interests on August 8, 2007) and Icahn Affiliates which were allocated based on the amounts invested by each party, as well as investment management-related expenses which were allocated based on estimated usage agreed upon by both Icahn Management and the Icahn Affiliates.

b. Holding Company and Other Operations

Oil and Gas

In October 2003, pursuant to a purchase agreement dated as of May 16, 2003, we acquired certain debt and equity securities of NEGI from entities affiliated with Mr. Icahn for an aggregate cash consideration of $148.1 million plus $6.7 million in cash for accrued interest on the debt securities. The securities acquired were $148.6 million in principal amount of outstanding 10.75% senior notes due 2006 of NEGI and 5,584,044 shares of common stock of NEGI. As a result of the foregoing transaction and the acquisition by us of additional securities of NEGI prior to the closing, we beneficially owned in excess of 50% of the outstanding common stock of NEGI. In connection with the acquisition of stock in NEGI, the excess of cash disbursed over the historical cost, which amounted to $2.8 million, was charged to the general partner’s equity. NEGI owned a 50% interest in NEG Holdings; the other 50% interest in NEG Holdings was held by an affiliate of Mr. Icahn prior to our acquisition of the interest during the second quarter of fiscal 2005. NEG Holdings owned NEG Operating LLC which owned operating oil and gas properties managed by NEGI.

On December 6, 2004, we purchased from affiliates of Mr. Icahn $27.5 million aggregate principal amount, or 100% of the outstanding term notes issued by TransTexas (the “TransTexas Notes”). The purchase price was $28.2 million in cash, which equaled the principal amount of the TransTexas Notes plus accrued but unpaid interest.

In December 2004, we purchased all of the membership interests of MidRiver LLC (“MidRiver”), from affiliates of Mr. Icahn for an aggregate purchase price of $38.0 million. The assets of MidRiver consist of $38.0 million principal amount of term loans of Panaco.

In January 2005, we entered into an agreement to acquire TransTexas (subsequently known as National Onshore), Panaco (subsequently known as National Offshore) and the membership interest in NEG Holdings other than that already owned by NEGI for cash consideration of $180.0 million and depositary units valued,

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

6. Related Party Transactions  – (continued)

in the aggregate, at $445.0 million, from affiliates of Mr. Icahn. The acquisition of TransTexas was completed on April 6, 2005 for $180.0 million in cash. The acquisition of Panaco and the membership interest in NEG Holdings was completed on June 30, 2005 for 15,344,753 depositary units, valued at $445.0 million.

As discussed above, on November 21, 2006, our indirect wholly owned subsidiary, AREP O & G Holdings, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas to SandRidge. See Note 5, “Discontinued Operations and Assets Held for Sale,” for additional information regarding the sale.

Gaming

Las Vegas Properties

In January 2004, ACEP entered into an agreement to acquire Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, from Mr. Icahn and an entity affiliated with Mr. Icahn, for aggregate consideration of $125.9 million. The acquisition was completed on May 26, 2004.

Atlantic City Property

In 1998 and 1999, we acquired an interest in The Sands, by purchasing the principal amount of $31.4 million of first mortgage notes issued by GB Property Funding Corp. (“GB Property”). The purchase price for the notes was $25.3 million. GB Property was organized as a special purpose entity by Greate Bay Hotel and Casino, Inc. (“Greate Bay”), for the purpose of borrowing funds. Greate Bay was a wholly owned subsidiary of GBH. An affiliate of the general partner also made an investment. A total of $185.0 million in notes were issued.

In January 1998, GB Property and Greate Bay filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code to restructure its long-term debt.

In July 2000, the U.S. Bankruptcy Court ruled in favor of the reorganization plan proposed by affiliates of the general partner which provided for an additional investment of $65.0 million by certain Icahn affiliates in exchange for a 46% equity interest in GBH, with bondholders (which also included the Icahn affiliates) to receive $110.0 million principal amount of new notes of GB Property First Mortgage (“the GB Notes”), and a 54% equity interest in GBH. Interest on the GB Notes was payable at the rate of 11% per annum on March 29 and September 29, beginning March 29, 2001. The outstanding principal was due September 29, 2005. The principal and interest that was due on September 29, 2005 was not paid. On September 29, 2005, GBH filed for bankruptcy for protection under Chapter 11 of the Bankruptcy Code.

Until July 22, 2004, Greate Bay was the owner and operator of The Sands. Atlantic Coast was a wholly owned subsidiary of Greate Bay which was a wholly owned subsidiary of GBH. ACE is a wholly owned subsidiary of Atlantic Coast. Atlantic Coast and ACE were formed in connection with a transaction (referred to herein as the “Transaction”), which included a Consent Solicitation and Offer to Exchange in which holders of the GB Notes were given the opportunity to exchange such notes, on a dollar-for-dollar basis, for $110.0 million of 3% Notes due 2008 (the “3% Notes”), issued by Atlantic Coast. The Transaction and the Consent Solicitation and Offer to Exchange were consummated on July 22, 2004, and holders of $66.3 million of GB Notes exchanged such notes for $66.3 million Atlantic Coast 3% Notes. Also, on July 22, 2004, in connection with the Consent Solicitation and Offer to Exchange, the indenture governing the GB Notes was amended to eliminate certain covenants and to release the liens on the collateral securing such notes. The Transaction included, among other things, the transfer of substantially all of the assets of GBH to Atlantic Coast.

The Atlantic Coast 3% Notes are guaranteed by ACE. Also on July 22, 2004, in connection with the consummation of the Transaction and the Consent Solicitation and Offer to Exchange, GB Property and Greate Bay merged into GBH, with GBH as the surviving entity. In connection with the transfer of the assets

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

6. Related Party Transactions  – (continued)

and certain liabilities of GBH, including the assets and certain liabilities of Greate Bay, Atlantic Coast issued 2,882,937 shares of common stock, par value $0.01 per share, to Greate Bay which, following the merger of Greate Bay became the sole asset of GBH. Substantially all of the assets and liabilities of GBH and Greate Bay (with the exception of the remaining GB Notes and accrued interest thereon, the Atlantic Coast shares of common stock, and the related pro rata share of deferred financing costs) were transferred to Atlantic Coast or ACE. As part of the Transaction, an aggregate of 10,000,000 warrants were distributed on a pro rata basis to the stockholders of GBH upon the consummation of the Transaction. Such warrants allow the holders to purchase from Atlantic Coast at an exercise price of $0.01 per share, an aggregate of 2,750,000 shares of Atlantic Coast common stock and are only exercisable following the earlier of either (a) the 3% Notes being paid in cash or upon conversion, in whole or in part, into Atlantic Coast common stock, (b) payment in full of the outstanding principal of the GB Notes exchanged or (c) a determination by a majority of the board of directors of Atlantic Coast (including at least one independent director of Atlantic Coast) that the warrants may be exercised. A gaming license to operate The Sands was granted to ACE by the New Jersey Casino Control Commission.

On December 27, 2004, we purchased $37.0 million principal amount of Atlantic Coast 3% Notes from two Icahn affiliates for cash consideration of $36.0 million. We already owned $26.9 million principal amount of 3% Notes.

On May 17, 2005, we (1) converted $28.8 million in principal amount of 3% Notes into 1,891,181 shares of Atlantic Coast common stock and (2) exercised warrants to acquire 997,620 shares of Atlantic Coast common stock. Also on May 17, 2005, affiliates of Mr. Icahn exercised warrants to acquire 1,133,284 shares of Atlantic Coast common stock. Prior to May 17, 2005, GBH owned 100% of the outstanding common stock of Atlantic Coast.

On June 30, 2005, we completed the purchase of 4,121,033 shares of common stock of GBH and 1,133,284 shares of Atlantic Coast from affiliates of Mr. Icahn in consideration of 413,793 of the depositary units of Icahn Enterprises. The agreement provided that up to an additional 206,897 depositary units could be issued if Atlantic Coast met certain earnings targets during fiscal 2005 and fiscal 2006. The depositary units issued in consideration for the acquisitions were valued at $12.0 million. Based on the fiscal 2005 and fiscal 2006 operating performance of The Sands, no additional depositary units have been issued.

After the purchases from affiliates of Mr. Icahn, we owned 77.5% of the common stock of GBH and 58.2% of the common stock of Atlantic Coast. As a result, we obtained control of GBH and Atlantic Coast. The period of common control for GBH and Atlantic Coast began prior to January 1, 2002. The financial statements give retroactive effect to the consolidation of GBH and Atlantic Coast. We had previously accounted for GBH on the equity method. On September 29, 2005, GBH filed for bankruptcy.

On November 17, 2006, we completed the sale to Pinnacle of the outstanding membership interests in ACE which owns The Sands and 100% of the equity interests in certain subsidiaries of IEH which own parcels of real estate adjacent to The Sands, including the Traymore site. See Note 5, “Discontinued Operations and Assets Held for Sale,” and Note 18, “Subsequent Events,” for additional information regarding the sale.

Administrative Services

In July 2005, we entered into a license agreement with an affiliate for the non-exclusive use of approximately 1,514 square feet for which we paid monthly base rent of $13,000 plus 16.4% of certain “additional rent.” The license agreement was amended effective August 8, 2007 to reflect an increase in our portion of the office space to approximately 4,246 square feet or approximately 64.76% of the total space leased to an affiliate, of which 3,125 square feet is allocated to the Investment Management and GP Entities. Under the amended license agreement, effective August 8, 2007, the monthly base rent is approximately $147,500, of

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

6. Related Party Transactions  – (continued)

which approximately $39,000 is allocated to the Holding Company and approximately $108,500 is allocated to the Investment Management and GP Entities. We also pay 64.76% of the additional rent payable under the license agreement which is allocated 17.10% to the Holding Company and 47.66% to the Investment Management and GP Entities. The license agreement expires in May 2012. Under the amended agreement, base rent is subject to increases in July 2008 and December 2011. Additionally, we are entitled to certain annual rent credits each December beginning December 2005 and continuing through December 2011. For fiscal 2006, fiscal 2005 and fiscal 2004, we paid such affiliate $162,000, $138,000 and $162,000, respectively, in connection with this licensing agreement.

An affiliate occupies a portion of certain office space leased by us. Monthly payments from the affiliate for the use of the space began on October 12, 2006. For the period beginning October 12, 2006 and ending December 31, 2006, we received $17,000 for the use of such space.

For fiscal 2006, fiscal 2005 and fiscal 2004, we paid $783,000, $1,016,000 and $506,000, respectively, to XO Holdings, Inc., formerly known as XO Communications, Inc., an affiliate of the general partner, for telecommunication services.

An affiliate of the general partner provided certain professional services to WPI for which WPI incurred charges from the affiliate of $344,986 and $81,600 for fiscal 2005 and fiscal 2004, respectively. No charges were incurred in fiscal 2006.

We provide certain professional services to an affiliate of the general partner for which we charged $695,000, $324,548 and $80,000 for fiscal 2006, fiscal 2005 and fiscal 2004, respectively. In October 2006, an affiliate remitted $355,691 to us as an advance payment for future services. As of December 31, 2006, current liabilities in the consolidated balance sheet included $287,380 to be applied to our charges to the affiliate for services to be provided to it.

An affiliate provided certain professional services to WPI for which it incurred charges of approximately $218,000 for the year ended December 31, 2006.

Icahn Sourcing, LLC (“Icahn Sourcing”) is an entity formed and controlled by Carl C. Icahn in order to leverage the potential buying power of a group of entities with which Mr. Icahn has a relationship in negotiating with a wide range of suppliers of goods, services and tangible and intangible property. We are a member of the buying group and, as such, are afforded the opportunity to purchase goods, services and property from vendors with whom Icahn Sourcing has negotiated rates and terms. Icahn Sourcing does not guarantee that we will purchase any goods, services or property from any such vendors, and we are under no obligation to do so. We do not pay Icahn Sourcing any fees or other amounts with respect to the buying group arrangement. We have purchased a variety of goods and services as members of the buying group at prices and on terms that we believe are more favorable than those which would be achieved on a stand-alone basis.

Related Party Debt Transactions

In connection with TransTexas’ plan of reorganization on September 1, 2003, TransTexas as borrower, entered into the Restructured Oil and Gas (O&G) Note with Thornwood Associates Limited Partnership, an affiliate of Mr. Icahn, as lender. The Restructured O&G Note was a term loan in the amount of $32.5 million with interest at a rate of 10% per annum. Interest was payable semi-annually commencing six months after the effective date. Annual principal payments in the amount of $5.0 million was due on the first through fourth anniversary dates of the effective date with the final principal payment of $12.5 million due on the fifth anniversary of the effective date. The Restructured O&G Note was purchased by us in December 2004 and is eliminated in consolidation.

During the year ended December 31, 2002, Fresca, LLC, which was acquired by ACEP in May 2004, entered into an unsecured line of credit in the amount of $25.0 million with Starfire Holding Corporation, an

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

6. Related Party Transactions  – (continued)

affiliate of Mr. Icahn. The outstanding balance, including accrued interest, was due and payable on January 2, 2007. As of December 31, 2003, Fresca, LLC had $25.0 million outstanding. The note bore interest on the unpaid principal balance from January 2, 2002 until maturity at the rate per annum equal to the prime rate, as established by Fleet Bank, from time to time, plus 2.75%. Interest was payable semi-annually in arrears on the first day of January and July, and at maturity. The note was guaranteed by Mr. Icahn. The note was repaid in May 2004. The interest rate at December 31, 2003 was 6.75%.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

7. Investments and Related Matters

a. Investment Management

For the years ended December 31, 2006 and 2005, the Investment Management and GP Entities retained the specialized accounting applied by the Private Funds as prescribed under the AICPA Guide. A condensed schedule of investments provided in accordance with the requirements of such accounting follows. Positions in any one issuer aggregating 5% or more of the Private Funds’ net assets in any particular year are separately disclosed. Dollars are in ($000s):

	Shares or Option Contracts	Cost	Fair Value	% of Net Assets	Shares or Option Contracts	Cost	Fair Value	% of Net Assets
Instrument	December 31, 2006				December 31, 2005
Securities Owned, at Fair Value
Common Stock
North America
Basic Materials		$169,719	$195,167	4.9%		$95,725	$119,205	4.5%
Communications
Time Warner Incorporated	20,030,922	339,535	436,273	10.9%	19,453,000	348,017	339,260	12.8%
Consumer, Cyclical
Federated Department Stores, Inc.	6,818,345	252,769	259,983	6.5%		—	—	—
Hilton Hotels Corporation	4,057,440	111,089	141,605	3.5%		—	—	—
Lear Corporation	9,595,953	206,174	283,367	7.1%		—	—	—
Fairmont Hotels and Resorts, Inc.		—	—	—	7,122,600	234,341	302,069	11.4%
Other Consumer, Cyclical		177,512	142,630	3.6%		117,950	49,280	1.9%
Total Consumer, Cyclical		747,544	827,585	20.7%		352,291	351,349	13.3%
Consumer, Non-Cyclical		187,960	186,873	4.7%		95,067	103,862	3.9%
Diversified		—	—	0.0%		9,422	11,734	0.4%
Energy
Kerr McGee Corp.		—	—	—	4,878,990	344,566	443,305	16.7%
The Williams Companies Incorporated	4,840,724	106,307	126,440	3.2%		—	—	—
Other Energy*		9,810	8,767	0.2%		185,093	187,730	7.1%
Total Energy		116,117	135,207	3.4%		529,659	631,035	23.8%
Financial
Cigna Corporation	679,733	63,618	89,432	2.2%		—	—	—
Other Financial*		244,107	270,854	6.8%		38,312	56,343	2.1%
Total Financial		307,725	360,286	9.0%		38,312	56,343	2.1%
Industrial		—	—	—		52,522	57,720	2.2%
Technology		20,917	35,350	0.9%		14,329	20,043	0.8%
Total North America		1,889,517	2,176,741	54.5%		1,535,344	1,690,551	63.9%
Europe
Financial		40,117	53,828	1.3%		75,044	97,624	3.7%
Industrial		—	—	—		44,230	63,076	2.4%
Total Europe		40,117	53,828	1.3%		119,274	160,700	6.1%
Asia / Pacific
Consumer, Non-Cyclical
Korea Tobacco & Ginseng Corp		—	—	—	5,832,972	241,905	259,788	9.8%
Other Consumer, Non-Cyclical		—	—	—		55,491	62,002	2.3%
Total Asia / Pacific		—	—	—		297,396	321,790	12.2%
Total Common Stock		1,929,634	2,230,569	55.8%		1,952,014	2,173,041	82.1%

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

7. Investments and Related Matters  – (continued)

	Shares or Option Contracts	Cost	Fair Value	% of Net Assets	Shares or Option Contracts	Cost	Fair Value	% of Net Assets
Instrument	December 31, 2006				December 31, 2005
Convertible Stock
North America
Consumer, Cyclical		30,400	39,064	1.0%		30,400	27,968	1.1%
Call Options
North America
Communications
Time Warner Incorporated		—	—	—	253,719	176,351	190,036	7.2%
Consumer, Cyclical
Hilton Hotels Corporation	4,536,080	38,715	69,856	1.7%		—	—	—
Energy
The Williams Companies Incorporated	11,216,800	81,931	102,297	2.6%		—	—	—
Other Energy		33,861	54,541	1.4%		14,286	13,978	0.5%
Total Energy		115,792	156,838	3.9%		14,286	13,978	0.5%
Financial
Cigna Corporation	2,104,320	67,233	121,146	3.0%		—	—	—
Total Call Options		221,740	347,840	8.7%		190,637	204,014	7.7%
REITs
North America
Financial		123,971	127,063	3.2%		—	—	—
Corporate Debt
North America
Communications		—	—	—		31,743	31,485	1.2%
Consumer, Cyclical		6,434	6,960	0.2%		89,364	86,388	3.3%
Financial		—	—	—		51,914	51,750	2.0%
Total Corporate Debt		6,434	6,960	0.2%		173,021	169,623	6.4%
Warrants
North America
Consumer, Non-Cyclical		2,214	5,733	0.1%		2,214	6,988	0.3%
Total Securities Owned, at Fair Value		$2,314,393	$2,757,229	69.0%		$2,348,286	$2,581,634	97.5%

*	No items greater than 5%.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

7. Investments and Related Matters  – (continued)

(Dollars in Thousands)	Shares or Option Contracts	Proceeds	Fair Value	% of Net Assets	Shares or Option Contracts	Proceeds	Fair Value	% of Net Assets
Instrument	December 31, 2006				December 31, 2005
Securities Sold, Not Yet Purchased, at Fair Value
Common Stock
North America
Basic Materials		$28,552	$39,696	1.0%		$12,454	$8,794	0.3%
Consumer, Cyclical*		269,563	295,959	7.4%		11,755	11,901	0.4%
Communications		83,304	101,592	2.5%		—	—	—
Financial		3,828	8,446	0.2%		19,299	24,764	0.9%
Funds		37,009	37,429	0.9%		—	—	—
Energy Select Sector SPDR		—	—	—	4,800,000	235,911	241,488	9.1%
Industrial		—	—	—		485	271	0.0%
Total Common Stock		422,256	483,122	12.1%		279,904	287,218	10.9%
Put Options
North America
Communications		—	—	—		500	—	0.0%
Consumer, Cyclical		45	—	—		—	—	—
Energy		128	—	—		—	—	—
Financial		22	—	—		—	—	—
Total Put Options		195	—	0.0%		500	—	0.0%
REITs
North America
Financial		75,836	81,784	2.0%		65,467	73,878	2.8%
Corporate Debt
North America
Consumer, Cyclical		126,491	126,380	3.2%		5,926	5,928	0.2%
Total Securities Sold, Not Yet Purchased, at Fair Value		$624,778	$691,286	17.3%		$351,797	$367,024	13.9%

*	No items greater than 5%.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

7. Investments and Related Matters  – (continued)

(Dollars in Thousands)	Shares or Option Contracts	Cost	Fair Value	% of Net Assets	Shares or Option Contracts	Cost	Fair Value	% of Net Assets
Instrument	December 31, 2006				December 31, 2005
Unrealized Gain on Open Derivative Contracts, at Fair Value
Equity Swaps
North America
Basic Materials		$—	$3,027	0.1%		$—	$—	—
Consumer, Cyclical
Lear Corporation	4,669,120	—	47,366	1.2%		—	—	—
Other Consumer, Cyclical		—	11,564	0.3%		—	—	—
Total Consumer, Cyclical		—	58,930	1.5%		—	—	—
Consumer, Non-Cyclical		—	7,207	0.2%		—	—	—
Energy		—	9,630	0.2%		—	—	—
Total North America		—	78,794	2.0%		—	—	—
Asia / Pacific
Consumer, Non-Cyclical		—	1,422	0.0%		—	—	—
Total Asia / Pacific		—	1,422	0.0%		—	—	—
Total Equity Swaps		—	80,216	2.0%		—	—	—
Credit Default Swaps-Buy Protection
North America
Basic Materials		—	—	—		—	29	0.0%
Total Unrealized Gain on Open Derivative Contracts, at Fair Value		$—	$80,216	2.0%		$—	$29	0.0%
Unrealized Loss on Open Derivative Contracts, at Fair Value
Equity Swaps
North America
Energy		$—	$1,432	0.0%		$—	$—	—
Credit Default Swaps-Sell Protection
North America
Consumer, Cyclical		—	—	—		—	1,352	0.1%
Futures Contracts
North America
Financial		—	266	0.0%		—	1,725	0.1%
Total Forward Currency Contracts		—	72	0.0%		—	6,276	0.2%
Total Unrealized Loss on Open Derivative Contracts, at Fair Value		$—	$1,770	0.0%		$—	$9,353	0.4%

*	No items greater than 5%

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

7. Investments and Related Matters  – (continued)

Investments in Variable Interest Entities

The Investment Management and GP Entities consolidate certain VIEs when they are determined to be the primary beneficiary, either directly or indirectly through other consolidated subsidiaries. The assets of the consolidated VIEs are primarily classified within cash held at consolidated affiliated partnerships and restricted cash and securities owned, at fair value in the consolidated balance sheets. The liabilities of the consolidated VIEs are primarily classified within securities sold, not yet purchased, at fair value, in the consolidated balance sheets and are non-recourse to the Investment Management and GP Entities’ general credit.

The consolidated VIEs consist solely of the Offshore Fund whose purpose and activities are further described in Note 1, “Description of Business and Basis of Presentation.” The Investment Management and GP Entities sponsored the formation of and manage each of these VIEs and, in some cases, have a principal investment therein.

The following table presents information regarding interests in VIEs for which the Investment Management and GP Entities hold a variable interest as of December 31, 2006 (in $000s):

	Investment Management and GP Entities Are Primary Beneficiary
	Net Assets	Investment Management and GP Entities’ Interests
Offshore Fund	$2,016,375	$87,171

b. Holding Company and Other Operations

Investments consist of the following (in $000s):

	December 31, 2006		December 31, 2005
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
Trading Securities	$—	$—	$31,777	$38,112
Available-for-Sale:
Marketable equity and debt securities	242,080	265,411	654,332	650,012
Other investments	247,674	249,708	28,454	28,454
Total available-for-sale investments	489,754	515,119	682,786	678,466
Investments in ImClone Systems	146,794	164,306	95,745	97,255
Other securities	13,377	13,377	785	785
Total investments	$649,925	$692,802	$811,093	$814,618

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

7. Investments and Related Matters  – (continued)

Net realized and unrealized gains (losses) on our Holding Company and other investments were as follows:

	Year Ended December 31,
	2006	2005	2004
Net realized gains on sales of marketable securities	$69,099	$10,120	$40,159
Unrealized gains (losses) on marketable securities	21,288	9,856	(4,812)
Net realized losses on securities sold short	(17,146)	(37,058)	—
Unrealized gains (losses) on securities sold short	18,067	(4,178)	(18,807)
Net gain (loss) from investment activities	$91,308	$(21,260)	$16,540

Proceeds from the sales of available-for-sale securities were $726.8 million, $96.9 million and $82.3 million for fiscal 2006, fiscal 2005 and fiscal 2004, respectively. The gross realized gains on available-for-sale securities sold for fiscal 2006, fiscal 2005 and fiscal 2004 were $47.5 million, $8.6 million and $37.2 million, respectively. The net unrealized gains for trading securities for fiscal 2006 and fiscal 2005 were approximately $20.5 million and $8.4 million, respectively. For purposes of determining gains and losses, the cost of securities is based on specific identification. Net unrealized holding gains on available-for-sale securities in the amount of $29.7 million for fiscal 2006, and net unrealized holding losses on available for sale securities in the amount of $4.2 million and $9.5 million for fiscal 2005 and fiscal 2004, respectively, have been included in accumulated other comprehensive income.

In the third quarter of fiscal 2005, we began using the services of an unaffiliated third-party investment manager to manage certain fixed income investments. At December 31, 2006 and 2005, $163.7 million and $448.8 million, respectively, had been invested at the discretion of such manager in a diversified portfolio consisting predominantly of short-term investment grade debt securities. Investments managed by the third-party investment manager are classified as available-for-sale securities in the accompanying consolidated balance sheets. As of December 31, 2006, accrued expenses and other current liabilities included $46.4 million relating to unsettled trades of securities.

Included in other securities are 12,842,000 shares of SandRidge’s common stock, received as consideration for the sale of our oil and gas operations, and which are valued at $231.2 million as of December 31, 2006. There is no readily available market for such securities.

Investment in ImClone

As described in Note 2 above, in the fourth quarter of 2006, we changed our method of accounting for our investment in ImClone to the equity method of accounting. As a result, the financial statements of prior years have been adjusted to apply the new method retrospectively.

The effect of the change increased our fiscal 2006 net income by $12.6 million, or $0.23 per unit. The financial statements for fiscal 2005 have been retrospectively adjusted for the change, which resulted in an increase of net income for fiscal 2005 of $1.4 million, or $0.04 per unit. The cumulative effect of the change resulted in an increase and decrease in our total partners’ equity by $42.2 million and $2.9 million at December 31, 2006 and 2005, respectively, as a result of recording our proportionate share of ImClone’s net income, other comprehensive income and other changes in ImClone’s stockholders’ equity.

At December 31, 2006 and 2005, our carrying value of our equity investment in ImClone was $164.3 million and $97.3 million, respectively. As of December 31, 2006, the market value of our ImClone shares held was $122.2 million. As of September 30, 2006, our underlying equity in the net assets of ImClone was approximately $36.3 million. While we recognize that the carrying value of our investment in ImClone as of December 31, 2006 is greater than the market value of our shares held, we believe that this is a temporary decline and accordingly no impairment has been recognized.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

7. Investments and Related Matters  – (continued)

As discussed in Note 2, “Summary of Significant Accounting Policies,” we adopted the fair value option pursuant to SFAS No. 159 to our investment in ImClone as of January 1, 2007.

The combined results of operations and financial position of ImClone for the periods indicated are as follows (in $000s):

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Condensed Income Statement Information:
Net sales	$545,684	$383,673
Operating Income	$240,196	$66,779
Net Income	$324,116	$86,496
Condensed Balance Sheet Information:
Current assets	$1,187,060	$909,118
Non-current assets	597,728	434,297
Total assets	$1,784,788	$1,343,415
Current liabilities	$237,304	$242,119
Non-current liabilities	874,900	848,892
Equity	672,584	252,404
Total liabilities and equity	$1,784,788	$1,343,415

Margin Liability on Marketable Securities

At December 31, 2005, a liability of $131.1 million was recorded related to purchases of securities from a broker that had been made on margin. There was no margin liability outstanding at December 31, 2006. The margin liability is secured by the securities we purchased and cannot exceed certain pre-established percentages of the fair market value of the securities collateralizing the liability. If the balance of the margin exceeds certain pre-established percentages of the fair market value of the securities collateralizing the liability, we will be subject to a margin call and required to fund the account to return the margin balance to certain pre-established percentages of the fair market value of the securities collateralizing the liability.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

8. Fair Value of Financial Instruments

The estimated fair values of our financial instruments as of December 31, 2006 and 2005 are as follows (in $000s):

	Carrying Value		Fair Value
	2006	2005	2006	2005
Investment Management
Assets
Securities owned, at fair value	$2,757,229	$2,581,634	$2,757,229	$2,581,634
Unrealized gains on derivative contracts, at fair value	80,216	29	80,216	29
	$2,837,445	$2,581,663	$2,837,445	$2,581,663
Liabilities
Securities sold, not yet purchased, at fair value	$691,286	$367,024	$691,286	$367,024
Unrealized losses on derivative contracts, at fair value	1,770	9,353	1,770	9,353
	$693,056	$376,377	$693,056	$376,377
Holding Company and Other Operations
Assets
Investment securities	$695,052	$816,868	$652,868	$832,714
Unrealized gains on derivative contracts, at fair value	20,538	1,121	20,538	1,121
	$715,590	$817,989	$673,406	$833,835
Liabilities
Long-term debt	$941,415	$903,322	$952,848	$935,967
Securities sold, not yet purchased, at fair value	25,398	75,883	25,398	75,883
	$966,813	$979,205	$978,246	$1,011,850

a. Investment Management

The Private Funds’ financial instruments are stated at fair value in accordance with the AICPA Guide. See Note 7, “Investments and Related Matters,” for a condensed schedule of the Private Funds’ investments pursuant to the AICPA Guide.

b. Holding Company and Other Operations

In determining fair value of financial instruments, we used quoted market prices when available. For instruments where quoted market prices were not available, we estimated the present values utilizing current risk-adjusted market rates of similar instruments. The carrying values of cash and cash equivalents, accounts receivable and payable, other accruals, securities sold under agreements to repurchase and other liabilities are deemed to be reasonable estimates of their fair values because of their short-term nature.

Considerable judgment is necessarily required in interpreting market data used to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

9. Financial Instruments, Off-Balance-Sheet Risk and Concentrations of Credit Risk

a. Investment Management

The Private Funds maintain their cash deposits with a major financial institution. Certain account balances may not be covered by the Federal Deposit Insurance Corporation, while other accounts, at times, may exceed federally insured limits. We believe that the risk is not significant. Substantially all of the Onshore Fund’s and Offshore Master Fund I’s investments are held by, and its depository and clearing operations are transacted by, two prime brokers. The prime brokers are highly capitalized and members of major securities exchanges.

In the normal course of business, the Private Funds trade various financial instruments and enter into certain investment activities, which may give rise to off-balance-sheet risk. Currently, the Private Funds invest in futures, options and securities sold, not yet purchased. These financial instruments represent future commitments to purchase or sell other financial instruments or to exchange an amount of cash based on the change in an underlying instrument at specific terms at specified future dates. Risks arise with these financial instruments from potential counter-party non-performance and from changes in the market values of underlying instruments.

Securities sold, not yet purchased represent obligations of the Private Funds to deliver the specified security, thereby creating a liability to repurchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk, as the Private Funds’ satisfaction of the obligations may exceed the amount recognized in the consolidated balance sheets. The Private Funds’ investments in securities and amounts due from broker are partially restricted until the Private Funds satisfy the obligation to deliver the securities sold, not yet purchased.

The Private Funds also may purchase and write option contracts. As a writer of option contracts, the Private Funds receive a premium at the outset and then bear the market risk of unfavorable changes in the price of the underlying financial instrument. As a result of writing option contracts, the Private Funds are obligated to purchase or sell, at the holder’s option, the underlying financial instrument. Accordingly, these transactions result in off-balance-sheet risk, as the Private Funds’ satisfaction of the obligations may exceed the amount recognized in the consolidated balance sheets. The Private Funds write put options that may require them to purchase assets from the option holder and generally are net settled in cash at a specified date in the future. At December 31, 2006 and 2005, the maximum payout amounts relating to written put options were $510.5 million and $100.0 million, respectively. As of December 31, 2006 and 2005, the carrying amounts of the liability under written put options recorded within securities sold, not yet purchased, at fair value were $0.

The Private Funds have entered into total return swap contracts that involve an exchange of cash flows based on a commitment to pay a variable rate of interest in exchange for a market-linked return based on a notional amount. The market-linked return may include, among other things, the total return of a security or index.

The Private Funds trade futures contracts. A futures contract is a firm commitment to buy or sell a specified quantity of a standardized amount of a deliverable grade commodity, security, currency or cash at a specified price and specified future date unless the contract is closed before the delivery date. Payments (or variation margin) are made or received by the Private Funds each day, depending on the daily fluctuations in the value of the contract, and the whole value change is recorded an as an unrealized gain or loss by the Private Funds. When the contract is closed, the Private Funds record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

The Private Funds utilize forward contracts to protect their assets denominated in foreign currencies from losses due to fluctuations in foreign exchange rates. The Private Funds’ exposure to credit risk associated with non-performance of forward foreign currency contracts is limited to the unrealized gains inherent in such

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

9. Financial Instruments, Off-Balance-Sheet Risk and Concentrations of Credit Risk  – (continued)

contracts, which are recognized in unrealized losses on derivative, futures and foreign currency contracts, at fair value in the consolidated balance sheets.

b. Holding Company and Other Operations

We have entered into total return swap contracts that involve an exchange of cash flows based on a commitment to pay a variable rate of interest in exchange for a market-linked return based on a notional amount. The market-linked return may include, among other things, the total return of a security or index.

10. Property, Plant and Equipment, Net

Property, plant and equipment consist of the following (in $000s):

	December 31,
	2006	2005
Land	$56,495	$61,092
Buildings and improvements	123,364	102,773
Machinery, equipment and furniture	169,550	129,435
Assets leased to others	123,398	141,997
Construction in progress	88,590	67,734
	561,397	503,031
Less accumulated depreciation and amortization	(77,041)	(48,751)
	$484,356	$454,280

Depreciation and amortization expense from continuing operations related to property, plant and equipment for fiscal 2006, fiscal 2005 and fiscal 2004 was $38.1 million, $24.5 million and $5.3 million, respectively.

11. Non-Controlling Interests

Non-controlling interests consist of the following (in $000s):

	December 31,
	2006	2005
Investment Management	$3,628,470	$2,548,900
Holding Company and other operations:
WPI	178,843	247,015
Atlantic Coast	70,563	57,584
NEGI	42,815	—
Total Holding Company and other operations	292,221	304,599
Total non-controlling interests in consolidated entities	$3,920,691	$2,853,499

a. Investment Management

The Investment Funds and the Offshore Fund are consolidated into our financial statements even though we only have a minority interest in the equity and income of these funds. As a result, our consolidated financial statements reflect the assets, liabilities, revenues, expenses and cash flows of these funds on a gross basis, rather than reflecting only the value of our investments in such funds. As of December 31, 2006, the net asset value of the consolidated Private Funds on our consolidated balance sheet was $4.0 billion, while the net asset value of our investments in these consolidated funds was approximately $280.7 million. The majority ownership interests in these funds, which represent the portion of the consolidated Private Funds’ net assets and net income attributable to the limited partners and shareholders in the consolidated Private Funds for the periods

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

11. Non-Controlling Interests  – (continued)

presented, are reflected as non-controlling interests in consolidated entities — Investment Management in the consolidated balance sheets and non-controlling interests in income of consolidated entities — Investment Management in the consolidated statements of operations.

b. Holding Company and Other Operations

The non-controlling interests in WPI declined due to losses incurred during fiscal 2006, while the noncontrolling interests in Atlantic Coast increased due to income as well as the gain recognized upon the disposition of Atlantic City properties in November 2006. There was no non-controlling interest in NEGI in fiscal 2005 because NEGI had a deficit equity balance.

12. Long-Term Debt

Long-term debt consists of the following (in $000s):

	December 31,
	2006	2005
Senior unsecured 7.125% notes due 2013 — Icahn Enterprises’ net of discount	$475,500	$474,750
Senior unsecured 8.125% notes due 2012 — Icahn Enterprises	346,027	344,725
Senior secured 7.85% notes due 2012 — ACEP	215,000	215,000
Borrowings under credit facilities — ACEP	40,000	—
Borrowings under credit facilities — NEG Oil & Gas	—	300,000
Mortgages payable	109,289	81,512
Other	13,424	8,387
Total long-term debt	1,199,240	1,424,374
Less: debt related to assets held for sale	(257,825)	(521,052)
	$941,415	$903,322

Senior Unsecured Notes — Icahn Enterprises

Senior Unsecured 7.125% Notes Due 2013

On February 7, 2005, Icahn Enterprises issued $480.0 million aggregate principal amount of 7.125% senior unsecured notes due 2013 (the “7.125% notes”), priced at 100% of principal amount. The 7.125% notes were issued pursuant to an indenture dated February 7, 2005 among Icahn Enterprises, as issuer, Icahn Enterprises Finance Corp., (“IEF”) which was formerly known as American Real Estate Finance Corp., as co-issuer, IEH, as guarantor, and Wilmington Trust Company, as trustee (referred to herein as the “2005 Indenture”). Other than IEH, no other subsidiaries guarantee payment on the notes. The notes have a fixed annual interest rate of 7.125%, which will be paid every six months on February 15 and August 15 and will mature on February 15, 2013. See Note 18, Subsequent Events, for a description of additional $500.0 million aggregate principal amount of 7.125% notes offered in January 2007.

As described below, the 2005 Indenture restricts the ability of Icahn Enterprises and IEH, subject to certain exceptions, to, among other things: incur additional debt; pay dividends or make distributions; repurchase units; create liens and enter into transactions with affiliates.

Senior Unsecured 8.125% Notes Due 2012

On May 12, 2004, Icahn Enterprises and IEF co-issued senior unsecured 8.125% notes due 2012, (the “8.125% notes”), in the aggregate principal amount of $353.0 million. The 8.125% notes were issued pursuant to an indenture, dated as of May 12, 2004, among Icahn Enterprises, IEF, IEH, as guarantor, and Wilmington Trust Company, as trustee. The 8.125% notes were priced at 99.266% of principal amount and

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

12. Long-Term Debt  – (continued)

have a fixed annual interest rate of 8.125%, which is paid every six months on June 1 and December 1, since December 1, 2004. The 8.125% notes will mature on June 1, 2012. Other than IEH, no other subsidiaries guarantee payment on the notes.

As described below, the indenture governing the 8.125% notes restricts the ability of Icahn Enterprises and IEH, subject to certain exceptions, to, among other things: incur additional debt; pay dividends or make distributions; repurchase units; create liens and enter into transactions with affiliates.

Senior Unsecured Notes Restrictions and Covenants

The indentures governing the senior unsecured 7.125% and 8.125% notes restrict the payment of cash distributions, the purchase of equity interests or the purchase, redemption, defeasance or acquisition of debt subordinated to the senior unsecured notes. The indentures also restrict the incurrence of debt or the issuance of disqualified stock, as defined, with certain exceptions, provided that Icahn Enterprises may incur debt or issue disqualified stock if, immediately after such incurrence or issuance, the ratio of the aggregate principal amount of all outstanding indebtedness of Icahn Enterprises and its subsidiaries on a consolidated basis to the tangible net worth of Icahn Enterprises and its subsidiaries on a consolidated basis would be less than 1.75 to 1.0. As of December 31, 2006, such ratio was less than 1.75 to 1.0. Based on this ratio, we and IEH could have incurred up to approximately $1.6 billion of additional indebtedness.

In addition, the indentures governing the senior unsecured notes require that on each quarterly determination date Icahn Enterprises and the guarantor of the notes (currently only IEH) maintain a minimum ratio of cash flow to fixed charges each as defined, of 1.5 to 1.0, for the four consecutive fiscal quarters most recently completed prior to such quarterly determination date. For the four quarters ended December 31, 2006, the ratio of cash flow to fixed charges was greater than 1.5 to 1.0.

The indentures also require, on each quarterly determination date, that the ratio of total unencumbered assets, as defined, to the principal amount of unsecured indebtedness, as defined, be greater than 1.5 to 1.0 as of the last day of the most recently completed fiscal quarter. As of December 31, 2006, such ratio was in excess of 1.5 to 1.0.

The indentures also restrict the creation of liens, mergers, consolidations and sales of substantially all of Icahn Enterprises’ assets, and transactions with affiliates.

As of December 31, 2006, we and Icahn Enterprises were in compliance with each of the covenants contained in the senior unsecured notes. Each of the aforementioned ratios were calculated as of December 31, 2006 without the contemplation of the acquisition of our Investment Management segment. We expect to be in compliance with each of the debt covenants for the period of at least 12 months from December 31, 2006 after taking into account our Investment Management segment.

Senior Secured Revolving Credit Facility — Icahn Enterprises

On August 21, 2006, Icahn Enterprises and IEF, as the borrowers, and certain of our subsidiaries, as guarantors, entered into a credit agreement with Bear Stearns Corporate Lending Inc., as administrative agent, and certain other lender parties. Under the credit agreement, Icahn Enterprises is permitted to borrow up to $150.0 million, including a $50.0 million sub-limit that may be used for letters of credit. Borrowings under the agreement, which are based on Icahn Enterprises’ credit rating, bear interest at LIBOR plus 1.0% to 2.0%. Icahn Enterprises pays an unused line fee of 0.25% to 0.5%. As of December 31, 2006, there were no borrowings under the facility.

Obligations under the credit agreement are guaranteed and secured by liens on substantially all of the assets of certain of our indirect wholly owned holding company subsidiaries. The credit agreement has a term of four years and all amounts are due and payable on August 21, 2010. The credit agreement includes covenants that, among other things, restrict the creation of liens and certain dispositions of property by holding

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

12. Long-Term Debt  – (continued)

company subsidiaries that are guarantors. Obligations under the credit agreement are immediately due and payable upon the occurrence of certain events of default.

Senior Secured 7.85% Notes Due 2012 — ACEP

In January 2004, ACEP issued senior secured notes due 2012. The notes, in the aggregate principal amount of $215.0 million, bear interest at the rate of 7.85% per annum, which will be paid every six months, on February 1 and August 1.

The indenture governing the ACEP’s 7.85% senior secured notes due 2012 restricts the payment of cash dividends or distributions by ACEP, the purchase of its equity interests, the purchase, redemption, defeasance or acquisition of debt subordinated to ACEP’s notes and investments as “restricted payments.” The indenture also prohibits the incurrence of debt or the issuance of disqualified or preferred stock, as defined, by ACEP, with certain exceptions, provided that ACEP may incur debt or issue disqualified stock if, immediately after such incurrence or issuance, the ratio of consolidated cash flow to fixed charges (each as defined) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness is incurred or disqualified stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis giving effect to the debt incurrence or issuance. As of December 31, 2006, such ratio was in excess of 2.0 to 1.0. The indenture also restricts the creation of liens, the sale of assets, mergers, consolidations or sales of substantially all of ACEP’s assets, the lease or grant of a license, concession, other agreements to occupy, manage or use ACEP’s assets, the issuance of capital stock of restricted subsidiaries and certain related party transactions. The indenture governing the ACEP notes allows ACEP and its restricted subsidiaries to incur indebtedness, among other things, of up to $50.0 million under credit facilities, non-recourse financing of up to $15.0 million to finance the construction, purchase or lease of personal or real property used in its business, permitted affiliate subordinated indebtedness (as defined), the issuance of additional 7.85% senior secured notes due 2012 in an aggregate principal amount not to exceed 2.0 times net cash proceeds received from equity offerings and permitted affiliate subordinated debt, and additional indebtedness of up to $10.0 million.

Senior Secured Revolving Credit Facility — ACEP

Effective May 9, 2006, ACEP, and certain of ACEP’s subsidiaries, as guarantors, entered into an amended and restated credit agreement with Wells Fargo Bank N.A., as syndication agent, Bear Stearns Corporate Lending Inc., as administrative agent, and certain other lender parties. As of December 31, 2006, the interest rate on the outstanding borrowings under the credit facility was 6.85% per annum. The credit agreement amends and restates, and is on substantially the same terms as, a credit agreement entered into as of January 29, 2004. Under the credit agreement, ACEP will be permitted to borrow up to $60.0 million. Obligations under the credit agreement are secured by liens on substantially all of the assets of ACEP and its subsidiaries. The credit agreement has a term of four years and all amounts will be due and payable on May 10, 2010. As of December 31, 2006, there were $40.0 million of borrowings under the credit agreement. The borrowings were incurred to finance a portion of the purchase price of the Aquarius.

The credit agreement includes covenants that, among other things, restrict the incurrence of additional indebtedness by ACEP and its subsidiaries, the issuance of disqualified or preferred stock, as defined, the creation of liens by ACEP or its subsidiaries, the sale of assets, mergers, consolidations or sales of substantially all of ACEP’s assets, the lease or grant of a license or concession, other agreements to occupy, manage or use ACEP’s assets, the issuance of capital stock of restricted subsidiaries and certain related party transactions. The credit agreement also requires that, as of the last date of each fiscal quarter, ACEP’s ratio of consolidated first lien debt to consolidated cash flow not be more than 1.0 to 1.0. As of December 31, 2006, such ratio was less than 1.0 to 1.0. As of December 31, 2006, ACEP was in compliance with each of the covenants.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

12. Long-Term Debt  – (continued)

The restrictions imposed by ACEP’s senior secured notes and the credit facility likely will limit our receiving payments from the operations of our hotel and gaming properties.

As described in Note 1, on April 22, 2007, AEP entered into an agreement to sell all of the issued and outstanding membership interests of ACEP. Pursuant to the terms of the agreement, AEP is required to cause ACEP to repay from funds provided by AEP the principal, interest, prepayment penalty or premiums due on ACEP’s 7.85% senior secured notes due 2012 and ACEP’s senior secured credit facility.

Senior Secured Revolving Credit Facility — NEG Oil & Gas LLC

On December 22, 2005, NEG Oil & Gas entered into a credit facility, dated as of December 20, 2005, with Citicorp USA, Inc. as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent, and certain other lender parties.

Under the credit facility, NEG Oil & Gas was permitted to borrow up to $500.0 million. Borrowings under the revolving credit facility was subject to a borrowing base determination based on the oil and gas properties of NEG Oil & Gas and its subsidiaries and the reserves and production related to those properties. Obligations under the credit facility were secured by liens on all of the assets of NEG Oil & Gas and its wholly owned subsidiaries. The credit facility had a term of five years and all amounts were due and payable on December 20, 2010. Advances under the credit facility would be in the form of either base rate loans or Eurodollar loans, each as defined. At December 31, 2005, the interest rate on the outstanding amount under the credit facility was 6.44%. Commitment fees for the unused credit facility ranged from 0.375% to 0.50% and were payable quarterly.

NEG Oil & Gas used the proceeds of the initial $300.0 million borrowings to (1) purchase the existing obligations of its indirect subsidiary, NEG Operating, from the lenders under NEG Operating’s credit facility with Mizuho Corporate Bank, Ltd., as administrative agent; (2) repay a National Onshore loan borrowed from Icahn Enterprises of approximately $85.0 million used to purchase properties in the Minden Field; (3) pay a distribution to Icahn Enterprises of $78.0 million and (4) pay transaction costs.

As discussed above, on November 21, 2006, our indirect wholly owned subsidiary, AREP O & G Holdings LLC, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas LLC to SandRidge, for aggregate consideration consisting of $1.025 billion in cash, 12,842,000 shares of SandRidge’s common stock, valued at $18 per share on the date closing, and the repayment by SandRidge of the outstanding borrowings under the NEG Oil & Gas $300.0 million credit facility.

Mortgages Payable

Mortgages payable, all of which are non-recourse to us, are summarized below. The mortgages bear interest at rates between 4.97% and 7.99% and have maturities between September 1, 2008 and July 1, 2016. The following is a summary of mortgages payable (in $000s):

	December 31,
	2006	2005
Total mortgages	$109,289	$81,512
Less mortgages on properties held for sale	(18,174)	(18,104)
	$91,115	$63,408

On June 30, 2006, certain of our indirect subsidiaries engaged in property development and associated resort activities entered into a $32.5 million loan agreement with Textron Financial Corp. The loan is secured by a mortgage on our New Seabury golf course and resort in Mashpee, Massachusetts. The loan bears interest at the rate of 7.96% per annum and matures in five years with a balloon payment due of $30.0 million. Annual debt service payments of $3.0 million are required, which are payable in monthly installment amounts based on a 25-year amortization schedule.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

12. Long-Term Debt  – (continued)

Secured Revolving Credit Agreement — WestPoint Home

On June 16, 2006, WestPoint Home, Inc., an indirect wholly owned subsidiary of WPI, entered into a $250.0 million loan and security agreement with Bank of America, N.A., as administrative agent and lender. On September 18, 2006, The CIT Group/Commercial Services, Inc., General Electric Capital Corporation and Wells Fargo Foothill, LLC were added as lenders under this credit agreement. Under the five-year agreement, borrowings are subject to a monthly borrowing base calculation and include a $75.0 million sub-limit that may be used for letters of credit. Borrowings under the agreement bear interest, at the election of WestPoint Home, either at the prime rate adjusted by an applicable margin ranging from minus 0.25% to plus 0.50% or LIBOR adjusted by an applicable margin ranging from plus 1.25% to 2.00%. WestPoint Home pays an unused line fee of 0.25% to 0.275%. Obligations under the agreement are secured by WestPoint Home’s receivables, inventory and certain machinery and equipment.

The agreement contains covenants including, among others, restrictions on the incurrence of indebtedness, investments, redemption payments, distributions, acquisition of stock, securities or assets of any other entity and capital expenditures. However, WestPoint Home is not precluded from effecting any of these transactions if excess availability, after giving effect to such transaction, meets a minimum threshold.

As of December 31, 2006, there were no borrowings under the agreement, but there were outstanding letters of credit of approximately $40.1 million, the majority of which relate to trade obligations.

Maturities

The following is a summary of the maturities of our debt obligations (in $000s):

2007	$23,970
2008	29,227
2009	6,670
2010	41,684
2011	31,446
2012 – 2017	1,075,963
$1,208,960

13. Compensation Arrangements

Investment Management

The Investment Management and GP Entities have entered into agreements with certain of their employees whereby these employees have been granted rights to participate in a portion of the management fees and incentive allocations earned by the Investment Management and GP Entities, net of certain expenses, and subject to various vesting provisions. The vesting period of these rights is generally between two to seven years, and such rights expire at the end of the contractual term of each respective employment agreement. Up to 100% of the amounts earned annually under such rights may be deferred for a period not to exceed ten years from the date of deferral, based on an annual election made by the employee for the upcoming fiscal year's respective management fee and incentive allocation rights. These amounts remain invested in the Private Funds and generally earn the rate of return of these funds, before the effects of any management fees or incentive allocations, which are waived on such deferred amounts. Accordingly, these rights are accounted for as liabilities in accordance with SFAS No. 123R and remeasured at fair value each reporting period until settlement.

Prior to the adoption of SFAS No. 123R, the Investment Management and GP Entities had accounted for such rights under APB 25, which measured the liability at intrinsic value. The adoption of SFAS No. 123R

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

13. Compensation Arrangements  – (continued)

and the remeasurement of all previously outstanding rights did not have any impact on the consolidated financial statements as the intrinsic value of these awards, as further described herein, approximates their fair value.

The fair value of amounts deferred under these rights is determined at the end of each reporting period based, in part, on the (i) fair value of the underlying net assets of the Private Funds, upon which the respective management fees and incentive allocations are based, and (ii) performance of the funds in which the deferred amounts are reinvested. The carrying value of such amounts represents the allocable management fees or incentive fees initially deferred and the appreciation or depreciation on any reinvested deferrals. These amounts approximate fair value because the appreciation or depreciation on the deferrals is based on the fair value of the Private Funds' investments, which are marked-to-market through earnings on a quarterly basis.

The Investment Management and GP Entities recorded compensation expense of $17.3 million, $3.3 million and $0.3 million related to these rights for the fiscal years ended December 31, 2006 and 2005, and for the period from November 1, 2004 (commencement of operations) to December 31, 2004, respectively, which is included in expenses of our Investment Management segment in the consolidated statements of operations. Compensation expense arising from deferral arrangements is recognized in the consolidated financial statements over the vesting period. Accordingly, unvested balances of deferred management fee and incentive fee income allocations to certain employees are not reflected in the consolidated financial statements. Deferred amounts not yet recognized as compensation expense within the consolidated statements of operations were $8.0 million, $3.4 million and $0.5 million as of December 31, 2006, 2005 and 2004, respectively. That cost is expected to be recognized over a weighted average of 4.1 years. Cash paid to settle rights that had vested and had been withdrawn for the fiscal years ended December 31, 2006 and 2005, and for the period from November 1, 2004 (commencement of operations) to December 31, 2004 was $6.4 million, $1.0 million and $0, respectively.

The liabilities incurred by Icahn Management related to the rights granted to certain employees to participate in a portion of the management fees earned by Icahn Management remained with Icahn Management upon the execution of the Contribution Agreement on August 8, 2007. However, because the employees to which these rights were granted became employees of New Icahn Management on August 8, 2007, New Icahn Management recognizes the future compensation expense associated with the unvested portion of rights granted by Icahn Management, even though such liability will be settled by an affiliated entity.

14. Employee Benefit Plans

Employees of our subsidiaries who are members of various unions are covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. Our subsidiaries recorded expenses for such plans of $14.0 million, $14.7 million and $13.3 million for fiscal 2006, fiscal 2005 and fiscal 2004, respectively.

We and certain of our subsidiaries have retirement savings plans under Section 401(k) of the Internal Revenue Code covering our non-union employees. The plans allow employees to defer, within prescribed limits, a portion of their income on a pre-tax basis through contributions to the plans. We currently match the deferrals based upon certain criteria, including levels of participation by our employees. We recorded charges for matching contributions of $1.2 million for fiscal 2006 and $0.8 million for each of fiscal 2005 and fiscal 2004, respectively.

15. Segment Reporting

Through the quarter ended June 30, 2006, or the second quarter of fiscal 2006, we maintained the following six reportable segments: (1) Oil and Gas; (2) Gaming; (3) Rental Real Estate; (4) Property Development; (5) Associated Resort Activities and (6) Home Fashion. In November 2006, we divested our Oil and Gas

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

15. Segment Reporting  – (continued)

segment and our Atlantic City gaming properties. On April 22, 2007, we entered into an agreement to sell our Nevada gaming operations, which comprise our remaining gaming operations. As a result, our former Oil and Gas segment and our former Gaming segment are now classified as discontinued operations and thus are not considered reportable segments of our continuing operations, as described in Note 5, “Discontinued Operations and Assets Held for Sale.”

The three related operating lines of our Real Estate segment are all individually immaterial and have been aggregated for purposes of reporting financial information related to its operations.

We now maintain the following remaining reportable segments: (1) Investment Management; (2) Real Estate and (3) Home Fashion. Our Investment Management segment provides investment advisory and certain management services to the Private Funds, but does not provide such services to any other entities, individuals or accounts. Our Real Estate segment includes rental real estate that primarily consists of fee and leasehold properties in 19 states as of December 31, 2006, property development that is primarily focused on the construction and sale of single-family houses and residential developments and the operation of resort properties associated with our residential developments. Our Home Fashion segment, through our subsidiary, WPI, markets a broad range of manufactured and sourced bed, bath and basic bedding products.

We assess and measure segment operating results based on segment earnings as disclosed below. Segment earnings from operations are not necessarily indicative of cash available to fund cash requirements, nor synonymous with cash flow from operations. As discussed above, the terms of financings for the Home Fashion and Real Estate segments impose restrictions on their ability to transfer funds to us, including restrictions on dividends, distributions, loans and other transactions.

In the table below the Investment Management segment is represented by the first four columns. The first column, entitled Investment Management and GP Entities, represents the results of operations of the Investment Management segment without the impact of eliminations arising from the consolidation of the Private Funds. This includes the gross amount of management fees, incentive allocations and returns on investments in the Private Funds that are attributable to Icahn Enterprises Holdings only. The second column represents the total consolidated income and expenses of the Private Funds for all investors, including Icahn Enterprises Holdings, before eliminations. The third column represents the eliminations required in order to arrive at our consolidated U.S. GAAP reported income for the segment.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

15. Segment Reporting  – (continued)

The following tables set forth consolidated operating results for our segments to arrive at our consolidated income from continuing operations (in $000s):

For the Year Ended December 31, 2006

	Investment Management				Other Operations
	Investment Management and GP Entities	Consolidated Private Funds	Eliminations	Total U.S. GAAP Reported Income	Real Estate	Home Fashion	Holding Company	U.S. GAAP Reported Income
Revenues:
Management fees	$82,415	$—	$(82,415)	$—	$—	$—	$—	$—
Incentive allocations	190,478	—	(190,478)	—	—	—	—	—
Net gain from investment activities	25,822	1,030,740	(25,822)	1,030,740	—	—	91,308	1,122,048
Interest, dividends and other income	345	73,218	—	73,563	2,708	4,520	43,189	123,980
Other income, net	—	—	—	—	—	—	20,828	20,828
Other segment revenues	—	—	—	—	132,610	890,840	—	1,023,450
	299,060	1,103,958	(298,715)	1,104,303	135,318	895,360	155,325	2,290,306
Costs and expenses	37,629	32,205	—	69,834	105,825	1,034,216	25,822	1,235,697
Interest expense	—	9,901	—	9,901	5,734	613	72,853	89,101
Income (loss) from continuing operations before income taxes and non-controlling interests	261,431	1,061,852	(298,715)	1,024,568	23,759	(139,469)	56,650	965,508
Income tax (expense) benefit	(1,763)	—	—	(1,763)	234	(114)	(513)	(2,156)
Non-controlling interests in (income) loss of consolidated entities	—	(763,137)	—	(763,137)	—	65,827	—	(697,310)
Income (loss) from continuing operations	$259,668	$298,715	$(298,715)	$259,668	$23,993	$(73,756)	$56,137	$266,042

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

15. Segment Reporting  – (continued)

For the Year Ended December 31, 2005

	Investment Management				Other Operations
	Investment Management and GP Entities	Consolidated Private Funds	Eliminations	Total U.S. GAAP Reported Income	Real Estate	Home Fashion	Holding Company	U.S. GAAP Reported Income
Revenues:
Management fees	$44,201	$—	$(44,201)	$—	$—	$—	$—	$—
Incentive allocations	57,302	—	(57,302)	—	—	—	—	—
Net gain (loss) from investment activities	1,887	305,440	(1,887)	305,440	—	—	(21,260)	284,180
Interest, dividends and other income	168	47,268	—	47,436	619	1,819	38,736	88,610
Other income, net	—	—	—	—	—	—	9,749	9,749
Other segment revenues	—	—	—	—	98,392	441,771	—	540,163
	103,558	352,708	(103,390)	352,876	99,011	443,590	27,225	922,702
Costs and expenses	18,093	7,914	—	26,007	81,596	462,115	17,142	586,860
Interest expense	—	43	—	43	4,451	67	62,054	66,615
Income (loss) from continuing operations before income taxes and non-controlling interests	85,465	344,751	(103,390)	326,826	12,964	(18,592)	(51,971)	269,227
Income tax expense	(890)	—	—	(890)	(567)	(125)	(689)	(2,271)
Non-controlling interests in (income) loss of consolidated entities	—	(241,361)	—	(241,361)	—	9,466	—	(231,895)
Income (loss) from continuing operations	$84,575	$103,390	$(103,390)	$84,575	$12,397	$(9,251)	$(52,660)	$35,061

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

15. Segment Reporting  – (continued)

For the Year Ended December 31, 2004

	Investment Management				Other Operations
	Investment Management and GP Entities	Consolidated Private Funds	Eliminations	Total U.S. GAAP Reported Income	Real Estate	Holding Company	U.S. GAAP Reported Income
Revenues:
Management fees	$3,198	$—	$(3,198)	$—	$—	$—	$—
Incentive allocations	9,661	—	(9,661)	—	—	—	—
Net gain from investment activities	57	59,254	(57)	59,254	—	16,540	75,794
Interest, dividends and other income	—	2,846	—	2,846	—	41,096	43,942
Other income, net	—	—	—	—	—	7,913	7,913
Other segment revenues	—	—	—	—	60,123	—	60,123
	12,916	62,100	(12,916)	62,100	60,123	65,549	187,772
Costs and expenses	1,441	463	—	1,904	49,166	4,741	55,811
Interest expense	—	72	—	72	4,115	19,155	23,342
Income from continuing operations before income taxes and non-controlling interests	11,475	61,565	(12,916)	60,124	6,842	41,653	108,619
Income tax expense	(81)	—	—	(81)	—	—	(81)
Non-controlling interests in income of consolidated entities	—	(48,649)	—	(48,649)	—	—	(48,649)
Income from continuing operations	$11,394	$12,916	$(12,916)	$11,394	$6,842	$41,653	$59,889

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

15. Segment Reporting  – (continued)

Total assets by reportable segment were as follows for the periods indicated (in $000s):

	December 31,
	2006	2005
Assets:
Investment Management	$4,815,156	$3,091,237
Real Estate	382,220	415,361
Home Fashion	784,981	729,667
Subtotal	5,982,357	4,236,265
Assets held for sale	620,974	1,667,224
Reconciling items(1)	2,463,465	1,155,967
Total assets	$9,066,796	$7,059,456

(1)	Reconciling items relate principally to cash and investments of the Holding Company.

Total depreciation and amortization by reportable segment were as follows for the periods indicated (in $000s):

	Depreciation and Amortization December 31,
	2006	2005	2004
Holding Company and other operations:
Real Estate	$5,692	$4,730	$5,178
Home Fashion	30,724	18,981	0
Amortization of interest expense	2,542	1,375	189
	$38,958	$25,086	$5,367

Total capital expenditures by reportable segment were as follows for the periods indicated (in $000s):

	Capital Expenditures December 31,
	2006	2005	2004
Holding Company and other operations:
Real Estate	$3,378	$2,443	$95,523
Home Fashion	11,109	5,718	—
	$14,487	$8,161	$95,523

16. Income Taxes

The difference between the book basis and the tax basis of our net assets, not directly subject to income taxes, is as follows:

	December 31,
	2006	2005
Book basis of net assets excluding corporate entities	$2,310,878	$2,253,567
Book/tax basis difference	(95,300)	(559,043)
Tax basis of net assets	$2,215,578	$1,694,524

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

16. Income Taxes  – (continued)

Our corporate subsidiaries recorded the following income tax (expense) benefit attributable to operations for our taxable subsidiaries (in $000s):

	December 31,
	2006	2005	2004
Continuing Operations
Current	$(2,472)	$(2,067)	$(81)
Deferred	316	(204)	—
	$(2,156)	$(2,271)	$(81)

	December 31,
	2006	2005	2004
Discontinued Operations
Current	$(18,513)	$(9,785)	$(4,016)
Deferred	1,394	(9,926)	(14,296)
	$(17,119)	$(19,711)	$(18,312)

The tax effect of significant differences representing deferred tax assets (liabilities) (the difference between financial statement carrying value and the tax basis of assets and liabilities) is as follows at December 31, (in $000s):

	December 31,
	2006	2005
Deferred tax assets:
Property, plant and equipment	$27,816	$—
Net operating loss	70,504	25,208
Other	13,838	24,632
Total deferred tax assets	112,158	49,840
Less: Valuation allowance	(95,754)	(39,909)
Total deferred tax assets after valuation allowance	$16,404	$9,931
Deferred tax liabilities:
Property, plant and equipment	$—	$(9,931)
Other	(2,588)	(1,036)
Total deferred tax liabilities	(2,588)	(10,967)
Net deferred tax assets/(liabilities)	13,816	(1,036)
Less: Current portion	(3,641)	—
Net deferred tax assets/(liabilities) – non-current	$10,175	$(1,036)

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

16. Income Taxes  – (continued)

A reconciliation of the effective tax rate on continuing operations as shown in the consolidated statements of operations to the federal statutory rate is as follows:

	2006	2005	2004
Federal statutory rate	35.0%	35.0%	35.0%
Valuation allowance	2.8	4.5	0.0
Income not subject to taxation	(37.8)	(38.9)	(35.0)
Other	0.2	0.2	0.1
	0.2%	0.8%	0.1%

For the year ended December 31, 2006, the valuation allowance on deferred tax assets increased approximately $55.8 million. The increase is primarily attributable to a $81.5 million increase attributable to the additional valuation allowance established on the deferred tax assets of WPI, offset by a $25.7 million reversal of the valuation allowance at Atlantic Coast.

Former Gaming Segment

SFAS No. 109 requires a “more likely than not” criterion be applied when evaluating the realizability of a deferred tax asset. As of December 31, 2005, given Atlantic Coast’s history of losses for income tax purposes and certain other factors, Atlantic Coast had established a valuation allowance of $27.7 million on its deferred tax assets. However, at December 31, 2006, based on various factors including the sale of its gaming operations and the future taxable income projections from the reinvestment of the sales proceeds, Atlantic Coast determined that it was more likely than not that a significant portion of the deferred tax assets will be realized and removed $25.7 million of the valuation allowance.

At December 31, 2006, Atlantic Coast had federal net operating loss carryforwards totaling approximately $41.7 million, which will begin expiring in the year 2023 and forward. We also had New Jersey net operating loss carryforwards totaling approximately $0.6 million as of December 31, 2006, which will begin expiring in the year 2012. Additionally, Atlantic Coast had general business credit carryforwards of approximately $1.4 million which expire in 2009 through 2026, and New Jersey alternative minimum assessment credit carryforwards of approximately $1.9 million, which can be carried forward indefinitely.

Former Oil and Gas Segment

As of December 31, 2005, NEGI had established a valuation allowance of approximately $8.8 million due to the uncertainty that it would generate enough future taxable income in order to utilize all of its deferred tax assets. For fiscal 2006, NEGI generated enough taxable income, primarily from the gain on its sale of its interest in NEG Holdings, to utilize all of its net operating loss carryforwards and as of December 31, 2006 has no remaining deferred tax assets. Accordingly, for fiscal 2006, the valuation allowance of $8.8 million was also reversed.

Investment Management Segment

Icahn Management (and, subsequent to the acquisition of the Partnership Interests on August 8, 2007, New Icahn Management) is subject to a New York City Unincorporated Business Tax (“UBT”) at a statutory rate of 4% on a portion of its net income. UBT is accounted for under SFAS No. 109, Accounting for Income Taxes.

17. Commitments and Contingencies

We are from time to time parties to various legal proceedings arising out of our businesses. We believe however, that other than the proceedings discussed below, there are no proceedings pending or threatened against us which, if determined adversely, would have a material adverse effect on our business, financial condition, results of operations or liquidity.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

17. Commitments and Contingencies  – (continued)

WPI Litigation

Federal Proceedings

In November and December 2005, the U.S. District Court for the Southern District of New York, or the District Court, rendered a decision in Contrarian Funds LLC v. WestPoint Stevens, Inc. et al., and issued orders reversing certain provisions of the Bankruptcy Court order (the “Sale Order”), pursuant to which we acquired our ownership of a majority of the common stock of WPI. WPI acquired substantially all of the assets of WestPoint Stevens, Inc. The District Court remanded to the Bankruptcy Court for further proceedings.

On April 13, 2006, the Bankruptcy Court entered a remand order (the “Remand Order”), which provided, among other things, that all of the shares of common stock and rights to acquire shares of common stock of WPI issued to us and the other first lien lenders or held in escrow pursuant to the Sale Order constituted “replacement collateral.” The Bankruptcy Court held that the 5,250,000 shares of common stock that we acquired for cash were not included in the replacement collateral. The Bankruptcy Court also held that, in the event of a sale of the collateral, including the sale of the shares we received upon exercise of certain subscription rights (the “Exercise Shares”), all proceeds would be distributed, pro rata, among all first lien lenders, including us, until the first lien debt was satisfied, in full. The parties filed cross-appeals of the Remand Order.

On October 9, 2007, the District Court entered an Order (the “October 9th Order”) on the appeal and cross-appeal. The District Court affirmed the Remand Order but held that, as to the Exercise Shares, any sale proceeds would be divided between us and the first lien lenders (including us), generally based upon the ratio of the amount we paid to exercise the rights to the total value of the Exercise Shares on the date they were acquired. We are holders of approximately 39.99% of the outstanding first lien debt and approximately 51.21% of the outstanding second lien debt.

Each of the parties has filed a notice of appeal with the United States Court of Appeals for the Second Circuit. As part of that appeal, the parties have the right to raise issues relating to the District Court’s November 2005 Opinion, and the Orders entered thereon, as well as issues relating to the October 9th Order.

Delaware Proceedings

On October 3, 2007, the Court of Chancery of the State of Delaware in and for New Castle County, or the Chancery Court, issued a Limited Status Quo Order (“the Order”) in Beal Bank, S.S.B., et. al. v. WestPoint International, Inc. et. al., in connection with the complaint filed on January 19, 2007, as amended, by Beal Bank, S.S.B. and certain creditors of WestPoint Stevens, Inc., collectively, the Plaintiffs. The Order required that WPI and subsidiaries seek a further court order, obtain consent, or give notice before engaging in certain actions. On October 15, 2007, the Chancery Court issued a Modified Limited Status Quo Order (the “Modified Order”), modifying certain provisions of the prior order to permit WPI and its subsidiaries to conduct ordinary course of business activities without further notice, consent, or order, including (i) ordinary course of business sales and purchases provided any particular transaction does not exceed $20,000,000 and (ii) transfers of excess inventory, unused equipment and/or unused real property to an unrelated third party provided the sale price for any particular real property transaction does not exceed $30,000,000.

We continue to vigorously defend against all claims asserted in the Federal and Delaware proceedings and believe that we have valid defenses. However, we cannot predict the outcome of these proceedings or the ultimate impact on our investment in WPI and its subsidiaries or the business prospects of WPI and its subsidiaries.

Lear Corporation

Icahn Enterprises was named as a defendant in various actions filed in connection with its proposed merger agreement with Lear Corporation (“Lear”). The Lear shareholders rejected the merger and the merger

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

17. Commitments and Contingencies  – (continued)

agreement has terminated. See Note 18, “Subsequent Events.” Icahn Enterprises remains a party to an action filed in the Court of Chancery of the State of Delaware challenging the payment to us of a break-up fee as provided in the merger agreement. We intend to vigorously defend the Delaware action but we cannot predict the outcome of the action.

GBH

On September 29, 2005, GBH filed a voluntary petition for bankruptcy relief under Chapter 11 of the Bankruptcy Code. As a result of this filing, we determined that we no longer control GBH for accounting purposes, and deconsolidated our investment in GBH effective September 30, 2005.

An Official Committee of Unsecured Creditors, or the Committee, of GBH, was formed and, on October 13, 2006, was granted standing by the Bankruptcy Court to commence litigation in the name of GBH against us, ACE, Atlantic Coast and other entities affiliated with Carl C. Icahn, as well as the directors of GBH. The Committee challenged the transaction in July 2004 that, among other things, resulted in the transfer of The Sands to ACE, a wholly owned subsidiary of Atlantic Coast, the exchange by certain holders of GBH’s 11% notes for Atlantic Coast 3% senior secured convertible notes due 2008, or the 3% notes, the issuance to the holders of GBH’s common stock of warrants allowing the holders to purchase shares of Atlantic Coast common stock and, ultimately, our ownership of approximately 67.6% of the outstanding shares of Atlantic Coast common stock and ownership by GBH of approximately 30.7% of such stock. We also maintained ownership of approximately 77.5% of the outstanding shares of GBH common stock. The Committee originally filed an objection to the allowance of our claims against GBH. The Bankruptcy Court placed the consideration of the Committee’s Proposed Plan of Liquidation and Disclosure Statement in abeyance until the resolution of the proposed litigation.

Additionally, on September 2, 2005, Robino Stortini Holdings, LLC (“RSH”) which claimed to own beneficially 1,652,590 shares of common stock of GBH, filed a complaint in the Court of Chancery of the State of Delaware against GBH and its Board of Directors seeking appointment of a custodian and receiver for GBH and a declaration that the director defendants breached their fiduciary duties.

During the fourth quarter of fiscal 2006, we and other entities affiliated with Mr. Icahn entered into a term sheet with the Committee, GBH and RSH which outlined the resolution of claims relating to the July 2004 transactions. The provisions of the term sheet were incorporated in the Committee’s Eighth Modified Chapter 11 Plan of Liquidation of GBH (“the Plan”). On January 30, 2007, the Bankruptcy Court approved the plan. On February 22, 2007, in accordance with the Plan, we acquired (1) all of the Atlantic Coast common stock owned by GBH for a cash payment of approximately $52.0 million and in satisfaction of all claims arising under the Loan and Security Agreement, dated as of July 25, 2005, between GBH and us and (2) all of the warrants to acquire Atlantic Coast common stock and the Atlantic Coast common stock owned by RSH for a cash payment of $3.7 million. As a result, Atlantic Coast is our indirect wholly owned subsidiary. In accordance with the Plan, GBH used the $52.0 million to pay amounts owed to its creditors, including the holders of GBH’s 11% notes and holders of administrative claims and to establish an approximate $330,000 fund to be distributed pro rata to holders of equity interests in GBH other than us and other Icahn affiliates. In addition, we and other Icahn affiliates received releases of all direct and derivative claims that could be asserted by GBH, its creditors and stockholders, including RSH. All issues relating to GBH have now been resolved. See Note 18, “Subsequent Events.”

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

17. Commitments and Contingencies  – (continued)

Leases

Future minimum lease payments under operating leases and capital leases with initial or remaining terms of one or more years consist of the following at December 31, 2006 (in $000s):

	Operating Leases	Capital Leases
2007	$18,872	$660
2008	16,121	660
2009	13,102	963
2010	9,921	85
2011	6,928	85
Thereafter	31,974	7,233
Total minimum lease payments	$96,918	9,686
Less imputed interest costs		6,860
Present value of net minimum capital lease payments		$2,826

Other

In the ordinary course of business, we, our subsidiaries and other companies in which we invest are parties to various legal actions. In management’s opinion, the ultimate outcome of such legal actions will not have a material effect on our consolidated financial statements taken as a whole.

18. Subsequent Events

Debt Offerings

On January 16, 2007, we issued an additional $500.0 million aggregate principal amount of 7.125% notes (the “additional 7.125% notes” and together with the 7.125% notes being referred to herein as the “notes”), priced at 98.4% of par, or at a discount of 1.6%, pursuant to the 2005 Indenture. See Note 12, “Long-Term Debt.” The notes have a fixed annual interest rate of 7.125%, which will paid every six months on February 15 and August 15 and will mature on February 15, 2013. At the time we issued the additional 7.125% notes, we entered into a new registration rights agreement in which we agreed to permit noteholders to exchange the private notes for new notes which will be registered under the Securities Act of 1933, as amended, or the Securities Act. A preliminary registration statement on Form S-4 with respect thereto was filed on June 21, 2007. Pursuant to the registration rights agreement entered into in connection with the issuance of additional 7.125% Notes, the registration statement must be declared effective by the SEC on or before November 13, 2007. Since the registration statement was not declared effective in a timely manner, we are required to pay to the holders of the additional notes liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of the additional notes for each week or portion thereof that the registration statement has not been declared effective for the first 90-day period following November 13, 2007, with such liquidated damages increasing by an additional $0.05 per week per $1,000 in principal amount of the additional notes with respect to each subsequent 90-day period until the registration statement has been declared effective, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of the additional notes. All such accrued liquidated damages shall be paid by Icahn Enterprises on each February 15 and August 15 until the registration statement has been declared effective.

In April 2007, Icahn Enterprises issued an aggregate of $600.0 million aggregate principle amount of variable rate senior convertible notes due 2013 (or the “variable rate notes”). The variable rate notes were sold in a private placement pursuant to Section 4(2) of the Securities Act and issued pursuant to an indenture dated as of April 5, 2007, by and among Icahn Enterprises, as issuer, IEF, as co-issuer, and Wilmington Trust

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

18. Subsequent Events  – (continued)

Company, as trustee. The variable rate notes bear interest at a rate of three month LIBOR minus 125 basis points, but no less than 4.0% nor higher than 5.5%, and are convertible into depositary units of Icahn Enterprises at a conversion price of $132.595 per share, subject to adjustments in certain circumstances. As of September 30, 2007, the interest rate was 4.1%. In the event that Icahn Enterprises declares a cash dividend or similar cash distribution in any calendar quarter with respect to its depositary units in an amount in excess of $0.10 per depositary unit (as adjusted for splits, reverse splits, and/or stock dividends), the indenture requires that Icahn Enterprises simultaneously makes such distribution to holders of the variable rate notes in accordance with a formula set forth in the indenture.

The variable rate notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. In connection with the sale of the variable rate notes, Icahn Enterprises and the initial buyers have entered into a registration rights agreement, pursuant to which Icahn Enterprises has agreed to file a shelf registration statement on Form S-3 with respect to resales of depositary units issuable upon conversion of the variable rate notes. A preliminary registration statement on Form S-3 with respect thereto was filed on June 21, 2007. Pursuant to the registration rights agreement entered into in connection with the issuance of these variable rate notes, the registration statement must be declared effective by the SEC on or before December 31, 2007. Otherwise, Icahn Enterprises shall pay to the holders of the convertible notes $2.0 million in the aggregate in additional interest for each 30-day period after December 31, 2007 that the registration statement has not been declared effective. All such accrued additional interest shall be paid by Icahn Enterprises on each January, April, July and October 15th until the registration statement has been declared effective.

Investment Management Operations

Subsequent to December 31, 2006, through the date of this report, the Onshore Fund received $700.0 million in capital contributions from Icahn Enterprises Holdings on which no management fees or incentive allocations are payable.

Subsequent to December 31, 2006, through the date of this report, Offshore Master Fund I received $791.3 million in subscriptions from Offshore Master Fund I limited partners (including investors in the Offshore Fund), and paid redemptions of $4.4 million.

Offshore Master Fund II, a Cayman Islands exempted limited partnership, was formed on January 18, 2007. Offshore Master Fund II commenced operations on February 1, 2007. Icahn Fund II Ltd., a Cayman Islands exempted limited liability corporation, invests substantially all of its assets in Offshore Master Fund II. Koala Holding Limited Partnership, a Delaware limited partnership (“Koala Holding”), is also an investor in Offshore Master Fund II. The Offshore GP is the general partner of Offshore Master Fund II and is responsible for the management and investment decisions of Offshore Master Fund II.

Offshore Master Fund III, a Cayman Islands exempted limited partnership, was formed on March 7, 2007. Offshore Master Fund III commenced operations on April 1, 2007. Icahn Fund III Ltd., a Cayman Islands exempted limited liability corporation, invests substantially all of its assets in Offshore Master Fund III. Koala Holding is also an investor in Offshore Master Fund III. The Offshore GP is the general partner of Offshore Master Fund III and is responsible for the management and investment decisions of Offshore Master Fund III.

Subsequent to the acquisition of the Partnership Interests on August 8, 2007, New Icahn Management provides certain management and administrative services to Icahn Fund II Ltd. and Icahn Fund III Ltd. in exchange for a management fee.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

18. Subsequent Events  – (continued)

Terminated Acquisition of Lear

On February 9, 2007, we, through a wholly owned subsidiary, entered into an agreement and plan of merger (as amended on July 9, 2007) (referred to as the “merger agreement”) pursuant to which we would acquire Lear, a publicly traded company that provides automotive interior systems worldwide, for an aggregate consideration of approximately $5.2 billion, including the assumption by the surviving entity of certain outstanding indebtedness of Lear and refinancing of Lear's existing term loan and credit facility. The consummation of the transaction was subject to a shareholder vote.

On July 16, 2007, at Lear’s 2007 Annual Meeting of Stockholders, the merger did not receive the affirmative vote of the holders of a majority of the outstanding shares of Lear’s common stock. As a result, the merger agreement terminated in accordance with its terms. As required by the merger agreement, in connection with the termination, Lear (i) paid to our subsidiary $12.5 million in cash, (ii) issued to the subsidiary 335,570 shares of Lear’s common stock and (iii) increased from 24% to 27% the share ownership limitation under the limited waiver of Section 203 of the Delaware General Corporation Law (“Delaware Law”) granted by Lear to us along with affiliates of and funds managed by Carl C. Icahn. In addition, if (1) Lear stockholders enter into a definitive agreement with respect to an Acquisition Proposal, as defined in the merger agreement, within 12 months after the termination of the merger agreement and such transaction is completed and (2) such Acquisition Proposal has received approval, if required by applicable Law (as defined in the merger agreement), by the affirmative vote or consent of the holders of a majority of the outstanding shares of Lear common stock within such 12-month period, Lear will be required to pay to our subsidiary an amount in cash equal to the Superior Fee, as defined in the merger agreement, less $12.5 million.

In connection with the termination of the merger agreement, the commitment letter, dated as of February 9, 2007, or the commitment letter, by and among our subsidiary, Bank of America, N.A. and Banc of America Securities LLC, also terminated pursuant to its terms. The commitment letter provided for certain credit facilities intended to refinance and replace Lear’s existing credit facilities and to fund the transactions contemplated by the merger agreement. See Note 17, “Commitments and Contingencies — Lear Corporation” for a discussion of a pending legal proceeding in challenging the payment of the break-up fee to us in connection with the termination.

Acquisition of PSC Metals, Inc.

On November 5, 2007, we acquired, through a subsidiary, all of the issued and outstanding capital stock of PSC Metals, Inc. (“PSC Metals”) from Philip Services Corporation (“Philip”). PSC Metals is engaged in transporting, recycling and processing metals. The consideration for the transaction was $335 million in cash.

As part of the transaction, our wholly owned subsidiary purchased 100% of the issued and outstanding capital stock of PSC Metals, whereby PSC Metals became our indirect wholly owned subsidiary. Prior to the acquisition, PSC Metals was a co-borrower with Philip and other Philip subsidiaries under a credit agreement, (the “Credit Agreement”) with UBS Securities LLC, as lead arranger, and had granted a security interest in substantially all of its assets to secure its obligations thereunder. Approximately $34.6 million of the proceeds from the transaction was paid to release PSC Metals from all claims, guarantees and future obligations under the Credit Agreement. In addition, Philip used a portion of the proceeds to collateralize PSC Metals’ letters of credit of approximately $6.3 million. PSC Metals is currently under negotiations to enter into a $100 million asset-based borrowing agreement. Subsequent to the consummation of the borrowing agreement, PSC Metals will fund its letters of credit from its borrowing base and funds used to collateralize the letters of credit by Philip will be released.

Mr. Icahn indirectly owns a 95.6% interest and we indirectly own the remaining 4.4% interest in Philip. The transaction was approved by a special committee of independent members of the board of directors of Icahn Enterprises. The special committee was advised by its own legal counsel and independent financial

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

18. Subsequent Events  – (continued)

adviser with respect to the transaction. The special committee received an opinion from its financial adviser as to the fairness to Icahn Enterprises, from a financial point of view, of the consideration paid by Icahn Enterprises.

PSC Metals is considered an entity under common control. On December 5, 2007, Icahn Enterprises filed a current report on Form 8-K to provide supplemental consolidated financial statements including the acquisition of PSC Metals.

Settlement of GBH Bankruptcy Proceedings

On January 30, 2007, the Eighth Modified Chapter 11 Plan of Liquidation of GBH, (the “Plan”), was approved. On February 22, 2007, in accordance with the Plan, we acquired (1) all of the Atlantic Coast common stock owned by GBH for a cash payment of approximately $52.0 million and in satisfaction of all claims arising under the Loan and Security Agreement, dated as of July 25, 2005, between GBH and us and (2) all of the warrants to acquire Atlantic Coast common stock and the Atlantic Coast common stock owned by RSH for a cash payment of $3.7 million. In accordance with the Plan, GBH used the $52.0 million to pay amounts owed to its creditors, including the holders of GBH’s 11% notes and holders of administrative claims and to establish an approximate $330,000 fund to be distributed pro rata to holders of equity interests in GBH other than us and other Icahn affiliates. In addition, we and other Icahn affiliates received releases of all direct and derivative claims that could be asserted by GBH, its creditors and stockholders, including RSH, and $50 million of the amount placed in escrow at the closing of the sale of our Atlantic City gaming properties was released to us. We recorded a gain of $18.5 million in the first quarter of fiscal 2007 in connection with the settlement of these claims. All claims relating to GBH asserted by its creditors and RSH have now been resolved. In the second quarter of fiscal 2007, we and several other investors exercised warrants to purchase shares of common stock of Atlantic Coast, resulting in an increase of the minority interest in Atlantic Coast and a decrease in our ownership to 94.2%.

Atlantic Coast Entertainment Holdings, Inc. Merger

On November 15, 2007, ACE HI Merger Corp. (or “Merger Corp”), our indirect wholly owned subsidiary and the owner of approximately 94.2% of the outstanding shares of Atlantic Coast common stock, completed a short-form merger transaction, or the Merger, under Section 253 of Delaware Law, pursuant to which Merger Corp merged with and into Atlantic Coast and Atlantic Coast became our wholly-owned subsidiary. Pursuant to the Merger, the holders of Atlantic Coast common stock (other than Merger Corp) are entitled to receive $21.19 per share in cash in exchange for their shares. Alternatively, by following the procedures set forth under Delaware Law, any of these stockholders who do not wish to accept the $21.19 per share cash consideration are entitled to receive payment in cash of the “fair value” of these shares as determined by an appraisal proceeding by the Delaware Court of Chancery.

Merger Corp will mail Notices of Merger and Appraisal Rights, Letters of Transmittal and other documents necessary for the exchange of stock certificates to stockholders within the time provided by Delaware Law. The Notice of Merger and Appraisal Rights will also provide information for stockholders who choose to exercise their appraisal rights under Delaware Law.

On November 16, 2007, Atlantic Coast filed a Form 15 with the SEC, thereby terminating its reporting obligations under the ’34 Act, and its status as a public company.

NEGI Liquidation

On November 12, 2007, the board of directors of NEGI determined that it is in the best interests of NEGI’s shareholders to liquidate all of NEGI’s assets and approved the dissolution of NEGI and a plan of dissolution and liquidation, or the Plan, subject to required shareholder approval. NEGI will announce the

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

18. Subsequent Events  – (continued)

timing of the shareholder meeting at which approval will be requested and set a record date for the shares entitled to vote at such meeting after the SEC has completed its review of the related proxy materials that NEGI intends to file.

Following shareholder approval of NEGI’s dissolution pursuant to the Plan, NEGI expects to carry out an orderly disposition of NEGI’s assets and liabilities and then declare a cash distribution to its shareholders. NEGI will then file a Form 15 with the SEC, terminating its reporting obligations under the ’34 Act and its status as a public company.

Sale of Common Stock of SandRidge Energy, Inc.

On April 4, 2007, our subsidiaries signed agreements to sell their entire position in the common stock of SandRidge to a consortium of investors in a series of private transactions. The per share selling price was $18, and total cash consideration received at closing was approximately $243.2 million.

ICAHN ENTERPRISES HOLDINGS L.P.

CONSOLIDATED BALANCE SHEETS
(In $000s, Except Unit Amounts) (Unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Investment Management:
Cash and cash equivalents	$4,095	$4,822
Cash held at consolidated affiliated partnerships and restricted cash	1,136,546	1,106,809
Securities owned, at fair value	5,585,669	2,757,229
Unrealized gains on derivative contracts, at fair value	55,855	80,216
Due from brokers	1,600,306	838,620
Other assets	154,003	27,460
	8,536,474	4,815,156
Holding Company and other operations:
Cash and cash equivalents	2,836,403	1,857,222
Restricted cash	41,405	87,159
Investments	500,090	692,802
Unrealized gains on derivative contracts, at fair value	1,849	20,538
Inventories, net	233,865	224,483
Trade, notes and other receivables, net	148,742	169,744
Assets of discontinued operations held for sale	646,278	620,974
Property, plant and equipment, net	445,365	484,356
Intangible assets	20,400	23,402
Other assets	62,260	70,960
	4,936,657	4,251,640
Total Assets	$13,473,131	$9,066,796
LIABILITIES AND PARTNERS' EQUITY
Investment Management:
Accounts payable, accrued expenses and other liabilities	$29,219	$59,286
Deferred management fee payable to related party	146,863	—
Subscriptions received in advance	23,336	66,030
Payable for purchases of securities	211,279	11,687
Securities sold, not yet purchased, at fair value	1,068,262	691,286
Unrealized losses on derivative contracts, at fair value	116,498	1,770
	1,595,457	830,059
Holding Company and other operations:
Accounts payable	76,487	61,326
Accrued expenses and other liabilities	113,235	168,270
Securities sold, not yet purchased, at fair value	—	25,398
Unrealized losses on derivative contracts, at fair value	5,687	—
Liabilities of discontinued operations held for sale	314,895	318,085
Long-term debt	2,031,634	941,415
	2,541,938	1,514,494
Total Liabilities	4,137,395	2,344,553
Non-controlling interests consolidated entities:
Investment Management	6,601,480	3,628,470
Holding Company and other operations	164,472	292,221
Partners' equity:
Limited partners	2,949,862	2,121,819
General partner	(380,078)	679,733
Partners' equity	2,569,784	2,801,552
Total liabilities and partners’ equity	$13,473,131	$9,066,796

ICAHN ENTERPRISES HOLDINGS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In 000s, Except Per Unit Amounts) (Unaudited)

	Three Months Ended September 30,
	2007	2006
Revenues:
Investment Management:
Interest, dividends and other income	$51,121	$18,911
Net gain (loss) from investment activities	(133,652)	209,288
Management fees, related parties	4,118	—
	(78,413)	228,199
Holding Company and other operations:
Real Estate	30,356	32,518
Home Fashion	183,360	223,066
Interest and other income	42,586	11,133
Net gain from investment activities	14,156	22,169
Other income, net	22,495	2,023
	292,953	290,909
Total revenues	214,540	519,108
Expenses:
Investment Management	20,453	18,771
Holding Company and other operations:
Real Estate	25,366	27,147
Home Fashion	220,171	246,045
Holding Company expenses	13,025	4,113
Interest expense	34,475	20,645
	293,037	297,950
Total expenses	313,490	316,721
Income (loss) from continuing operations before income taxes and	(98,950)	202,387
Income tax expense	(9,772)	(1,081)
Non-controlling interests in (income) loss of consolidated entities:
Investment Management	94,276	(152,995)
Holding Company and other operations	12,681	8,432
	106,957	(144,563)
Income (loss) from continuing operations	(1,765)	56,743
Discontinued operations
Income from discontinued operations	4,772	111,423
Non-controlling interests in (income) loss of consolidated entities	4,959	(10,833)
Gain on disposition of property	7,660	4,901
Income from discontinued operations	17,391	105,491
Net Earnings	$15,626	$162,234
Net earnings (loss) attributable to:
Limited partners	$(72,418)	$62,202
General partner	88,043	100,032
	$15,625	$162,234

ICAHN ENTERPRISES HOLDINGS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS – (continued)
(In 000s, Except Per Unit Amounts) (Unaudited)

	Nine Months Ended September 30,
	2007	2006
Revenues:
Investment Management:
Interest, dividends and other income	$133,045	$45,115
Net gain from investment activities	554,223	571,774
Management fees, related parties	7,494	—
	694,762	616,889
Holding Company and other operations:
Real Estate	83,617	101,316
Home Fashion	531,109	672,350
Interest and other income	114,860	33,787
Net gains from investment activities	75,647	84,830
Other income, net	28,478	13,535
	833,711	905,818
Total revenues	1,528,473	1,522,707
Expenses:
Investment Management	82,934	45,600
Holding Company and other operations:
Real Estate	73,416	78,235
Home Fashion	656,158	777,517
Holding Company expenses	24,564	19,093
Interest expense	93,439	59,166
	847,577	934,011
Total expenses	930,511	979,611
Income from continuing operations before income taxes and non-controlling interests in income of consolidated entities	597,962	543,096
Income tax expense	(13,267)	(1,720)
Non-controlling interests in (income) loss of consolidated entities:
Investment Management:	(417,242)	(422,337)
Holding Company and other operations:	43,644	47,876
	(373,598)	(374,461)
Income from continuing operations	211,097	166,915
Discontinued operations
Income from discontinued operations	50,519	221,869
Non-controlling interests in (income) loss of consolidated entities	4,428	(9,326)
Gain on disposition of property	21,686	6,460
Income from discontinued operations	76,633	219,003
Net Earnings	$287,730	$385,918
Net earnings attributable to:
Limited partners	$109,626	$233,349
General partner	178,104	152,569
	$287,730	$385,918

ICAHN ENTERPRISES HOLDINGS L.P.

CONSOLIDATED STATEMENT OF PARTNERS’ EQUITY AND COMPREHENSIVE INCOME
Nine Months Ended September 30, 2007 (In 000s) (Unaudited)

	General Partner’s Equity	Limited Partner’s Equity	Total Partner’s Equity
Balance, December 31, 2006	$679,733	$2,121,819	$2,801,552
Cumulative effect of adjustment from adoption of SFAS No.159	(840)	(41,344)	(42,184)
Comprehensive income:
Net earnings	178,104	109,626	287,730
Net unrealized gains on securities available-for-sale	(408)	(20,112)	(20,520)
Comprehensive income	177,696	89,514	267,210
General partner contribution	16,446	—	16,446
Partnership distributions	(529)	(26,037)	(26,566)
Investment Management and GP Entities acquisition	(810,000)	810,000	—
Investment Management and GP Entities distributions	(442,501)	—	(442,501)
Change in subsidiary equity	(88)	(4,315)	(4,403)
Other	5	225	230
Balance, September 30, 2007	$(380,078)	$2,949,862	$2,569,784

Accumulated other comprehensive income at September 30, 2007 was $4.8 million.

(1)	See Note 2, “Summary of Significant Accounting Policies”, for discussion of retrospective application change in accounting principle of allocation of gains and losses related to disposition of common-control acquisitions.

ICAHN ENTERPRISES HOLDINGS L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In $000s) (Unaudited)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net Earnings
Investment Management	$191,411	$147,876
Holding Company and other operations	19,686	19,038
Income from discontinued operations	76,633	219,003
Net earnings	$287,730	$385,917
Income from continuing operations
Investment Management	$191,411	$147,876
Adjustments to reconcile net earnings to net cash used in operating activities:
Income attributable to non-controlling interest in consolidated affiliated partnerships	417,242	422,337
Investment gains	(646,454)	(570,317)
Purchases of securities	(6,907,622)	(3,390,674)
Proceeds from sales of securities	4,812,569	3,565,446
Purchases to cover securities sold, not yet purchased	(1,223,657)	(423,732)
Proceeds from securities sold, not yet purchased	1,513,698	915,466
Changes in operating assets and liabilities:
Cash held at consolidated affiliated partnerships and restricted cash	(29,737)	(81,448)
Due from brokers	(761,686)	(752,046)
Receivable for securities sold	(112,094)	(20,192)
Unrealized (gains) losses on derivative contracts	139,089	(19,099)
Accounts payable, accrued expenses and other liabilities	195,651	4,660
Other	129,825	7,045
Net cash used in continuing operations	(2,281,765)	(194,678)
Holding Company and other operations	19,686	19,038
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	20,674	32,379
Investment gains	(75,644)	(84,830)
Preferred LP unit interest expense	—	—
Non-controlling interests in income of consolidated entities	(43,644)	(47,876)
Equity in earnings of affiliate	—	(9,527)
Stock based compensation expense	—	6,248
Deferred income tax (expense) benefit	9,480	(487)
Impairment loss on long-lived assets	22,432	26,740
Net cash (used in) provided by activities on trading securities	(38,505)	71,000
Other, net	(6,210)	(7,218)
Changes in operating assets and liabilities:
Trade, notes and other receivables	(10,898)	28,476
Other assets	8,757	28,746
Inventories, net	(5,573)	(35,284)
Accounts payable, accrued expenses and other liabilities	(3,754)	(727)
Net cash (used in) provided by continuing operations	(103,199)	26,678

ICAHN ENTERPRISES HOLDINGS L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS – (Continued)
(In $000s) (Unaudited)

	Nine Months Ended September 30,
	2007	2006
Net cash used in continuing operations	(2,384,964)	(168,000)
Income from discontinued operations	76,633	219,003
Depreciation, depletion and amortization	8,160	105,708
Net gain from sales of businesses and properties	(11,749)	(122,390)
Other, net	2,817	13,015
Net cash provided by discontinued operations	75,861	215,336
Net cash (used in) provided by operating activities	(2,309,103)	47,336
Cash flows from investing activities:
Holding Company and other operations:
Capital expenditures	(28,545)	(6,531)
Purchases of marketable equity and debt securities	(151,133)	(359,574)
Proceeds from sales of marketable equity and debt securities	364,994	194,712
Net proceeds from the sales and disposition of real estate	1,573	—
Net proceeds from the sales and disposition of fixed assets	15,510	12,139
Acquisitions of businesses, net of cash acquired	—	1,733
Other	806	—
Net cash provided by (used in) investing activities from continuing operations	203,205	(157,521)
Discontinued operations:
Capital expenditures	(19,252)	(276,000)
Net proceeds from the sales and disposition of assets	18,442	(92,210)
Other	12,116	(6,854)
Net cash provided by (used in) investing activities from discontinued operations	11,306	(375,064)
Net cash provided by (used in) investing activities	214,511	(532,585)
Cash flows from financing activities:
Investment Management:
Capital distributions to partners	(442,501)	—
Subscriptions received in advance	23,336	15,500
Capital contributions by non-controlling interests in consolidated affiliated partnerships	2,525,273	183,188
Capital distributions to non-controlling interests in consolidated affiliated partnerships	(35,536)	(113)
Redemptions payable to non-controlling interests in consolidated affiliated partnerships	(23,830)	—
Cash flows provided by financing activities from continuing operations	2,046,742	198,575
Holding Company and other operations:
Partners’ equity:
Partnership distributions	(26,566)	(18,934)
General partner contribution	16,446	—
Dividends paid to minority holders of subsidiary	(18,529)	—
Change in due to / from subsidiary	101	—
Proceeds from senior notes payable	492,130	—
Proceeds from other borrowings	600,000	49,250
Repayments of other borrowings	(3,903)	(20,768)
Debt issuance costs	(275)	(4,461)
Cash flows provided by financing activities from continuing operations	1,059,404	5,087
Cash flows provided by financing activities — continuing operations	3,106,146	203,662
Cash flows provided by financing activities — discontinued operations	(370)	35,795
Net cash provided by financing activities	3,105,776	239,457

ICAHN ENTERPRISES HOLDINGS L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS – (Continued)
(In $000s) (Unaudited)

	Nine Months Ended September 30,
	2007	2006
Net increase (decrease) in cash and cash equivalents*	1,011,184	(245,792)
Net change in cash of assets held for sale	(32,730)	122,613
Cash and cash equivalents, beginning of period	1,862,044	353,340
Cash and cash equivalents, end of period	$2,840,498	$230,161
Cash balances per balance sheet:
Investment Management	$4,095	$6,238
Holding Company and other operations:	2,836,403	223,923
	$2,840,498	$230,161
*Net increase (decrease) in cash and cash equivalents consists of the following:
Investment Management	$(235,023)	$3,897
Holding Company and other operations	1,246,207	(249,689)
	$1,011,184	$(245,792)
Supplemental information
Cash payments for interest, net of amounts capitalized	$93,268	$87,185
Cash payments for income taxes, net of refunds	$17,958	$12,339
Net realized losses on securities available for sale	$(20,520)	$(12,613)
LP unit issuance	$810,000	$—
Debt conversion relating to Atlantic Coast	$—	$2,492
Receipt of Lear common stock	12,500	—

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 1 — Description of Business and Basis of Presentation

General

Icahn Enterprises Holdings Limited Partnership, or IEH, is a limited partnership formed in Delaware on February 17, 1987. We are a diversified holding company engaged in a variety of businesses including Gaming, Real Estate, Home Fashion and Investment Management. Our primary business strategy is to continue to grow and enhance the value of our businesses. We may also seek to acquire additional businesses that are distressed or in out-of-favor industries and will consider divestiture of businesses from which we do not foresee adequate future cash flow or appreciation potential. In addition, we invest our available liquidity in debt and equity securities with a view towards enhancing returns as we continue to assess further acquisitions of operating businesses.

Our sole limited partner is Icahn Enterprises, L.P., or Icahn Enterprises, a Delaware master limited partnership which owns a 99% limited partnership interest in us. Our general partner is Icahn Enterprises G.P. Inc., (“IEGP”), which was formerly known as American Property Investors, Inc., a Delaware corporation, which is also the general partner of Icahn Enterprises. IEGP is a wholly owned subsidiary of Beckton Corp., a Delaware corporation. All of the outstanding capital stock of Beckton Corp., is owned by Carl C. Icahn. References to IEH, “we” or “us” herein include IEH and its subsidiaries, unless the context otherwise requires.

IEH has guaranteed the 7.125% senior notes due 2013 issued by Icahn Enterprises. At December 31, 2005, there were fewer than 300 holders of the notes and guarantees. On January 24, 2006, we filed a Form 15 to notify the Securities and Exchange Commission (the “SEC”) that our reporting obligations automatically were suspended pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “’34 Act”) .

Change in Reporting Entity

As discussed in further detail below, on August 8, 2007, we acquired the general partnership interests in the General Partners (as defined below) and in Icahn Capital Management L.P. (“New Icahn Management”). Our historical financial statements contained herein have been restated to reflect this acquisition. In accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), assets transferred between entities under common control are accounted for at historical cost similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a consolidated basis.

As a result of the restatements arising from the acquisition that occurred on August 8, 2007, our financial statements now include additional entities as described below. Some of these entities prepare financial statements based on accounting policies that were not described in our annual report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Annual Report on Form 10-K”). Accordingly, certain required additional information is included in this quarterly report on Form 10-Q in order to supplement disclosures already included in our 2006 Annual Report on Form 10-K. The new accounting policies, which relate to our Investment Management segment, are set out in Note 2, “Summary of Significant Accounting Policies.”

Basis of Presentation

The financial statements have been prepared in accordance with the rules and regulations of the SEC related to interim financial statements. The financial information contained herein is unaudited; however, management believes all adjustments have been made that are necessary to present fairly the results for the interim periods. All such adjustments are of a normal and recurring nature, except for the adoption of certain accounting pronouncements as discussed below in Note 2, “Summary of Significant Accounting Policies.”

The consolidated financial statements include the accounts of IEH and its wholly and majority owned subsidiaries in which control can be exercised, in addition to those entities in which IEH has a substantive

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 1 — Description of Business and Basis of Presentation  – (continued)

controlling, general partner interest or in which it is the primary beneficiary of a variable interest entity. IEH is considered to have control if it has a direct or indirect ability to make decisions about an entity’s activities through voting or similar rights. All material intercompany accounts and transactions have been eliminated in consolidation.

As further described in Note 2, the Investment Funds and the Offshore Fund (as each term is defined herein) are consolidated into our financial statements even though we only have a minority interest in the equity and income of these funds. The majority ownership interests in these funds, which represent the portion of the consolidated net assets and net income attributable to the limited partners and shareholders in the consolidated Private Funds (as defined herein) for the periods presented, are reflected as non-controlling interests of consolidated entities — Investment Management in the accompanying financial statements.

Because of the diversified and seasonal nature of our business, the results of operations for quarterly and other interim periods are not indicative of the results to be expected for the full year. Variations in the amount and timing of gains and losses on our investments can be significant. The results of our Real Estate and Home Fashion segments are seasonal.

Change in Presentation

As a result of the acquisition of the Partnership Interests on August 8, 2007 and the consolidation of the affiliated partnership entities, we have changed the presentation of our balance sheets to an unclassified format in the accompanying financial statements as of September 30, 2007 and December 31, 2006. Accordingly, certain amounts reflected in our classified balance sheets in our 2006 Annual Report on Form 10-K filed with the SEC on March 6, 2007 have been reclassified to conform to the unclassified balance sheet presentation.

We have also changed the presentation of our statements of operations. The reclassifications to the statement of operations included in our quarterly report on Form 10-Q filed with the SEC on August 9, 2007 are as follows:

1.	The grouping of revenues and expenses to arrive at “operating income” and certain categories of “other income and expense” has been discontinued.
2.	Interest and other income, net gain from investment activities and other income, net are now classified as revenues.
3.	Interest expense is included in total expenses.

Acquisition

On August 8, 2007, we acquired the general partnership interests in the General Partners and New Icahn Management. These entities provide investment advisory and certain management services to the Private Funds but do not provide such services to any other entities, individuals or accounts. Interests in the Private Funds are offered only to certain sophisticated and accredited investors on the basis of exemptions from the registration requirements of the federal securities laws and are not publicly available.

We entered into a Contribution and Exchange Agreement (the “Contribution Agreement”), dated as of August 8, 2007, with CCI Offshore Corp. (“CCI Offshore”), CCI Onshore Corp. (“CCI Onshore”), Icahn Management LP, a Delaware limited partnership (“Icahn Management” and together with CCI Offshore and CCI Onshore collectively referred to herein as the “Contributors”) and Carl C. Icahn. Pursuant to the Contribution Agreement, we acquired general partnership interests in Icahn Onshore LP (the “Onshore GP”) and Icahn Offshore LP (the “Offshore GP” and, together with the Onshore GP, the “General Partners”), acting as general partners of Icahn Partners LP (the “Onshore Fund”) and the Offshore Master Funds (as defined below) managed and controlled by Mr. Icahn. In addition, as referred to herein, the “Offshore Master Funds” consist of (i) Icahn Partners Master Fund LP (“Offshore Master Fund I”); (ii) Icahn Partners Master Fund II

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 1 — Description of Business and Basis of Presentation  – (continued)

L.P. (“Offshore Master Fund II”) and (iii) Icahn Partners Master Fund III L.P. (“Offshore Master Fund III”). The Onshore Fund and the Offshore Master Funds are collectively referred to herein as the “Investment Funds.”

The Offshore GP also acts as general partner of certain funds formed as Cayman Islands exempted limited partnerships that invest in the Offshore Master Funds. These funds, together with other funds that also invest in the Offshore Master Funds, constitute the “Feeder Funds” and, together with the Investment Funds, are referred to herein as the “Private Funds.” We also acquired the general partnership interests in New Icahn Management, a Delaware limited partnership, which is a newly formed management company that provides certain management and administrative services to the Private Funds.

The total initial consideration paid for the acquisition was $810 million of depositary units of Icahn Enterprises based on the volume-weighted average price of the depositary units of Icahn Enterprises on the NYSE for the 20-trading-day period ending on August 7, 2007 (the day before the closing). In addition, we have agreed to make certain earn-out payments to the Contributors over a five-year period payable in additional depositary units based on our after-tax earnings from the General Partners and New Icahn Management subsequent to the acquisition, which includes both management fees and performance-based or incentive allocations paid by the Private Funds to New Icahn Management and the General Partners. There is a potential maximum aggregate earn-out (including any catch-up) of $1.121 billion, which is subject to achieving total after-tax earnings during the five-year period of at least $3.906 billion.

Prior to the acquisition of the Partnership Interests (as defined below) on August 8, 2007, CCI Offshore was the general partner of the Offshore GP, which, in turn, is the general partner of the Offshore Master Funds, each of which is a Cayman Islands exempted limited partnership. Offshore Master Fund I commenced investment operations on November 1, 2004 and each of Offshore Master Fund II and Offshore Master Fund III commenced operations in fiscal 2007. In addition, CCI Onshore was the general partner of the Onshore GP, which, in turn, is the general partner of the Onshore Fund, which is a Delaware limited partnership that commenced investment operations on November 1, 2004.

CCI Offshore contributed to us 100% of CCI Offshore’s general partnership interests in the Offshore GP (the “Offshore Partnership Interests”), and CCI Onshore contributed to us 100% of CCI Onshore’s general partnership interests in the Onshore GP (the “Onshore Partnership Interests”). The General Partners’ capital account with respect to the Offshore Partnership Interests and the Onshore Partnership Interests at the time of our acquisition aggregated $10 million.

Immediately prior to the execution and delivery of the Contribution Agreement, Icahn Management and New Icahn Management entered into an agreement pursuant to which Icahn Management contributed substantially all of its assets and liabilities, other than certain rights in respect of deferred management fees, to New Icahn Management in exchange for 100% of the general partnership interests in New Icahn Management. Such contribution included the assignment of certain management agreements with the Private Funds. Pursuant to the Contribution Agreement, Icahn Management contributed to us 100% of Icahn Management’s general partnership interests in New Icahn Management (the “New Icahn Management Partnership Interests” and, together with the Onshore Partnership Interests and the Offshore Partnership Interests, referred to herein as the “Partnership Interests”).

Prior to the formation of New Icahn Management, Icahn Management provided management and administrative services to the Private Funds. New Icahn Management currently provides management and administrative services to the Private Funds. As referred to herein, the term “Investment Management and GP Entities” include either Icahn Management (for the period prior to the acquisition on August 8, 2007) or New Icahn Management (for the period subsequent to the acquisition on August 8, 2007) and, in either case, the General Partners.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 1 — Description of Business and Basis of Presentation  – (continued)

The consolidated Private Funds and the Investment Management and GP Entities are considered entities under common control with us. Accordingly, the accompanying consolidated financial statements and footnotes include the net assets and results of operations of the consolidated Private Funds and the Investment Management and GP Entities during the period of common control, commencing November 1, 2004. See Note 2, “Summary of Significant Accounting Policies,” for a discussion on principles of consolidation.

Discontinued Operations

On November 17, 2006, within our former Gaming segment, our indirect majority owned subsidiary, Atlantic Coast Entertainment Holdings, Inc. (“Atlantic Coast”), completed the sale to Pinnacle Entertainment, Inc. (“Pinnacle”) of the outstanding membership interests in ACE Gaming LLC (“ACE”), the owner of The Sands Hotel and Casino (“The Sands”), in Atlantic City, New Jersey, and 100% of the equity interests in certain subsidiaries of IEH that owned parcels of real estate adjacent to The Sands, including the Traymore site.

On November 21, 2006, within our former Oil and Gas segment, our indirect wholly owned subsidiary, AREP O & G Holdings LLC, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas LLC (“NEG Oil & Gas”), to SandRidge Energy, Inc. (“SandRidge”), formerly Riata Energy, Inc.

On April 22, 2007, within our former Gaming segment, American Entertainment Properties Corp. (“AEP”), our wholly owned indirect subsidiary, entered into an agreement to sell all of the issued and outstanding membership interests of American Casino and Entertainment Properties LLC (“ACEP”), which comprises our remaining gaming operations.

During the nine months ended September 30, 2007, within our Real Estate segment, five properties were reclassified to held for sale as they were subject to a contract or letter of intent. The operations of these properties were classified as discontinued operations.

On October 18, 2007, within our Home Fashion segment, our indirect majority owned subsidiary, WestPoint International Inc. (“WPI”), entered into an agreement to sell the inventory at substantially all of its 30 retail outlet stores. Therefore, the portion of the business related to the stores’ retail operations has been classified for all years presented as discontinued operations.

The financial position and results of these operations discussed above are presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations.

Filing Status of Subsidiaries

National Energy Group, Inc. (“NEGI”) and Atlantic Coast are reporting companies under the ’34 Act. In addition, ACEP voluntarily files annual, quarterly and current reports under the ’34 Act.

Note 2 — Summary of Significant Accounting Policies

a. Investment Management

The accounting policies and disclosures specifically related to the Investment Management segment are discussed in this section.

Principles of Consolidation

The consolidated financial statements include the accounts of Icahn Enterprises Holdings and its wholly and majority owned subsidiaries in which control can be exercised, in addition to those entities in which we have a substantive controlling, general partner interest or in which it is the primary beneficiary of a variable interest entity. We are considered to have control if we have a direct or indirect ability to make decisions

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

about an entity’s activities through voting or similar rights. We use the guidance set forth in Emerging Issues Task Force (“EITF”) Issue No. 04-05, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF No. 04-05”), FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (“FIN 46R”), and in SFAS No. 94, Consolidation of All Majority-Owned Subsidiaries —  An Amendment of ARB No. 51, with Related Amendments of APB Opinion No. 18, and ARB No. 43 Chapter 12 (“SFAS No. 94”), with respect to our investments in partnerships and limited liability companies. All intercompany balances and transactions are eliminated.

The accompanying financial statements include the consolidated financial statements of the Investment Management and GP Entities and certain consolidated Private Funds during the periods presented. The Investment Management and GP Entities consolidate those entities in which (i) they have an investment of more than 50% and have control over significant operating, financial and investing decisions of the entity pursuant to SFAS No. 94, (ii) they have a substantive controlling, general partner interest pursuant to EITF No. 04-05 or (iii) they are the primary beneficiary of a variable interest entity (a “VIE”) pursuant to FIN 46R. With respect to the consolidated Private Funds, the limited partners and shareholders have no substantive rights to impact ongoing governance and operating activities.

New Icahn Management, the Onshore GP and the Offshore GP are consolidated into Icahn Enterprises Holdings pursuant to SFAS No. 94 as Icahn Enterprises Holdings owns greater than 50% of the partnership interests in these entities. Icahn Enterprises Holdings has a substantive controlling, general partnership interest in these entities.

The Onshore Fund is consolidated into the Onshore GP, pursuant to EITF No. 04-05, which defines the criteria for determining whether a general partner controls a limited partnership when the limited partners have certain rights, such as“kick-out” rights. According to EITF No. 04-05, consolidation of a limited partnership by the general partner is required when these rights do not exist.

Offshore Master Fund I is consolidated into Icahn Fund Ltd. (the “Offshore Fund”). In addition, the Offshore Fund, Offshore Master Fund II, Offshore Master Fund III and, through October 1, 2006, Icahn Sterling Fund Ltd. (the “Sterling Fund”) are consolidated into the Offshore GP, pursuant to FIN 46R. On October 1, 2006, the Sterling Fund’s assets were contributed to the Offshore Fund. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents, will absorb a majority of the VIE's expected losses or receive a majority of the expected residual returns as a result of holding variable interests.

The Investment Funds and the Offshore Fund are consolidated into our financial statements even though we only own a minority interest in the equity and income of these funds. As a result, our consolidated financial statements reflect the assets, liabilities, revenues, expenses and cash flows of these funds on a gross basis, rather than reflecting only the value of our investments in such funds. As of September 30, 2007, the net asset value of the consolidated Private Funds on our balance sheet was $7.1 billion, while the net asset value of our investments in these consolidated funds was approximately $355.9 million. The majority ownership interests in these funds, which represent the portion of the consolidated net assets and net income attributable to the limited partners and shareholders for the periods presented, are reflected as non-controlling interests in consolidated entities — Investment Management in the consolidated balance sheets and as non-controlling interests in income of consolidated entities — Investment Management in the statements of operations. In addition, the management fees and incentive allocations earned by us from these funds have been eliminated in consolidation and are reflected on our financial statements as an increase in our allocated share of the net

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

income from these funds. However, management fees earned from unconsolidated Private Funds are not eliminated in our consolidated financial statements.

Although the Private Funds are not investment companies within the meaning of the Investment Company Act of 1940, as amended, each of the consolidated Private Funds is, for purposes of U.S. GAAP, an investment company under the AICPA Audit and Accounting Guide — Investment Companies (the “AICPA Guide”). The Investment Management and GP Entities adopted Statement of Position No. 07-1, Clarification of the Scope of the Audit and Accounting Guide — Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”) as of January 1, 2007. SOP 07-1, issued in June 2007, addresses whether the accounting principles of the AICPA Guide may be applied to an entity by clarifying the definition of an investment company and whether those accounting principles may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. Upon the adoption of SOP 07-1, (i) the Offshore GP lost its ability to retain specialized accounting pursuant to the AICPA Guide for either its equity method investment in Offshore Master Fund I or for its consolidation of the Offshore Fund, Offshore Master Fund II and Offshore Master Fund III, and (ii) the Onshore GP lost its ability to retain specialized accounting for its consolidation of the Onshore Fund, in each case, because both the Offshore GP and the Onshore GP do not meet the requirements for retention of specialized accounting under SOP 07-1, as the Offshore GP and Onshore GP and their affiliates acquire interests for strategic operating purposes in the same companies in which their subsidiary investment companies invest.

However, upon losing their ability to retain specialized accounting, the Investment Management and GP Entities applied SFAS No. 115, Accounting for Investments in Debt and Equity Securities (“SFAS No. 115”), to their investments held by the consolidated Private Funds in debt securities and in those equity securities with readily determinable fair values, as defined by that Statement, and classified such investments as available-for-sale securities and elected the fair value option pursuant to SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — including an Amendment of FASB Statement No. 115 (“SFAS No. 159”), and reclassified such securities as trading securities. For those equity securities that fall outside the scope of SFAS No. 115 because they do not have readily determinable fair values as defined by that Statement, the Investment Management and GP entities elected the fair value option pursuant to SFAS No. 159 and measured the fair value of such securities in accordance with the requirements of SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). For those investments in which the Investment Management and GP Entities would otherwise account for such investments under the equity method, the Investment Management and GP Entities, in accordance with their accounting policy, elected the fair value option pursuant to SFAS No. 159 for all such investments. The election of the fair value option pursuant to SFAS No. 159 was deemed to most accurately reflect the nature of our business relating to investments.

Derivative contracts entered into by the consolidated Private Funds continue to be accounted for pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), which was amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities (“SFAS No. 138”). These pronouncements require recognition of all derivatives as either assets or liabilities in the balance sheet at their fair value. All changes in the fair values of derivatives held by the consolidated Private Funds are reported in earnings.

The management fees earned by New Icahn Management (and by Icahn Management prior to the acquisition on August 8, 2007) from consolidated entities and the incentive allocations earned by the Onshore GP and the Offshore GP from the Onshore Fund and the Offshore Master Funds, respectively, are eliminated in consolidation; however, the Investment Management and GP Entities’ allocated share of the net income from the Private Funds includes the amount of these eliminated fees. Accordingly, the consolidation of the Private Funds has no material net effect on the Investment Management and GP Entities’ earnings from the Private Funds.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider short-term investments, which are highly liquid with original maturities of three months or less at date of purchase, to be cash equivalents.

Cash Held at Consolidated Affiliated Partnerships and Restricted Cash

Cash held at consolidated affiliated partnerships and restricted cash consists of (i) cash and cash equivalents held by the Onshore Fund and the Offshore Master Funds that, although not legally restricted, is not available to fund the general liquidity needs of the Investment Management and GP Entities or Icahn Enterprises Holdings and (ii) restricted cash relating to derivatives held on deposit.

Investments and Related Transactions

Investment Transactions and Related Investment Income.  Investment transactions of the Private Funds are recorded on a trade date basis. Realized gains or losses on sales of investments are based on the first-in, first-out or the specific identification methods. Realized and unrealized gains or losses on investments are recorded in the consolidated statements of operations. Interest income and expenses are recorded on an accrual basis and dividends are recorded on the ex-dividend date. Premiums and discounts on fixed income securities are amortized using the effective yield method.

Valuation of Investments.  Securities of the Private Funds that are listed on a securities exchange are valued at their last sales price on the primary securities exchange on which such securities are traded on such date. Securities that are not listed on any exchange but are traded over-the-counter are valued at the mean between the last “bid” and “ask” price for such security on such date. Securities and other instruments for which market quotes are not readily available are valued at fair value as determined in good faith by the applicable general partner.

Foreign Currency Transactions.  The books and records of the Private Funds are maintained in U.S. dollars. Assets and liabilities denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Transactions during the period denominated in currencies other than U.S. dollars are translated at the rate of exchange applicable on the date of the transaction. Foreign currency translation gains and losses are recorded in the consolidated statements of operations. The Private Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in the market prices of securities. Such fluctuations are included in the net realized gains (losses) from securities transactions and the net unrealized gains (losses) on securities positions.

Fair Values of Financial Instruments.  The fair values of the Private Funds’ assets and liabilities that qualify as financial instruments under SFAS No. 107, Disclosures About Fair Value of Financial Instruments, approximate the carrying amounts presented in the consolidated balance sheets.

Securities Sold, Not Yet Purchased.  The Private Funds may sell an investment they do not own in anticipation of a decline in the fair value of that investment. When the Private Funds sell an investment short, they must borrow the investment sold short and deliver it to the broker-dealer through which they made the short sale. A gain, limited to the price at which the Private Funds sold the investment short, or a loss, unlimited in amount, will be recognized upon the cover of the short sale.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

Due From Brokers.  Due from brokers represents cash balances with the Private Funds’ clearing brokers. A portion of the cash at brokers is related to securities sold, not yet purchased; its use is therefore restricted until the securities are purchased. Securities sold, not yet purchased are collateralized by certain of the Private Funds’ investments in securities. Margin debit balances, which may exist from time to time, are collateralized by certain of the Private Funds’ investments in securities.

Derivatives

From time to time, the Private Funds enter into purchased and written option contracts, swap contracts, futures contracts and forward contracts and follow SFAS No. 133. This pronouncement establishes accounting and reporting standards for derivative instruments and for hedging activities, which generally require recognition of all derivatives as either assets or liabilities in the balance sheet at their fair value. The accounting for changes in fair value depends on the intended use of the derivative and its resulting designation. Through September 30, 2007, we did not use hedge accounting and, accordingly, all unrealized gains and losses are reflected in our consolidated statements of operations.

Allocation of Net Profits and Losses in Consolidated Affiliated Partnerships

Net investment income and net realized and unrealized gains and losses on investments of the Private Funds are allocated to both the respective general partner and the limited partners or shareholders of the Private Funds based on the ratio of their respective capital balances at the beginning of each allocation period to the total capital of all partners or shareholders of the Private Funds. Such allocations made to the limited partners or shareholders of the Private Funds are represented as non-controlling interests in our consolidated statements of operations. The beginning of an allocation period is defined as the beginning of each fiscal year, the date of admission of any new partner or shareholder of the Private Funds or the date of any additional subscription or redemption by a partner or shareholder of the Private Funds. Upon the allocation to partners based on their respective capital balances, generally 25% of the capital appreciation (both realized and unrealized) allocated to the Investment Funds’ limited partners or lesser amounts for certain limited partners are then reallocated to the Investment Funds' General Partners. Such reallocation is referred to as the General Partners' incentive allocation. The total profits and losses allocated to the respective General Partners of the Investment Funds are included in the net income of the consolidated Investment Management and GP Entities (as either the Onshore GP or Offshore GP act as general partner to the Investment Funds) and are allocated in a manner consistent with the manner in which capital is allocated to the partners of the Investment Management and GP Entities as further discussed below.

Partners' Capital of the Investment Management and GP Entities

The Investment Management and GP Entities are each organized as a limited partnership formed pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act. Limited partnership interests have been granted in the Investment Management and GP Entities to allow certain employees and individuals to participate in a share of the management fees and incentive allocations earned by the Investment Management and GP Entities. Prior to the completion of our acquisition of the Partnership Interests on August 8, 2007, all limited partnership admissions to the Investment Management and GP Entities were determined by the respective general partner entity of the Investment Management and GP Entities, each of which was principally owned by Mr. Icahn.

The Investment Management and GP Entities, individually, intend to be treated as partnerships for federal income tax purposes, and as such shall maintain a capital account for each of their partners. Each partner will be allocated an amount of the management fees and incentive allocations subject to, and as determined by, the provisions of each limited partner's respective agreements with each of the Investment Management and GP Entities. All other partnership profits and losses of each of the Investment Management and GP Entities will be allocated among the respective partners in each of the Investment Management and GP Entities pro rata in accordance with their respective capital accounts.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

Income allocations to all partners in each of the Investment Management and GP Entities, except the general partner entity and any limited partnership interests held directly by Mr. Icahn, are accounted for as compensation expense as more fully described in Note 13, “Compensation Arrangements.” All amounts allocated to these partners' capital accounts and their respective capital contributions are included in accounts payable and accrued expenses and other liabilities on the consolidated balance sheets until those amounts are paid out in accordance with the terms of each respective partner's agreement. Payments made to the respective general partner and any limited partnership interests held by Mr. Icahn are treated as equity distributions.

Revenue Recognition

The Investment Management and GP Entities generate income from amounts earned pursuant to contractual arrangements with the Private Funds. Such amounts typically include an annual management fee of 2.5% of the net asset value before a performance-based, or incentive allocation of 25% of capital appreciation (both realized and unrealized) earned by the Investment Funds subject to a “high water mark” (whereby the General Partners do not earn incentive allocations during a particular year even though the fund had a positive return in such year until losses in prior periods are recovered). Such amounts have been (and may in the future be) modified or waived in certain circumstances. The Investment Management and GP Entities and their affiliates may also earn income through their principal investments in the Private Funds.

At the end of each fiscal year of the Onshore Fund (or sooner upon the occurrence of withdrawals), 25% of the capital appreciation (based on realized and unrealized gains and losses), if any, that is allocated to each capital account of a limited partner of the Onshore Fund (20% of the capital appreciation, if any, for certain limited partners) for such fiscal year is reallocated to the capital account of the Onshore GP subject to a loss carryforward provision as described in the Fourth Amended and Restated Limited Partnership Agreement of the Onshore Fund, dated as of February 1, 2007, as amended from time to time.

At the end of each fiscal year of the Offshore Master Funds and at certain other times, 25% of the capital appreciation (based on realized and unrealized gains and losses), if any, that is allocated to each capital account of a fee-paying limited partner of the Offshore Master Funds (20% in some cases) for such fiscal year shall be reallocated to the capital account of the Offshore GP subject to a loss carryforward provision as described in the applicable limited partnership agreement of each offshore master fund in effect at such time.

Prior to the acquisition on August 8, 2007, Icahn Management recognized management fee income in the period in which the related services were performed and in accordance with certain management agreements with each of the Onshore Fund, the Offshore Fund, Icahn Fund II Ltd. (“Offshore Fund II”), Icahn Fund III Ltd. (“Offshore Fund III” and, together with the Offshore Fund and Offshore Fund II, the “Offshore Funds”) and, through October 1, 2006, the Sterling Fund (collectively, the “Management Agreements”). Subsequent to the acquisition on August 8, 2007, New Icahn Management provides such management and administrative services to the Private Funds and recognizes management fee income in the period in which the related services are performed in accordance with the Management Agreements.

The general partner incentive allocations earned from the Onshore Fund and the Offshore Master Funds are accrued on a quarterly basis in accordance with Method 2 of EITF Topic D-96, Accounting for Management Fees Based on a Formula (“EITF Topic D-96”), and are allocated to the Onshore GP and the Offshore GP, respectively, at the end of the Onshore Fund’s and the Offshore Master Funds’ fiscal year (or sooner on redemptions). Such accruals may be reversed as a result of subsequent investment performance prior to the conclusion of the Onshore Fund’s and the Offshore Master Funds’ fiscal year at December 31.

The incentive allocations earned by the Onshore GP and the Offshore GP from the Onshore Fund and the Offshore Master Funds, respectively, and the management fees earned by New Icahn Management (and by Icahn Management prior to the acquisition on August 8, 2007) from consolidated Private Funds, are eliminated in consolidation; however, the Investment Management and GP Entities’ allocated share of the net income from the Private Funds includes the amount of these eliminated fees.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

Income Taxes

Except as discussed below, no provision has been made for federal, state or local income taxes on the results of operations generated by partnership activities, as such taxes are the responsibility of the partners. Provision has been made for federal, state or local income taxes on the results of operations generated by our corporate subsidiaries and these are reflected within continuing and discontinued operations. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Icahn Management (and Icahn Management prior to the acquisition on August 8, 2007) is subject to a New York City Unincorporated Business tax (“UBT”), at a statutory rate of 4% on a portion of its income. UBT is accounted for under SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”). New Icahn Management accounts for these taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets are limited to amounts considered to be realizable in future periods. A valuation allowance is recorded against deferred tax assets if management does not believe that we have met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Compensation Arrangements

In December 2004, SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123R”) was issued. This accounting standard eliminated the ability to account for share-based compensation transactions using the intrinsic value method in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No. 123R requires public entities to record non-cash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period. We have adopted SFAS No. 123R as of June 30, 2005.

The Investment Management and GP Entities have entered into agreements with certain of their employees whereby these employees have been granted rights to participate in a portion of the management fees and incentive allocations earned by the Investment Management and GP Entities, net of certain expenses, and subject to various vesting provisions. These rights are accounted for as liabilities in accordance with SFAS No.123R and remeasured at fair value each reporting period until settlement. See Note 13, “Compensation Arrangements,” for a further description of these arrangements.

b. Holding Company and Other Operations

The following section discusses the accounting policies and disclosures related to Icahn Enterprises Holdings and its other consolidated subsidiaries.

Sales of Subsidiary Stock

SEC Staff Accounting Bulletin No. 51, Accounting for Sales of Stock by a Subsidiary (“SAB 51”), provides guidance on accounting for the effect of issuances of a subsidiary’s stock on the parent’s investment in that subsidiary. SAB 51 allows registrants to elect an accounting policy of recording such increases or decreases in a parent’s investment (SAB 51 credits or charges, respectively) as either a gain or loss in the statement of operations or reflected as an equity transaction. In accordance with the election provided in SAB 51, we adopted a policy of recording such SAB 51 credits or charges directly to partners’ equity. As further discussed in Note 11, “Non-Controlling Interests,” during the quarter ended June 30, 2007, or the second

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

quarter of fiscal 2007, we recognized certain SAB 51 charges to partners’ equity of approximately $6.1 million related to our investment in Atlantic Coast under our adopted policy.

General Partnership Interest of Icahn Enterprises Holdings

The general partner’s capital account generally consists of its cumulative share of our net income less cash distributions plus capital contributions. Additionally, in acquisitions of common control companies accounted for at historical cost similar to a pooling of interests, the general partner’s capital account would be charged or credited in a manner similar to a distribution for the excess (or deficit) of the fair value of consideration paid over historical basis in the business acquired.

Capital Accounts, as defined under our Amended and Restated Agreement of Limited Partnership dated as of May 12, 1987, as amended from time to time (together with the partnership agreement of IEH, the “Partnership Agreement”), are maintained for our general partner and our limited partners. The Capital Account provisions of our Partnership Agreement incorporate principles established for U.S. federal income tax purposes and are not comparable to the equity accounts reflected under U.S. GAAP, in our financial statements. Under our Partnership Agreement, the general partner is required to make additional capital contributions to us upon the issuance of any additional depositary units in order to maintain a Capital Account balance equal to 1.0% of the total Capital Accounts of all partners.

Generally, net earnings for U.S. federal income tax purposes are allocated 1.0% and 99.0% between the general partner and the limited partners, respectively, in the same proportion as aggregate cash distributions made to the general partner and the limited partners during the period. This is generally consistent with the manner of allocating net income under our Partnership Agreement; however, it is not comparable to the allocation of net income reflected in our financial statements. Additionally, as discussed below, we elected to change the allocation of gains or losses on disposition of common control acquisitions accounted for as a pooling of interests.

According to the Partnership Agreement, in the event of our dissolution, after satisfying our liabilities, our remaining assets would be divided among our limited partners and the general partner in accordance with their respective percentage interests under the Partnership Agreement (i.e., 99.0% to the limited partners and 1.0% to the general partner). If a deficit balance still remains in the general partner's capital account after all allocations are made between the partners, the general partner would not be required to make whole any such deficit.

Change in Accounting Principle — Method of Allocating Gains and Losses Related to Dispositions of Common Control Acquisitions

In the third quarter of fiscal 2007, we elected to change our method of allocating gains and losses for financial reporting purposes related to dispositions of common control entities accounted for on an as-if pooling basis when acquired. Both the historical method and the new method are acceptable alternative principles under GAAP. The new method of allocating gains and losses from dispositions of common control acquisitions for financial reporting purposes would not affect the amounts distributable to the partners in accordance with their respective percentage interests under the Partnership Agreement (i.e., 99.0% to the limited partners and 1.0% to the general partner). This change in accounting principle was applied retrospectively in accordance with the provisions of SFAS No. 154, Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS No. 154”).

When we acquire an entity under common control, we will continue to reflect the acquired entity in a manner similar to a pooling of interests, as we have in the past. We will also continue to charge or credit the general partner's capital account with the difference between the consideration we pay for the entity and the predecessor basis prior to our acquisition.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

Historically, upon later sale of the entity to a third party, the entire gain or loss, including cumulative gains and losses relating to periods prior to our acquisition of the entity, was allocated between the general partner and the limited partners in accordance with their respective percentage interests under the Partnership Agreement (i.e., 99.0% to the limited partners and 1.0% to the general partner).

The newly adopted accounting principle only affects transactions involving the sale of a previously acquired common control entity. The newly adopted accounting principle allocates gain or loss for financial reporting purposes by first restoring the general partner's capital account for the charge or credit relating to prior periods recorded at the time of our acquisition and then allocating the remaining gain or loss among the general and limited partners in accordance with their respective percentage interests under the Partnership Agreement (i.e., 99.0% to the limited partners and 1.0% to the general partner).

The impact of this change in accounting principle only affects the financial statements for the year ended December 31, 2006, or fiscal 2006, related to the gains on sale of the former Oil and Gas segment as well as the Atlantic City operations from our former Gaming segment which occurred in the quarter ended December 31, 2006, or the fourth quarter of fiscal 2006. The following information details the financial statement line items for fiscal 2006 that were affected by the change in accounting principle, which includes amounts from the common control acquisition of the Partnership Interests made on August 8, 2007 as more fully described in Note 1, “Description of Business and Basis of Presentation.” Net earnings attributable to limited partners decreased from $789.0 million to $514.5 million while net earnings attributable to general partner increased from $275.6 million to $550.1 million. Total net earnings did not change. In addition, partners' equity attributed to the limited partners decreased from $2.4 billion to $2.1 billion and partners' equity attributed to the general partner increased from $405.2 million to $679.7 million. Total partners' equity, which is 99.0% attributable to the limited partners pursuant to the Partnership Agreement, did not change.

c. Recently Issued Accounting Pronouncements

SFAS No. 155. On February 16, 2006, the FASB issued Statement No. 155, Accounting for Certain Hybrid Instruments — an Amendment of FASB Statements No. 133 and 140 (“SFAS No. 155”). The statement amends Statement No. 133 to permit fair value measurement for certain hybrid financial instruments that contain an embedded derivative, provides additional guidance on the applicability of SFAS No.133 and 140 to certain financial instruments and subordinated concentrations of credit risk. The new standard is effective for the first fiscal year beginning after September 15, 2006. The adoption of SFAS No. 155 as of January 1, 2007 did not have any impact on our consolidated financial statements.

EITF 06-3. In June 2006, the EITF issued EITF Issue 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation) (“EITF 06-3”), to clarify diversity in practice on the presentation of different types of taxes in the financial statements. EITF 06-3 concluded that, for taxes within the scope of the issue, a company may adopt a policy of presenting taxes either gross within revenue or net. That is, it may include charges to customers for taxes within revenues and the charge for the taxes from the taxing authority within cost of sales, or, alternatively, it may net the charge to the customer and the charge from the taxing authority. If taxes are reported on a gross basis, and are significant, an entity should disclose the amounts of those taxes subject to EITF 06-3. The guidance is effective for periods beginning after December 15, 2006. We present sales tax on a net basis in our consolidated financial statements, and the adoption of EITF 06-3 did not have any impact on our consolidated financial position, results of operations or cash flows.

FIN 48. In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” to be sustained if

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the “more-likely-than-not” threshold, the largest amount of tax benefit that is greater than 50 percent likely to be recognized upon ultimate settlement with the taxing authority is recorded. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening partners’ equity. We adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have a material impact on our consolidated financial statements. See Note 15, “Income Taxes,” for additional information.

SFAS No. 157. In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, SFAS No. 157 does not require any new fair value measurements. We adopted SFAS No.157 as of January 1, 2007, in conjunction with the adoption of SFAS No. 159, as required. The adoption of SFAS No. 157 did not have any material impact on our consolidated financial statements.

SFAS No. 159. In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”), which gives entities the option to measure eligible financial assets, financial liabilities and firm commitments at fair value (i.e., the fair value option), on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value under other accounting standards. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability or upon entering into a firm commitment. Subsequent changes in fair value must be recorded in earnings. Additionally, SFAS No. 159 allows for a one-time election for existing positions upon adoption, with the transition adjustment recorded to beginning partners’ equity.

We adopted SFAS No. 159 as of January 1, 2007 and elected to apply the fair value option to our investment in ImClone Systems Incorporated (“ImClone”). It is our policy to apply the fair value option to all of our investments that would be subject to the equity method of accounting pursuant to APB 18, The Equity Method of Accounting for Investments in Common Stock (“APB 18”). In the fourth quarter of fiscal 2006, we first applied the equity method of accounting to our investment in ImClone due to changes in ImClone’s board, resulting in our having the ability to exercise significant influence over ImClone. We believe that the quality of the earnings and the value of the investment that we report over time relating to our investment in ImClone are more accurately reflected by the market value methodology of SFAS No. 159 rather than the equity method of accounting. The equity method of accounting would require an appraisal of the fair values of ImClone’s assets and liabilities at the dates that we acquired shares of common stock of ImClone as well as future appraisals should there be any material indications of impairment. We believe that such an appraisal would be subjective given the nature of ImClone’s pharmaceutical operations.

As of the date of adoption, the carrying value of our investment in ImClone was approximately $164.3 million and the fair value of our investment was approximately $122.2 million. In accordance with the transition requirements of SFAS No. 159, we recorded a cumulative effect adjustment to beginning partners’ equity for the difference between the fair value and carrying value on the date of adoption, which reduced partners’ equity by approximately $42.2 million.

As a result of the adoption of SFAS No. 159, we are required to record unrealized gains or losses for the change in fair value of our investment in ImClone. During the three and nine months ended September 30, 2007, we recorded approximately $27.2 million and $66.5 million of unrealized gains, respectively, resulting from the change in the market value of ImClone’s stock which is recorded as a component of other income, net in the consolidated statements of operations.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

We also applied the fair value option pursuant to SFAS No. 159 to our investment in Lear Corporation common stock to be consistent with the Private Funds’ accounting for its investment in Lear Corporation common stock.

As described below in our discussion of the impact of our early adoption of SOP 07-1, we also elected the fair value option for the investments in debt and equity securities held by our consolidated Private Funds.

SOP 07-1. In June 2007, SOP 07-1 was issued. SOP 07-1 addresses whether the accounting principles of the AICPA Guide may be applied to an entity by clarifying the definition of an investment company and whether those accounting principles may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. SOP 07-1 applies to reporting periods beginning on or after December 15, 2007, although early application is permitted. The Investment Management and GP Entities adopted SOP 07-1 as of January 1, 2007.

As discussed above, because the General Partners and their affiliates acquire interests for strategic operating purposes in certain of the same companies in which their subsidiary investment companies invest, they lose their ability to retain specialized accounting pursuant to the AICPA Guide. However, the Investment Management and GP Entities apply SFAS No. 115 to their investments held by the consolidated Private Funds in debt securities and in those equity securities with readily determinable fair values, as defined by that Statement, and classified such investments as available-for-sale securities and elected the fair value option pursuant to SFAS No. 159. For those equity securities that fall outside the scope of SFAS No. 115 because they do not have readily determinable fair values as defined by that Statement, the Investment Management and GP Entities elected the fair value option pursuant to SFAS No.159 and measured the fair value of such securities in accordance with the requirements of SFAS No. 157. For those investments in which the Investment Management and GP Entities would otherwise account for such investments under the equity method, the Investment Management and GP Entities, in accordance with their accounting policy, elected the fair value option pursuant to SFAS No. 159 for all such investments.

FSP FIN 39-1. On April 30, 2007, the FASB issued FASB Staff Position No. FIN 39-1 (“FSP FIN 39-1”), which amends FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts (FIN 39). FSP FIN 39-1 impacts entities that enter into master netting arrangements as part of their derivative transactions by allowing net derivative positions to be offset in the financial statements against the fair value of amounts (or amounts that approximate fair value) recognized for the right to reclaim cash collateral or the obligation to return cash collateral under those arrangements. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007, although early application is permitted. We are currently evaluating the effect, if any, of the adoption of FSP FIN 39-1 on our consolidated financial statements.

FSP FIN 46(R)-7. In May 2007, the staff of the FASB issued FASB Staff Position on FIN 46(R)-7, Application of FASB Interpretation No. 46(R) to Investment Companies (“FSP FIN 46(R)-7”). The staff position amends FIN 46R to indicate that investments accounted for at fair value in accordance with SOP 07-1 are not subject to consolidation under FIN 46R. The adoption of FSP FIN 46(R)-7 will require the Investment Management and GP Entities to apply consolidation provisions of FIN 46R to their consolidated entities that previously fell within the scope of the AICPA Guide. The adoption of FSP FIN 46(R)-7 will not have any material impact on our consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 3 — Operating Units

As of September 30, 2007, we have three principal operating businesses: Investment Management, Real Estate and Home Fashion. Additional financial information for these businesses is provided in Note 14, “Segment Reporting.”

a. Investment Management

The entities in our Investment Management operations provide investment advisory and certain management services to the Private Funds, but do not provide such services to any other entities, individuals or accounts. Interests in the Private Funds are offered only to certain sophisticated and accredited investors on the basis of exemptions from the registration requirements of the federal securities laws and are not publicly available. The Investment Management and GP Entities generally receive management fees and incentive allocations from the Private Funds. Management fees are generally 2.5% of the net asset value of certain Private Funds. Incentive allocations, which are primarily earned on an annual basis, are generally 25% of the net profits generated by the Private Funds that we manage. Therefore, investment management revenues will be affected by the combination of fee-paying assets under management, or AUM, and the investment performance of the Private Funds.

Summary financial information for our Investment Management operations as of September 30, 2007 and December 31, 2006 included in the consolidated balance sheets are as follows (in $000s):

	September 30, 2007	December 31, 2006
Cash and cash equivalents	$4,095	$4,822
Cash held at consolidated affiliated partnerships and restricted cash	1,136,546	1,106,809
Securities owned, at fair value	5,585,669	2,757,229
Unrealized gains on derivative contracts, at fair value	55,855	80,216
Due from brokers	1,600,306	838,620
Other assets	154,003	27,460
Total assets	$8,536,474	$4,815,156
Accounts payable, accrued expenses and other liabilities	29,219	59,286
Deferred management fee payable	146,863	—
Subscriptions received in advance	23,336	66,030
Payable for purchases of securities	211,279	11,687
Securities sold, not yet purchased, at fair value	1,068,262	691,286
Unrealized losses on derivative contracts, at fair value	116,498	1,770
Total liabilities	$1,595,457	$830,059
Non-controlling interests in consolidated entities	$6,601,480	$3,628,470

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 3 — Operating Units  – (continued)

Summarized consolidated income statement information for our Investment Management operations for the three and nine months ended September 30, 2007 and 2006 included in the consolidated statements of operations is as follows (in $000s):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Management fees from related parties	$4,118	$—	$7,494	$—
Consolidated affiliated partnerships:
Realized gains — securities	174,281	50,623	689,762	536,870
Unrealized gains (losses) — securities	(177,746)	159,128	(43,308)	33,447
Realized gains (losses) — derivative contracts	(81,322)	(4,224)	22,126	(19,510)
Unrealized gains (losses) — derivative contracts	(48,865)	3,761	(114,357)	20,967
Interest, dividends and other income	51,023	18,816	132,640	44,894
Other income	98	95	405	221
	(78,413)	228,199	694,762	616,889
Costs and expenses:
Compensation	5,906	6,626	30,502	18,548
Shareholder actions	255	714	3,361	4,617
General and administrative	1,013	916	3,694	1,866
Consolidated affiliated partnerships:
Interest expense	4,141	2,178	13,686	6,784
Dividend expense	2,728	1,839	3,319	4,709
Financing expense	4,066	4,689	18,206	4,689
Other investment expenses	231	877	4,153	1,743
Other expenses	2,113	932	6,013	2,644
	20,453	18,771	82,934	45,600
Income (loss) before taxes and non-controlling interests in income of consolidated affiliated partnerships	(98,866)	209,428	611,828	571,289
Non-controlling interests in (income) loss of consolidated affiliated partnerships	94,276	(152,995)	(417,242)	(422,337)
Income tax expense	(1,571)	(398)	(3,175)	(1,076)
Net earnings (loss)	$(6,161)	$56,035	$191,411	$147,876

The General Partners’ incentive allocations earned from the Onshore Fund and the Offshore Master Funds are accrued on a quarterly basis in accordance with Method 2 of EITF Topic D-96 and are allocated to the Onshore GP and Offshore GP, respectively, at the end of the Onshore Fund’s and the Offshore Master Funds’ fiscal year (or sooner on redemptions). Such accruals may be reversed as a result of subsequent investment performance prior to the conclusion of the Onshore Fund’s and the Offshore Master Funds’ fiscal year. The management fees earned by New Icahn Management (and by Icahn Management prior to the acquisition on August 8, 2007) are calculated based on the net asset values of certain Private Funds and are accrued quarterly.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 3 — Operating Units  – (continued)

The table below reflects changes to the Private Funds’ AUM, for the nine months ended September 30, 2007 and 2006. Amounts presented are net of management fees and accrued incentive allocations and include deferred balances and amounts invested by us and certain other affiliated parties for which we are charged no management fees and pay no incentive allocations for the periods presented. Accordingly, the amounts presented below are not the amounts used to calculate management fees for the respective periods.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Balance, beginning of period	$6,361,407	$3,153,985	$4,019,993	$2,646,652
Net in-flows	848,411	81,597	2,468,035	219,760
Appreciation (depreciation)	(105,453)	212,202	616,337	581,372
	$7,104,365	$3,447,784	$7,104,365	$3,447,784
Fee-paying AUM	$5,138,328	$2,790,580	$5,138,328	$2,790,580

The table below presents amounts of gross management fees and incentive allocations earned before related eliminations for the periods stated (in $000):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Management Fees:
Consolidated funds:
Onshore Fund	$9,633	$5,449	$25,292	$14,969
Offshore Funds	15,934	15,025	62,743	39,432
Unconsolidated offshore funds	4,118	—	7,494	—
Total	$29,685	$20,474	$95,529	$54,401
Incentive Allocations:
Onshore Fund	$(10,826)	$13,030	$28,770	$38,516
Offshore Master Funds	(14,961)	25,891	65,952	66,092
Total	$(25,787)	$38,921	$94,722	$104,608

b. Real Estate

Our Real Estate operations consists of rental real estate, property development and associated resort activities. As of September 30, 2007 and December 31, 2006, our rental real estate operations owned 33 and 37 rental real estate properties, respectively. These primarily consist of fee and leasehold interests in real estate in 16 states as of September 30, 2007 and 19 states as of December 30, 2006. Most of these properties are net-leased to single corporate tenants. Approximately 85% of these properties are currently net-leased, 3% are operating properties and 12% are vacant. For the three and nine months ended September 30, 2007, rental real estate recorded an asset impairment charge totaling approximately $0.73 million for three properties. For the nine months ended September 30, 2006, an asset impairment charge totaling approximately $0.16 million was recorded for two properties.

Our property development operations are run primarily through Bayswater, a real estate investment, management and development subsidiary that focuses primarily on the construction and sale of single-family houses, multi-family homes, lots in subdivisions and planned communities and raw land for residential development. Our New Seabury development property in Cape Cod, Massachusetts and our Grand Harbor and Oak Harbor development property in Vero Beach, Florida each include land for future residential development of

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 3 — Operating Units  – (continued)

approximately 400 and 1,000 units of residential housing, respectively. Both developments operate golf and resort activities as well. We are also developing residential communities in Naples, Florida and Westchester County, New York.

For the nine months ended September 30, 2007, our property development operations recorded an asset impairment charge of approximately $1.8 million related to certain condominium land in our Oak Harbor, Florida subdivision caused by the current slowdown in residential sales. There were no impairment charges for the nine months ended September 30, 2006.

The three related operating lines of our Real Estate operations are all individually immaterial and have been aggregated for purposes of presenting their financial results as set forth below.

The following is a consolidated summary of our Real Estate operating unit property and equipment as of September 30, 2007 and December 31, 2006 included in the consolidated balance sheets (in $000s):

	September 30, 2007	December 31, 2006
Rental properties	$103,417	$112,505
Property development	109,691	126,537
Resort properties	43,020	44,932
Total real estate	$256,128	$283,974

Summarized income statement information attributable to our continuing Real Estate operations for the three and nine months ended September 30, 2007 and 2006 included in the consolidated statements of operations is as follows (in $000s):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Rental real estate	$3,343	$3,393	$10,205	$10,061
Property development	17,321	19,914	50,202	69,149
Resort activities	9,692	9,211	23,210	22,106
Total revenues	30,356	32,518	83,617	101,316
Expenses:
Rental real estate	1,594	1,228	4,502	3,017
Property development	15,578	17,887	46,263	53,837
Resort activities	8,194	8,032	22,651	21,381
Total expenses	25,366	27,147	73,416	78,235
Income from continuing operations before interest, income taxes and non-controlling interests in income of consolidated entities	$4,990	$5,371	$10,201	$23,081

c. Home Fashion

We conduct our Home Fashion operations through our majority ownership in WPI, a manufacturer and distributor of home fashion consumer products. WPI markets a broad range of manufactured and sourced bed, bath and basic bedding products.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 3 — Operating Units  – (continued)

The following are consolidated summary balance sheets for our Home Fashion operating unit as of September 30, 2007 and December 31, 2006, as included in the consolidated balance sheets (in $000s):

	September 30, 2007	December 31, 2006
Cash	$75,705	$178,464
Inventories, net	233,865	224,483
Assets held for sale	33,868	44,857
Property plant and equipment, net	189,237	200,383
Intangible and other assets	190,176	181,651
Total assets	$722,851	$829,838
Accrued expenses and other liabilities	$128,871	$99,989
Long-term debt	10,124	10,600
Total liabilities	$138,995	$110,589
Non-controlling interests in consolidated entities	$127,136	$178,843

Summarized income statement information for the three and nine months ended September 30, 2007 and 2006 included in the consolidated statements of operations is as follows ($000s):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net sales	$183,360	$223,066	$531,109	$672,350
Expenses:
Cost of sales	177,912	211,047	529,996	643,504
Selling, general and administrative expenses	28,218	31,650	87,427	100,327
Restructuring and impairment charges	14,041	3,348	38,735	33,686
Loss from continuing operations before income taxes and non-controlling interest	$(36,811)	$(22,979)	$(125,049)	$(105,167)

The following is a table of a breakdown of depreciation expense for the periods indicated in ($000s):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Depreciation expense included in cost of sales	$1,924	$4,747	$9,146	$21,056
Depreciation expense included in general and administrative expenses	706	1,290	2,584	4,360
Total depreciation expense	$2,630	$6,037	$11,730	$25,416

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), indefinite-lived intangible assets are not amortized, but are subject to impairment testing annually or when indicators of impairment are present. The identifiable intangible assets in our Home Fashion operating unit consist of trademarks acquired by WPI. These include Martex, Vellux, Grand Patrician, WestPoint and Utica. As of September 30, 2007, WPI believes that the decrease in the sales of branded home fashion products is of a long-term nature resulting in an impairment in the carrying value of WPI’s trademarks. As of September 30, 2007, WPI recorded an impairment charge of $3.0 million, reducing the fair value of the trademarks to $20.4 million. In accordance with its annual assessments, WPI will continue to review the value of this intangible asset every quarter.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 3 — Operating Units  – (continued)

We intend to close substantially all of our retail stores based on a comprehensive evaluation of the stores’ long-term growth prospects and their on-going value to the business. On October 18, 2007, we entered into an agreement to sell the inventory at substantially all of WPI’s retail stores. In accordance with SFAS No. 144, we have classified the retail outlet stores business as discontinued operations for all periods presented.

Restructuring efforts continued during the third quarter of fiscal 2007. WPI recorded charges related to asset impairment associated with closing certain of its plants in the United States. Total expenses for the three months ended September 30, 2007 include $2.6 million of fixed asset impairment, $3.9 million of machinery parts impairment and $4.6 million in restructuring charges, of which approximately $1.0 million relate to severance and $3.6 million relate to continuing costs of closed plants. Additionally, WPI reduced the fair value of the trademarks and recorded intangible asset impairment charges of $3.0 million. Total expenses for the three months ended September 30, 2006 include $3.3 million in restructuring charges, of which approximately $0.2 million relate to severance and $3.1 million relate to continuing costs of closed plants.

Total expenses for the nine months ended September 30, 2007 include $18.0 million of fixed asset impairment, $3.9 million of machinery parts impairment and $13.9 million in restructuring charges, of which approximately $4.8 million relates to severance and $9.1 million relates to continuing costs of closed plants. Additionally, WPI reduced the fair value of the trademarks and recorded intangible asset impairment charges of $3.0 million. Total expenses for the nine months ended September 30, 2006 include $26.5 million of fixed asset impairment and $7.1 million in restructuring charges of which approximately $1.5 million relates to severance and $5.6 million relates to continuing costs of closed plants.

Included in restructuring expenses are cash charges associated with the ongoing costs of closed plants, employee severance, benefits and related costs. The amount of the accrued liability balance was $1.2 million as of December 31, 2006. During the nine months ended September 30, 2007, we incurred additional restructuring costs of $13.9 million, and $14.1 million was paid during this period. As of September 30, 2007, the accrued liability balance was $1.0 million, which is included in other accrued liabilities in our consolidated balance sheet.

Total cumulative impairment and restructuring charges for the period from our acquisition of WPI on August 8, 2005 through September 30, 2007 were $86.0 million.

To improve WPI’s competitive position, WPI intends to continue to restructure its operations to significantly reduce its cost of sales by closing certain plants located in the United States, sourcing goods from lower-cost overseas facilities and, potentially, acquiring manufacturing facilities outside of the United States. WPI has incurred impairment charges to write-down the value of WPI plants taken out of service to their estimated realizable value. We expect that restructuring charges will continue to be incurred throughout fiscal 2007 and into fiscal 2008. WPI expects to incur additional restructuring costs over the next twelve months relating to the current restructuring plan in the range of $15.0 million and $20.0 million.

Ongoing litigation may result in our ownership of WPI being reduced to less than 50% as described in Part I, Item 3 of our 2006 Annual Report on Form 10-K filed with the SEC on March 6, 2007, as supplemented in Part II, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed with the SEC on November 9, 2007. For a further description, also see Note 16, “Commitments and Contingencies.”

Note 4 — Discontinued Operations and Assets Held for Sale

American Casino & Entertainment Properties LLC

On April 22, 2007, AEP, a wholly owned indirect subsidiary of Icahn Enterprises Holdings, entered into a Membership Interest Purchase Agreement with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds affiliated with Goldman, Sachs & Co., to sell all of the issued and outstanding membership interests of ACEP, which comprises all of our remaining gaming

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 4 — Discontinued Operations and Assets Held for Sale  – (continued)

operations, for $1.3 billion, plus or minus certain adjustments such as working capital, more fully described in the agreement. Pursuant to the terms of the agreement, AEP is required to cause ACEP to repay from funds provided by AEP, the principal, interest, prepayment penalty or premium due on ACEP’s 7.85% senior secured notes due 2012 and ACEP’s senior secured credit facility. With this transaction, we anticipate realizing a gain of approximately $0.57 billion on our investments in ACEP, after income taxes. ACEP’s casino assets are comprised of the Stratosphere Casino Hotel & Tower, the Arizona Charlie’s Decatur, the Arizona Charlie’s Boulder and the Aquarius Casino Resort. The transaction is subject to the approval of the Nevada Gaming Commission and the Nevada State Gaming Control Board, as well as customary conditions. The parties expect to close the transaction by the end of the first quarter of fiscal 2008; however, there can be no assurance that we will be able to consummate the transaction.

Oil and Gas Operations

On November 21, 2006, our indirect wholly owned subsidiary, AREP O & G Holdings, LLC, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas to SandRidge, for consideration consisting of $1.025 billion in cash, 12,842,000 shares of SandRidge’s common stock valued, at the date of closing, at $18 per share, and the repayment by SandRidge of $300.0 million of debt of NEG Oil & Gas. On April 4, 2007, we sold our entire position in SandRidge for cash consideration of approximately $243.2 million.

On November 21, 2006, pursuant to an agreement dated October 25, 2006 among IEH, NEG Oil & Gas and NEGI, NEGI sold its membership interest in NEG Holding LLC to NEG Oil & Gas for consideration of approximately $261.1 million in cash. Of that amount, $149.6 million was used to repay the principal and accrued interest on the NEGI 10.75% senior notes due 2007, all of which were held by us.

The Sands and Related Assets

On November 17, 2006, Atlantic Coast, ACE, IEH and certain other entities owned by or affiliated with IEH completed the sale to Pinnacle of the outstanding membership interests in ACE and 100% of the equity interests in certain subsidiaries of IEH that own parcels of real estate adjacent to The Sands, including 7.7 acres known as the Traymore site. We owned, through subsidiaries, approximately 67.6% of Atlantic Coast, which owned 100% of ACE. The aggregate price was approximately $274.8 million, of which approximately $200.6 million was paid to Atlantic Coast and approximately $74.2 million was paid to affiliates of IEH for subsidiaries that owned the Traymore site and the adjacent properties. $51.8 million of the amount paid to Atlantic Coast was deposited into escrow to fund indemnification obligations, of which $50 million related to claims of creditors and stockholders of GB Holdings, Inc. (“GBH”), a holder of stock in Atlantic Coast. On February 22, 2007, we resolved all outstanding litigation involving GBH, resulting in a release of all claims against us. As a result of the settlement, our ownership of Atlantic Coast increased from 67.6% to 96.9% and $50.0 million of the amount placed into escrow was released to us. In the second quarter of fiscal 2007, we and several other investors exercised warrants to purchase shares of common stock of Atlantic Coast, resulting in an increase of the minority interest in Atlantic Coast and a decrease in our ownership to 94.2%. Additionally, this resulted in a SAB 51 charge of $6.1 million to partners’ equity.

Real Estate

Operating properties from our rental real estate operations are reclassified to held for sale when subject to a contract or letter of intent. The operations of such properties are classified as discontinued operations. The properties classified as discontinued operations have changed during fiscal 2007 and, accordingly, certain amounts in the consolidated statements of operations for the three and nine months ended September 30, 2007 and 2006 have been reclassified to conform to the current classification of properties. Additionally, cash flows for the nine months ended September 30, 2007 and 2006 have also been reclassified for such properties classified as discontinued operations. During the nine months ended September 30, 2007, five properties were reclassified to discontinued properties held for sale.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 4 — Discontinued Operations and Assets Held for Sale  – (continued)

Home Fashion

We intend to close substantially all of WPI’s retail stores based on a comprehensive evaluation of the stores’ long-term growth prospects and their on-going value to the business. On October 18, 2007, we entered into an agreement to sell the inventory at substantially all of WPI’s retail stores. As a result, we reclassified approximately $15.1 million of losses relating to the operations of the stores to discontinued operations, inclusive of asset impairments and restructuring charges of $13.6 million, during the third quarter of fiscal 2007 of impairment charge was based upon an estimate of the overall outcome of this decision. In accordance with SFAS No. 144, we have reported the retail outlet stores business as discontinued operations for all periods presented.

Results of Discontinued Operations and Assets Held for Sale

The financial position and results of operations described above are presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations, respectively, for all periods presented in accordance with SFAS No. 144.

A summary of the results of operations for our discontinued operations for the periods indicated are as follows (in $000s) consolidated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Oil and Gas	$—	$135,578	$—	$330,476
Gaming	109,367	141,297	336,393	402,795
Home Fashion – retail stores	16,010	17,390	44,654	48,744
Real Estate	997	1,857	3,804	5,606
Total revenues	$126,374	$296,122	$384,851	$787,621
Income (loss) from discontinued operations:
Oil and Gas	$—	$89,343	$—	$200,859
Gaming	23,410	(1,033)	77,956	33,445
Home Fashion – retail stores	(15,129)	(1,368)	(18,908)	(5,478)
Real Estate	913	1,403	3,228	3,984
Total income from discontinued operations before income taxes, interest and other income	9,194	88,345	62,276	232,810
Interest expense	(4,649)	(10,426)	(16,086)	(31,663)
Interest and other income	660	2,261	19,994	7,332
Income tax (expense)/benefit	(433)	31,243	(15,665)	13,390
Income from discontinued operations	4,772	111,423	50,519	221,869
Minority interests	4,959	(10,833)	4,428	(9,326)
Gain on sales of discontinued operations, net of income taxes	7,660	4,901	21,686	6,460
	$17,391	$105,491	$76,633	$219,003

Interest and other income for the three and nine months ended September 30, 2007 includes approximately $8.3 million relating to a real estate tax refund received by Atlantic Coast and approximately $10.1 million representing the net gain on the settlement of litigation relating to GBH.

The gain on sales of discontinued operations in the nine months ended September 30, 2007 includes approximately $12.4 million of gain on sales of real estate and $9.3 million relating to the working capital

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 4 — Discontinued Operations and Assets Held for Sale  – (continued)

adjustment to the gain recorded on the sale of our Oil and Gas segment in November 2006. In accordance with SFAS No. 144, we ceased depreciation on the fixed assts of ACEP in the second quarter of fiscal 2007. The amount of the depreciation and amortization not expensed by us approximated $9.2 million and $18.2 million for the three and nine months ended September 30, 2007, respectively.

A summary of assets of discontinued operations held for sale and liabilities of discontinued operations held for sale as of September 30, 2007 and December 31, 2006 is as follows (in $000) consolidated:

	September 30, 2007	December 31, 2006
Cash and cash equivalents	$87,911	$54,912
Trade, notes and other receivables	6,725	6,752
Property, plant and equipment	489,913	422,715
Other assets	61,729	136,595
Assets of discontinued operations held for sale	$646,278	$620,974
Accounts payable and accrued expenses	$55,112	$54,267
Long-term debt	257,455	257,825
Other liabilities	2,328	5,993
Liabilities of discontinued operations held for sale	$314,895	$318,085

Note 5 — Related Party Transactions

All related party transactions are reviewed and approved by our Audit Committee. Where appropriate, our Audit Committee will obtain independent financial advice and legal counsel on the transactions.

a. Investment Management

On August 8, 2007, in a related party transaction, we acquired the general partnership interests in the General Partners, acting as general partners of the Onshore Fund and the Offshore Master Funds managed and controlled by Carl C. Icahn, and the general partnership interests in New Icahn Management, the newly formed management company that provides certain management and administrative services to the Private Funds. The General Partners also act as general partners of certain funds formed as Cayman Islands exempted limited partnerships that invest in the Offshore Master Funds and that, together with other funds that also invest in the Offshore Master Funds, constitute the Feeder Funds. See Note 1, “Description of Business and Basis of Presentation” for further discussion of the acquisition.

In accordance with U.S. GAAP, assets transferred between entities under common control are accounted for at historical cost similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a consolidated basis. Additionally, prior to acquisition, the earnings, losses, capital contributions and distributions of the acquired entities are allocated to the general partner as an adjustment to equity, and the consideration paid is shown as a reduction to the general partner’s capital account.

We, along with the Private Funds, entered into an agreement (the “Covered Affiliate Agreement”), simultaneously with the closing of the transactions contemplated by the Contribution Agreement, pursuant to which we (and certain of our subsidiaries) agreed, in general, to be bound by certain restrictions on our investments in any assets that the General Partners deem suitable for the Private Funds, other than government and agency bonds, cash equivalents and investments in non-public companies. We and our subsidiaries will not be restricted from making investments in the securities of certain companies in which Mr. Icahn or companies he controlled had an interest in as of the date of the initial launch of the Private Funds, and companies in which we had an interest as of the date of acquisition on August 8, 2007. We and our subsidiaries, either alone or acting together with a group, will not be restricted from (i) acquiring all or any portion of the assets of any

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 5 — Related Party Transactions – (continued)

public company in connection with a negotiated transaction or series of related negotiated transactions, or (ii) engaging in a negotiated merger transaction with a public company and, pursuant thereto, conducting and completing a tender offer for securities of the company. The terms of the Covered Affiliate Agreement may be amended, modified or waived with the consent of us and each of the Private Funds, provided, however, that a majority of the members of an investor committee maintained for certain of the Private Funds may (with our consent) amend, modify or waive any provision of the Covered Affiliate Agreement with respect to any particular transaction or series of related transactions.

We have also entered into an employment agreement (the “Icahn Employment Agreement”) with Mr. Icahn pursuant to which, over a five-year term, Mr. Icahn will serve as Chairman and Chief Executive Officer of New Icahn Management, in addition to his current role as Chairman of Icahn Enterprises. Mr. Icahn also serves as the Chief Executive Officer of the General Partners. During the employment term, we will pay Mr. Icahn an annual base salary of $900,000 and an annual incentive bonus based on a bonus formula with two components. The first component is based on the annual return on AUM by the Investment Management and GP Entities. The second component of the annual bonus payable by us is tied to the growth in our annual net income (other than income or losses resulting from the operations of the Investment Management and GP Entities).

Fifty percent of all bonus amounts payable by us and New Icahn Management shall be subject to mandatory deferral and treated as though invested in the Private Funds and as though subject to a 2% annual management fee (but no incentive allocation). Such deferred amounts shall be subject to vesting in equal annual installments over a three-year period commencing from the last day of the year giving rise to the bonus. Amounts deferred generally are not subject to acceleration and unvested deferred amounts shall be forfeited if Mr. Icahn ceases to be employed under his employment agreement, provided that all deferred amounts shall vest in full and be payable in a lump sum payment thereafter if the employment of Mr. Icahn is terminated by us without Cause or Mr. Icahn terminates his employment for Good Reason, as such terms are defined in the Icahn Employment Agreement, or upon Mr. Icahn’s death or disability during the employment term. In addition, upon Mr. Icahn’s completion of service through the end of the employment term, Mr. Icahn will also vest in full in any mandatory deferrals. Vested deferred amounts (and all deferred returns, earnings and profits thereon) shall be paid to Mr. Icahn within 60 days following the vesting date. Returns on amounts subject to deferral shall also be subject to management fees charged by New Icahn Management.

The Investment Management and GP Entities provide investment advisory and certain management services to the Private Funds. The Investment Management and GP Entities do not provide investment advisory or other management services to any other entities, individuals or accounts. Interests in the Private Funds are offered only to certain sophisticated and accredited investors on the basis of exemptions from the registration requirements of the federal securities laws and are not publicly available. See Note 2, “Summary of Significant Accounting Policies — Revenue Recognition,” for a further description of the management fees and incentive allocations earned by the Investment Management and GP Entities with respect to these services.

The Onshore GP may, in its sole discretion, elect to reduce or waive the incentive allocation with respect to the capital account of any limited partner of the Onshore Fund. For the three months ended September 30, 2007, an incentive allocation which was previously accrued was reversed in the amount of $10.8 million due to the negative performance of the Private Funds. For the three months ended, September 30, 2006, an incentive allocation of $13.0 million was accrued. For the nine months ended September 30, 2007 and 2006, an incentive allocation of $28.8 million and $38.5 million, respectively, was accrued. Such amounts are eliminated in our consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 5 — Related Party Transactions – (continued)

The Offshore GP may, in its sole discretion, elect to reduce or waive the incentive allocation with respect to the capital account of any limited partner of the Offshore Master Funds. For the three months ended September 30, 2007, an incentive allocation, which was previously accrued from certain Offshore Master Funds, was reversed in the amount of $16.4 million due to the negative performance of certain Private Funds. This reversal was partially offset by incentive allocations of $1.4 million which were earned in other Private Funds. For the three months ended, September 30, 2006, an incentive allocation of $25.9 million was accrued. For the nine months ended September 30, 2007 and 2006, an incentive allocation of $66.0 million and $66.1 million, respectively, was accrued. Such amounts are eliminated in our consolidated financial statements.

As described in further detail in Note 2, “Summary of Significant Accounting Policies — Revenue Recognition,” pursuant to the Management Agreements, New Icahn Management typically is entitled to receive certain quarterly management fees. From August 8, 2007 through September 30, 2007, New Icahn Management earned $21.4 million in such management fees. Such amounts received from the Onshore Fund and the consolidated Offshore Funds are eliminated in our consolidated financial statements.

In addition, pursuant to the provisions of a deferred fee arrangement, Icahn Management was eligible to defer receipt of all or a portion of the management fee earned from the Offshore Funds during a particular fiscal quarter in a fiscal year, and to have a portion or all of the deferred fee invested either in the same manner as the applicable Offshore Fund’s other assets, or in another manner approved by both the applicable Offshore Fund and Icahn Management. The value of such deferred amounts constitutes a liability of the applicable Offshore Fund to Icahn Management. Any amounts invested under the provisions of the deferred fee arrangement continue for all purposes to be part of the general assets of the applicable Offshore Funds and generally earn the same return as other investors (except where fees are waived), and Icahn Management has no proprietary interest in any such assets. At September 30, 2007, the balance of deferred management fees payable to Icahn Management was $146.9 million.

Icahn Management elected to defer an aggregate of 94% and 95% of the management fees from the Offshore Funds and such amounts remain invested in the applicable Offshore Funds for the nine months ended September 30, 2007 and 2006, respectively. For the nine months ended September 30, 2007 and 2006, the amounts of management fees elected to be deferred were $51.5 million and $27.9 million, respectively; in addition, the appreciation earned thereon was $13.8 million and $9.5 million, for the same corresponding periods.

Under separate deferred compensation employment agreements, certain employees are entitled to receive a percentage of the management fees, as defined in their agreements. As of September 30, 2007, deferred compensation related to management fees of Icahn Management amounted to $12.3 million, which included appreciation since inception on such deferred amounts of $2.8 million. As of December 31, 2006, deferred compensation related to management fees amounted to $6.7 million, which included appreciation since inception on such deferred amounts of $1.7 million. See Note 13, “Compensation Arrangements,” for additional information regarding these agreements.

Icahn & Co. LLC and certain other entities beneficially owned by Carl C. Icahn and affiliates of Icahn Management (collectively “Icahn Affiliates”) have paid for the salaries and benefits of employees who perform various functions including accounting, administrative, investment, legal and tax services. Under a separate expense-sharing agreement, Icahn Affiliates have charged Icahn Management (for periods prior to the acquisition on August 8, 2007) and New Icahn Management (for periods subsequent to the acquisition on August 8, 2007) for a portion of these expenses. For the three months ended September 30, 2007 and 2006, the amounts charged to Icahn Management and New Icahn Management in the aggregate were $3.1 million and $2.1 million, respectively. For the nine months ended September 30, 2007 and 2006, the amounts charged to Icahn Management and New Icahn Management in the aggregate were $9.4 million and $5.8 million,

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 5 — Related Party Transactions – (continued)

respectively. Management believes that all allocated amounts are reasonable based upon the nature of the services provided (e.g. occupancy, salaries and benefits).

Icahn Affiliates have paid rent for the occupancy of space shared with the Investment Management and GP Entities. Icahn Management (for the periods prior to the acquisition on August 8, 2007) and New Icahn Management (for periods subsequent to the acquisition on August 8, 2007) were charged an aggregate of $.3 million and $.4 million for the three months ended September 30, 2007 and 2006, respectively, and $1.2 million and $1.1 million for the nine months ended September 30, 2007 and 2006, respectively. See Note 5 b, Holding Company and Other Operations, below for additional information regarding allocations between the Holding Company and the Investment Management and GP Entities for the period subsequent to the acquisition on August 8, 2007.

In addition, certain expenses borne by the Investment Management and GP Entities have been reimbursed by Icahn Affiliates, as appropriate and when such expenses were incurred. The expenses included investment-specific expenses for investments acquired by both the Private Funds and Icahn Affiliates which are allocated based on the amounts invested by each party, as well as investment management-related expenses which are allocated based on estimated usage agreed upon by both the Investment Management and GP Entities and the Icahn Affiliates.

b. Holding Company and Other Operations

In July 2005, we entered into a license agreement with an affiliate for the non-exclusive use of approximately 1,514 square feet of office space. The license agreement was amended effective August 8, 2007 to reflect an increase in our portion of the office space to approximately 4,246 square feet, or approximately 64.76% of the total space leased to the affilate (of which 3,125 is allocated to the Investment Management and GP Entities). Under the amended license agreement, effective August 8, 2007, the monthly base rent is approximately $147,500, of which approximately $39,000 is allocated to the Holding Company and approximately $108,500 is allocated to the Investment Management and GP Entities. We also pay 64.76% of the additional rent payable under the license agreement which is allocated 17.10% to the Holding Company and 47.66% to the Investment Management and GP Entities. The license agreement expires in May 2012. Under the amended agreement, base rent is subject to increases in July 2008 and December 2011. Additionally, we are entitled to certain annual rent credits each December through December 2011. For the three months ended September 30, 2007 and 2006, we paid rent of approximately $40,000 and $54,000 respectively. For the nine months ended September 30, 2007 and 2006, we paid rent of approximately $108,000 and $139,000, respectively.

An affiliate occupies a portion of certain office space leased by us. Monthly payments from the affiliate for the use of the space began on October 12, 2006. For the three and nine months ended September 30, 2007, we received $20,000 and $60,000, respectively, for the use of such space.

For the three months ended September 30, 2007 and 2006, we paid $124,000 and $189,000, respectively, to XO Holdings, Inc., formerly known as XO Communications, Inc., an affiliate of our general partner, for telecommunication services. For the nine months ended September 30, 2007 and 2006, these charges were $439,000 and $607,000, respectively.

An affiliate provided certain professional services to WPI for which WPI incurred charges of approximately $97,000 and $57,000 for the three months ended September 30, 2007 and 2006, respectively, and $346,000 and $196,000 for the nine months ended September 30, 2007 and 2006, respectively.

We provide certain professional services to affiliates for which we charged $225,000 and $219,000 for the three months ended September 30, 2007 and 2006, respectively, and $550,000 and $479,000 for the nine months ended September 30, 2007 and 2006, respectively.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 5 — Related Party Transactions – (continued)

Icahn Sourcing, LLC, (“Icahn Sourcing”), is an entity formed and controlled by Carl C. Icahn in order to leverage the potential buying power of a group of entities with which Mr. Icahn has a relationship in negotiating with a wide range of suppliers of goods, services and tangible and intangible property. We are a member of the buying group and, as such, are afforded the opportunity to purchase goods, services and property from vendors with whom Icahn Sourcing has negotiated rates and terms. Icahn Sourcing does not guarantee that we will purchase any goods, services or property from any such vendors, and we are under no obligation to do so. We do not pay Icahn Sourcing any fees or other amounts with respect to the buying group arrangement. We have purchased a variety of goods and services as members of the buying group at prices and on terms that we believe are more favorable than those which would be achieved on a stand-alone basis.

Note 6 — Investments and Related Matters

a. Investment Management

Securities owned, and securities sold, not yet purchased consist of equities, bonds, bank debt and other corporate obligations, and derivatives, all of which are reported at fair value in our consolidated balance sheets. The following table summarizes our securities owned, securities sold, not yet purchased and unrealized gains and losses on derivatives (in $000s) consolidated:

	September 30, 2007		December 31, 2006
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
Securities owned, at fair value:
Common stock	$4,370,989	$4,744,147	$1,929,634	$2,230,569
Convertible preferred stock	30,400	35,855	30,400	39,064
Call options	259,566	284,299	221,740	347,840
Put options	24,481	22,072	—	—
REITs	—	—	123,971	127,063
Corporate debt	498,597	494,979	6,434	6,960
Warrants	2,214	4,317	2,214	5,733
Total securities owned, at fair value	$5,186,247	$5,585,669	$2,314,393	$2,757,229
Securities sold, not yet purchased, at fair value:
Common stock	$981,325	$1,054,714	$422,256	$483,122
Put options	5,551	5,662	195	—
REITs	—	—	75,836	81,784
Corporate debt	14,983	7,886	126,491	126,380
Total securities sold, not yet purchased, at fair value	$1,001,859	$1,068,262	$624,778	$691,286
Unrealized gains on derivative contracts, at fair value:	$—	$55,855	$—	$80,216
Unrealized losses on derivative contracts, at fair value:	$—	$116,498	$—	$1,770

As discussed in Note 2, “Summary of Significant Accounting Policies,” upon the adoption of SOP 07-1, the Investment Management and GP Entities lost their ability to retain specialized accounting pursuant to the AICPA Guide. For those investments (i) that were deemed to be available-for-sale securities, (ii) that fall outside the scope of SFAS No. 115 or (iii) that the Private Funds would otherwise account for under the equity method, the Private Funds apply the fair value option pursuant to SFAS No. 159. The application of the fair value option pursuant to SFAS No. 159 is irrevocable. The Private Funds record unrealized gains and

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 6 — Investments and Related Matters  – (continued)

losses for the change in the fair value of these securities as a component of net gain from investment activities in the consolidated statements of operations.

The following table summarizes those investments for which the Private Funds would otherwise apply the equity method of accounting under APB 18. The Private Funds applied the fair value option pursuant to SFAS No. 159 to such investments through September 30, 2007 (in $000s) as included in table below:

Investment	Private Funds Stock Ownership Percentage	Fair Value September 30, 2007	Gains (Losses)
			Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Adventrx Pharmaceuticals Inc.	3.86%	$8,891	$103	$(1,315)
BKF Capital Group Inc.	8.72%	1,669	63	(661)
Blockbuster Inc.	7.03%	70,932	13,924	512
Lear Corporation	12.45%	308,030	(33,682)	24,662
WCI Communities Inc.	11.45%	28,851	(51,488)	(64,867)
		$418,373	$(71,080)	$(41,669)

Private Funds assess the applicability of APB 18 to their investments based on a combination of qualitative and quantitative factors, including overall stock ownership of the Private Funds combined with those affiliates of Icahn Enterprises Holdings.

Investments in Variable Interest Entities

The Investment Management and GP Entities consolidate certain VIEs when they are determined to be their primary beneficiary, either directly or indirectly through other consolidated subsidiaries. The assets of the consolidated VIEs are primarily classified within cash and cash equivalents and securities owned, at fair value in the consolidated balance sheets. The liabilities of the consolidated VIEs are primarily classified within securities sold, not yet purchased, at fair value, subscriptions received in advance and redemptions payable in the consolidated balance sheets and are non-recourse to the Investment Management and GP Entities’ general credit.

The consolidated VIEs consist of the Offshore Fund and each of the Offshore Master Funds, whose purpose and activities are further described in Note 1, “Description of Business and Basis of Presentation.” The Investment Management and GP Entities sponsored the formation of and manage each of these VIEs and, in some cases, have a principal investment therein.

The following table presents information regarding interests in VIEs for which the Investment Management and GP Entities hold a variable interest as of September 30, 2007 (in $000s) consolidated:

	Investment Management and GP Entities are Primary Beneficiary			Investment Management and GP Entities are Not Primary Beneficiary
	Net Assets	Investment Management and GP Entities' Interests	Pledged Collateral(1)	Net Assets	Investment Management and GP Entities' Interests
Offshore Fund and Offshore Master Funds	$4,304,866	$7,746	$272,691	$632,170	$225

(1)	Includes collateral pledged in connection with securities sold, not yet purchased, derivative contracts and collateral held for securities loaned.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 6 — Investments and Related Matters  – (continued)

b. Holding Company and Other Operations

Investments consist of the following (in $000s) consolidated:

	September 30, 2007		December 31, 2006
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Unaudited)
Available for Sale
Marketable equity and debt securities	$177,287	$181,143	$242,080	$265,411
Other investments	104,458	105,445	247,674	249,708
Total available-for-sale	281,745	286,588	489,754	515,119
Investment in ImClone Systems, at fair value	122,122	188,660	146,794	164,306
Investment in Lear Corporation, at fair value	12,500	10,772	—	—
Other securities	14,069	14,069	13,377	13,377
Total investments	$430,436	$500,089	$649,925	$692,802

As of September 30, 2007, the Holding Company invested $234.0 million in the Onshore Fund, which is eliminated in consolidation. As described in Note 17, “Subsequent Events,” subsequent to September 30, 2007, the Holding Company invested an additional $466.0 million in the Onshore Fund, for a total of $700.0 million, for which no management fees or incentive allocations are applicable.

Investment in Lear Corporation

On February 9, 2007, we, through a wholly owned subsidiary, entered into an agreement and plan of merger (as amended on July 9, 2007), or the merger agreement, pursuant to which we would acquire Lear Corporation, or Lear. On July 16, 2007, at Lear’s 2007 Annual Meeting of Stockholders, the merger did not receive the affirmative vote of the holders of a majority of the outstanding shares of Lear’s common stock. As a result, the merger agreement terminated in accordance with its terms. As required by the merger agreement, in connection with the termination, Lear paid to our subsidiary a break-up fee of $12.5 million in cash and issued to the subsidiary 335,570 shares of Lear’s common stock, resulting in a net gain of $21.4 million recorded in the third quarter. As discussed in Note 16, “Commitments and Contingencies,” Icahn Enterprises remains a party to an action filed in the Court of Chancery of the State of Delaware challenging the payment to Icahn Enterprises of a break-up fee as provided in the merger agreement.

In the third quarter of fiscal 2007, we adopted the fair value option pursuant to SFAS No. 159 to Lear Corporation common stock which became eligible for the fair value option at the time we first recognized it in our consolidated financial statements. We have adopted SFAS No. 159 to our investment in Lear Corporation common stock to be consistent with the Private Funds’ accounting for their investment in Lear Corporation common stock. We record unrealized gains and losses for the change in fair value of such shares as a component of net gain (loss) from investment activities in the consolidated statements of operations. As of September 30, 2007, the fair value of Lear Corporation common stock owned by us amounted to approximately $10.8 million. For the three and nine months ended September 30, 2007, we recorded $1.7 million in unrealized losses resulting from the change in market value of Lear common stock. As of September 30, 2007, the total shares of Lear Corporation common stock held by the Holding Company as a percentage of Lear Corporation’s total outstanding shares was approximately 0.4%. Lear Corporation is an SEC reporting company and its consolidated financial consolidated statements are available at www.sec.gov.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 6 — Investments and Related Matters  – (continued)

Investment in ImClone Systems Incorporated

As described in Note 2, “Summary of Significant Accounting Policies,” we adopted SFAS No. 159 as of January 1, 2007 and elected to apply the fair value option to our investment in ImClone at the time of adoption. Previously, we accounted for our investment in ImClone under the equity method in accordance with APB 18. The transition adjustment to beginning partners’ equity as of January 1, 2007 related to the adoption of SFAS No. 159 was a charge of approximately $42.2 million. During the three and nine months ended September 30, 2007, we recorded approximately $27.2 million and $66.5 million of unrealized gains, respectively, resulting from the change in the market value of ImClone’s stock.

At September 30, 2007 and December 31, 2006, the carrying value of our equity investment in ImClone was $188.7 million based on the fair value method of accounting and $164.3 million based on the equity method of accounting, respectively. As of September 30, 2007 and December 31, 2006, the market value of our ImClone shares held was $188.7 million and $122.2 million, respectively, which we believe is not material to our total assets. As of September 30, 2007, the total shares of ImClone common stock held by us as a percentage of ImClone’s total outstanding shares was approximately 5.3%. ImClone is an SEC reporting company and its consolidated financial statements are available at www.sec.gov.

Other Securities

The carrying value of other securities was $14.1 million and $15.6 million as of September 30, 2007 and December 31, 2006, respectively. Included in other securities is an investment of 4.4% of the common stock of Philip Services Corporation, an entity controlled by related parties. The investment has a cost basis of $0.7 million, which is net of significant impairment charges taken in prior years.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 7 — Fair Value Measurements

We adopted SFAS No. 157 as of January 1, 2007, which, among other things, requires enhanced disclosures about investments that are measured and reported at fair value. SFAS No. 157 establishes a hierarchal disclosure framework that prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 — Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include listed equities and listed derivatives. As required by SFAS No. 157, we do not adjust the quoted price for these investments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2 — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments which are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives.

Level 3 — Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The following table summarizes the valuation of our investments by the above SFAS No. 157 fair value hierarchy levels as of September 30, 2007 (in $000s) consolidated.

Investment Management

	Level 1	Level 2	Total
Assets
Securities owned, at fair value	$4,638,218	$947,451	$5,585,669
Unrealized gains on derivative contracts, at fair value	—	55,855	55,855
	$4,638,218	$1,003,306	$5,641,524
Liabilities
Securities sold, not yet purchased, at fair value	$1,054,701	$13,561	$1,068,262
Unrealized losses on derivative contracts, at fair value	—	116,498	116,498
	$1,054,701	$130,059	$1,184,760

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 7 — Fair Value Measurements – (continued)

Holding Company and Other Operations

	Level 1	Level 2	Total
Assets
Available for sale investments:
Marketable equity and debt securities	$380,575	$—	$380,575
Other securities	105,445	—	105,445
Unrealized gains on derivative contracts	—	1,849	1,849
	$486,020	$1,849	$487,869
Liabilities
Unrealized losses on derivative contracts	$—	$5,687	$5,687

Note 8 — Financial Instruments, Off-Balance-Sheet Risk and Concentrations of Credit Risk

a. Investment Management

The Private Funds maintain their cash deposits with a major financial institution. Certain account balances may not be covered by the Federal Deposit Insurance Corporation, while other accounts, at times, may exceed federally insured limits. We believe that the risk is not significant. Substantially all of the Onshore Fund’s and the Offshore Master Funds’ investments are held by, and its depository and clearing operations are transacted by, two prime brokers. The prime brokers are highly capitalized and members of major securities exchanges.

In the normal course of business, the Private Funds trade various financial instruments and enter into certain investment activities, which may give rise to off-balance-sheet risk. Currently, the Private Funds invest in futures, options and securities sold, not yet purchased. These financial instruments represent future commitments to purchase or sell other financial instruments or to exchange an amount of cash based on the change in an underlying instrument at specific terms at specified future dates. Risks arise with these financial instruments from potential counter-party non-performance and from changes in the market values of underlying instruments.

Securities sold, not yet purchased represent obligations of the Private Funds to deliver the specified security, thereby creating a liability to repurchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk, as the Private Funds’ satisfaction of the obligations may exceed the amount recognized in the consolidated balance sheets. The Private Funds’ investments in securities and amounts due from broker are partially restricted until the Private Funds satisfy the obligation to deliver the securities sold, not yet purchased.

The Private Funds also may purchase and write option contracts. As a writer of option contracts, the Private Funds receive a premium at the outset and then bear the market risk of unfavorable changes in the price of the underlying financial instrument. As a result of writing option contracts, the Private Funds are obligated to purchase or sell, at the holder’s option, the underlying financial instrument. Accordingly, these transactions result in off-balance-sheet risk, as the Private Funds’ satisfaction of the obligations may exceed the amount recognized in the consolidated balance sheets. The Private Funds write put options that may require them to purchase assets from the option holder and generally are net settled in cash at a specified date in the future. At September 30, 2007 and December 31, 2006, the maximum payout amounts relating to written put options were $570.3 million and $510.5 million, respectively. As of September 30, 2007 and December 31, 2006, the carrying amounts of the liability under written put options recorded within securities sold, not yet purchased, at fair value were $5.6 million and $0, respectively.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 8 — Financial Instruments, Off-Balance-Sheet Risk and Concentrations of Credit Risk  – (continued)

The Private Funds have entered into total return swap contracts that involve an exchange of cash flows based on a commitment to pay a variable rate of interest in exchange for a market-linked return based on a notional amount. The market-linked return may include, among other things, the total return of a security or index.

The Private Funds trade futures contracts. A futures contract is a firm commitment to buy or sell a specified quantity of a standardized amount of a deliverable grade commodity, security, currency or cash at a specified price and specified future date unless the contract is closed before the delivery date. Payments (or variation margin) are made or received by the Private Funds each day, depending on the daily fluctuations in the value of the contract, and the whole value change is recorded an as an unrealized gain or loss by the Private Funds. When the contract is closed, the Private Funds record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

The Private Funds utilize forward contracts to protect their assets denominated in foreign currencies from losses due to fluctuations in foreign exchange rates. The Private Funds’ exposure to credit risk associated with non-performance of forward foreign currency contracts is limited to the unrealized gains inherent in such contracts, which are recognized in unrealized losses on derivative, futures and foreign currency contracts, at fair value in the consolidated balance sheets.

b. Holding Company and Other Operations

We have entered into total return swap contracts that involve an exchange of cash flows based on a commitment to pay a variable rate of interest in exchange for a market-linked return based on a notional amount. The market-linked return may include, among other things, the total return of a security or index.

Note 9 — Inventories, Net

Inventories, net, are based on first-in, first-out method (FIFO) at September 30, 2007 and December 31, 2006 and relate solely to our Home Fashion segment, consisting of the following (in $000) consolidated:

	September 30, 2007	December 31, 2006
Raw materials and supplies	$20,649	$32,059
Goods in process	60,899	83,592
Finished goods	152,317	108,832
	$233,865	$224,483

As discussed in Note 4, WPI entered into an agreement to sell the inventory at substantially all of its retail outlet stores as part of a comprehensive evaluation of the stores’ long-term growth prospects and on-going value to WPI. Accordingly, WPI recorded an impairment charge of $3.7 million in the third quarter of fiscal 2007 to reduce the carrying value of its inventory to net realizable value and is included in the results of discontinued operations.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 10 — Property, Plant and Equipment

Property, plant and equipment consists of the following (in $000s) consolidated:

	September 30, 2007	December 31, 2006
Land	$38,636	$56,495
Buildings and improvements	117,326	123,364
Machinery, equipment and furniture	153,043	169,550
Assets leased to others	113,827	123,398
Construction in progress	105,039	88,590
	527,871	561,397
Less accumulated depreciation and amortization	(82,506)	(77,041)
Net property, plant and equipment	$445,365	$484,356

Depreciation and amortization expense related to property, plant and equipment for the three months ended September 30, 2007 and 2006 was $4.0 million and $7.5 million, respectively. Depreciation and amortization expense related to property, plant and equipment for the nine months ended September 30, 2007 and 2006 was $16.1 million and $29.4 million, respectively.

Note 11 — Non-Controlling Interests

Non-controlling interests consist of the following (in $000s) consolidated:

	September 30, 2007	December 31, 2006
Investment Management	$6,601,480	$3,628,470
Holding Company and other operations
WPI	127,136	178,843
Atlantic Coast	13,234	70,563
NEGI	24,102	42,815
Total Holding Company and other operations	164,472	292,221
Total Non-Controlling Interests in consolidated entities	$6,765,952	$3,920,691

a. Investment Management

The Investment Funds and the Offshore Fund are consolidated into our financial statements even though we only have a minority interest in the equity and income of these funds. As a result, our consolidated financial statements reflect the assets, liabilities, revenues, expenses and cash flows of these funds on a gross basis, rather than reflecting only the value of our investments in such funds. As of September 30, 2007, the net asset value of the consolidated Private Funds on our consolidated balance sheet was $7.1 billion, while the net asset value of our investments in these consolidated funds was approximately $355.9 million. The majority ownership interests in these funds, which represent the portion of the consolidated Private Funds’ net assets and net income attributable to the limited partners and shareholders in the consolidated Private Funds for the periods presented, are reflected as non-controlling interests in consolidated entities — Investment Management in the consolidated balance sheets and non-controlling interests in income of consolidated entities — Investment Management in the consolidated statements of operations.

b. Holding Company and Other Operations

The minority interest in Atlantic Coast was reduced primarily as a result of the settlement of the litigation relating to GBH, in February 2007. As a result, our ownership in Atlantic Coast increased from 67.6% to 96.9%. In the second quarter of fiscal 2007, we and several other investors exercised warrants to purchase

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 11 — Non-Controlling Interests  – (continued)

shares of common stock of Atlantic Coast, resulting in an increase of the minority interest in Atlantic Coast, and a decrease in our ownership to 94.2%. This resulted in a SAB 51 charge of $6.1 million to partners’ equity.

On February 15, 2007, NEGI paid a one-time cash dividend to stockholders of record as of the close of business on February 1, 2007 in the amount of $3.31 per share, or $37.0 million in the aggregate. Of this amount, $18.5 million was paid to minority holders of NEGI stock.

Note 12 — Long-Term Debt

Long-term debt consists of the following (in $000s) consolidated:

	September 30, 2007	December 31, 2006
Senior unsecured variable rate convertible notes	$600,000	$—
Senior unsecured 7.125% notes	969,122	475,500
Senior unsecured 8.125% notes	347,002	346,027
Senior secured 7.85% notes due 2012 – ACEP	215,000	215,000
Borrowings under credit facility – ACEP	40,000	40,000
Mortgages payable	105,386	109,289
Other	12,579	13,424
Total long-term debt	2,289,089	1,199,241
Less debt related to assets held for sale	(257,455)	(257,825)
	$2,031,634	$941,415

Senior Unsecured Variable Rate Convertible Notes Due 2013 — Icahn Enterprises

In April 2007, Icahn Enterprises issued an aggregate of $600.0 million of variable rate senior convertible notes due 2013, or the variable rate notes. The variable rate notes were sold in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, (the “Securities Act”), and issued pursuant to an indenture dated as of April 5, 2007, by and among Icahn Enterprises, as issuer, Icahn Enterprises Finance Corp., or IEF, which was formerly known as American Real Estate Finance Corp., as co-issuer, and Wilmington Trust Company, as trustee. IEF, our wholly owned subsidiary, was formed solely for the purpose of serving as a co-issuer of debt securities in order to facilitate offerings of the debt securities. The variable rate notes bear interest at a rate of three month LIBOR minus 125 basis points, but no less than 4.0% nor higher than 5.5%, and are convertible into depositary units of Icahn Enterprises at a conversion price of $132.595 per share, subject to adjustments in certain circumstances. As of September 30, 2007, the interest rate was 4.1%. In the event that Icahn Enterprises declares a cash dividend or similar cash distribution in any calendar quarter with respect to its depositary units in an amount in excess of $0.10 per depositary unit (as adjusted for splits, reverse splits, and/or stock dividends), the indenture requires that Icahn Enterprises simultaneously makes such distribution to holders of the variable rate convertible notes in accordance with a formula set forth in the indenture.

The variable rate notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. In connection with the sale of the variable rate convertible notes, Icahn Enterprises and the initial buyers have entered into a registration rights agreement, pursuant to which Icahn Enterprises has agreed to file a shelf registration statement on Form S-3 with respect to resales of depositary units issuable upon conversion of the variable rate convertible notes. A registration statement on Form S-3 with respect thereto was filed on June 21, 2007. Pursuant to the registration rights agreement, the registration statement must be declared effective by the SEC on or before December 31, 2007. Otherwise, Icahn Enterprises shall pay to the holders of the variable rate notes $2.0 million in the aggregate in additional interest for

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 12 — Long-Term Debt  – (continued)

each 30-day period after December 31, 2007 that the registration statement has not been declared effective. All such accrued additional interest shall be paid by Icahn Enterprises on each January, April, July and October 15th until the registration statement has been declared effective.

Senior Unsecured 7.125% Notes Due 2013 — Icahn Enterprises

On February 7, 2005, Icahn Enterprises issued $480.0 million aggregate principal amount of 7.125% senior unsecured notes due 2013, or the 7.125% notes, priced at 100% of principal amount. The 7.125% notes were issued pursuant to an indenture dated February 7, 2005 among Icahn Enterprises, as issuer, IEF as co-issuer, IEH, as guarantor, and Wilmington Trust Company, as trustee (referred to herein as the 2005 Indenture). Other than IEH, no other subsidiaries guarantee payment on the notes.

On January 16, 2007, Icahn Enterprises issued an additional $500.0 million aggregate principal amount of 7.125% notes, or the additional 7.125% notes (the 7.125% notes and the additional 7.125% notes being referred to herein as the notes), priced at 98.4% of par, or at a discount of 1.6%, pursuant to the 2005 Indenture. The notes have a fixed annual interest rate of 7.125%, which is paid every six months on February 15 and August 15 and will mature on February 15, 2013. At the time Icahn Enterprises issued the additional 7.125% notes, it entered into a new registration rights agreement in which it agreed to permit noteholders to exchange the private notes for new notes which will be registered under the Securities Act. A registration statement on Form S-4 with respect thereto was filed on June 21, 2007. Pursuant to the registration rights agreement, the registration statement must be declared effective by the SEC on or before November 13, 2007. Since the registration statement was not declared effective in a timely manner, Icahn Enterprises is required to pay to the holders of the additional notes liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of the additional notes for each week or portion thereof that the registration statement has not been declared effective for the first 90-day period following November 13, 2007, with such liquidated damages increasing by an additional $0.05 per week per $1,000 in principal amount of the additional notes with respect to each subsequent 90-day period until the registration statement has been declared effective, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of the additional notes. All such accrued liquidated damages shall be paid by Icahn Enterprises on each February 15th and August 15th until the registration statement has been declared effective.

As described below, the indenture governing the 7.125% notes restrict the ability of Icahn Enterprises and IEH, subject to certain exceptions, to, among other things: incur additional debt; pay dividends or make distributions; repurchase units; create liens; and enter into transactions with affiliates.

Senior Unsecured 8.125% Notes Due 2012 — Icahn Enterprises

On May 12, 2004, we and IEF co-issued senior unsecured 8.125% notes due 2012, or the 8.125% notes, in the aggregate principal amount of $353.0 million. The 8.125% notes were issued pursuant to an indenture, dated as of May 12, 2004, among us, IEF, IEH, as guarantor, and Wilmington Trust Company, as trustee. The 8.125% notes were priced at 99.266% of principal amount and have a fixed annual interest rate of 8.125%, which is paid every six months on June 1 and December 1, since December 1, 2004. The 8.125% notes will mature on June 1, 2012. Other than IEH, no other subsidiaries guarantee payment on the notes.

As described below, the indenture governing the 8.125% notes restrict the ability of Icahn Enterprises and IEH, subject to certain exceptions, to, among other things: incur additional debt; pay dividends or make distributions; repurchase units; create liens; and enter into transactions with affiliates.

Senior Unsecured Notes Restrictions and Covenants — Icahn Enterprises

The indentures governing the senior unsecured 7.125% and 8.125% notes restrict the payment of cash dividends or distributions, the purchase of equity interests or the purchase, redemption, defeasance or acquisition of debt subordinated to the senior unsecured notes. The indentures also restrict the incurrence of debt or

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 12 — Long-Term Debt  – (continued)

the issuance of disqualified stock, as defined, with certain exceptions, provided that Icahn Enterprises may incur debt or issue disqualified stock if, immediately after such incurrence or issuance, the ratio of the aggregate principal amount of all outstanding indebtedness of Icahn Enterprises and its subsidiaries on a consolidated basis to the tangible net worth of Icahn Enterprises and its subsidiaries on a consolidated basis would be less than 1.75 to 1.0. As of September 30, 2007, such ratio was less than 1.75 to 1.0.

The indentures also restrict the creation of liens, mergers, consolidations and sales of substantially all of Icahn Enterprises’ assets, and transactions with affiliates.

The indentures governing the senior unsecured notes require that on each quarterly determination date Icahn Enterprises and the guarantor of the notes (currently only IEH) maintain a minimum ratio of cash flow to fixed charges, each as defined, of 1.5 to 1.0, for the four consecutive fiscal quarters most recently completed prior to such quarterly determination date. For the four fiscal quarters ended September 30, 2007, the ratio of cash flow to fixed charges was greater than 1.5 to 1.0.

The indentures also require, on each quarterly determination date, that the ratio of total unencumbered assets, as defined, to the principal amount of unsecured indebtedness, as defined, be greater than 1.5 to 1.0 as of the last day of the most recently completed fiscal quarter. As of September 30, 2007, such ratio was in excess of 1.5 to 1.0. Based on this ratio, as of September 30, 2007, Icahn Enterprises and IEH could have incurred up to approximately $1.2 billion of additional indebtedness.

Senior Secured Revolving Credit Facility — Icahn Enterprises

On August 21, 2006, Icahn Enterprises and IEF, as the borrowers, and certain of its subsidiaries, as guarantors, entered into a credit agreement with Bear Stearns Corporate Lending Inc., as administrative agent, and certain other lenders. Under the credit agreement, Icahn Enterprises is permitted to borrow up to $150.0 million, including a $50.0 million sublimit that may be used for letters of credit. Borrowings under the agreement, which are based on Icahn Enterprises’ credit rating, bear interest at LIBOR plus 100 to 200 basis points. Icahn Enterprises pays an unused line fee of 25 to 50 basis points of total line of credit. As of September 30, 2007, there were no borrowings under the facility.

Obligations under the credit agreement are guaranteed and secured by liens on substantially all of the assets of certain of our indirect wholly owned Holding Company subsidiaries. The credit agreement has a term of four years and all amounts are due and payable on August 21, 2010. The credit agreement includes covenants that, among other things, restrict the creation of liens and certain dispositions of property by Holding Company subsidiaries that are guarantors. Obligations under the credit agreement are immediately due and payable upon the occurrence of certain events of default.

Senior Secured 7.85% Notes Due 2012 — ACEP

The indenture governing ACEP’s 7.85% senior secured notes due 2012 restrict the payment of cash dividends or distributions by ACEP, the purchase of its equity interests, the purchase, redemption, defeasance or acquisition of debt subordinated to ACEP’s notes and investments as “restricted payments.” The indenture also prohibits the incurrence of debt or the issuance of disqualified or preferred stock, as defined, by ACEP, with certain exceptions, provided that ACEP may incur debt or issue disqualified stock if, immediately after such incurrence or issuance, the ratio of consolidated cash flow to fixed charges (each as defined) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness is incurred or disqualified stock or preferred stock is issued would be at least 2.0 to 1.0, determined on a pro forma basis giving effect to the debt incurrence or issuance. As of September 30, 2007, such ratio was in excess of 2.0 to 1.0. The indenture also restricts the creation of liens, the sale of assets, mergers, consolidations or sales of substantially all of ACEP’s assets, the lease or grant of a license, concession, other agreements to occupy, manage or use ACEP’s assets, the issuance of capital stock of restricted subsidiaries and certain related party transactions. The indenture governing the

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 12 — Long-Term Debt  – (continued)

ACEP notes allows ACEP and its restricted subsidiaries to incur indebtedness, among other things, of up to $50.0 million under credit facilities, to obtain non-recourse financing of up to $15.0 million to finance the construction, purchase or lease of personal or real property used in its business, to permit affiliate subordinated indebtedness (as defined), to issue additional 7.85% senior secured notes due 2012 in an aggregate principal amount not to exceed 2.0 times net cash proceeds received from equity offerings and permitted affiliate subordinated debt, and to incur additional indebtedness of up to $10.0 million.

Senior Secured Revolving Credit Facility — ACEP

Effective May 11, 2006, ACEP, and certain of ACEP’s subsidiaries, as guarantors, entered into an amended and restated credit agreement with Wells Fargo Bank N.A., as syndication agent, Bear Stearns Corporate Lending Inc., as administrative agent, and certain other lenders. As of September 30, 2007, the interest rate on the outstanding borrowings under the credit facility was 6.63% per annum. The credit agreement amends and restates, and is on substantially the same terms as, a credit agreement entered into as of January 29, 2004. Under the amended and restated credit agreement, ACEP will be permitted to borrow up to $60.0 million. Obligations under the credit agreement are secured by liens on substantially all of the assets of ACEP and its subsidiaries. The credit agreement has a term of four years and all amounts are due and payable on May 10, 2010. As of September 30, 2007, there were $40.0 million of borrowings under the credit agreement. The borrowings were incurred to finance a portion of the purchase price of the Aquarius.

The credit agreement includes covenants that, among other things, restrict the incurrence of additional indebtedness by ACEP and its subsidiaries, the issuance of disqualified or preferred stock, as defined, the creation of liens by ACEP or its subsidiaries, the sale of assets, mergers, consolidations or sales of substantially all of ACEP’s assets, the lease or grant of a license or concession, other agreements to occupy, manage or use ACEP’s assets, the issuance of capital stock of restricted subsidiaries and certain related party transactions. The credit agreement also requires that, as of the last date of each fiscal quarter, ACEP’s ratio of consolidated first lien debt to consolidated cash flow be not more than 1.0 to 1.0. As of September 30, 2007, such ratio was less than 1.0 to 1.0.

The restrictions imposed by ACEP’s senior secured notes and the credit facility likely will limit our receiving payments from the operations of our hotel and gaming properties.

As described in Note 4, “Discontinued Operations and Assets Held for Sale,” on April 22, 2007, AEP entered into an agreement to sell all of the issued and outstanding membership interests of ACEP. Pursuant to the terms of the agreement, AEP is required to cause ACEP to repay from funds provided by AEP, the principal, interest, prepayment penalty or premiums due on ACEP’s 7.85% senior secured notes due 2012 and ACEP’s senior secured credit facility.

Mortgages Payable — Real Estate

Mortgages payable, all of which are non-recourse to us, bear interest at rates between 4.97% and 7.99% and have maturities between September 1, 2008 and July 1, 2016.

WestPoint Home Secured Revolving Credit Agreement — WPI

On June 16, 2006, WestPoint Home, Inc., an indirect wholly owned subsidiary of WPI, entered into a $250.0 million loan and security agreement with Bank of America, N.A., as administrative agent and lender. On September 18, 2006, The CIT Group/Commercial Services, Inc., General Electric Capital Corporation and Wells Fargo Foothill, LLC were added as lenders under this credit agreement. Under the five-year agreement, borrowings are subject to a monthly borrowing base calculation and include a $75.0 million sub-limit that may be used for letters of credit. Borrowings under the agreement bear interest, at the election of WestPoint Home, either at the prime rate adjusted by an applicable margin ranging from minus 25 to plus 50 basis points or LIBOR adjusted by an applicable margin ranging from plus 125 to 200 basis points. WestPoint

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 12 — Long-Term Debt  – (continued)

Home pays an unused line fee of 0.25% to 0.275%. Obligations under the agreement are secured by WestPoint Home’s receivables and inventory.

The agreement contains covenants including, among others, restrictions on the incurrence of indebtedness, investments, redemption payments, distributions, acquisition of stock, securities or assets of any other entity and capital expenditures. However, WestPoint Home is not precluded from effecting any of these transactions if excess availability, after giving effect to such transaction, meets a minimum threshold.

As of September 30, 2007, there were no borrowings under the agreement, but there were outstanding letters of credit of approximately $15.1 million.

Note 13 — Compensation Arrangements

Investment Management

The Investment Management and GP Entities have entered into agreements with certain of their employees whereby these employees have been granted rights to participate in a portion of the management fees and incentive allocations earned by the Investment Management and GP Entities, net of certain expenses, and subject to various vesting provisions. The vesting period of these rights is generally between two to seven years, and such rights expire at the end of the contractual term of each respective employment agreement. Up to 100% of the amounts earned annually under such rights may be deferred for a period not to exceed ten years from the date of deferral, based on an annual election made by the employee for the upcoming fiscal year's respective management fee and incentive allocation rights. These amounts remain invested in the Private Funds and generally earn the rate of return of these funds, before the effects of any management fees or incentive allocations, which are waived on such deferred amounts. Accordingly, these rights are accounted for as liabilities in accordance with SFAS No. 123R and remeasured at fair value each reporting period until settlement.

Prior to the adoption of SFAS No. 123R, the Investment Management and GP Entities had accounted for such rights under APB 25, which measured the liability at intrinsic value. The adoption of SFAS No. 123R and the remeasurement of all previously outstanding rights did not have any impact on the consolidated financial statements as the intrinsic value of these awards, as further described herein, approximates their fair value.

The fair value of amounts deferred under these rights is determined at the end of each reporting period based, in part, on the (i) fair value of the underlying net assets of the Private Funds, upon which the respective management fees and incentive allocations are based, and (ii) performance of the funds in which the deferred amounts are reinvested. The carrying value of such amounts represents the allocable management fees or incentive fees initially deferred and the appreciation or depreciation on any reinvested deferrals. These amounts approximate fair value because the appreciation or depreciation on the deferrals is based on the fair value of the Private Funds' investments, which are marked-to-market through earnings on a quarterly basis.

The Investment Management and GP Entities recorded compensation expense of $2.4 million and $3.5 million related to these rights for the three months ended September 30, 2007 and 2006, respectively, which is included in costs and expenses in the consolidated statements of operations. The Investment Management and GP Entities recorded compensation expense of $19.0 million and $9.2 million for the nine months ended September 30, 2007 and 2006, respectively. Compensation expense arising from deferral arrangements is recognized in the consolidated financial statements over the vesting period. Accordingly, unvested balances of deferred management fee and incentive fee income allocations to certain employees are not reflected in the consolidated financial statements. Deferred amounts not yet recognized as compensation expense within the consolidated statements of operations were $12.2 million and $8.0 million as of September 30, 2007 and December 31, 2006, respectively. That cost is expected to be recognized over a weighted average of 4.3 years. Cash paid to settle rights that had vested and had been withdrawn for the three and nine months ended

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 13 — Compensation Arrangements  – (continued)

September 30, 2007 were $1.0 million and $7.7 million, respectively, and for the three and nine months ended September 30, 2006 were $0.4 million and $2.6 million, respectively.

The liabilities incurred by Icahn Management related to the rights granted to certain employees to participate in a portion of the management fees earned by Icahn Management remained with Icahn Management upon the execution of the Contribution Agreement on August 8, 2007. However, because the employees to which these rights were granted became employees of New Icahn Management on August 8, 2007. New Icahn Management recognizes the future compensation expense associated with the unvested portion of rights granted by Icahn Management, even though such liability will be settled by an affiliated entity.

Note 14 — Segment Reporting

Through the quarter ended June 30, 2006, or the second quarter of fiscal 2006, we maintained the following six reportable segments: (1) Oil and Gas; (2) Gaming; (3) Rental Real Estate; (4) Property Development; (5) Associated Resort Activities; and (6) Home Fashion. In November 2006, we divested our Oil and Gas segment and our Atlantic City gaming properties. On April 22, 2007, we entered into an agreement to sell our Nevada gaming operations, which comprised our remaining gaming operations. As a result, our Oil and Gas segment and our Gaming segment are now classified as discontinued operations and thus are not considered reportable segments of our continuing operations, as described in Note 4, “Discontinued Operations and Assets Held for Sale.”

The three related operating lines of our Real Estate segment are all individually immaterial and have been aggregated for purposes of reporting financial information related to its operations.

We now maintain the following remaining reportable segments: (1) Investment Management; (2) Real Estate and (3) Home Fashion. Our Investment Management segment provides investment advisory and certain management services to the Private Funds, but does not provide such services to any other entities, individuals or accounts. Our Real Estate segment includes rental real estate that primarily consists of fee and leasehold properties in 16 states as of September 30, 2007 and 19 states as of December 30, 2006, property development that is primarily focused on the construction and sale of single-family houses and residential developments and the operation of resort properties associated with our residential developments. Our Home Fashion segment, through our subsidiary, WPI, markets a broad range of manufactured and sourced bed, bath and basic bedding products.

We assess and measure segment operating results based on segment earnings as disclosed below. Segment earnings from operations are not necessarily indicative of cash available to fund cash requirements, nor synonymous with cash flow from operations. As discussed above, the terms of financings for the Home Fashion and Real Estate segments impose restrictions on their ability to transfer funds to us, including restrictions on dividends, distributions, loans and other transactions.

In the table below the Investment Management segment is represented by the first four columns. The first column, entitled Investment Management and GP Entities, represents the results of operations of the investment management segment without the impact of eliminations arising from the consolidation of the Private Funds. This includes the gross amount of management fees, incentive allocations and returns on investments in the Private Funds that are attributable to Icahn Enterprises Holdings only. The second column represents the total consolidated income and expenses of the Private Funds for all investors, including Icahn Enterprises Holdings, before eliminations. The third column represents the eliminations required in order to arrive at our consolidated U.S. GAAP reported income for the segment.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 14 — Segment Reporting  – (continued)

The following tables set forth consolidated operating results for our segments to arrive at our consolidated income from continuing operations (in $000s):

For the Three Months Ended September 30, 2007

	Investment Management				Other Operations
	Investment Management and GP Entities	Consolidated Private Funds	Eliminations	Total U.S. GAAP Reported Income	Real Estate	Home Fashion	Holding Company	U.S. GAAP Reported Income
Revenues:
Management fees	$29,685	$—	$(25,567)	$4,118	$—	$—	$—	$4,118
Incentive allocations	(25,787)	—	25,787	—	—	—	—	—
Net gain (loss) from investment activities	(5,367)	(133,652)	5,367	(133,652)	—	—	14,156	(119,496)
Interest, dividends and other income	98	51,023	—	51,121	—	—	42,586	93,707
Other income, net	—	—	—	—	—	—	22,495	22,495
Other segment revenues	—	—	—	—	30,356	183,360	—	213,716
	(1,371)	(82,629)	5,587	(78,413)	30,356	183,360	79,237	214,540
Costs and expenses	7,177	13,276 (1)	—	20,453	25,366	220,171	47,500 (2)	313,490
Income (loss) from continuing operations before income taxes and non-controlling interests	(8,548)	(95,905)	5,587	(98,866)	4,990	(36,811)	31,737	(98,950)
Income tax expense	(1,571)	—	—	(1,571)	—	—	(8,201)	(9,772)
Non-controlling interests in (income) loss of consolidated entities	—	90,318	3,958	94,276	—	12,772	(91)	106,957
Income (loss) from continuing operations	$(10,119)	$(5,587)	$9,545	$(6,161)	$4,990	$(24,039)	$23,445	$(1,765)

(1)	Includes $4,141 of interest expense
(2)	Includes $34,475 of interest expense

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 14 — Segment Reporting  – (continued)

For the Three Months Ended September 30, 2006

	Investment Management					Other Operations
	Investment Management and GP Entities	Consolidated Private Funds		Eliminations	Total U.S. GAAP Reported Income	Real Estate	Home Fashion	Holding Company		U.S. GAAP Reported Income
Revenues:
Management fees	$20,474	$—		$(20,474)	$—	$—	$—	$—		$—
Incentive allocations	38,921	—		(38,921)	—	—	—	—		—
Net gain from investment activities	5,199	209,288		(5,199)	209,288	—	—	22,169		231,457
Interest, dividends and other income	95	18,816		—	18,911	—	—	11,132		30,043
Other income, net	—	—		—	—	—	—	2,024		2,024
Other segment revenues	—	—		—	—	32,518	223,066	—		255,584
	64,689	228,104		(64,594)	228,199	32,518	223,066	35,325		519,108
Costs and expenses	8,256	10,515	(1)	—	18,771	27,147	246,045	24,758	(2)	316,721
Income (loss) from continuing operations before income taxes and non-controlling interests	56,433	217,589		(64,594)	209,428	5,371	(22,979)	10,567		202,387
Income tax expense	(398)	—		—	(398)	—	—	(683)		(1,081)
Non-controlling interests in (income) loss of consolidated entities	—	(152,995)		—	(152,995)	—	8,432	—		(144,563)
Income (loss) from continuing operations	$56,035	$64,594		$(64,594)	$56,035	$5,371	$(14,547)	$9,884		$56,743

(1)	Includes $2,178 of interest expense
(2)	Includes $20,645 of interest expense

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 14 — Segment Reporting  – (continued)

For the Nine Months Ended September 30, 2007

	Investment Management					Other Operations
	Investment Management and GP Entities	Consolidated Private Funds		Eliminations	Total U.S. GAAP Reported Income	Real Estate	Home Fashion	Holding Company	U.S. GAAP Reported Income
Revenues:
Management fees	$95,529	$—		$(88,035)	$7,494	$—	$—	$—	$7,494
Incentive allocations	94,722	—		(94,722)	—	—	—	—	—
Net gain from investment activities	37,529	554,223		(37,529)	554,223	—	—	75,647	629,870
Interest, dividends and other income	405	132,640		—	133,045	—	—	114,860	247,905
Other income, net	—	—		—	—	—	—	28,478	28,478
Other segment revenues	—	—		—	—	83,617	531,109	—	614,726
	(228,185)	686,863		(220,286)	694,762	83,617	531,109	218,985	1,528,473
Costs and expenses	37,557	45,377	(1)	—	82,934	73,416	656,158	118,003 (2)	930.511
Income (loss) from continuing operations before income taxes and non-controlling interests	(190,628)	641,486		(220,286)	611,828	10,201	(125,049)	100,982	597,962
Income tax expense	(3,175)	—		—	(3,175)	—	—	(10,092)	(13,267)
Non-controlling interests in (income) loss of consolidated entities	—	(421,200)		3,958	(417,242)	—	44,074	(430)	(373,598)
Income (loss) from continuing operations	$187,453	$220,286		$(216,328)	$191,411	$10,201	$(80,975)	$90,460	$211,097

(1)	Includes $13,686 of interest expense
(2)	Includes $93,439 of interest expense

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 14 — Segment Reporting  – (continued)

For the Nine Months Ended September 30, 2006

	Investment Management					Other Operations
	Investment Management and GP Entities	Consolidated Private Funds		Eliminations	Total U.S. GAAP Reported Income	Real Estate	Home Fashion	Holding Company		U.S. GAAP Reported Income
Revenues:
Management fees	$54,401	$—		$(54,401)	$—	$—	$—	$—		$—
Incentive allocations	104,608	—		(104,608)	—	—	—	—		—
Net gain from investment activities	14,753	571,774		(14,753)	571,774	—	—	84,830		656,604
Interest, dividends and other income	221	44,894		—	45,115	—	—	33,787		78,902
Other income, net	—	—		—	—	—	—	13,535		13,535
Other segment revenues	—	—		—	—	101,316	672,350	—		773,666
	173,983	616,668		(173,762)	616,889	101,316	672,350	132,152		1,522,707
Costs and expenses	25,031	20,569	(1)	—	45,600	78,235	777,517	78,259	(2)	979,611
Income (loss) from continuing operations before income taxes and non-controlling interests	148,952	596,099		(173,762)	571,289	23,081	(105,167)	53,893		543,096
Income tax expense	(1,076)	—		—	(1,076)	—	—	(644)		(1,720)
Non-controlling interests in (income) loss of consolidated entities	—	(422,337)		—	(422,337)	—	47,876	—		(374,461)
Income (loss) from continuing operations	$147,876	$173,762		$(173,762)	$147,876	$23,081	$(57,291)	$53,249		$166,915

(1)	Includes $6,784 of interest expense
(2)	Includes $59,166 of interest expense

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 14 — Segment Reporting  – (continued)

	September 30, 2007	December 31, 2006
Assets:
Investment Management	$8,536,474	$4,815,156
Real Estate	402,112	382,220
Home Fashion	688,983	784,981
Subtotal	9,627,569	5,982,357
Assets held for sale	646,278	620,974
Reconciling items(i)	3,199,284	2,463,465
Total assets	$13,473,131	$9,066,796

(i)	Reconciling items relate principally to cash and investments of IEH.

Note 15 — Income Taxes

We recorded the following income tax expense (benefit) attributable to continuing operations for the periods indicated as follows (in $000s):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Current	$7,678	$40	$8,828	$530
Deferred	2,094	1,041	4,439	1,190
	$9,772	$1,081	$13,267	$1,720

We recorded income tax provisions of $13.3 million and $1.7 million on pre-tax income of $592.7 million and $538.5 million for the nine months ended September 30, 2007 and 2006, respectively. Our effective income tax rate was 2.2% and 0.32% for the respective periods. We recorded income tax provisions of $9.8 million and $1.1 million on pre-tax loss of $100.8 million and pre-tax income of $200.8 million for the three months ended September 30, 2007 and 2006, respectively. Our effective tax rate was (9.7)% and 0.5% for the respective periods. The difference between the effective tax rate and the statutory federal rate of 35% is due principally to income or losses from partnership entities in which taxes are the responsibility of the partners, as well as changes in valuation allowances.

We adopted the provisions of FIN 48, on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with SFAS No. 109, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of FIN 48 did not have a material impact on our consolidated financial statements.

As of the date of adoption, our unrecognized tax benefits totaled $5.0 million, all of which, if recognized, would affect the annual effective tax rate. During the nine months ended September 30, 2007, the amount of unrecognized tax benefits decreased by $3.1 million due to the expiration of statutes of limitations.

We recognize interest accrued related to uncertain tax positions in interest expense. Penalties are recognized as a component of income tax expense. The amount of accrued interest and penalties on uncertain tax positions was $0.5 million and $1.1 million as September 30, 2007 and January 1, 2007, respectively. The decrease in the accrued interest during the nine months ended September 30, 2007 is a result of the decrease in the unrecognized tax benefit recorded during the period.

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 15 — Income Taxes  – (continued)

We or certain of our subsidiaries file income tax returns in the U.S. federal jurisdiction, various state jurisdictions and various non-U.S. jurisdictions. We are no longer subject to U.S. federal, state and non-U.S. income tax examinations for fiscal years prior to 2003.

Note 16 — Commitments and Contingencies

We are from time to time parties to various legal proceedings arising out of our businesses. We believe however, that other than the proceedings described in Part I, Item 3 of our 2006 Annual Report on Form 10-K, filed with the SEC on March 6, 2007, including that relating to WPI and Lear discussed below, there are no proceedings pending or threatened against us which, if determined adversely, would have a material adverse effect on our business, financial condition, results of operations or liquidity.

WPI Litigation

Federal Proceedings

In November and December 2005, the U.S. District Court for the Southern District of New York, or the District Court, rendered a decision in Contrarian Funds LLC v. WestPoint Stevens, Inc. et al., and issued orders reversing certain provisions of the Bankruptcy Court order (the “Sale Order”), pursuant to which we acquired our ownership of a majority of the common stock of WPI. WPI acquired substantially all of the assets of WestPoint Stevens, Inc. The District Court remanded to the Bankruptcy Court for further proceedings.

On April 13, 2006, the Bankruptcy Court entered a remand order (the “Remand Order”), which provided, among other things, that all of the shares of common stock and rights to acquire shares of common stock of WPI issued to us and the other first lien lenders or held in escrow pursuant to the Sale Order constituted “replacement collateral.” The Bankruptcy Court held that the 5,250,000 shares of common stock that we acquired for cash were not included in the replacement collateral. The Bankruptcy Court also held that, in the event of a sale of the collateral, including the sale of the shares we received upon exercise of certain subscription rights (the “Exercise Shares”), all proceeds would be distributed, pro rata, among all first lien lenders, including us, until the first lien debt was satisfied, in full. The parties filed cross-appeals of the Remand Order.

On October 9, 2007, the District Court entered an Order (the “October 9th Order”) on the appeal and cross-appeal. The District Court affirmed the Remand Order but held that, as to the Exercise Shares, any sale proceeds would be divided between us and the first lien lenders (including us), generally based upon the ratio of the amount we paid to exercise the rights to the total value of the Exercise Shares on the date they were acquired. We are holders of approximately 39.99% of the outstanding first lien debt and approximately 51.21% of the outstanding second lien debt.

We have the right to appeal the October 9th Order to the United States Court of Appeals for the Second Circuit. The Contrarian Funds, LLC and the other first lien lenders who had appealed to the District Court similarly have a right to appeal to the Second Circuit. As part of that appeal, the parties have the right to raise issues relating to the District Court’s November 2005 Opinion, and the Orders entered thereon, as well as relating to the October 9th Order.

Delaware Proceedings

On October 3, 2007, the Court of Chancery of the State of Delaware in and for New Castle County (“the Chancery Court”), issued a Limited Status Quo Order (“the Order”), in Beal Bank, S.S.B., et. al. v. WestPoint International, Inc. et. al., in connection with the complaint filed on January 19, 2007, as amended, by Beal Bank, S.S.B. and certain creditors of WestPoint Stevens, Inc., collectively, the Plaintiffs. The Order required that WPI and subsidiaries (collectively referred to herein as “WPI”) seek a further court order, obtain consent, or give notice before engaging in certain actions. On October 15, 2007, the Chancery Court issued a Modified

ICAHN ENTERPRISES HOLDINGS L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2007

Note 16 — Commitments and Contingencies  – (continued)

Limited Status Quo Order (the “Modified Order”), modifying certain provisions of the prior order to permit WPI and its subsidiaries to conduct ordinary course of business activities without further notice, consent, or order, including (i) ordinary course of business sales and purchases provided any particular transaction does not exceed $20.0 million and (ii) transfers of excess inventory, unused equipment and/or unused real property to an unrelated third party provided the sale price for any particular real property transaction does not exceed $30.0 million.

We continue to vigorously defend against all claims asserted in the Federal and Delaware proceedings and believe that we have valid defenses. However, we cannot predict the outcome of these proceedings or the ultimate impact on our investment in WPI and its subsidiaries or the business prospects of WPI and its subsidiaries.

Lear Corporation

Icahn Enterprises was named as a defendant in various actions filed in connection with its proposed merger agreement with Lear. The Lear shareholders rejected the merger and the merger agreement has terminated. Icahn Enterprises remains a party to an action filed in the Court of Chancery of the State of Delaware challenging the payment of a break-up fee as provided in the merger agreement. We intend to vigorously defend the Delaware action but we cannot predict the outcome of the action.

Note 17 — Subsequent Events

Investment Management Operations

Subsequent to September 30, 2007, through November 7, 2007, the Onshore Fund received $28.9 million in subscriptions from Onshore Fund limited partners, of which $3.2 million was received prior to September 30, 2007 and is reflected as a liability in the statement of financial condition. In addition, the Onshore Fund received $466.0 million in subscriptions from Icahn Enterprises for which no management fees or incentive allocations are applicable. Including these amounts, Icahn Enterprises has invested a total of $700.0 million in the Private Funds. Subsequent to September 30, 2007, through the date of this report, there were no partnership withdrawals from the Onshore Fund.

Acquisition of PSC Metals, Inc.

On November 5, 2007, we acquired, through a subsidiary, all of the issued and outstanding capital stock of PSC Metals, Inc. (“PSC Metals”) from Philip Services Corporation (“Philip”). PSC Metals, is engaged in transporting, recycling and processing metals. The consideration for the transaction was $335 million in cash. For the 12 months ended September 30, 2007, PSC Metals achieved revenue of approximately $776 million and net income of approximately $45 million.

Mr. Icahn indirectly owns a 95.6% interest and we indirectly own the remaining 4.4% interest in Philip. The transaction was approved by a special committee of independent members of Icahn Enterprises’ board of directors. The special committee was advised by its own legal counsel and independent financial adviser with respect to the transaction. The special committee received an opinion from its financial adviser as to the fairness to Icahn Enterprises, from a financial point of view, of the consideration paid by Icahn Enterprises.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Icahn Enterprises G.P. Inc.

We have audited the accompanying balance sheet of Icahn Enterprises G.P. Inc. as of December 31, 2006. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Icahn Enterprises G.P. Inc. as of December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

New York, New York
June 15, 2007 (except for Note B, as to which the
date is November 30, 2007)

ICAHN ENTERPRISES G.P. INC.

BALANCE SHEET

December 31, 2006
ASSETS
Cash and cash equivalents	$1,204,034
Investment in partnerships (Note B)	52,342,623
$53,546,657
LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable and accrued expenses	6,059
Stockholder’s equity:
Common stock – $1 par value, 1,216 shares authorized, 216 shares outstanding	216
Additional paid-in capital	35,507,904
Note receivable from affiliate (Note C)	(9,500,000)
Retained earnings	26,938,478
Accumulated other comprehensive income	594,000
Total stockholder’s equity	53,540,598
Total liabilities and stockholder's equity	$53,546,657

See notes to balance sheet.

ICAHN ENTERPRISES G.P. INC.

NOTES TO BALANCE SHEET
December 31, 2006

Note A — Business and Summary of Significant Accounting Policies

1. Organization

Icahn Enterprises G.P. Inc. (“IEGP” or “the Company”), which was formerly known as American Property Investors, Inc., is the general partner of both Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Enterprises Holdings L.P. (“IEH”). IEGP has 1% general partnership interest in both Icahn Enterprises and IEH. IEGP is a wholly owned subsidiary of Becton Corporation (“Becton”) which in turn is owned by Carl C. Icahn. Mr. Icahn also owns, indirectly, approximately 90% of the limited partnership interests of Icahn Enterprises, a New York Stock Exchange master limited partnership.

2. Cash and Cash Equivalents

The Company considers all temporary cash investments with maturity at the date of purchase of three months or less to be cash equivalents.

3. Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statement to prepare this balance sheet in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

4. Income Taxes

The Company and its parent have elected and the stockholders have consented, under the applicable provisions of the Internal Revenue Code, to report their income for Federal income tax purposes as a Subchapter S Corporation. The stockholders report their respective shares of the net taxable income or loss on their personal tax returns. Accordingly, no liability has been accrued for current or deferred Federal income taxes related to the operations of the Company in the accompanying balance sheet. State and local taxes are de minimus.

5. Investments in Partnerships

The Company evaluates its investments in partially-owned entities in accordance with FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, or FIN 46R. If the partially-owned entity is a “variable interest entity,” or a “VIE,” and that the Company is the “primary beneficiary” as defined in FIN 46R, the Company would account for such investment as if it were a consolidated subsidiary.

For a partnership investment which is not a VIE or in which the Company is not the primary beneficiary, the Company follows the accounting set forth in AICPA Statement of Position No. 78-9 — Accounting for Investments in Real Estate Ventures (SOP 78-9). In accordance with this pronouncement, investments in joint ventures are accounted for under the equity method when its ownership interest is less than 50% and it does not exercise direct or indirect control. Factors that are considered in determining whether or not the Company exercises control include important rights of partners in significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representation and authority and other contractual rights of the partners. To the extent that the Company is deemed to control these entities, these entities would be consolidated.

The Company has determined that Icahn Enterprises and IEH are not VIEs and therefore it accounts for these investments under the equity method of accounting as the limited partners have important rights as defined in SOP 78-9. This investment was recorded initially at cost and was subsequently adjusted for equity in earnings or losses and cash contributions and distributions as well as other comprehensive income/loss.

On a periodic basis the Company evaluates whether there are any indicators that the value of its investments in partnerships are impaired. An investment is considered to be impaired if the Company’s estimate of

ICAHN ENTERPRISES G.P. INC.

NOTES TO BALANCE SHEET
December 31, 2006

Note A — Business and Summary of Significant Accounting Policies  – (continued)

the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investments in partnerships is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partnership is other than temporary, then the Company would record an impairment charge.

Note B — Investment in Partnerships

The Company has a 1% general partnership interest in both Icahn Enterprises and IEH. Icahn Enterprises is the 99% limited partner and holding company of IEH which is involved in the following operating businesses: (i) Oil & Gas; (ii) Gaming; (iii) Real Estate and (iv) Home Fashion.

The carrying amount of the investment in partnerships on the Company’s balance sheet is less than the underlying equity in the net assets of the partnerships by $376,748,000. This difference is as a result of adjustments reflected in Icahn Enterprises’ equity to account for certain acquisitions from affiliates of the general partner. The differences between the historical cost of companies acquired and the purchase price paid to the affiliates of the general partner were accounted for as contributions from or distributions to the general partner.

Subsequent Events

On August 8, 2007, Icahn Enterprises acquired the general partnership interests in the general partners of a group of private investment funds managed and controlled by Carl C. Icahn. In addition, Icahn Enterprises acquired the general partnership interests in a newly formed management company. The purchase price was $810 million of depositary units of Icahn Enterprises plus a five-year contingent earn-out payable in additional depositary units based on the achievement of specified net after-tax earnings from the general partners and the management company. In connection with this transaction, the Company contributed approximately $16.4 million to Icahn Enterprises to maintain ownership percentage in Icahn Enterprises in accordance with the partnership agreement.

ICAHN ENTERPRISES G.P. INC.

NOTES TO BALANCE SHEET
December 31, 2006

Note B — Investment in Partnerships  – (continued)

Summarized financial information for Icahn Enterprises and subsidiaries as of December 31, 2006, as included in Form 8-K filed with the SEC on December 5, 2007, is as follows (in thousands of dollars):

December 31, 2006
ASSETS
Investment Management:
Securities owned, at fair value	$2,757,229
Other assets	2,057,927
4,815,156
Holding Company and other operations:
Cash and cash equivalents	1,857,323
Investments	695,052
Assets of discontinued operations held for sale	620,974
Other assets	1,071,398
4,244,747
Total assets	$9,059,903
LIABILITIES AND PARTNERS’ EQUITY
Investment Management Liabilities	$830,059
Holding Company and other operations:
Long-term debt	951,135
Preferred limited partnership units	117,656
Other liabilities	573,079
1,641,870
Total liabilities	2,471,929
Non-controlling interests consolidated entities:
Investment Management	3,628,470
Holding Company and other operations	292,221
3,920,691
Partners’ equity	2,667,283
Total liabilities and partners’ equity	$9,059,903

Note C — Note Receivable

The Company has an unsecured demand note receivable due from Carl C. Icahn, in the amount of $9,500,000. Interest on the note accrues at the rate of 3.75% per annum and is payable on the last day of April and October. Interest has been paid through December 31, 2006.

PROSPECTUS

ICAHN ENTERPRISES L.P. f/k/a
AMERICAN REAL ESTATE PARTNERS, L.P.

(Exact name of co-registrant as specified in its charter)

ICAHN ENTERPRISES FINANCE CORP. f/k/a
AMERICAN REAL ESTATE FINANCE CORP.

(Exact name of co-registrant as specified in its charter)

ICAHN ENTERPRISES HOLDINGS L.P. f/k/a
AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP

(Exact name of registrant of guarantee as specified in its charter)

Offer to exchange our 7 1/8% Senior Notes due 2013, which have been registered under the Securities Act of 1933, for any and all of our outstanding
7 1/8% Senior Notes due 2013.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Indemnification Under the Delaware Limited Partnership Act and the Icahn Enterprises L.P. Amended and Restated Limited Partnership Agreement

Icahn Enterprises is organized under the laws of Delaware. Section 17-108 of the Delaware Act, provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

Section 6.15 of the Icahn Enterprises’ amended and restated partnership agreement provides that the general partner, its affiliates, and all officers, directors, employees and agents of the general partner and its affiliates (individually, an “Indemnitee”), to the fullest extent permitted by law, will be indemnified and held harmless from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the general partner or an affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the general partner or an affiliate thereof or (z) a person serving at the request of the partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the partnership, its property, business or affairs, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a general partner, an affiliate, or an officer, director, employee or agent of the general partner or of an affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the Indemnitee’s conduct did not constitute willful misconduct. The partnership agreement further provides that an Indemnitee shall not be denied indemnification in whole or in part under Section 6.15 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the partnership agreement. Any indemnification under Section 6.15 shall be satisfied solely out of the assets of the partnership.

Indemnification Under the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of IEF

IEF, the co-issuer of the notes, is a corporation incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 21. Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of February 7, 2005, among Icahn Enterprises L.P., f/k/a American Real Estate Partners, L.P., Icahn Enterprises Finance Corp., f/k/a American Real Estate Finance Corp., Icahn Enterprises Holdings L.P., f/k/a American Real Estate Holdings Limited Partnership, as guarantor and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.9 to Icahn Enterprises’ Form 8-K (SEC File No. 1-9516), filed on February 10, 2005).
4.2	Form of 7 1/8% Senior Note due 2013 (incorporated by reference to Exhibit 4.9 to Icahn Enterprises’ Form 8-K (SEC File No. 1-9516), filed on February 10, 2005).
4.3	Registration Rights Agreement, dated as of January 17, 2007, among Icahn Enterprises L.P., f/k/a American Real Estate Partners, L.P., Icahn Enterprises Finance Corp., f/k/a American Real Estate Finance Corp., Icahn Enterprises Holdings L.P., f/k/a American Real Estate Holdings Limited Partnership, and Jefferies & Company (incorporated by reference to Exhibit 4.3 to Icahn Enterprises’ Form 8-K (SEC File No. 1-9516), filed on January 19, 2007).
5.1	Opinion of Proskauer Rose LLP.(1)
12.1	Ratio of earnings to fixed charges.(1)
23.1	Consent of Grant Thornton LLP.(1)
23.2	Consent of Grant Thornton LLP.(1)
23.3	Consent of Grant Thornton LLP.(1)
23.4	Consent of Grant Thornton LLP.(1)
23.5	Consent of Grant Thornton LLP.(1)
23.6	Consent of Grant Thornton LLP.(1)
23.7	Consent of Grant Thornton LLP.(1)
23.8	Consent of KPMG LLP.(1)
23.9	Consent of KPMG LLP.(1)
23.10	Consent of KPMG LLP.(1)
23.11	Consent of Proskauer Rose LLP (included in Exhibit 5.1).(1)
24.1	Power of Attorney (included on the signature pages to this S-4).
25.1	Statement of Eligibility of Trustee.(1)
99.1	Letter of Transmittal.(1)
99.2	Notice of Guaranteed Delivery.(1)
99.3	Letter to Clients.(1)
99.4	Letter to Brokers.(1)
99.5	Form of Exchange Agent Agreement by and between Icahn Enterprises and Wilmington Trust Company.(1)

(1)	Filed herewith.

Item 22. Undertakings

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration

Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(a)	If the registrant is relying on Rule 430B:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or
(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.
(9)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on December 5, 2007.

ICAHN ENTERPRISES L.P.

By:	Icahn Enterprises G.P. Inc., its general partner
By:	/s/ Keith A. Meister Keith A. Meister Principal Executive Officer and Vice Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Keith A. Meister Keith A. Meister	Principal Executive Officer and Vice Chairman of the Board (Principal Executive Officer)	December 5, 2007
/s/ Andrew R. Skobe Andrew R. Skobe	Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)	December 5, 2007
/s/ Keith A. Meister Attorney-in-Fact		December 5, 2007
* Jack G. Wasserman	Director
* William A Leidesdorf	Director
* James L. Nelson	Director
* Vincent L. Intrieri	Director
Carl C. Icahn	Chairman of the Board
*Executed by Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on December 5, 2007.

ICAHN ENTERPRISES FINANCE CORP.

By:	/s/ Keith A. Meister Keith A. Meister Principal Executive Officer and Vice Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Keith A. Meister Keith A. Meister	Principal Executive Officer and Vice Chairman of the Board (Principal Executive Officer)	December 5, 2007
/s/ Andrew R. Skobe Andrew R. Skobe	Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)	December 5, 2007
/s/ Keith A. Meister Attorney-in-Fact		December 5, 2007
* Jack G. Wasserman	Director
* William A Leidesdorf	Director
* James L. Nelson	Director
* Vincent L. Intrieri	Director
Carl C. Icahn	Chairman of the Board
*Executed by Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on December 5, 2007.

ICAHN ENTERPRISES HOLDINGS L.P.

By:	Icahn Enterprises G.P. Inc., its general partner
By:	/s/ Keith A. Meister Keith A. Meister Principal Executive Officer and Vice Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Keith A. Meister Keith A. Meister	Principal Executive Officer and Vice Chairman of the Board (Principal Executive Officer)	December 5, 2007
/s/ Andrew R. Skobe Andrew R. Skobe	Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)	December 5, 2007
/s/ Keith A. Meister Attorney-in-Fact		December 5, 2007
* Jack G. Wasserman	Director
* William A Leidesdorf	Director
* James L. Nelson	Director
* Vincent L. Intrieri	Director
Carl C. Icahn	Chairman of the Board
*Executed by Attorney-in-Fact